EXHIBIT 10.12.1, DOCUMENT 1 OF 3, State Bank of Long Island 401(k) Retirement Plan and Trust, as amended, Basic Plan, as amended

PRUDENTIAL RETIREMENT
DEFINED CONTRIBUTION PROTOTYPE AND VOLUME SUBMITTER PLAN AND TRUST AGREEMENT

Defined Contribution Prototype and Volume Submitter Plan

ARTICLE I, DEFINITIONS
1.01	Account	1
1.02	Account Balance or Accrued Benefit	1
1.03	Accounting Date	1
1.04	Adoption Agreement	1
1.05	Advisory Letter	1
1.06	Annuity Contract	1
1.07	Appendix	1
1.08	Applicable Law	2
1.09	Beneficiary	2
1.10	Code	2
1.11	Compensation	2
1.12	Contribution Types	4
1.13	Defined Contribution Plan	4
1.14	Defined Benefit Plan	4
1.15	Disability	4
1.16	Designated IRA Contribution	4
1.17	DOL	4
1.18	Earnings	4
1.19	Effective Date	4
1.20	Elective Deferrals	5
1.21	Employee	5
1.22	Employee Contribution and DECs	6
1.23	Employer	6
1.24	Employer Contribution	7
1.25	Entry Date	7
1.26	EPCRS	7
1.27	ERISA	7
1.28	Final 401(k) Regulations Effective Date	7
1.29	401(k) Plan	7
1.30	401(m) Plan	7
1.31	Hour of Service	7
1.32	IRS	8
1.33	Limitation Year	8
1.34	Matching Contribution	8
1.35	Money Purchase Pension Plan/Money Purchase Pension Contribution	9
1.36	Named Fiduciary	9
1.37	Nonelective Contribution	9
1.38	Opinion Letter	9
1.39	Participant	9
1.40	Plan	9
1.41	Plan Administrator	10
1.42	Plan Year	10
1.43	Practitioner	10
1.44	Predecessor Employer/Predecessor Plan	10
1.45	Prevailing Wage Contract/Contribution	10
1.46	Profit Sharing Plan	10
1.47	Protected Benefit	10
1.48	Prototype Plan/Master Plan (M&P Plan)	10
1.49	QDRO	10
1.50	Qualified Military Service	10
1.51	Restated Plan	10
1.52	Rollover Contribution	10
1.53	Safe Harbor Contribution	10
1.54	Salary Reduction Agreement	10
1.55	Separation from Service/Severance from Employment	11
1.56	Service	11
1.57	SIMPLE Contribution	11
1.58	Sponsor	11
1.59	Successor Plan	11
1.60	Target Benefit Plan/Target Benefit Contribution	11
1.61	Taxable Year	11
1.62	Transfer	11
1.63	Trust	11
1.64	Trust Fund	11
1.65	Trustee/Custodian	11
1.66	Valuation Date	11
1.67	Vested	11
1.68	USERRA	11
1.69	Volume Submitter Plan	12
ARTICLE II, ELIGIBILITY AND PARTICIPATION
2.01	Eligibility	13
2.02	Application of Service Conditions	13
2.03	Break in Service - Participation	14
2.04	Participation upon Re-employment	15
2.05	Change in Employment Status	15
2.06	Participation Opt-Out	15
ARTICLE III, PLAN CONTRIBUTIONS AND FORFEITURES
3.01	Contribution Types	16
3.02	Elective Deferrals	16
3.03	Matching Contributions	18
3.04	Nonelective/Employer Contributions	19
3.05	Safe Harbor 401(k) Contributions	23
3.06	Allocation Conditions	28
3.07	Forfeiture Allocation	29
3.08	Rollover Contributions	31
3.09	Employee Contributions	31
3.10	Simple 401(k) Contributions	31
3.11	USERRA Contributions	32
3.12	Designated IRA Contributions	33
3.13	Deductible Employee Contributions (DECs)	35
ARTICLE IV, LIMITATIONS AND TESTING
4.01	Annual Additions Limit - No Other Plans	36
4.02	Annual Additions Limit - Other 415 Aggregated Plans	37
4.03	Other Defined Contribution Plans Limitation	37
4.04	No Combined DCP/DBP Limitation	37
4.05	Definitions: Sections 4.01-4.04	37
4.06	Annual Testing Elections	38
4.07	Testing Based On Benefits	39
4.08	Amendment To Pass Testing	40
4.09	Application Of Compensation Limit	40
4.10	401(k) Testing	40
ARTICLE V, VESTING
5.01	Normal/Early Retirement Age	49
5.02	Participant Death or Disability	49
5.03	Vesting Schedule	49
5.04	Cash-Out Distribution/Possible Restoration	50
5.05	Year of Service - Vesting	51
5.06	Break in Service and Forfeiture Break in Service - Vesting	52
5.07	Forfeiture Occurs	52
5.08	Amendment to Vesting Schedule	52
ARTICLE VI, DISTRIBUTIONS
6.01	Timing of Distribution	54
6.02	Required Minimum Distributions	57
6.03	Post-Separation (Severance), Lifetime RMD and Beneficiary Distribution Methods	59
6.04	Annuity Distributions to Participants and to Surviving Spouses	61
6.05	QDRO Distributions	63
6.06	Defaulted Loan - Timing of Offset	63
6.07	Hardship Distribution	63
6.08	Direct Rollover of Eligible Rollover Distributions	65
6.09	Replacement of $5,000 Amount	66

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6.10	TEFRA Elections	66
ARTICLE VII, ADMINISTRATIVE PROVISIONS
7.01	Employer Administrative Provisions	67
7.02	Plan Administrator	67
7.03	Direction of Investment	68
7.04	Account Administration, Valuation and Expenses	69
7.05	Participant Administrative Provisions	72
7.06	Plan Loans	73
7.07	Lost Participants	74
7.08	Plan Correction	75
7.09	Prototype/Volume Submitter Plan Status	75
7.10	Plan Communications, Interpretation, and Construction	75
ARTICLE VIII, TRUSTEE AND CUSTODIAN, POWERS AND DUTIES
8.01	Acceptance	77
8.02	Investment Powers and Duties	77
8.03	Named Fiduciary	80
8.04	Distribution of Cash or Property	80
8.05	Trustee/Custodian Fees and Expenses	80
8.06	Third Party Reliance	80
8.07	Appointment of Ancillary Trustee or Independent Fiduciary	81
8.08	Resignation and Removal	81
8.09	Investment In Group Trust Fund	82
8.10	Combining Trusts of Employer’s Plans	82
8.11	Amendment/Substitution of Trust	82
ARTICLE IX, PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY
9.01	Insurance Benefit	83
9.02	Insurance Benefit	83
9.03	Disposition of Life Insurance Protection	83
9.04	Dividends	83
9.05	Limitations On Insurance Company Duties	83
9.06	Records/Information	84
9.07	Conflict With Plan	84
9.08	Appendix B Override	84
9.09	Definitions	84
ARTICLE X, TOP-HEAVY PROVISIONS
10.01	Determination of Top-Heavy Status	85
10.02	Top-Heavy Minimum Allocation	85
10.03	Plan Which Will Satisfy Top-Heavy	85
10.04	Top-Heavy Vesting	86
10.05	Safe Harbor/Simple Plan Exemption	86
10.06	Definitions	86
ARTICLE XI, EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION
11.01	Exclusive Benefit	88
11.02	Amendment by Employer	88
11.03	Amendment by Prototype Sponsor/Volume Submitter Practitioner	89
11.04	Frozen Plan	89
11.05	Plan Termination	90
11.06	Merger/Direct Transfer	91
ARTICLE XII, Multiple Employer Plan [Volume Submitter Only]
12.01	Election/Overriding Effect	92
12.02	Definitions	92
12.03	Participating Employer Elections	92
12.04	HCE Status	92
12.05	Testing	92
12.06	Top-Heavy	93
12.07	Compensation	93
12.08	Service	93
12.09	Required Minimum Distributions	93
12.10	Cooperation and Indemnification	93
12.11	PEO Transition Rules	93
12.12	Involuntary Termination	94
12.13	Voluntary Termination	95

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PRUDENTIAL RETIREMENT
DEFINED CONTRIBUTION PROTOTYPE AND VOLUME SUBMITTER PLAN AND TRUST AGREEMENT
BASIC PLAN DOCUMENT #           03

                    Prudential Insurance Company                                   , in its capacity as Prototype Plan Sponsor or as Volume Submitter Practitioner, establishes this Prototype Plan or this Volume Submitter Plan intended to conform to and qualify under §401 and §501 of the Internal Revenue Code of 1986, as amended. An Employer establishes a Plan and Trust under this Prototype Plan or this Volume Submitter Plan by executing an Adoption Agreement.

ARTICLE I
DEFINITIONS

          1.01 Account. Account means the separate Account(s) which the Plan Administrator or the Trustee maintains under the Plan for a Participant.

          1.02 Account Balance or Accrued Benefit. Account Balance or Accrued Benefit means the amount of a Participant’s Account(s) as of any relevant date derived from Plan contributions and from Earnings.

          1.03 Accounting Date. Accounting Date means the last day of the Plan Year. The Plan Administrator will allocate Employer Contributions and forfeitures for a particular Plan Year as of the Accounting Date of that Plan Year, and on such other dates, if any, as the Plan Administrator determines, consistent with the Plan’s allocation conditions and other provisions.

          1.04 Adoption Agreement. Adoption Agreement means the document executed by each Employer adopting this Plan. References to Adoption Agreement within this basic plan document are to the Adoption Agreement as completed and executed by a particular Employer unless the context clearly indicates otherwise. An adopting Employer’s Adoption Agreement and this basic plan document together constitute a single Plan and Trust of the Employer. Each elective provision of the Adoption Agreement corresponds (by its parenthetical section reference) to the section of the Plan which grants the election. All “Section” references within an Adoption Agreement are to the basic plan document. All “Election” references within an Adoption Agreement are Adoption Agreement references. The Employer or Plan Administrator to facilitate Plan administration or to generate written policies or forms for use with the Plan may maintain one or more administrative checklists as an attachment to the Adoption Agreement or otherwise. Any such checklists are not part of the Plan.

(A) Prototype/Standardized Plan or Nonstandardized Plan. Each Adoption Agreement offered under this Prototype Plan is either a Nonstandardized Plan or a Standardized Plan, as identified in that Adoption Agreement, under Rev. Proc 2005-16 §§4.10 and 4.11. The provisions of this Plan apply in the same manner to Nonstandardized Plans and to Standardized Plans unless otherwise specified. If the Employer maintains its Plan pursuant to a Nonstandardized Adoption Agreement or a Standardized Adoption Agreement, the Plan is a Prototype Plan and all provisions in this basic plan which expressly or by their context refer to a “Volume Submitter Plan” are not applicable.

(B) Volume Submitter Adoption Agreement. A Volume Submitter Adoption Agreement for purposes of this Volume Submitter Plan is subject to the same provisions as apply to a Nonstandardized Plan, except as the Plan or Volume Submitter Adoption Agreement otherwise indicates. If the Employer maintains its Plan pursuant to a Volume Submitter Adoption Agreement, the Plan is a Volume Submitter Plan and all provisions in this basic plan which expressly or by their context refer to a “Prototype Plan” are not applicable.

(C) Participation Agreement. Participation Agreement, in the case of a Prototype Plan means the Adoption Agreement page or pages executed by one or more Related Employers to become a Participating Employer. In the case of a Volume Submitter Plan, Participation Agreement means the Adoption Agreement page or pages executed by one or more Related Employers or, in the case of a Multiple Employer Plan, by one or more Employers which are not Related Employers (see Section 12.02(C)) to become a Participating Employer.

          1.05 Advisory Letter. Advisory Letter means an IRS issued letter as to the acceptability in form of a Volume Submitter Plan as defined in Section 13.03 of Rev. Proc. 2005-16.

          1.06 Annuity Contract. Annuity Contract means an annuity contract that the Trustee purchases with the Participant’s Vested Account Balance. An Annuity Contract includes a QJSA, a QPSA and an Alternative Annuity. If the Plan Administrator elects or is required to provide an Annuity Contract, such annuity must be a Nontransferable Annuity and otherwise must comply with the Plan terms.

(A) Annuity Starting Date. A Participant’s Annuity Starting Date means the first day of the first period for which the Plan pays an amount as an annuity or in any other form.

(B) Alternative Annuity. See Section 6.03(A)(5).

(C) Nontransferable Annuity. Nontransferable Annuity means an Annuity Contract which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an Annuity Contract, the Annuity Contract must be a Nontransferable Annuity.

(D) QJSA. See Sections 6.04(A)(1) and (2).

(E) QPSA. See Section 6.04(B)(1).

          1.07 Appendix. Appendix means one of the Appendices to an Adoption Agreement designated as “A”, “B”, “C”, or “D” which are expressly authorized by the Plan and as part of the Plan, are covered by the Advisory Letter or Opinion Letter.

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          1.08 Applicable Law. Applicable Law means the Code, ERISA, USERRA, Treasury, IRS and DOL regulations, rulings, notices, and other written guidance, case law and any other applicable federal, state or local law affecting the Plan and which is binding upon the Plan or upon which the Employer, the Plan Administrator, the Trustee and other Plan fiduciaries may rely in the operation, administration and management of the Plan and Trust. If Applicable Law supersedes or modifies any authority the Plan specifically references, the reference includes such Applicable Law.

          1.09 Beneficiary. Beneficiary means a person designated by a Participant, a Beneficiary or by the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed to the Beneficiary his/her Plan benefit. A Beneficiary’s right to (and the Plan Administrator’s or a Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

          1.10 Code. Code means the Internal Revenue Code of 1986, as amended and includes applicable Treasury regulations.

          1.11 Compensation.

(A) Uses and Context. Any reference in the Plan to Compensation is a reference to the definition in this Section 1.11, unless the Plan reference, or the Employer in its Adoption Agreement, modifies this definition. Except as the Plan otherwise specifically provides, the Plan Administrator will take into account only Compensation actually paid during (or as permitted under the Code, paid for) the relevant period. A Compensation payment includes Compensation paid by the Employer through another person under the common paymaster provisions in Code §§3121 and 3306. In the case of a Self-Employed Individual, Compensation means Earned Income as defined in Section 1.11(J). However, if the Plan must use an equivalent alternative compensation amount (pursuant to Treas. Reg. §1.414(s)-1(g)(1)(i) or other Applicable Law) in performing nondiscrimination testing relating to Matching Contributions, Nonelective Contributions and other Employer Contributions (excluding Elective Deferrals), the Compensation of such Self-Employed Individual will be limited to such equivalent alternative compensation amount.

(B) Base Definitions and Modifications. The Employer in its Adoption Agreement must elect one of the following base definitions of Compensation: W-2 Wages, Code §3401(a) Wages, or 415 Compensation. The Employer may elect a different base definition as to different Contribution Types. The Employer in its Adoption Agreement may specify any modifications thereto, for purposes of contribution allocations under Article III. If the Employer fails to elect one of the above-referenced definitions, the Employer is deemed to have elected the W-2 Wages definition.

          (1) W-2 Wages. W-2 Wages means wages for federal income tax withholding purposes, as defined under Code §3401(a), plus all other payments to an Employee in the course of the Employer’s trade or business, for which the Employer must furnish the Employee a written statement under Code §§6041, 6051, and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code §3401(a)(2)). The Employer in Appendix B may elect to exclude from W-2 Compensation certain Employer paid or reimbursed moving expenses as described therein.

          (2) Code §3401(a) Wages (income tax wage withholding). Code §3401(a) Wages means wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or the location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

          (3) Code §415 Compensation (current income definition/simplified compensation under Treas. Reg. §1.415-2(d)(10) and Prop. Treas. Reg. §1.415(c)-2(d)(2)). Code §415 Compensation means the Employee’s wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c)).

Code §415 Compensation does not include:

                    (a) Deferred compensation/SEP/SIMPLE. Employer contributions (other than Elective Deferrals) to a plan of deferred compensation (including a simplified employee pension plan under Code §408(k) or to a simple retirement account under Code §408(p)) to the extent the contributions are not included in the gross income of the Employee for the Taxable Year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified), regardless of whether such amounts are includible in the gross income of the Employee when distributed.

                    (b) Option exercise. Amounts realized from the exercise of a non-qualified stock option (an option other than a statutory option under Treas. Reg. §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code §83.

                    (c) Sale of option stock. Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option as defined under Treas. Reg. §1.421-1(b).

                    (d) Other amounts that receive special tax benefits. Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts under Code §125).

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                    (e) Other similar items. Other items of remuneration which are similar to any of the items in Sections 1.11(B)(3)(a) through (d).

          (4) Alternative (general) 415 Compensation. The Employer in Appendix B may elect to apply the 415 definition of Compensation in Treas. Reg. §1.415-2(d)(1) and Prop. Treas. Reg. §1.415(c)-2(a). Under this definition, Compensation means as defined in Section 1.11(B)(3) but with the addition of: (a) amounts described in Code §§104(a)(3), 105(a), or 105(h) but only to the extent that these amounts are includible in Employee’s gross income; (b) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of payment it is reasonable to believe these amounts are not deductible by the Employee under Code §217; (c) the value of a nonstatutory option (an option other than a statutory option under Treas. Reg. §1.421-1(b)) granted by the Employer to the an Employee, but only to the extent that the value of the option is includible in the Employee’s gross income for the Taxable Year of the grant; and (d) the amount includible in the Employee’s gross income upon the Employee’s making of an election under Code §83(b). The Employer in Appendix B also must elect whether to include as Compensation amounts received from a nonqualified unfunded deferred compensation plan in the Taxable Year received but only to extent includible in gross income.

(C) Deemed 125 Compensation. Deemed 125 Compensation means, in the case of any definition of Compensation which includes a reference to Code §125, amounts under a Code §125 plan of the Employer that are not available to a Participant in cash in lieu of group health coverage, because the Participant is unable to certify that he/she has other health coverage. Compensation under this Section 1.11 does not include Deemed 125 Compensation, unless the Employer in Appendix B elects to include Deemed 125 Compensation under this Section 1.11.

(D) Elective Deferrals. Compensation under Section 1.11 includes Elective Deferrals unless the Employer in its Adoption Agreement elects to exclude Elective Deferrals.

(E) Compensation Dollar Limitation. For any Plan Year, the Plan Administrator in allocating contributions under Article III or in testing the Plan for nondiscrimination, cannot take into account more than $200,000 (or such larger or smaller amount as the Commissioner of Internal Revenue may prescribe pursuant to an adjustment made in the same manner as under Code §415(d)) of any Participant’s Compensation. Notwithstanding the foregoing, an Employee under a 401(k) Plan may make Elective Deferrals with respect to Compensation which exceeds the Plan Year Compensation limitation, provided such Elective Deferrals otherwise satisfy the Elective Deferral Limit and other applicable Plan limitations. In applying any Plan limitation on the amount of Matching Contributions or any Plan limit on Elective Deferrals which are subject to Matching Contributions, where such limits are expressed as a percentage of Compensation, the Plan Administrator may apply the Compensation limit under this Section 1.11(E) annually, even if the Matching Contribution formula is applied on a per pay period basis or is applied over any other time interval which is less than the full Plan Year or the Plan Administrator may pro rate the Compensation limit.

(F) Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of HCEs, Compensation means as the Plan Administrator operationally determines provided that any such nondiscrimination testing definition which the Plan Administrator applies must satisfy Code §414(s) and the regulations thereunder. For this purpose the Plan Administrator may, but is not required, to apply for nondiscrimination testing purposes the Plan’s allocation definition of Compensation under this Section 1.11 or Annual Additions Limit definition of Compensation under Section 4.05(C). The Employer’s election in its Adoption Agreement relating to Pre-Entry Compensation (to limit Compensation to Participating Compensation or to include Plan Year Compensation) is nondiscriminatory.

(G) Excluded Compensation. Excluded Compensation means such Compensation as the Employer in its Adoption Agreement elects to exclude for purposes of this Section 1.11.

(H) Pre-Entry Compensation. The Employer in its Adoption Agreement for allocation purposes must elect Participating Compensation or Plan Year Compensation as to some or all Contribution Types.

          (1) Participating Compensation. Participating Compensation for purposes of this Section 1.11 means Compensation only for the period during the Plan Year in which the Participant is a Participant in the overall Plan, or under the plan resulting from disaggregation under the OEE or EP rules under Section 4.06(C)(1), or as to a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Participating Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).

          (2) Plan Year Compensation. Plan Year Compensation for purposes of this Section 1.11 means Compensation for a Plan Year, including Compensation for any period prior to the Participant’s Entry Date in the overall Plan or as to a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Plan Year Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).

(I) Post-Severance Compensation. The Plan excludes Post-Severance Compensation unless the Employer in Appendix B elects to include Post–Severance Compensation as described in this Section 1.11(I). If the Employer elects to include Post-Severance Compensation, the Employer in Appendix B will specify the Effective Date thereof which for purposes of 415 testing (or other testing requiring use of 415 Compensation) cannot be earlier than January 1, 2005.

          (1) Post-Severance Compensation under Proposed 415 Regulations.

                    (a) Payment timing. Post–Severance Compensation includes certain payments described below made after Severance from Employment, and within 2 1/2 months following Severance from Employment (whether paid in the same Plan or Limitation Year or paid in the Plan or Limitation Year following the Severance from Employment). The Employer in Appendix B also may elect (for allocation purposes only) to include amounts which

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would be Post-Severance Compensation but for being paid after the time limit described herein (except as to Elective Deferrals) or may elect to limit Post-Severance Compensation to any lesser period of time.

                    (b) Limitation as to type. Post-Severance Compensation means: (i) Payments that, absent a Severance from Employment, would have been paid to the Employee while the Employee continued in employment with the Employer and which consist of regular compensation for services during the Employee’s regular working hours or for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses and other similar compensation; and (ii) payments for bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. The Employer in Appendix B may elect (for allocation purposes only) to exclude certain of the above amounts which would be Post-Severance Compensation.

                    (c) Exclusions. Post-Severance Compensation under Section 1.11(I)(1) does not include any payment not described in Section 1.11(I)(1)(b) even if paid within the time period described in Section 1.11(I)(1)(a), including severance pay, unfunded non-qualified deferred compensation or parachute payments under Code §280G(b)(2).

          (2) Qualified Military Service. Post-Severance Compensation includes (without regard to the timing requirement of Section 1.11(I)(1)(a), including for Elective Deferrals) amounts paid to individuals not currently performing Service for the Employer by reason of Qualified Military Service, to the extent that those payments do not exceed what the Employer would have paid to the Employee had the Employee not entered Qualified Military Service. The Employer in Appendix B may elect (for allocation purposes only) to exclude the above amounts from Post-Severance Compensation.

(J) Earned Income. Earned Income means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the Self-Employed Individual are a material income-producing factor. Earned Income also includes gains and earnings (other than capital gain) from the sale or licensing of property (other than goodwill) by the individual who created that property, even if those gains would not ordinarily be considered net earnings from self-employment. The Plan Administrator will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. The Plan Administrator will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and after the deduction allowed to the Self-Employed Individual under Code §164(f) for self-employment taxes.

(K) Deemed Disability Compensation. The Plan does not include Deemed Disability Compensation under Code §415(c)(3)(C) unless the Employer in Appendix B elects to include Deemed Disability Compensation under this Section 1.11(K). Deemed Disability Compensation is the Compensation the Participant would have received for the year if the Participant were paid at the same rate as applied immediately prior to Disability if such deemed compensation is greater than actual Compensation as determined without regard to this Section 1.11(K). This Section 1.11(K) applies only if the affected Participant is an NHCE immediately prior to becoming disabled (or the Appendix B election provides for the continuation of contributions on behalf of all such disabled participants for a fixed or determinable period) and all contributions made with respect to Compensation under this Section 1.11(K) are immediately Vested.

          1.12 Contribution Types. Contribution Types means the contribution types required or permitted under the Plan as the Employer elects in its Adoption Agreement.

          1.13 Defined Contribution Plan. Defined Contribution Plan means a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant’s Account, and on any Earnings, expenses, and forfeitures which the Plan Administrator may allocate to such Participant’s Account.

          1.14 Defined Benefit Plan. Defined Benefit Plan means a retirement plan which does not provide for individual accounts for Employer contributions and which provides for payment of determinable benefits in accordance with the plan’s formula.

          1.15 Disability. Disability means, as the Employer elects in its Adoption Agreement, the basic plan definition or an alternative definition. A Participant who incurs a Disability is “disabled.”

(A) Basic Plan Definition. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.

(B) Alternative Definition. The Employer in its Adoption Agreement may specify any alternative definition of Disability which is not inconsistent with Applicable Law.

(C) Administration. For purposes of this Plan, a Participant is disabled on the date the Plan Administrator determines the Participant satisfies the definition of Disability. The Plan Administrator may require a Participant to submit to a physical examination in order to confirm the Participant’s Disability. The Plan Administrator will apply the provisions of this Section 1.15 in a nondiscriminatory, consistent, and uniform manner.

          1.16 Designated IRA Contribution. Designated IRA Contribution means a Participant’s IRA contribution to the Plan made in accordance with the Adoption Agreement.

          1.17 DOL. DOL means the U.S. Department of Labor.

          1.18 Earnings. Earnings means the net income, gain or loss earned by a particular Account, by the Trust, or with respect to a contribution or to a distribution, as the context requires.

          1.19 Effective Date. The Effective Date of this Plan is the date the Employer elects in its Adoption Agreement, but not earlier that January 1, 2002. However, as to a particular provision or action taken by any party pursuant to the Plan (such as a Plan amendment or termination, or the giving of

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any notice), a different Effective Date may apply such as the basic plan document may provide, as the Employer may elect in its Adoption Agreement, in a Participation Agreement or in an Appendix, or as indicated in any other document which evidences the action taken.

          1.20 Elective Deferrals. Elective Deferrals means a Participant’s Pre-Tax Deferrals, Roth Deferrals, Automatic Deferrals and, as the context requires, Catch-Up Deferrals under the Plan, and which the Employer contributes to the Plan at the Participant’s election (or automatically) in lieu of cash compensation. As to other plans, elective deferrals means amounts excludible from the Employee’s gross income under Code §§125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p) or 457(b), and includes amounts included in the Employee’s gross income under Code §402A, and contributed by the Employer, at the Employee’s election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) plan, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or a Code §457(b) plan.

(A) Pre-Tax Deferral. Pre-Tax Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which is not subject to income tax when made.

(B) Roth Deferral. Roth Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which a Participant irrevocably designates as a Roth Deferral under Code §402A at the time of deferral and which is subject to income tax when made to the Plan. In the case of an Automatic Deferral, see Section 3.02(B)(7).

(C) Automatic Deferral. See Section 3.02(B)(1).

(D) Catch-Up Deferral. See Section 3.02(D)(2).

          1.21 Employee. Employee means any common law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of the Employer for purposes of the Employer’s qualified plan. An Employee is either an Eligible Employee or an Excluded Employee. An Employee is either an HCE or an NHCE.

(A) Self-Employed Individual. Self-Employed Individual means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net profits) for the Taxable Year from the trade or business for which the Plan is established.

(B) Leased Employee. Leased Employee means an individual (who otherwise is not an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the “leasing organization), has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code §144(a)(3)) on a substantially full-time basis for at least one year and who performs such services under primary direction or control of the Employer within the meaning of Code §414(n)(2). Except as described in Section 1.21(B)(1), a Leased Employee is an Employee for purposes of the Plan. However, under a Nonstandardized Plan or under a Volume Submitter Plan, a Leased Employee is an Excluded Employee unless the Employer in Appendix B elects not to treat Leased Employees as Excluded Employees as to any or all Contribution Types. “Compensation” in the case of an out-sourced worker who is an Employee or a Leased Employee includes Compensation from the leasing organization which is attributable to services performed for the Employer.

          (1) Safe Harbor Plan Exception. A Leased Employee is not an Employee for Plan purposes if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or fewer of the NHCEs, excluding those NHCEs who do not satisfy the “substantially full-time” standard of Code §414(n)(2)(B), are Leased Employees. A safe harbor plan is a Money Purchase Pension Plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee’s compensation, without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code §415(c)(3) including Elective Deferrals.

          (2) Other Requirements. The Plan Administrator must apply this Section 1.21 in a manner consistent with Code §§414(n) and 414(o) and the regulations issued under those Code sections. The Plan Administrator for 415 testing under Article IV, for satisfaction of the Top-Heavy Minimum Allocation under Article X and otherwise as required under Applicable Law will treat contributions or benefits provided to a Leased Employee under a plan of the leasing organization, and which are attributable to services performed by the Leased Employee for the Employer, as provided by the Employer. However, the Employer will not offset (reduce) contributions to this Plan by such contributions or benefits provided to the Leased Employee under the leasing organization’s plan unless the Employer in Appendix B elects to do so.

(C) Eligible Employee. Eligible Employee means an Employee other than an Excluded Employee.

(D) Excluded Employee. Excluded Employee means, as the Plan provides or as the Employer elects in its Adoption Agreement, any Employee, or class or group of Employees, not eligible to participate in the Plan, or as to any Contribution Type, as the context requires.

          (1) Collective Bargaining Employees. If the Employer elects in its Adoption Agreement to exclude Collective Bargaining Employees from eligibility to participate, the exclusion applies to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if: (a) retirement benefits were the subject of good faith bargaining; and (b) two percent or fewer of the employees covered by the agreement are “professional employees” as defined in Treas. Reg. §1.410(b)-9, unless the collective bargaining agreement requires the Employee to be included within the Plan. The term “employee representatives” does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

          (2) Nonresident Aliens. If the Employer elects in its Adoption Agreement to exclude Nonresident Aliens from eligibility to participate, the exclusion applies to any Nonresident Alien Employee who does not receive any earned income, as defined in Code §911(d)(2), from the Employer which constitutes United States source income, as defined in Code §861(a)(3).

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          (3) Reclassified Employees. A Reclassified Employee under a Nonstandardized Plan or a Volume Submitter Plan is an Excluded Employee unless the Employer in Appendix B elects: (a) to include all Reclassified Employees as Eligible Employees; (b) to include one or more categories of Reclassified Employees as Eligible Employees; or (c) to include Reclassified Employees (or one or more groups of Reclassified Employees) as Eligible Employees as to one or more Contribution Types. A Reclassified Employee is any person the Employer does not treat as a common law employee or as a self-employed individual (including, but not limited to, independent contractors, persons the Employer pays outside of its payroll system and out-sourced workers) for federal income tax withholding purposes under Code §3401(a), irrespective of whether there is a binding determination that the individual is an Employee or a Leased Employee of the Employer. Self-Employed Individuals are not Reclassified Employees.

          (4) Part-Time/Temporary/Seasonal Employees. The Employer in its Adoption Agreement may elect to exclude any Employees who it defines in the Adoption Agreement as “part-time,” “temporary” or “seasonal” based on their regularly scheduled Service being less than a specified number of Hours of Service during a relevant Eligibility Computation Period. Notwithstanding any such exclusion, if the Part-Time, Temporary or Seasonal Excluded Employee actually completes at least 1,000 Hours of Service in the relevant Eligibility Computation Period, the affected Excluded Employee is no longer an Excluded Employee and will enter the Plan on the next Entry Date following completion of the Eligibility Computation Period in which he/she completed 1,000 Hours of Service, provided the Employee is employed by the Employer on that Entry Date.

(E) HCE. HCE means a highly compensated Employee, defined under Code §414(q) as an Employee who satisfies one of Sections 1.21(E)(1) or (2) below.

          (1) More than 5% owner. During the Plan Year or during the preceding Plan Year, the Employee is a more than 5% owner of the Employer (applying the constructive ownership rules of Code §318 as modified by Code §416(i)(1)(B)(iii)(I), and applying the principles of Code §318 as modified by Code §416(i)(1)(B)(iii)(I), for an unincorporated entity).

          (2) Compensation Threshold. During the preceding Plan Year (or in the case of a short Plan Year, the immediately preceding 12 month period) the Employee had Compensation in excess of $80,000 (as adjusted for the relevant year by the Commissioner of Internal Revenue at the same time and in the same manner as under Code §415(d), except that the base period is the calendar quarter ending September 30, 1996) and, if the Employer under its Adoption Agreement makes the top-paid group election, was part of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).

          (3) Compensation Definition. For purposes of this Section 1.21(E), “Compensation” means Compensation as defined in Section 4.05(C).

          (4) Top-paid Group and Calendar Year Data. The Plan Administrator must make the determination of who is an HCE, including the determinations of the number and identity of the top-paid 20% group, consistent with Code §414(q) and regulations issued under that Code section. The Employer in its Adoption Agreement may make a calendar year data election to determine the HCEs for the Plan Year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer which reference the HCE definition in Code §414(q). For purposes of this Section 1.21(E), if the current Plan Year is the first year of the Plan, then the term “preceding Plan Year” means the 12-consecutive month period immediately preceding the current Plan Year.

          (5) Highly compensated former employee. The determination of highly compensated former employee status and the rules applicable thereto are determined in accordance with Temporary Reg. §1.414(q)-1T, A-4 and Notice 97-45.

(F) NHCE. NHCE means a nonhighly compensated employee, which is any Employee who is not an HCE.

          1.22 Employee Contribution and DECs. Employee Contribution means a Participant’s after-tax contribution to the Trust and which the Participant designates as an Employee Contribution at the time of contribution. An Elective Deferral (Pre-Tax or Roth) is not an Employee Contribution. A deductible employee contribution (DEC) means certain pre-1987 contributions described in Section 3.13.

          1.23 Employer. Employer means each Signatory Employer, Lead Employer, Related Employer, and Participating Employer as the Plan indicates or as the context requires.

(A) Signatory Employer. The Signatory Employer is the Employer who establishes a Plan under this Prototype Plan or under this Volume Submitter Plan by executing an Adoption Agreement. The Employer for purposes of acting as Plan Administrator, making Plan amendments, restating the Plan, terminating the Plan or performing other ERISA settlor functions, means the Signatory Employer and does not include any Related Employer or Participating Employer. The Signatory Employer also may terminate the participation in the Plan of any Participating Employer upon written notice. The Signatory Employer will provide such notice not less than 30 days prior to the date of termination unless the Signatory Employer determines that the interest of Plan Participants requires earlier termination. See Article XII if the Plan is a Volume Submitter Plan and is a Multiple Employer Plan.

(B) Lead Employer. Lead Employer means the Signatory Employer under a Volume Submitter Plan which is a Multiple Employer Plan. See Section 12.02(B).

(C) Related Group/Related Employer. A Related Group is a controlled group of corporations (as defined in Code §414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code §414(c)), an affiliated service group (as defined in Code §414(m)) or an arrangement otherwise described in Code §414(o). Each Employer/member of the Related Group is a Related Employer. The term “Employer” includes every Related Employer for purposes of crediting Service and Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, determining Separation from

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Service, applying the coverage test under Code Section 410(b), applying the Annual Additions Limit and nondiscrimination testing in Article IV, applying the top-heavy rules and the minimum allocation requirements of Article X, applying the definitions of Employee, HCE, Compensation (except as the Employer may elect in its Adoption Agreement relating to allocations) and Leased Employee, applying the safe harbor 401(k) provisions of Article III, applying the SIMPLE 401(k) provisions of Article III and for any other purpose the Code or the Plan require.

(D) Participating Employer. Participating Employer means a Related Employer (to the Signatory Employer or another Related Employer) which signs the Execution Page of the Adoption Agreement or a Participation Agreement to the Adoption Agreement. Only a Participating Employer (or Employees thereof) may contribute to the Plan. A Participating Employer is an Employer for all purposes of the Plan except as provided in Sections 1.23(A) or (B).

          (1) Standardized/Nonstandardized Plan. If the Employer’s Plan is a Standardized Plan, all Employees of the Employer or of any Related Employer, are Eligible Employees, irrespective of whether the Related Employer directly employing the Employee is a Participating Employer. Notwithstanding the immediately preceding sentence, individuals who become Employees of a Related Employer as a result of a transaction described in Code §410(b)(6)(C) are Excluded Employees during the Plan Year in which such transaction occurs nor in the following Plan Year, unless: (a) the Related Employer which employs such Employees becomes during such period a Participating Employer by executing a Participation Agreement to the Adoption Agreement; or (b) as described under Applicable Law, the Plan benefits or coverage change significantly during the transition period resulting in the termination of the transition period. If the Plan is a Nonstandardized Plan, the Employees of a Related Employer are Excluded Employees unless the Related Employer is a Participating Employer.

          (2) Volume Submitter/Multiple Employer Plan. If Article XII applies, a Participating Employer includes an unrelated Employer who executes a Participation Agreement. See Section 12.02(C).

          1.24 Employer Contribution. Employer Contribution means a Nonelective Contribution, a Matching Contribution, an Elective Deferral, a Prevailing Wage Contribution, a Money Purchase Pension Contribution or a Target Benefit Contribution, as the context may require.

          1.25 Entry Date. Entry Date means the date(s) the Employer elects in its Adoption Agreement upon which an Eligible Employee who has satisfied the Plan’s eligibility conditions and who remains employed by the Employer on the Entry Date, commences participation in the Plan or in a part of the Plan.

          1.26 EPCRS. EPCRS means the IRS’s Employee Plans Compliance Resolution System for resolving plan defects, or any successor program.

          1.27 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended, and includes applicable DOL regulations.

          1.28 Final 401(k) Regulations Effective Date. Final 401(k) Regulations Effective Date means the Plan Year beginning in 2006 (or such earlier Plan Year ending after December 29, 2004 as the Plan Administrator operationally applied and as the Employer elects in Appendix B). A reference to the Final 401(k) Regulations Effective Date also includes the final 401(m) regulations as the context requires.

          1.29 401(k) Plan. 401(k) Plan means the 401(k) Plan the Employer establishes under a 401(k) Plan Adoption Agreement. The Plan as the Employer elects under its 401(k) Adoption Agreement may be a Traditional 401(k) Plan, a Safe Harbor 401(k) Plan or a SIMPLE 401(k) Plan. A 401(k) Plan is also a Profit Sharing Plan for purposes of applying the Plan terms, except as to Elective Deferrals, Matching Contributions or otherwise where the Plan specifies provisions which apply either to such Contributions Types or to the overall Plan on account of its status as a 401(k) Plan.

(A) Traditional 401(k) Plan. A Traditional 401(k) Plan is a 401(k) Plan under which Elective Deferrals are subject to nondiscrimination testing under the ADP test and any Matching Contributions and Employee Contributions also are subject to nondiscrimination testing under the ACP test.

(B) Safe Harbor 401(k) Plan. A Safe Harbor 401(k) Plan is a 401(k) Plan under which Elective Deferrals are not subject to nondiscrimination testing under the ADP test because the Plan satisfies the ADP test safe harbor. Any Matching Contributions are subject to the ACP test unless the Plan also satisfies the ACP test safe harbor. Any Employee Contributions are subject to the ACP test.

(C) SIMPLE 401(k) Plan. A SIMPLE 401(k) Plan is a 401(k) Plan which satisfies the contribution and other requirements in Section 3.10 and which is not subject to nondiscrimination testing or certain other requirements as provided in Section 3.10.

          1.30 401(m) Plan. 401(m) Plan means the 401(m) plan, if any, the Employer establishes under its Adoption Agreement. The definitions under Sections 1.29(A), (B), and (C) also apply as to a 401(m) Plan.

          1.31 Hour of Service. Hour of Service means:

                              (i) Paid and duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this Paragraph (i) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

                              (ii) Back pay. Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this Paragraph (ii) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

                              (iii) Payment but no duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Plan Administrator will credit no more than 501

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Hours of Service under this Paragraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Plan Administrator credits Hours of Service under this Paragraph (iii) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. §2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Paragraph (iii).

                              (iv) Crediting and computation. The Plan Administrator will not credit an Hour of Service under more than one of the above Paragraphs (i), (ii) or (iii). A computation period for purposes of this Section 1.31 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee’s Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) Method of Crediting Hours of Service. The Employer must elect in its Adoption Agreement the method the Plan Administrator will use in crediting an Employee with Hours of Service and the purpose for which the elected method will apply.

          (1) Actual Method. Under the Actual Method as determined from records, an Employee receives credit for Hours of Service for hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

          (2) Equivalency Method. Under an Equivalency Method, for each equivalency period for which the Plan Administrator would credit the Employee with at least one Hour of Service, the Plan Administrator will credit the Employee with: (a) 10 Hours of Service for a daily equivalency; (b) 45 Hours of Service for a weekly equivalency; (c) 95 Hours of Service for a semimonthly payroll period equivalency; and (d) 190 Hours of Service for a monthly equivalency.

          (3) Elapsed Time Method. Under the Elapsed Time Method, an Employee receives credit for Service for the aggregate of all time periods (regardless of the Employee’s actual Hours of Service) commencing with the Employee’s Employment Commencement Date, or with his/her Re-Employment Commencement Date, and ending on the date a Break in Service begins. See Section 2.02(C)(4). In applying the Elapsed Time Method, the Plan Administrator will credit an Employee’s Service for any Period of Severance of less than 12-consecutive months and will express fractional periods of Service in days.

                    (i) Elapsed Time – Break in Service. Under the Elapsed Time Method, a Break in Service is a Period of Severance of at least 12 consecutive months. In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date the Employee is otherwise absent from Service does not constitute a Break in Service.

                    (ii) Elapsed Time – Period of Severance. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. The continuous period begins on the date the Employee retires, quits, is discharged, or dies or if earlier, the first 12-month anniversary of the date on which the Employee otherwise is absent from Service for any other reason (including disability, vacation, leave of absence, layoff, etc.).

(B) Maternity/Paternity Leave/Family and Medical Leave Act. Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator must credit Hours of Service during the Employee’s unpaid absence period: (1) due to maternity or paternity leave; or (2) as required under the Family and Medical Leave Act. An Employee is on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The Plan Administrator credits Hours of Service under this Section 1.31(B) on the basis of the number of Hours of Service for which the Employee normally would receive credit or, if the Plan Administrator cannot determine the number of Hours of Service the Employee would receive credit for, on the basis of 8 hours per day during the absence period. The Plan Administrator will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee’s Break in Service. The Plan Administrator credits all Hours of Service described in this Section 1.31(B) to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his/her absence period begins, the Plan Administrator credits these Hours of Service to the immediately following computation period.

(C) Qualified Military Service. Hour of Service also includes any Service the Plan must credit for contributions and benefits in order to satisfy the crediting of Service requirements of Code §414(u).

          1.32 IRS. IRS means the Internal Revenue Service.

          1.33 Limitation Year. Limitation Year means the consecutive month period the Employer specifies in its Adoption Agreement as applicable to allocations under Article IV. If the Employer elects the same Plan Year and Limitation Year, the Limitation Year is always a 12-consecutive month period even if the Plan Year is a short period, unless the short Plan Year results from an amendment, in which case, the Limitation Year also is a short year. If the Employer amends the Limitation Year to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

          1.34 Matching Contribution. Matching Contribution means a fixed or discretionary contribution the Employer makes on account of Elective Deferrals under a 401(k) Plan or on account of Employee Contributions. Matching contributions also include Participant forfeitures allocated on account of such Elective Deferrals or Employee Contributions.

(A) Fixed Matching Contribution. Fixed Matching Contribution means a Matching Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula in the Adoption Agreement. Under the formula, the Employer contributes a specified percentage or dollar amount on behalf of a

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Participant based on that Participant’s Elective Deferrals or Employee Contributions eligible for a match.

(B) Discretionary Matching Contribution. Discretionary Matching Contribution means a Matching Contribution which the Employer in its sole discretion elects to make to the Plan. The Employer retains discretion over the Discretionary Matching Contribution rate or amount, the limit(s) on Elective Deferrals or Employee Contributions subject to match, the per Participant match allocation limit(s), the Participants who will receive the allocation, and the time period applicable to any matching formula(s) (collectively, the “matching formula”), except as the Employer otherwise elects in its Adoption Agreement.

(C) QMAC. QMAC means a qualified matching contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Matching Contributions are not 100% Vested at all times if the Employee has a 100% Vested interest solely because of his/her Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant’s QMAC Account under the Plan automatically satisfy and are subject to the QMAC definition.

(D) Regular Matching Contribution. A Regular Matching Contribution is a Matching Contribution which is not a QMAC, a Safe Harbor Matching Contribution or an Additional Matching Contribution.

(E) Basic Matching Contribution. See Section 3.05(E)(4).

(F) Enhanced Matching Contribution. See Section 3.05(E)(5).

(G) Additional Matching Contribution. See Section 3.05(F)(1).

(H) SIMPLE Matching Contribution. See Section 3.10(E)(1).

(I) Safe Harbor Matching Contribution. See Section 3.05(E)(3).

          1.35 Money Purchase Pension Plan/Money Purchase Pension Contribution. Money Purchase Pension Plan means the Money Purchase Pension Plan the Employer establishes under a Money Purchase Pension Plan Adoption Agreement. The Employer Contribution to its Money Purchase Pension Plan is a Money Purchase Pension Contribution. The Employer will make its Money Purchase Pension Contribution as the Employer elects in its Adoption Agreement.

          1.36 Named Fiduciary. The Named Fiduciary is the Employer. The Employer in writing also may designate the Plan Administrator (if the Plan Administrator is not the Employer) and other persons as additional Named Fiduciaries. See Section 8.03. If the Plan is a restated Plan and under the prior plan document a different Named Fiduciary is in place, this Section 1.36 becomes effective on the date the Employer executes this restated Plan unless the Employer designates otherwise in writing.

          1.37 Nonelective Contribution. Nonelective Contribution means a fixed or discretionary Employer Contribution which is not a Matching Contribution, a Money Purchase Pension Contribution or a Target Benefit Contribution.

(A) Fixed Nonelective Contribution. Fixed Nonelective Contribution means a Nonelective Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula (based on Compensation of Participants who will receive an allocation of the contributions or otherwise) in the Adoption Agreement. See 3.04(A)(2).

(B) Discretionary Nonelective Contribution. Discretionary Nonelective Contribution means a Nonelective Contribution which the Employer in its sole discretion elects to make to the Plan. See 3.04(A)(1).

(C) QNEC. QNEC means a qualified nonelective contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Nonelective Contributions are not 100% Vested at all times if the Employee has a 100% Vested interest solely because of his/her Years of Service taken into account under a vesting schedule. Any Nonelective Contributions allocated to a Participant’s QNEC Account under the Plan automatically satisfy and are subject to the QNEC definition.

(D) SIMPLE Nonelective Contribution. See Section 3.10(E)(1).

(E) Safe Harbor Nonelective Contribution. See Section 3.05(E)(2).

          1.38 Opinion Letter. Opinion Letter means an IRS issued letter as to the acceptability of the form of a Prototype Plan as defined in Section 4.06 of Rev. Proc. 2005-16.

          1.39 Participant. Participant means an Eligible Employee who becomes a Participant in the Plan or as to any Contribution Type as the context requires, in accordance with the provisions of Section 2.01.

          1.40 Plan. Plan means the retirement plan established or continued by the Employer in the form of this Prototype Plan or Volume Submitter Plan, including the Adoption Agreement under which the Employer has elected to establish this Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer. All section references within this basic plan document are Plan section references unless the context clearly indicates otherwise. The Plan includes any Appendix permitted by the basic plan document or by the Employer’s Adoption Agreement and which the Employer attaches to its Adoption Agreement.

(A) Multiple Employer Plan (Article XII). Multiple Employer Plan means a Plan in which at least one Employer which is not a Related Employer participates. This Plan may be a Multiple Employer Plan only if maintained on a Volume Submitter Adoption Agreement. Article XII of the Plan applies to a Multiple Employer Plan, but otherwise does not apply to the Plan.

(B) Frozen Plan. See Section 3.01(J).

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          1.41 Plan Administrator. Plan Administrator means the Employer unless the Employer designates another person or persons to hold the position of Plan Administrator. Any person(s) the Employer appoints as Plan Administrator may or may not be Participants in the Plan. In addition to its other duties, the Plan Administrator has full responsibility for the Plan’s compliance with the reporting and disclosure rules under ERISA. If the Employer is the Plan Administrator, any requirement under the Plan for communication between the Employer and the Plan Administrator automatically is deemed satisfied, and the Employer has discretion to determine the manner of documenting any decision deemed to be communicated under this provision.

          1.42 Plan Year. Plan Year means the consecutive month period the Employer specifies in its Adoption Agreement.

          1.43 Practitioner. Practitioner means the sponsor as to its Employer clients of the Volume Submitter Plan and as defined in Section 13.04 of Rev. Proc. 2005-16.

          1.44 Predecessor Employer/Predecessor Plan.

(A) Predecessor Employer. A Predecessor Employer is an employer that previously employed one or more of the Employees.

(B) Predecessor Plan. A Predecessor Plan is a Code §401(a) or §403(a) qualified plan the Employer terminated within the five-year period beginning before or after the Employer establishes this Plan, as described in Treas. Reg. §1.411(a)-5(b)(3)(v)(B).

          1.45 Prevailing Wage Contract/Contribution. Prevailing Wage Contract means a contract under which Employees are performing services subject to the Davis-Bacon Act, the McNamara-O’Hara Contract Service Act or any other federal, state or municipal prevailing wage law. A Prevailing Wage Contribution is a contribution the Employer makes to the Plan in accordance with a Prevailing Wage Contract. A Prevailing Wage Contribution is treated as a Nonelective Contribution or other Employer Contribution except as the Plan otherwise provides.

          1.46 Profit Sharing Plan. Profit Sharing Plan means the Profit Sharing Plan the Employer establishes under a Profit Sharing Plan Adoption Agreement.

          1.47 Protected Benefit. Protected Benefit means any accrued benefit described in Treas. Reg. §1.411(d)-4, including any optional form of benefit provided under the Plan which may not (except in accordance with such Regulations) be reduced, eliminated or made subject to Employer discretion.

          1.48 Prototype Plan/Master Plan (M&P Plan). Prototype Plan means as described in Section 4.02 of Rev. Proc. 2005-16 or in any successor thereto under which each adopting Employer establishes a separate Trust. This Plan is not a Master Plan as described in Section 4.01 of Rev. Proc. 2005-16 under which unrelated adopting employers participate in a single funding medium (trust or custodial account). However, the Plan could be a Master Trust under DOL Reg. §2525.103-2(e). A Prototype Plan or a Master Plan must have an Opinion Letter as described in Section 4.06 of Rev. Proc. 2005-16.

          1.49 QDRO. QDRO means a qualified domestic relations order under Code §414(p).

          1.50 Qualified Military Service. Qualified Military Service means qualified military service as defined in Code §414(u)(5). Notwithstanding any provision in the Plan to the contrary, as to Qualified Military Service, the Plan will credit Service under Section 1.31(C), the Employer will make contributions to the Plan and the Plan will provide benefits in accordance with Code §414(u).

          1.51 Restated Plan. A Restated Plan means a plan the Employer adopts in substitution for, and in amendment of, an existing plan, as the Employer elects in its Adoption Agreement. If a Participant incurs a Separation from Service or Severance from Employment before the Employer executes the Adoption Agreement as a Restated Plan, the provisions of the Restated Plan do not apply to the Participant unless he/she has an Account Balance as of the execution date or unless the Employer rehires the Participant.

          1.52 Rollover Contribution. A Rollover Contribution means an amount of cash or property (including a participant loan from another plan) which the Code permits an Eligible Employee or Participant to transfer directly or indirectly to this Plan from another Eligible Retirement Plan (or vice versa) within the meaning of Code §402(c)(8)(B) and Section 6.08(F)(2). A Rollover Contribution will be made to the Plan and not to a Designated IRA within the Plan under Section 3.12, if any.

          1.53 Safe Harbor Contribution. Safe Harbor Contribution means a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement. See Sections 3.05(E)(2) and (3).

          1.54 Salary Reduction Agreement. A Salary Reduction Agreement means a Participant’s written election to make Elective Deferrals to the Plan (including a Contrary Election under Section 3.02(B)(4)), made on the form the Plan Administrator provides for this purpose.

(A) Effective Date. A Salary Reduction Agreement may not be effective earlier than the following date which occurs last: (1) under Article II, the Participant’s Entry Date or, in the case of a re-hired Employee, his/her re-participation date; (2) the execution date of the Salary Reduction Agreement; (3) the date the Employer adopts the 401(k) Plan; or (4) the Effective Date of the 401(k) Plan (or Elective Deferral provision within the Plan).

(B) Compensation. A Salary Reduction Agreement must specify the dollar amount of Compensation or the percentage of Compensation the Participant wishes to defer. The Salary Reduction Agreement: (1) applies only to Compensation for Elective Deferral allocation as the Employer elects in its Adoption Agreement and which becomes currently available after the effective date of the Salary Reduction Agreement; and (2) applies to all or to such Elective Deferral Compensation as the Salary Reduction Agreement indicates, including any Participant elections made in the Salary Reduction Agreement.

(C) Additional Rules. The Plan Administrator in the Plan’s Salary Reduction Agreement form, or in a Salary Reduction Agreement policy will specify additional rules and

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restrictions applicable to a Participant’s Salary Reduction Agreement, including but not limited to those rules regarding changing or revoking a Salary Reduction Agreement. Any such rules and restrictions must be consistent with the Plan and with Applicable Law.

          1.55 Separation from Service/Severance from Employment. Separation from Service means an event after which the Employee no longer has an employment relationship with the Employer maintaining this Plan or with a Related Employer. The Plan applies Separation from Service for all purposes except as otherwise provided. For purposes of distribution of Restricted 401(k) Accounts, the application of Post-Severance Compensation and top-heavy look-back period distributions, the plan will apply the definition of Severance from Employment under EGTRRA §646 (as modified for Code §415 purposes in applying the parent-subsidiary controlled group rules).

          1.56 Service. Service means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.

(A) Related Employer Service. See Section 1.23(C).

(B) Predecessor Employer/Plan Service. See Section 1.44. If the Employer maintains (by adoption, plan merger or Transfer) the plan of a Predecessor Employer, service of the Employee with the Predecessor Employer is Service with the Employer. If the Employer maintained a Predecessor Plan, for purposes of vesting Service, the Plan Administrator must count service credited to any Employee covered under the Predecessor Plan. If the Employer in its Adoption Agreement elects to disregard vesting Service prior to the time that the Employer maintained the Plan, the Plan Administrator will treat a Predecessor Plan as the Plan for purposes of such election.

(C) Elective Service Crediting. If the Employer does not maintain the plan of a Predecessor Employer, the Plan does not credit Service with the Predecessor Employer, unless the Employer in its Adoption Agreement (or in a Participation Agreement, if applicable) elects to credit designated Predecessor Employer Service and specifies the purposes for which the Plan will credit service with that Predecessor Employer. Unless the Employer under its Adoption Agreement provides for this purpose specific Entry Dates, an Employee who satisfies the Plan’s eligibility condition(s) by reason of the crediting of predecessor service will enter the Plan in accordance with the provisions of Article II as if the Employee were a re-employed Employee on the first day the Plan credits predecessor service.

(D) Standardized Plan. If the Employer’s Plan is a Standardized Plan, the Plan limits the elective crediting of past Predecessor Employer Service to the period which does not exceed 5 years immediately preceding the year in which an amendment crediting such service becomes effective, such credit must be granted to all Employees on a reasonably uniform basis, and the crediting must otherwise comply with Treas. Reg. §1.401(a)(4)-5(a)(3).

          1.57 SIMPLE Contribution. SIMPLE Contribution means a SIMPLE Nonelective Contribution or a SIMPLE Matching Contribution. See Section 3.10(E).

          1.58 Sponsor. Sponsor means the sponsor of this Prototype Plan as to the Sponsor’s adopting Employer clients and as defined in Section 4.07 of Rev. Proc. 2005-16.

          1.59 Successor Plan. Successor Plan means a plan in which at least 50% of the Eligible Employees for the first Plan Year were eligible under a cash or deferred arrangement maintained by the Employer in the prior year, as described in Treas. Reg. §1.401k-2(c)(2)(iii).

          1.60 Target Benefit Plan/Target Benefit Contribution. Target Benefit Plan means the Target Benefit Plan the Employer establishes under the Target Benefit Plan Adoption Agreement. The Employer Contribution to its Target Benefit Plan is a Target Benefit Contribution. The Employer will make its Target Benefit Contribution as the Employer elects in its Adoption Agreement.

          1.61 Taxable Year. Taxable Year means the taxable year of a Participant or of the Employer as the context requires.

          1.62 Transfer. Transfer means the Trustee’s movement of Plan assets from the Plan to another plan (or vice versa) directly as between the trustees and not by means of a distribution. A Transfer may be an Elective Transfer or a Nonelective Transfer. See Section 11.06. A Direct Rollover under Section 6.08(F)(1) is not a Transfer.

          1.63 Trust. Trust means the separate Trust created under the Plan.

          1.64 Trust Fund. Trust Fund means all property of every kind acquired by the Plan and held by the Trust, other than incidental benefit insurance contracts.

          1.65 Trustee/Custodian. Trustee or Custodian means the person or persons who as Trustee or Custodian execute the Adoption Agreement, or any successor in office who in writing accepts the position of Trustee or Custodian. The Employer must designate in its Adoption Agreement whether the Trustee will administer the Trust as a discretionary Trustee or as a nondiscretionary Trustee. See Article VIII. If the Sponsor or Practitioner is a bank, savings and loan association, credit union, mutual fund, insurance company, or other institution qualified to serve as Trustee, a person other than the Sponsor or Practitioner (or its affiliate) may not serve as Trustee or as Custodian of the Plan without the written consent of the Sponsor or Practitioner.

          1.66 Valuation Date. Valuation Date means the Accounting Date, such additional dates as the Employer in its Adoption Agreement may elect, and any other date that the Plan Administrator designates for the valuation of the Trust Fund.

          1.67 Vested. Vested means a Participant or a Beneficiary has an unconditional claim, legally enforceable against the Plan, to the Participant’s Account Balance or Accrued Benefit or to a portion thereof if not 100% Vested. Vesting means the degree to which a Participant is Vested in one or more Accounts.

          1.68 USERRA. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

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          1.69 Volume Submitter Plan. Volume Submitter Plan means as described in Section 13.01 of Rev. Proc. 2005-16 or in any successor thereto. A Volume Submitter Plan must have an Advisory Letter as described in Section 13.03 of Rev. Proc. 2005-16.

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ARTICLE II
ELIGIBILITY AND PARTICIPATION

          2.01 ELIGIBILITY. Each Eligible Employee becomes a Participant in the Plan in accordance with the eligibility conditions the Employer elects in its Adoption Agreement. The Employer may elect different age and service conditions for different Contribution Types under the Plan.

(A) Maximum Age and Years of Service. For purposes of an Eligible Employee’s participation in the Plan, the Plan may not impose an age condition exceeding age 21 and may not require completion of more than one Year of Service, except under Section 2.02(E).

(B) New Plan. Any Eligible Employee who has satisfied the Plan’s eligibility conditions and who has reached his/her Entry Date as of the Effective Date is eligible to participate as of the Effective Date, assuming the Employer continues to employ the Employee on that date. Any other Eligible Employee becomes eligible to participate: (1) upon satisfaction of the eligibility conditions and reaching his/her Entry Date; or (2) upon reaching his/her Entry Date if such Employee had already satisfied the eligibility conditions prior to the Effective Date.

(C) Restated Plan. If this Plan is a Restated Plan, each Employee who was a Participant in the Plan on the day before the restated Effective Date continues as a Participant in the Restated Plan, irrespective of whether he/she satisfies the eligibility conditions of the Restated Plan, unless the Employer provides otherwise in its Adoption Agreement.

(D) Prevailing Wage Contribution. If the Employer makes Prevailing Wage Contributions to the Plan, except as the Prevailing Wage Contract otherwise provides, no minimum age or service conditions apply to an Eligible Employee’s eligibility to receive Prevailing Wage Contributions under the Plan. The Employer’s Adoption Agreement elections imposing age and service eligibility conditions apply to such an Employee as to non-Prevailing Wage Contributions under the Plan.

(E) Special Eligibility Effective Date (Dual Eligibility). The Employer in its Adoption Agreement may elect to provide a special Effective Date for the Plan’s eligibility conditions, with the effect that such conditions may apply only to Employees who are employed by the Employer after a specified date.

          2.02 APPLICATION OF SERVICE CONDITIONS. The Plan Administrator will apply this Section 2.02 in administering the Plan’s eligibility service condition(s), if any.

(A) Definition of Year of Service. A Year of Service for purposes of an Employee’s participation in the Plan, means the applicable Eligibility Computation Period under Section 2.02(C), during which the Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Eligibility Computation Period.

(B) Counting Years of Service. For purposes of an Employee’s participation in the Plan, the Plan counts all of an Employee’s Years of Service, except as provided in Section 2.03.

(C) Initial and Subsequent Eligibility Computation Periods. If the Plan requires one Year of Service for eligibility and an Employee does not complete one Year of Service during the Initial Eligibility Computation Period, the Plan measures Subsequent Eligibility Computation Periods in accordance with the Employer’s election in its Adoption Agreement. If the Plan measures Subsequent Eligibility Computation Periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the Initial Eligibility Computation Period and also during the first applicable Plan Year receives credit for two Years of Service under Article II.

          (1) Definition of Eligibility Computation Period. An Eligibility Computation Period is a 12-consecutive month period.

          (2) Definition of Initial Eligibility Computation Period. The Initial Eligibility Computation Period is the Employee’s Anniversary Year which begins on the Employee’s Employment Commencement Date.

          (3) Definition of Anniversary Year. An Employee’s Anniversary Year is the 12-consecutive month period beginning on the Employee’s Employment Commencement Date or beginning on anniversaries thereof.

          (4) Definitions of Employment Commencement Date/Re-Employment Commencement Date. An Employee’s Employment Commencement Date is the date on which the Employee first performs an Hour of Service for the Employer. An Employee’s Re-Employment Commencement Date is the date on which the Employee first performs an Hour of Service for the Employer after the Employer re-employs the Employee.

          (5) Definition of Subsequent Eligibility Computation Period. A Subsequent Eligibility Computation Period is any Eligibility Computation Period after the Initial Eligibility Computation Period, as the Employer elects in its Adoption Agreement.

(D) Entry Date. The Employer in its Adoption Agreement elects the Entry Date(s) and elects whether such Entry Date(s) are retroactive, coincident with or next following an Employee’s satisfaction of the Plan’s eligibility conditions. The Employer may elect to apply different Entry Dates to different Contribution Types. If the Employer makes Prevailing Wage Contributions to the Plan, except as the Prevailing Wage Contract otherwise provides, an Eligible Employee’s Entry Date with regard to such contributions is the Employee’s Employment Commencement Date. The Employer’s Adoption Agreement elections regarding Entry Dates apply to such an Employee as to non-Prevailing Wage Contributions under the Plan.

          (1) Definition of Entry Date. See Section 1.25.

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          (2) Maximum delay in participation. An Entry Date may not result in an Eligible Employee who has satisfied the Plan’s eligibility conditions being held out of Plan participation longer than six months, or if earlier, the first day of the next Plan Year, following completion of the Code §410(a) maximum eligibility requirements.

(E) Alternative Service Conditions. The Employer in its Adoption Agreement may elect to impose for eligibility a condition of less than one Year of Service or of more than one Year of Service, but not exceeding two Years of Service. If the Employer elects an alternative Service condition to one Year of Service or two Years of Service, the Employer must elect in its Adoption Agreement the Hour of Service and other requirement(s), if any, after the Employee completes one Hour of Service. Under any alternative Service condition election, the Plan may not require an Employee to complete more than one Year of Service (1,000 Hours of Service in 12-consecutive months) or two Years of Service if applicable.

          (1) Vesting requirement. If the Employer elects to impose more than a one Year of Service eligibility condition, the Plan Administrator must apply 100% vesting on any Employer Contributions (and the resulting Accounts) subject to that eligibility condition.

          (2) One Year of Service maximum for specified Contributions. The Plan may not require more than one Year of Service for eligibility for an Eligible Employee to make Elective Deferrals, to receive Safe Harbor Contributions or to receive SIMPLE Contributions.

(F) Equivalency or Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Equivalency Method or the Elapsed Time Method in applying the Plan’s eligibility Service condition, the Plan Administrator will credit Service in accordance with Sections 1.31(A)(2) and (3).

          2.03 BREAK IN SERVICE – PARTICIPATION. The Plan Administrator will apply this Section 2.03 if any Break in Service rule applies under the Plan.

(A) Definition of Break in Service. For purposes of this Article II, an Employee incurs a Break in Service if during any applicable Eligibility Computation Period he/she does not complete more than 500 Hours of Service with the Employer. The Eligibility Computation Period under this Section 2.03(A) is the same as the Eligibility Computation Period the Plan uses to measure a Year of Service under Section 2.02. If the Plan applies the Elapsed Time Method of crediting Service under Section 1.31(A)(3), a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months.

(B) Two Year Eligibility. If the Employer under the Adoption Agreement elects a two Years of Service eligibility condition, an Employee who incurs a one year Break in Service prior to completing two Years of Service: (1) is a new Employee on the date he/she first performs an Hour of Service for the Employer after the Break in Service; (2) the Plan disregards the Employee’s Service prior to the Break in Service; and (3) the Employee establishes a new Employment Commencement Date for purposes of the Initial Eligibility Computation Period under Section 2.02(C).

(C) One Year Hold-Out Rule-Participation. The Employer in its Adoption Agreement must elect whether to apply the “one year hold-out” rule under Code §410(a)(5)(C). Under this rule, a Participant will incur a suspension of participation in the Plan after incurring a one year Break in Service and the Plan disregards a Participant’s Service completed prior to a Break in Service until the Participant completes one Year of Service following the Break in Service. The Plan suspends the Participant’s participation in the Plan as of the first day of the Plan Year following the Plan Year in which the Participant incurs the Break in Service.

          (1) Completion of one Year of Service. If a Participant completes one Year of Service following his/her Break in Service, the Plan restores the Participant’s pre-break Service and the Participant resumes active participation in the Plan retroactively to the first day of the Eligibility Computation Period in which the Participant first completes one Year of Service following his/her Break in Service.

          (2) Eligibility Computation Period. The Plan Administrator measures the Initial Eligibility Computation period under this Section 2.03(C) from the date the Participant first receives credit for an Hour of Service following the one year Break in Service. The Plan Administrator measures any Subsequent Eligibility Computation Periods, if necessary, in a manner consistent with the Employer’s Eligibility Computation Period election in its Adoption Agreement, using the Re-Employment Commencement Date in determining the Anniversary Year if applicable.

          (3) Election to limit application to separated Employees. If the Employer elects to apply the one year hold-out rule, the Employer also may elect in its Adoption Agreement to limit application of the rule only to a Participant who has incurred a Separation from Service.

          (4) Application to Employee who did not enter. The Plan Administrator also will apply the one year hold-out rule, if applicable, to an Employee who satisfies the Plan’s eligibility conditions, but who incurs a Separation from Service and a one year Break in Service prior to becoming a Participant.

          (5) No effect on vesting or Earnings. This Section 2.03(C) does not affect a Participant’s vesting credit under Article V and, during a suspension period, the Participant’s Account continues to share fully in Earnings under Article VII.

          (6) No restoration under two year break rule. The Plan Administrator in applying this Section 2.03(C) does not restore any Service disregarded under the Break in Service rule of Section 2.03(B).

          (7) No application to Elective Deferrals in 401(k) Plan. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to apply the Section 2.03(C) one year hold-out rule, the Plan Administrator will not apply such provisions to the Elective Deferral portion of the Plan.

          (8) USERRA. An Employee who has completed Qualified Military Service and who the Employer has rehired under USERRA, does not incur a Break in Service under the

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Plan by reason of the period of such Qualified Military Service.

(D) Rule of Parity – Participation. For purposes of Plan participation, the Plan does not apply the “rule of parity” under Code §410(a)(5)(D), unless the Employer in Appendix B elects to apply the rule of parity.

          2.04 PARTICIPATION UPON RE-EMPLOYMENT.

(A) Rehired Participant/Immediate Re-Entry. A Participant who incurs a Separation from Service will re-enter the Plan as a Participant on his/her Re-Employment Commencement Date (provided he/she is not an Excluded Employee), subject to any Break in Service rule, if applicable, under Section 2.03.

(B) Rehired Eligible Employee Who Had Satisfied Eligibility. An Eligible Employee who satisfies the Plan’s eligibility conditions, but who incurs a Separation from Service prior to becoming a Participant, subject to any Break in Service rule, if applicable, under Section 2.03, will become a Participant on the later of: (1) the Entry Date on which he/she would have entered the Plan had he/she not incurred a Separation from Service; or (2) his/her Re-Employment Commencement Date.

(C) Rehired Eligible Employee Who Had Not Satisfied Eligibility. An Eligible Employee who incurs a Separation from Service prior to satisfying the Plan’s eligibility conditions becomes a Participant in accordance with the Employer’s Adoption Agreement elections. The Plan Administrator, for purposes of applying any shift in the Eligibility Computation Period, takes into account the Employee’s prior Service and the Employee is not treated as a new hire.

          2.05 CHANGE IN EMPLOYMENT STATUS. The Plan Administrator will apply this Section 2.05 if the Employer in its Adoption Agreement elected to exclude any Employees as Excluded Employees.

(A) Participant Becomes an Excluded Employee. If a Participant has not incurred a Separation from Service but becomes an Excluded Employee (as to any or all Contribution Types), during the period of exclusion the Excluded Employee: (i) will not share in the allocation of the applicable Employer Contributions (including a Top-Heavy Minimum Allocation under Section 10.02 if the Employee is excluded as to all Contribution Types) or Participant forfeitures, based on Compensation paid to the Excluded Employee during the period of exclusion; (ii) may not make Employee Contributions, Rollover Contributions or Designated IRA Contributions; and (iii) if the Plan is a 401(k) Plan and the Participant is an Excluded Employee as to Elective Deferrals, may not make Elective Deferrals as to Compensation paid to the Excluded Employee during the period of exclusion.

          (1) Vesting, accrual, Break in Service and Earnings. A Participant who becomes an Excluded Employee under this Section 2.05(A) continues: (a) to receive Service credit for vesting under Article V for each included vesting Year of Service; (b) to receive Service credit for applying any allocation conditions under Section 3.06 as to Employer Contributions accruing for any non-excluded period and as to Contribution Types for which the Participant is not an Excluded Employee; (c) to receive Service credit in applying the Break in Service rules; and (d) to share fully in Earnings under Article VII.

          (2) Resumption of Eligible Employee status. If a Participant who becomes an Excluded Employee subsequently resumes status as an Eligible Employee, the Participant will participate in the Plan immediately upon resuming eligible status, subject to the Break in Service rules, if applicable, under Section 2.03.

(B) Excluded Employee Becomes Eligible. If an Excluded Employee who is not a Participant becomes an Eligible Employee, he/she will participate immediately in the Plan if he/she has satisfied the Plan’s eligibility conditions and would have been a Participant had he/she not been an Excluded Employee during his/her period of Service. An Excluded Employee receives Service credit for eligibility, for allocation conditions under Section 3.06 (but the Plan disregards Compensation paid while excluded) and for vesting under Article V for each included vesting Year of Service, notwithstanding the Employee’s Excluded Employee status.

          2.06 PARTICIPATION OPT-OUT.

(A) Volume Submitter Plan. If the Plan is a Volume Submitter Plan, the Plan Administrator may elect to permit an Eligible Employee to elect irrevocably to not participate in the Plan (to “opt-out”). The Eligible Employee prior to his/her Entry Date and prior to first becoming eligible under any plan of the Employer as described in Code §219(g)(5)(A), including terminated plans, must file an opt-out election in writing with the Plan Administrator on a form the Plan Administrator provides for this purpose. An Employee’s election not to participate, pursuant to this Section 2.06(A), includes his/her right to make Elective Deferrals, Employee Contributions, Rollover Contributions or Designated IRA Contributions, unless the Plan Administrator’s opt-out form permits an Eligible Employee to opt-out of specified Contribution Types prior to becoming eligible to participate in such Contribution Type. A Participant’s mere failure to make Elective Deferrals or Employee Contributions is not an opt-out under this Section 2.06(A).

(B) Prototype Plan. If the Plan is a Prototype Plan, the Plan does not permit an otherwise Eligible Employee or any Participant to elect to opt-out. However, if the Plan is a Nonstandardized Plan, an Eligible Employee may opt-out in accordance with Section 2.06(A) provided: (1) the Plan terms as in effect prior to restatement under this Plan permitted the opt-out; and (2) the Employee executes the opt-out prior to the date of the Employer’s execution of this Plan as a Restated Plan.

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ARTICLE III
PLAN CONTRIBUTIONS AND FORFEITURES

          3.01 CONTRIBUTION TYPES. The Employer in its Adoption Agreement will elect the Contribution Type(s) and any formulas, allocation methods, conditions and limitations applicable thereto, except where the Plan expressly reserves discretion to the Employer or to the Plan Administrator.

(A) Application of Limits. The Employer’s contribution to the Trust for any Plan Year is subject to Article IV limits and other Plan limits.

(B) Compensation for Allocations/Limit. The Plan Administrator will allocate all Employer Contributions and Elective Deferrals based on the definition of Compensation under Section 1.11 the Employer elects in its Adoption Agreement for a particular Contribution Type. The Plan Administrator in allocating such contributions must limit each Participant’s Compensation to the amount described in Section 1.11(E).

(C) Allocation Conditions. The Plan Administrator will allocate Employer Contributions only to those Participants who satisfy the Plan’s allocation conditions under Section 3.06, if any, for the Contribution Type being allocated.

(D) Top-Heavy. If the Plan is top-heavy, the Employer will satisfy the Top-Heavy Minimum Allocation requirements in accordance with Article X.

(E) Net Profit Not Required. The Employer need not have net profits to make a contribution under the Plan, unless the Employer in its Adoption Agreement specifies a fixed formula based on net profits.

(F) Form of Contribution. Subject to the consent of the Trustee under Article VIII, the Employer may make Employer Contributions to a Profit Sharing Plan, to a 401(k) Plan or to a 401(m) Plan (excluding Elective Deferrals or Employee Contributions) in the form of property instead of cash, provided the contribution of property is not a prohibited transaction under Applicable Law. The Employer may not make contributions in the form of property to its Money Purchase Pension Plan or to its Target Benefit Plan.

(G) Time of Payment of Contribution. The Employer may pay to the Trust its Employer Contributions for any Plan Year in one or more installments, without interest. Unless otherwise required by applicable contract or Applicable Law, the Employer may make an Employer Contribution to the Plan for a particular Plan Year at such time(s) as the Employer in its sole discretion determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Plan Administrator and to the Trustee the Plan Year for which the Employer is making the Employer Contribution. The Plan Administrator will allocate the contribution accordingly.

(H) Return of Employer Contribution. The Employer contributes to the Plan on the condition its contribution is not due to a mistake of fact and the IRS will not disallow the deduction of the Employer Contribution.

          (1) Request for contribution return/timing. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer Contribution made by the Employer by mistake of fact or the amount of the Employer Contribution disallowed as a deduction under Code §404. The Trustee will not return any portion of the Employer Contribution under the provisions of this Section 3.01(H) more than one year after: (a) the Employer made the contribution by mistake of fact; or (b) the IRS’s disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

          (2) Earnings. The Trustee will not increase the amount of the Employer Contribution returnable under this Section 3.01(H) for any Earnings increases attributable to the contribution, but the Trustee will decrease the Employer Contribution returnable for any Earnings losses attributable thereto.

          (3) Evidence. The Trustee may require the Employer to furnish the Trustee whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under Applicable Law.

(I) Money Purchase Pension and Defined Benefit Plans. If the Employer’s Plan is a Money Purchase Pension Plan and the Employer also maintains a defined benefit pension plan, notwithstanding the Money Purchase Pension Contribution formula in the Employer’s Adoption Agreement, the Employer’s required contribution to its Money Purchase Pension Plan for a Plan Year is limited to the amount which the Employer may deduct under Code §404(a)(7). If the Employer under Code §404(a)(7) must reduce its Money Purchase Pension Plan contribution, the Plan Administrator will allocate the reduced contribution amount in accordance with the Plan’s allocation formula.

(J) Frozen Plan. The Employer in its Adoption Agreement may elect to treat the Plan as a Frozen Plan. Under a Frozen Plan, the Employer and the Participants will not make any contributions to the Plan. A Frozen Plan remains subject to all qualification and reporting requirements except as Applicable Law otherwise provides and the Plan provisions (other than those relating to ongoing permitted or required contributions) continue in effect until the Employer terminates the Plan. An Eligible Employee will not become a Participant in a Frozen Plan.

          3.02 ELECTIVE DEFERRALS. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to permit Elective Deferrals, the Plan Administrator will apply the provisions of this Section 3.02. A Participant’s Elective Deferrals will be made pursuant to a Salary Reduction Agreement unless the Employer elects in its Adoption Agreement to apply the Automatic Deferral provision under Section 3.02(B) or the CODA provision under Section 3.02(C).

(A) Limitations. Except as described below regarding Catch-Up Deferrals, the Employer in its Adoption Agreement must elect the Plan limitations, if any, which apply to Elective Deferrals (or separately to Pre-Tax Deferrals or to Roth Deferrals, if applicable). Such Plan limitations are in addition to those mandatory limitations imposed under

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Article IV and under Applicable Law. In applying any such additional Plan limitation, the Plan Administrator will take into account the Compensation for Elective Deferral purposes the Employer elects in the Adoption Agreement. The Plan Administrator in the Salary Reduction Agreement form or in a Salary Reduction Agreement policy (see Section 1.54(C)) may specify additional rules and restrictions applicable to Salary Reduction Agreements. The Employer in a SIMPLE 401(k) Plan may not impose any Plan limit on Elective Deferrals except as provided under Code §408(p). See Section 3.05(C)(2) regarding limits on Elective Deferrals under a safe harbor plan. The Employer may elect a Plan limit in its Adoption Agreement, but if the Employer does not so elect, the Plan Administrator may establish or change a Plan limit on Elective Deferrals from time to time by providing notice to the Participants as is consistent with Applicable Law. Any such limit change made during a Plan Year applies only prospectively.

(B) Automatic Deferrals. The Employer in its Adoption Agreement will elect whether to apply or not apply the Automatic Deferral provisions of this Section 3.02(B).

          (1) Definition of Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of this Section 3.02(B). Under the Automatic Deferral, the Employer automatically will reduce by the Automatic Deferral Amount the Compensation of each Participant affected by the Automatic Deferral under Section 3.02(B)(3), except those Participants who timely make a Contrary Election under Section 3.02(B)(4).

          (2) Definition of Automatic Deferral Amount/Increases. The Automatic Deferral Amount is the amount of Automatic Deferral which the Employer elects in its Adoption Agreement. The Employer in its Adoption Agreement may elect to apply a scheduled increase to the Automatic Deferral Amount. If a Participant subject to the Automatic Deferral elected, before the Effective Date of the Automatic Deferral, to defer an amount which is less than the Automatic Deferral Amount the Employer has elected in its Adoption Agreement, the Automatic Deferral Amount under this Section 3.02(B) includes only the incremental amount necessary to increase the Participant’s Elective Deferral to equal the Automatic Deferral Amount, including any scheduled increases thereto.

          (3) Employees or Participants subject to Automatic Deferral. If the Employer elects to apply the Automatic Deferral, the Employer in its Adoption Agreement will elect which Participants or Employees are affected by the Automatic Deferral on the Effective Date thereof and which Participants, if any, are not subject to the Automatic Deferral.

          (4) Definition of Contrary Election. A Contrary Election is a Participant’s election made after the Effective Date of the Automatic Deferral not to defer any Compensation or to defer an amount which is more or less than the Automatic Deferral Amount.

          (5) Effective Date of Contrary Election. A Participant’s Contrary Election generally is effective as of the first payroll period which follows the Participant’s Contrary Election. However, a Participant may make a Contrary Election which is effective: (a) for the first payroll period in which he/she becomes a Participant if the Participant makes a Contrary Election within a reasonable period following the Participant’s Entry Date and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the Effective Date of the Automatic Deferral, if the Participant makes a Contrary Election not later than the Effective Date of the Automatic Deferral. A Participant who makes a Contrary Election is not thereafter subject to the Automatic Deferral or to any scheduled increases thereto, even if the Participant later revokes or modifies the Contrary Election. A Participant’s Contrary Election continues in effect until the Participant subsequently changes his/her Salary Reduction Agreement.

          (6) Automatic Deferral election notice. If the Employer in its Adoption Agreement elects the Automatic Deferral, the Plan Administrator must provide a notice (consistent with Applicable Law) to each Eligible Employee which explains the effect of the Automatic Deferral and a Participant’s right to make a Contrary Election, including the procedure and timing applicable to the Contrary Election. The Plan Administrator must provide the notice to an Eligible Employee a reasonable period prior to that Employee’s commencement of participation in the Plan subject to the Automatic Deferral. The Plan Administrator also must provide Participants with the effective opportunity to make a Contrary Election at least once during each Plan Year.

          (7) Treatment of Automatic Deferrals/Roth or Pre-Tax. The Plan Administrator will treat Automatic Deferrals as Elective Deferrals for all purposes under the Plan, including application of limitations, nondiscrimination testing and distributions. If the Employer in its Adoption Agreement has elected to permit Roth Deferrals, Automatic Deferrals are Pre-Tax Deferrals unless the Employer in Appendix B elects otherwise.

(C) Cash or Deferred Arrangement (CODA). The Employer in its Adoption Agreement may elect to apply the CODA provisions of this Section 3.02(C). Under a CODA, a Participant may elect to receive in cash his/her proportionate share of the Employer’s cash or deferred contribution, in accordance with the Employer’s Adoption Agreement election. A Participant’s proportionate share of the Employer’s cash or deferred contribution is the percentage of the total cash or deferred contribution which bears the same ratio that the Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant’s proportionate share of the cash or deferred contribution, a Participant’s Compensation is his/her Compensation for Nonelective Contribution allocations (unless the Employer elects otherwise in its Adoption Agreement) as determined under Section 1.11, excluding any effect the proportionate share may have on the Participant’s Compensation for the Plan Year. The Plan Administrator will determine the proportionate share prior to the Employer’s actual contribution to the Trust, to provide the Participants with the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his/her proportionate share the Participant has elected to receive in cash.

(D) Catch-Up Deferrals. The Employer in its Adoption Agreement will elect whether or not to permit Catch-Up Eligible Participants to make Catch-Up Deferrals to the Plan under this Section 3.02(D).

          (1) Definition of Catch-Up Eligible Participant. A Catch-Up Eligible Participant is a Participant who is eligible

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to make Elective Deferrals and who has attained at least age 50 or who will attain age 50 before the end of the Taxable Year in which he/she will make a Catch-Up Deferral. A Participant who dies or who incurs a Separation from Service before actually attaining age 50 in such Taxable Year is a Catch-Up Eligible Participant.

          (2) Definition of Catch-Up Deferral. A Catch-Up Deferral is an Elective Deferral by a Catch-up Eligible Participant and which exceeds: (a) a Plan limit on Elective Deferrals under Section 3.02(A); (b) the Annual Additions Limit under Section 4.05(B); (c) the Elective Deferral Limit under Section 4.10(A); or (d) the ADP Limit under Section 4.10(B).

          (3) Limit on Catch-Up Deferrals. A Participant’s Catch-Up Deferrals for a Taxable Year may not exceed the lesser of: (a) 100% of the Participant’s Compensation for the Taxable Year when added to the Participant’s other Elective Deferrals; or (b) the Catch-Up Deferral dollar limit in effect for the Taxable Year as set forth below:

Year	Non-SIMPLE Plan	SIMPLE Plan

2002	$1,000	$500
2003	$2,000	$1,000
2004	$3,000	$1,500
2005	$4,000	$2,000
2006	$5,000	$2,500

          (4) Adjustment after 2006. After the 2006 Taxable Year, the Secretary of the Treasury will adjust the Catch-Up Deferral dollar limit in multiples of $500 under Code §414(v)(2)(C).

          (5) Treatment of Catch-Up Deferrals. Catch-Up Deferrals are not: (a) subject to the Annual Additions Limit under Section 4.05(B); (b) subject to the Elective Deferral Limit under Section 4.10(A); (c) included in a Participant’s ADR in calculating the Plan’s ADP under Section 4.10(B); or (d) taken into account in determining the Highest Contribution Rate under Section 10.06(E). Catch-Up Deferrals are taken into account in determining the Plan’s Top-Heavy Ratio under Section 10.06(K). Otherwise, Catch-Up Deferrals are treated as other Elective Deferrals.

          (6) Universal availability. If the Employer permits Catch-Up Deferrals to its Plan, the right of all Catch-Up Eligible Participants to make Catch-Up Deferrals must satisfy the universal availability requirement of Treas. Reg. §1.414(v)-1(e). If the Employer maintains more than one applicable plan within the meaning of Treas. Reg. §1.414(v)-1(g)(1), and any of the applicable plans permit Catch-Up Deferrals, then any Catch-up Eligible Participant in any such plans must be permitted to have the same effective opportunity to make the same dollar amount of Catch-Up Deferrals. Any Plan-imposed limit on total Elective Deferrals including Catch-Up Deferrals may not be less than 75% of a Participant’s gross Compensation.

(E) Roth Deferrals. Effective for Taxable Years beginning in 2006, the Employer in its 401(k) Plan Adoption Agreement may elect to permit Roth Deferrals. The Employer must also elect to permit Pre-Tax Deferrals if the Employer elects to permit Roth Deferrals. The Plan Administrator will administer Roth Deferrals in accordance with this Section 3.02(E).

          (1) Treatment of Roth Deferrals. The Plan Administrator will treat Roth Deferrals as Elective Deferrals for all purposes of the Plan, except where the Plan or Applicable Law indicate otherwise.

          (2) Separate accounting. The Plan Administrator will establish a Roth Deferral Account for each Participant who makes any Roth Deferrals and Earnings thereon in accordance with Section 7.04(A)(1). The Plan Administrator will establish a Pre-Tax Account and Earnings thereon for each Participant who makes any Pre-Tax Deferrals in accordance with Section 7.04(A)(1). The Plan Administrator will credit only Roth Deferrals and Earnings thereon (allocated on a reasonable and consistent basis) to a Participant’s Roth Deferral Account.

          (3) No re-classification. An Elective Deferral contributed to the Plan either as a Pre-Tax Deferral or as a Roth Deferral may not be re-classified as the other type of Elective Deferral.

(F) Elective Deferrals as Employer Contributions. Where the context requires under the Plan, Elective Deferrals are Employer Contributions except: (1) under Section 3.04 relating to allocation of Employer Contributions; (2) under Section 3.06 relating to allocation conditions; (3) under Section 5.03 relating to vesting; and (4) where the Code prohibits the use of Elective Deferrals to satisfy qualified plan requirements.

          3.03 MATCHING CONTRIBUTIONS. If the Employer elects in its Adoption Agreement to provide for Matching Contributions (or if Section 3.03(C)(2) applies), the Plan Administrator will apply the provisions of this Section 3.03.

(A) Matching Formula: Type, Rate/Amount, Limitations and Time Period. The Employer in its Adoption Agreement must elect the type(s) of Matching Contributions (Fixed or Discretionary Matching Contributions), and as applicable, the Matching Contribution rate(s)/amount(s), the limit(s) on Elective Deferrals or Employee Contributions subject to match, the limit(s) on the amount of Matching Contributions, and the time period the Plan Administrator will apply in the computation of any Matching Contributions. If the Employer in its Adoption Agreement elects to apply any limit on Matching Contributions based on pay periods or on any other time period which is less than the Plan Year, the Plan Administrator will determine the limits in accordance with the time period specified and will not take into account any other Compensation or Elective Deferrals not within the applicable time period, even in the case of a Participant who becomes eligible for the match mid-Plan Year and regardless of the Employer’s election as to Pre-Entry Compensation.

          (1) Fixed Match. The Employer in its Adoption Agreement may elect to make a Fixed Matching Contribution to the Plan under one or more formulas.

                    (a) Allocation. The Employer may contribute on a Participant’s behalf under a Fixed Matching Contribution formula only to the extent that the Participant makes Elective Deferrals or Employee Contributions which are subject to the formula and if the Participant satisfies the allocation conditions for Fixed Matching Contributions, if any, the Employer elects in its Adoption Agreement.

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          (2) Discretionary Match. The Employer in its Adoption Agreement may elect to make a Discretionary Matching Contribution to the Plan.

                    (a) Allocation. To the extent the Employer makes Discretionary Matching Contributions, the Plan Administrator will allocate the Discretionary Matching Contributions to the Account of each Participant entitled to the match under the Employer’s discretionary matching allocation formula and who satisfies the allocation conditions for Discretionary Matching Contributions, if any, the Employer elects in its Adoption Agreement. The Employer under a Discretionary Matching Contribution retains discretion over the amount of its Matching Contributions, and, except as the Employer otherwise elects in its Adoption Agreement, the Employer also retains discretion over the matching formula. See Section 1.34(B).

          (3) Roth Deferrals. Unless the Employer elects otherwise in its Adoption Agreement, the Employer’s Matching Contributions apply in the same manner to Roth Deferrals as they apply to Pre-Tax Deferrals.

          (4) Contribution timing. Except as described in Section 3.05 regarding a Safe Harbor 401(k) Plan, the time period that the Employer elects for computing its Matching Contributions does not require that the Employer actually contribute the Matching Contribution at any particular time. As to Matching Contribution timing and the ACP test, see Section 4.10(C)(5)(e)(iii).

          (5) Participating Employers. If any Participating Employers contribute Matching Contributions to the Plan, the Employer in its Adoption Agreement must elect: (a) whether each Participating Employer will be subject to the same or different Matching Contribution formulas than the Signatory Employer; and (b) whether the Plan Administrator will allocate Matching Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The allocation of Matching Contributions under this Section 3.03(A)(5) also applies to the allocation of any forfeiture attributable to Matching Contributions and which the Plan allocates to Participants.

(B) Regular Matching Contributions. If the Employer in its Adoption Agreement elects to make Matching Contributions, such contributions are Regular Matching Contributions unless: (i) the Employer in its Adoption Agreement elects to treat some or all Matching Contributions as a Plan-Designated QMAC under Section 3.03(C)(1); or (ii) the Employer makes an Operational QMAC under Section 3.03(C)(2).

          (1) Separate Account. The Plan Administrator will establish a separate Regular Matching Contribution Account for each Participant who receives an allocation of Regular Matching Contributions in accordance with Section 7.04(A)(1).

(C) QMAC. The provisions of this Section 3.03(C) apply to QMAC contributions.

          (1) Plan-Designated QMAC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Matching Contributions as a QMAC (“Plan-Designated QMAC”). If The Employer elects any Plan-Designated QMAC, the Employer in its Adoption Agreement will elect whether to allocate the QMAC to all Participants or only to NHCE Participants. The Plan Administrator will allocate a Plan-Designated QMAC only to those Participants who have satisfied eligibility conditions under Article II to receive Matching Contributions (or if applicable, to receive QMACs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QMACs.

          (2) Operational QMAC. The Employer, to facilitate the Plan Administrator’s correction of test failures under Section 4.10, (or to lessen the degree of such failures), but only if the Plan is using Current Year Testing, also may make Discretionary Matching Contributions as QMACs to the Plan (“Operational QMAC”), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Matching Contributions or Plan-Designated QMACs. The Plan Administrator, in its discretion, will allocate the Operational QMAC, but will limit the allocation of any Operational QMAC only to some or all NHCEs who are ADP Participants or ACP Participants under Sections 4.11(A) and (B). The Plan Administrator may allocate an Operational QMAC to any such NHCE Participants who are eligible to make (and who actually make) Elective Deferrals or Employee Contributions even if such Participants have not satisfied any eligibility conditions under Article II applicable to Matching Contributions (including QMACs) or have not satisfied any allocation conditions under Section 3.06 applicable to Matching Contributions (or to QMACs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the “otherwise excludible employees” rule described in Section 4.06(C), the Plan Administrator also may limit the QMAC allocation to those NHCEs in any disaggregated plan which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan).

          (3) Separate Account. The Plan Administrator will establish a separate QMAC Account for each Participant who receives an allocation of QMACs in accordance with Section 7.04(A)(1).

(D) Matching Catch-Up Deferrals. The Employer in its 401(k) Plan Adoption Agreement must elect whether or not to match any Catch-Up Deferrals if the Plan permits Catch-Up Deferrals. The Employer’s election to match Catch-Up Deferrals will apply to all Matching Contributions or will specify the Fixed Matching Contributions or Discretionary Matching Contributions which apply to the Catch-Up Deferrals. Regardless of the Employer’s Adoption Agreement election, in a Safe Harbor 401(k) Plan, the Plan will apply the Basic Matching Contribution or Enhanced Matching Contribution to Catch-Up Deferrals and if the Plan will satisfy the ACP test safe harbor under Section 3.05(G), the Employer will apply any Additional Matching Contribution to Catch-Up Deferrals.

(E) Targeting Limitations. Matching Contributions, for nondiscrimination testing purposes, are subject to the targeting limitations in Section 4.10(D). The Employer will not make an Operational QMAC in an amount which exceeds the targeting limitations.

          3.04 NONELECTIVE/EMPLOYER CONTRIBUTIONS. If the Employer elects to provide for Nonelective Contributions to a Profit Sharing Plan or 401(k)

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Plan (or if Section 3.04(C)(2) applies), or the Plan is a Money Purchase Pension Plan or a Target Benefit Plan, the Plan Administrator will apply the provisions of this Section 3.04.

(A) Amount and Type. The Employer in its Adoption Agreement must elect the type and amount of Nonelective Contributions or other Employer Contributions.

          (1) Discretionary Nonelective Contribution. The Employer in its Adoption Agreement may elect to make Discretionary Nonelective Contributions.

          (2) Fixed Nonelective or other Employer Contributions. The Employer in its Adoption Agreement may elect to make Fixed Nonelective Contributions or Money Purchase Pension Plan or Target Benefit Plan Contributions. The Employer must specify the time period to which any fixed contribution formula will apply (which is deemed to be the Plan Year if the Employer does not so specify) and must elect the allocation method which may be the same as the contribution formula or may be a different allocation method under Section 3.04(B).

          (3) Prevailing Wage Contribution. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to make fixed Employer Contributions pursuant to a Prevailing Wage Contract. In such event, the Employer’s Prevailing Wage Contributions will be made in accordance with the Prevailing Wage Contract, based on hourly rate, employment category, employment classification and such other factors as such contract specifies. The Employer in its Adoption Agreement must elect whether to offset the Employer Contributions (which are not Prevailing Wage Contributions) to this Plan or to another Employer plan, by the amount of the Participant’s Prevailing Wage Contributions. To offset any Employer Contribution, the Prevailing Wage Contribution must comply with any distribution restriction under Section 6.01(C)(4) otherwise applicable to the Employer Contribution being offset and the Plan Administrator must account for the Prevailing Wage Contribution accordingly. See Section 5.03(E) regarding vesting of Prevailing Wage Contributions.

          (4) Participating Employers. If any Participating Employers contribute Nonelective Contributions or other Employer Contributions to the Plan, the Employer in its Adoption Agreement must elect: (a) whether each Participating Employer will be subject to the same or different Nonelective/Employer Contribution formulas under Section 3.04(A) and allocation methods under Section 3.04(B) than the Signatory Employer; and (b) whether, under Section 3.04(B), the Plan Administrator will allocate Nonelective/Employer Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The allocation of Nonelective/Employer Contributions under this Section 3.04(A)(4) also applies to the allocation of any forfeiture attributable to Nonelective/Employer Contributions and which the Plan allocates to Participants.

(B) Method of Allocation. The Employer in its Adoption Agreement must specify the method of allocating Nonelective Contributions or other Employer Contributions to the Trust. The Plan Administrator will apply this Section 3.04(B) by including in the allocation only those Participants who have satisfied the Plan’s allocation conditions under Section 3.06, if any, applicable to the contribution. The Plan Administrator, in allocating a contribution under any allocation formula which is based in whole or in part on Compensation, will take into account Compensation under Section 1.11 as the Employer elects in its Adoption Agreement and only will take into account the Compensation of the Participants entitled to an allocation. In addition, if the Employer has elected in its Adoption Agreement to define allocation Compensation over a time period which is less than a full Plan Year, the Plan Administrator will apply the allocation methods in this Section 3.04(B) based on Participant Compensation within the relevant time period.

          (1) Pro rata allocation formula. The Employer in its Adoption Agreement may elect a pro rata allocation formula. Under a pro rata allocation formula, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

          (2) Permitted disparity allocation formula. The Employer in its Adoption Agreement may elect a two-tiered or a four-tiered permitted disparity formula, providing allocations described in (a) or (b) below, respectively.

                    (a) Two-tiered.

                              (i) Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation plus Excess Compensation (as the Employer defines that term in its Adoption Agreement) for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this first tier, as a percentage of each Participant’s Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4%, or 4.3%) listed under Section 3.04(B)(2)(c).

                              (ii) Tier two. Under the second tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

                    (b) Four-tiered.

                              (i) Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant’s Compensation. Solely for purposes of this first tier allocation, a “Participant” means, in addition to any Participant who satisfies the allocation conditions of Section 3.06 for the Plan Year, any other Participant entitled to a Top-Heavy Minimum Allocation.

                              (ii) Tier two. Under the second tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Excess Compensation (as the Employer defines that term in its Adoption Agreement) for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant’s Excess Compensation.

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                              (iii) Tier three. Under the third tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this third tier, as a percentage of each Participant’s Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4%, or 1.3%) listed under Section 3.04(B)(2)(c).

                              (iv) Tier four. Under the fourth tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

                    (c) Maximum disparity table. For purposes of the permitted disparity allocation formulas under this Section 3.04(B)(2), the applicable percentage is:

Integration level % of taxable wage base	Applicable % for 2-tiered formula	Applicable % for 4-tiered formula

100%	5.7%	2.7%

More than 80% but less than 100%	5.4%	2.4%

More than 20% (but not less than $10,001) and not more than 80%	4.3%	1.3%

20% (or $10,000, if greater) or less	5.7%	2.7%

                    (d) Overall permitted disparity limits.

                              (i) Annual overall permitted disparity limit. Notwithstanding Sections 3.04(B)(2)(a) and (b), for any Plan Year the Plan benefits any Participant who benefits under another qualified plan or under a simplified employee pension plan (as defined in Code §408(k)) maintained by the Employer that provides for permitted disparity (or imputes disparity), the Plan Administrator will allocate Employer Contributions to the Account of each Participant in the same ratio that each Participant’s Compensation bears to the total Compensation of all Participants for the Plan Year.

                              (ii) Cumulative permitted disparity limit. Effective for Plan Years beginning after December 31, 1994, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. “Total cumulative permitted disparity years” means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, the Plan Administrator will treat all years ending in the same calendar year as the same year. If the Participant has not benefited under a Defined Benefit Plan or under a Target Benefit Plan of the Employer for any year beginning after December 31, 1993, the Participant does not have a cumulative permitted disparity limit.

                              For purposes of this Section 3.04(B)(2)(d), a Participant “benefits” under a plan for any Plan Year during which the Participant receives, or is deemed to receive, a contribution allocation in accordance with Treas. Reg. §1.410(b)-3(a).

                              (e) Pro-ration of integration level. In the event that the Plan Year is less than 12 months and the Plan Administrator will allocate the Employer Contribution based on Compensation for the short Plan Year, the Plan Administrator will pro rate the integration level based on the number of months in the short Plan Year. The Plan Administrator will not pro rate the integration level in the case of: (i) a Participant who participates in the Plan for less than the entire 12 month Plan Year and whose allocation is based on Participating Compensation; (ii) a new Plan established mid-Plan Year, but with an Effective Date which is as of the beginning of the Plan Year; or (iii) a terminating Plan which bases allocations on Compensation through the effective date of the termination, but where the Plan Year continues for the balance of the full 12 month Plan Year.

          (3) Classifications allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to specify classifications of Participants to whom the Plan Administrator will allocate any Employer Contribution.

                    (a) Volume Submitter. The Employer in its Volume Submitter Plan may elect to specify any number of classifications and a classification may consist of any number of Participants. The Employer also may elect to put each Participant in his/her own classification. The Plan Administrator will apportion the Employer Contribution for a Plan Year to the classifications as the Employer designates at the time that the Employer makes the contribution. If there is more than one Participant in a classification, the Plan Administrator will allocate the Employer Contribution for the Plan Year within each classification as the Employer elects in its Adoption Agreement which may be: (i) in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Plan Year Compensation for all Participants within the same classification (pro rata); or (ii) the same dollar amount to each Participant within a classification. If a Participant during a Plan Year shifts from one classification to another, the Plan Administrator will apportion the Participant’s allocation during that Plan Year pro rata based on the Participant’s Compensation while a member of each classification, unless the Employer in Appendix B: (i) specifies apportionment based on the number of months or days a Participant spends in a classification; or (ii) elects that the Employer in a nondiscriminatory manner will direct the Plan Administrator as to which classification the Participant will participate in during that entire Plan Year.

                    (b) Nonstandardized Plan. The Employer in its Nonstandardized Plan may elect to specify any number of classifications and a classification may consist of any number of Participants. The Employer also may elect to put each Participant in his/her own classification. Notwithstanding the foregoing, each NHCE classification must be reasonable as described in Treas. Reg. §1.410(b)-4(b) and the maximum number of HCE and NHCE allocation rates is restricted as described below. The Plan Administrator will apportion the Employer Contribution for a Plan Year to the classifications

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as the Employer designates at the time that the Employer makes the contribution. If there is more than one Participant in a classification, the Plan Administrator will allocate the Employer Contribution for the Plan Year within each classification in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Plan Year Compensation for all Participants within the same classification (pro rata). The maximum number of allocation rates that the Plan may have during a Plan Year: (i) in the case of HCEs, is the number of eligible HCEs with a limit of 25 allocation rates; and (ii) in the case of the NHCEs, is as follows:

Number of eligible NHCEs	Allocation rates

2 or less	1
3-8	2
9-11	3
12-19	4
20-29	5
30 or more	see below

If there are 30 or more eligible NHCEs, the maximum number of allocation rates is equal to the number of eligible NHCEs, divided by the number 5 (rounded to the next lowest whole number if the result is not a whole number), with a maximum of 25 allocation rates. For this purpose, an “allocation rate” is the Participant’s allocation under this Section 3.04(B)(3)(b), divided by Compensation for nondiscrimination testing under Section 1.11(F). If, in any Plan Year, the number of classifications the Employer has elected in the Adoption Agreement exceeds the maximum number of allocation rates, the Employer will direct the Plan Administrator to allocate the Employer Contribution in a manner that results in more than one classification receiving the same allocation rate, and as is sufficient to bring the number of allocation rates within limits. If a Participant during a Plan Year shifts from one classification to another, the Employer in a nondiscriminatory manner will direct the Plan Administrator as to which classification the Participant will participate in during that entire Plan Year; a Participant may not participate in more than one classification during a Plan Year. The limitations of this Section 3.04(B)(3)(b) apply if the Employer’s adoption of this Plan is a new Plan and in the case of a Restated Plan, these limitations apply for Plan Years which begin after the date the Employer executes the Restated Plan. For Plan Years up to and including the Plan year in which the Employer adopts the Plan as a Restated Plan, the Employer will apply the Plan terms as in effect under the prior Plan.

          (4) Super-integrated allocation formula. The Employer in its Volume Submitter Plan may elect a super-integrated allocation formula. The Plan Administrator will allocate the Employer Contribution for the Plan Year in accordance with the tiers of priority that the Employer elects in its Adoption Agreement. The Plan Administrator will not allocate to the tier with the next lower priority until the Employer has contributed an amount sufficient to maximize the allocation under the immediately preceding tier.

          (5) Age-based allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect an age-based allocation formula. The Plan Administrator will allocate the Employer Contribution for the Plan Year in the same ratio that each Participant’s Benefit Factor for the Plan Year bears to the sum of the Benefit Factors of all Participants for the Plan Year.

                    (a) Definition of Benefit Factor. A Participant’s Benefit Factor is his/her Compensation for the Plan Year multiplied by the Participant’s Actuarial Factor.

                    (b) Definition of Actuarial Factor. A Participant’s Actuarial Factor is the factor that the Plan Administrator establishes based on the interest rate and mortality table the Employer elects in its Adoption Agreement. If the Employer elects to use the UP-1984 table, a Participant’s Actuarial Factor is the factor in Table I of Appendix D to the Adoption Agreement or is the product of the factors in Tables I and II of Appendix D to the Adoption Agreement if the Plan’s Normal Retirement Age is not age 65. If the Employer in its Adoption Agreement elects to use a table other than the UP-1984 table, the Plan Administrator will determine a Participant’s Actuarial Factor in accordance with the designated table (which the Employer will attach to the Adoption Agreement as a substituted Appendix D) and the Adoption Agreement elected interest rate.

          (6) Uniform points allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect a uniform points allocation formula. The Plan Administrator will allocate any Employer Contribution for a Plan Year in the same ratio that each Participant’s points bear to the total points of all Participants for the Plan Year. The Plan Administrator determines a Participant’s points in accordance with the Employer’s Adoption Agreement elections under which the Employer will elect to define points based on Years of Service, Compensation and/or age.

          (7) Incorporation of fixed or Prevailing Wage Contribution formula. The Employer in its Adoption Agreement may elect to allocate Employer Contributions in accordance with the Plan’s fixed Employer Contribution formula. In such event, the Plan Administrator will allocate the Employer Contributions for a Plan Year in accordance with the Fixed Nonelective or other Employer Contribution formula or in accordance with the Prevailing Wage Contribution formula the Employer has elected under Sections 3.04(A)(2) or (3).

          (8) Target Benefit/Money Purchase allocation formula. The Plan Administrator will allocate the Employer Contributions for a Plan Year to its Money Purchase Pension Plan or to its Target Benefit Plan as provided in the Employer’s Adoption Agreement.

(C) QNEC. The provisions of this Section 3.04(C) apply to QNEC contributions.

          (1) Plan-Designated QNEC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Nonelective Contributions as a QNEC (“Plan-Designated QNEC”). If the Employer elects any Plan-Designated QNECs, the Employer in its Adoption Agreement will elect whether to allocate a Plan-Designated QNEC to all Participants or only to NHCE Participants and the Employer in its Adoption Agreement also must elect a QNEC allocation method as follows: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method subject to the testing limitations of Section 3.04(C)(5). The Plan Administrator

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will allocate an QNEC under this Section 3.04(C)(1) only to those Participants who have satisfied eligibility conditions under Article II to receive Nonelective Contributions (or if applicable, to QNECs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QNECs.

          (2) Operational QNEC. The Employer, to facilitate the Plan Administrator’s correction of test failures under Section 4.10, (or to lessen the degree of such failures), but only if the Plan is using Current Year Testing, also may make Discretionary Nonelective Contributions as QNECs to the Plan (“Operational QNEC”), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Nonelective Contributions or Plan-Designated QNECs. The Plan Administrator, in its discretion, will allocate the Operational QNEC, but will limit the allocation of any Operational QNEC only to some or all NHCE Participants who are ADP Participants or ACP Participants under Sections 4.11(A) and (B). The Plan Administrator operationally must elect whether to allocate an Operational QNEC to NHCE ADP Participants: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method; provided, that any QNEC allocation is subject to the limitations of Section 3.04(C)(5). The Plan Administrator may allocate an Operational QNEC to any NHCE ADP or ACP Participants even if such Participants have not satisfied any eligibility conditions under Article II applicable to Nonelective Contributions (including QNECs) or have not satisfied any allocation conditions under Section 3.06 applicable to Nonelective Contributions (or to QNECs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the “otherwise excludible employees” rule described in Section 4.06(C), the Plan Administrator also may limit the QNEC allocation to those NHCEs in any disaggregated “plan” which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan), The Employer may designate all or any part of its Prevailing Wage Contribution as a QNEC, provided that the Prevailing Wage Contribution qualifies as a QNEC and that QNEC treatment is not inconsistent with the Prevailing Wage Contract.

          (3) Reverse QNEC allocation. Under the reverse QNEC allocation method, the Plan Administrator (subject to Section 3.06 if applicable), will allocate a QNEC first to the NHCE Participant(s) with the lowest Compensation for the Plan Year in an amount not exceeding the Annual Additions Limit for each Participant, with any remaining amounts allocated to the next highest paid NHCE Participant(s) not exceeding his/her Annual Additions Limit and continuing in this manner until the Plan Administrator has fully allocated the QNEC.

          (4) Separate Account. The Plan Administrator will establish a separate QNEC Account for each Participant who receives an allocation of QNECs in accordance with Section 7.04(A)(1).

          (5) Anti-conditioning and targeting. The Employer in its Adoption Agreement and the Plan Administrator in operation may not condition the allocation of any QNEC under this Section 3.04(C), on whether a Participant has made Elective Deferrals. The nondiscrimination testing of QNECs also is subject to the targeting limitations of Section 4.10(D). The Employer will not make an Operational QNEC in an amount which exceeds the targeting limitations.

          (6) Standardized Plan limitation. The Employer in its Standardized Plan may not elect a reverse QNEC allocation method or any similar QNEC allocation method even if such allocation would comply with Section 3.04(C)(5).

(D) Qualified Replacement Plan. The Employer may establish or maintain this Plan as a qualified replacement plan as described in Code §4980 under which the Plan may receive a Transfer from a terminating qualified plan the Employer also maintains. The Plan Administrator will credit the transferred amounts to a suspense account under the Plan and thereafter the Plan Administrator will allocate the transferred amounts under this Section 3.04(D) in the same manner as the Plan Administrator allocates Employer Nonelective Contributions.

          3.05 SAFE HARBOR 401(k) CONTRIBUTIONS. The Employer in its 401(k) Plan Adoption Agreement may elect to apply to its Plan the safe harbor provisions of this Section 3.05.

(A) Prior Election and Notice/12 Month Plan Year. Except as otherwise provided in this Plan or in accordance with Applicable Law, an Employer: (i) prior to beginning of the Plan Year to which the safe harbor provisions apply, must elect the safe harbor plan provisions of this Section 3.05; (ii) prior to the beginning of the Plan Year to which the safe harbor provisions apply, must satisfy the applicable notice requirements; and (iii) must apply the safe harbor provisions for the entire 12 month safe harbor Plan Year.

          (1) Short Plan Year. An Employer’s Plan may be a Safe Harbor 401(k) Plan in a short Plan Year: (a) as provided in Sections 3.05(I)(3) or (4), relating to the initial safe harbor Plan Year; (b) after the Final 401(k) Regulations Effective Date if the Employer creates a short Plan Year by changing its Plan Year, provided that the Employer maintains the Plan as a Safe Harbor 401(k) Plan in the Plan Years both before and after the short Plan Year as described in Treas. Reg. §1.401(k)-3(e)(3); or (c) after the Final 401(k) Regulations Effective Date if the short Plan Year is the result of the Employer’s termination of the Plan under Section 3.05(I)(5).

(B) Effect/Remaining Terms/Testing Status. The provisions of this Section 3.05 apply to an electing Employer notwithstanding any contrary provision of the Plan and all other remaining Plan terms continue to apply to the Employer’s Safe Harbor 401(k) Plan. An Employer which elects and operationally satisfies the safe harbor provisions of this Section 3.05 is not subject to the nondiscrimination provisions of Section 4.10(B) (ADP test). An electing Employer which provides for an Enhanced Matching Contribution under Section 3.05(E)(5) or for Additional Matching Contributions under Section 3.05(F) is subject to the nondiscrimination provisions of Section 4.10(C) (ACP test), unless the Employer elects in its Adoption Agreement to apply the ACP test safe harbor described in Section 3.05(G). If the Plan is a Safe Harbor 401(k) Plan, for purposes of testing in future (non-safe harbor) Plan Years, the Plan in the safe harbor Plan Year is deemed to be using Current Year Testing as to the ADP test and is deemed to be using Current Year Testing for the ACP test if the Plan in the safe harbor Plan Year satisfies the ACP test safe harbor. If a

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Safe Harbor 401(k) Plan is subject to Sections 3.05(I)(1) or (2), the Plan in such Plan Year is deemed to be using Current Year Testing for both the ADP and ACP tests.

(C) Compensation for Allocation. In allocating Safe Harbor Contributions and Additional Matching Contributions that satisfy the ACP test safe harbor under Section 3.05(G) and for Elective Deferral allocation under this Section 3.05, the following provisions apply:

          (1) Safe Harbor and Additional Matching allocation. For purposes of allocating the Employer’s Safe Harbor Contributions and ACP test safe harbor Additional Matching Contributions, if any, Compensation is limited as described in Section 1.11(E) and Employer must elect under its Adoption Agreement a nondiscriminatory definition of Compensation as described in Section 1.11(F). The Employer in its Adoption Agreement may not elect to limit NHCE Compensation to a specified dollar amount, except as required under Section 1.11(E).

          (2) Deferral allocation. An Employer in its Adoption Agreement may elect to limit the type of Compensation from which a Participant may make an Elective Deferral to any reasonable definition. The Employer in its Adoption Agreement also may elect to limit the amount of a Participant’s Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount, provided each Eligible NHCE Participant may make Elective Deferrals in an amount sufficient to receive the maximum Matching Contribution, if any, available under the Plan and may defer any lesser amount. However, a Participant may not make Elective Deferrals in the event that the Participant is suspended from doing so under Section 6.07(A)(2), relating to hardship distributions or to the extent that the allocation would exceed a Participant’s Annual Additions Limit in Section 4.05(B) or the maximum Deferral Limit in Section 4.10(A). If the Plan permits Roth Deferrals in addition to Pre-Tax Deferrals, Elective Deferrals for purposes of Section 3.05 includes both Roth Deferrals and Pre-Tax Deferrals.

(D) “Early” Elective Deferrals/Delay of Safe Harbor Contribution. If the Employer in its Adoption Agreement elects any age and service eligibility requirements for Elective Deferrals that are less than age 21 and one Year of Service (with one Year of Service being defined as completion of 1,000 Hours of Service during the relevant Eligibility Computation Period), the Employer in its Adoption Agreement may elect to limit Safe Harbor Contributions to the Participants who have attained age 21 and who have satisfied the foregoing one Year of Service requirement. The Plan Administrator under this Adoption Agreement election will apply the OEE rule under Section 4.06(C) and will perform the ADP (and ACP) tests as necessary for the Participants who are in the disaggregated plan which benefits the Otherwise Excludible Employees. The disaggregated plan which benefits the Includible Employees is a Safe Harbor 401(k) Plan under this Section 3.05. However, nothing in this Section 3.05(D) affects the obligation of the Employer under Article X in the event that the Plan is top-heavy, to provide a Top-Heavy Minimum Allocation for Non-Key Employee Participants in the Elective Deferral component of the Plan who have not satisfied the age and service requirements applicable to the Safe Harbor Contributions. Under this Section 3.05(D), eligibility for Additional Matching Contributions and for Nonelective Contributions which are not Safe Harbor Nonelective Contributions is controlled by the Employer’s Adoption Agreement elections and is not necessarily limited to age 21 and one Year of Service as is the case for Safe Harbor Contributions. However, as to ACP test safe harbor treatment for Additional Matching Contributions, see Section 3.05(F)(3).

(E) Safe Harbor Contributions/ADP Test Safe Harbor. An Employer which elects under this Section 3.05(E) to apply the safe harbor provisions, must satisfy the ADP test safe harbor contribution requirement under Code §401(k)(12) by making a Safe Harbor Contribution to the Plan. Except as otherwise provided in this Section 3.05, the Employer must make its Safe Harbor Contributions (and any Additional Matching Contributions which will satisfy the ACP test safe harbor), no later than twelve months after the end of the Plan Year to which such contributions are allocated. If the Employer satisfies this Section 3.05(E) and the remaining applicable provisions of Section 3.05, Elective Deferrals are not subject to nondiscrimination testing under Section 4.10(B) (ADP test). The Employer in its Adoption Agreement may elect to apply forfeitures toward satisfaction of the Employer’s required Safe Harbor Contribution.

          (1) Definition of Safe Harbor Contribution. A Safe Harbor Contribution is a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement.

          (2) Definition of Safe Harbor Nonelective Contribution. A Safe Harbor Nonelective Contribution is a Fixed Nonelective Contribution in an amount the Employer elects in its Adoption Agreement, which must equal at least 3% of each Participant’s Compensation unless the Employer elects to limit Safe Harbor Nonelective Contributions to NHCEs under Section 3.05(E)(8) or unless Section 3.05(D) applies. A Safe Harbor Nonelective Contribution is a QNEC.

          (3) Definition of Safe Harbor Matching Contribution. A Safe Harbor Matching Contribution is a Basic Matching Contribution or an Enhanced Matching Contribution. Under a Safe Harbor Matching Contribution an HCE may not receive a greater rate of match at any level of Elective Deferrals than any NHCE. A Safe Harbor Matching Contribution is a QMAC.

          (4) Definition of Basic Matching Contribution. A Basic Matching Contribution is a Fixed Matching Contribution equal to 100% of a Participant’s Elective Deferrals which do not exceed 3% of Compensation, plus 50% of Elective Deferrals which exceed 3%, but do not exceed 5% of Compensation.

          (5) Definition of Enhanced Matching Contribution. An Enhanced Matching Contribution is a Fixed Matching Contribution made in accordance with any formula the Employer elects in its Adoption Agreement under which: (a) at any rate of Elective Deferrals, a Participant receives a Matching Contribution which is at least equal to the match the Participant would receive under the Basic Matching Contribution formula; and (b) the rate of match does not increase as the rate of Elective Deferrals increases.

                    (6) Time period for computing/contributing Safe Harbor Matching Contribution.

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                    (a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer’s Safe Harbor Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Safe Harbor Matching Contribution based on the Plan Year.

                    (b) Contribution deadline. If the Employer elects to compute its Safe Harbor Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Safe Harbor Matching Contributions to the Plan no later than the end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Safe Harbor Matching Contribution was made. If the Employer fails to contribute by the foregoing deadline, the Employer will correct the operational failure by contributing the Safe Harbor Matching Contribution as soon as is possible and will also contribute Earnings on the Contribution. See Section 7.08. If the time period for computing the Safe Harbor Matching Contribution is the Plan Year, the Employer must contribute the Safe Harbor Matching Contribution to the Plan no later than twelve months after the end of the Plan Year to which the Safe Harbor Contribution is allocated.

          (7) No allocation conditions. The Plan Administrator must allocate the Employer’s Safe Harbor Contribution without regard to the Section 3.06 allocation conditions, if any, the Employer has elected as to non-Safe Harbor Contributions.

          (8) NHCEs must receive allocation; further election of allocation group. Subject to Section 3.05(D), the Plan Administrator must allocate the Safe Harbor Contribution to NHCE Participants, which for purposes of Section 3.05 means NHCEs who are eligible to make Elective Deferrals. The Employer in its Adoption Agreement, must elect whether to allocate Safe Harbor Contributions: (a) to all Participants; (b) only to NHCE Participants; or (c) to NHCE Participants and to designated HCE Participants.

          (9) 100% vesting/distribution restrictions. A Participant’s Account Balance attributable to Safe Harbor Contributions at all times is 100% Vested and is subject to the distribution restrictions described in Section 6.01(C)(4)(b).

          (10) Possible application of ACP test. If the Plan’s sole Matching Contribution is a Basic Matching Contribution, the Basic Matching Contribution is not subject to nondiscrimination testing under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement must elect whether to satisfy the ACP test safe harbor amount limitation under Section 3.05(G) with respect to the Employer’s Enhanced Matching Contributions or to test its Enhanced Matching Contributions under Section 4.10(C) (ACP test). As of the Final 401(k) Regulations Effective Date, the Employer in its Adoption Agreement may elect to test Enhanced Matching Contributions using Current Year Testing or Prior Year Testing. Prior to the Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.

          (11) Application to other allocations/testing. Except as the Employer otherwise elects in Appendix B and as described below as to permitted disparity, any Safe Harbor Nonelective Contributions will be applied toward (offset) any other allocation to a Participant of a non-Safe Harbor Nonelective Contribution. An Employer electing to apply the general nondiscrimination test under Section 4.06(C), may include Safe Harbor Nonelective Contributions in applying the general test. An Employer which has elected in its Adoption Agreement to apply permitted disparity in allocating the Employer’s Nonelective Contributions made in addition to Safe Harbor Nonelective Contributions may not include within the permitted disparity formula allocation any of the Employer’s Safe Harbor Nonelective Contributions.

          (12) Contribution to another plan. An Employer in its Adoption Agreement may elect to make the Safe Harbor Contribution to another Defined Contribution Plan the Employer maintains provided: (a) this Plan and the other plan have the same Plan Years; (b) each Participant eligible for Safe Harbor Contributions under this Plan is eligible to participate in the other plan; and (c) the other plan provides that 100% vesting and the distribution restrictions under Section 6.01(C)(4)(b) apply to the Safe Harbor Contribution Account maintained within the other plan. An Employer cannot apply any Safe Harbor Contributions to satisfy the 401(k) safe harbor requirements in more than one plan.

(F) Additional Matching Contributions. The Employer in its Adoption Agreement may elect to make Additional Matching Contributions to its safe harbor Plan under this Section 3.05(F).

          (1) Definition of Additional Matching Contributions. Additional Matching Contributions are Fixed or Discretionary Matching Contributions(“Fixed Additional Matching Contributions” or “Discretionary Additional Matching Contributions”) the Employer makes to its Safe Harbor 401(k) Plan (including a Safe Harbor 401(k) Plan the Employer elected into during the Plan Year under Section 3.05(I)(1)) and are not Safe Harbor Matching Contributions. Additional Matching Contributions are in addition to whatever type of Safe Harbor Contributions the Employer makes to satisfy the ADP test safe harbor under Section 3.05(E). If the Employer under Section 3.05(I)(1) does not elect into the safe harbor as of a Plan Year, any Matching Contributions for that Plan Year are not Additional Matching Contributions and as such cannot qualify for the ACP test safe harbor.

          (2) Safe harbor or testing. The Employer in its Adoption Agreement must elect whether to subject the Additional Matching Contributions to the ACP test safe harbor requirements of Section 3.05(G), or for the Plan Administrator to test the Additional Matching Contributions (and any Safe Harbor Matching Contribution) for nondiscrimination under Section 4.10(C) (ACP test). If the Employer under section 3.05(I)(1) elects during the Plan Year to become a Safe Harbor 401(k) Plan, any Additional Matching which satisfies the ACP test safe harbor requirements is not subject to the ACP test. As of the Final 401(k) Regulations Effective Date, the Employer in its Adoption Agreement may elect to test Additional Matching Contributions (and any Safe Harbor Matching Contribution) using Current Year Testing or Prior Year Testing. Prior to such Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.

          (3) Eligibility, vesting, allocation conditions and distributions. The Employer must elect in its Adoption

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Agreement the eligibility conditions, vesting schedule, allocation conditions and distribution provisions applicable to the Employer’s Additional Matching Contributions. To satisfy the ACP safe harbor under Section 3.05(G), effective as of the Final 401(k) Regulations Effective Date, any allocation conditions the Employer otherwise elects in its Adoption Agreement do not apply to Additional Matching Contributions. However, regardless of whether the Employer elects to treat the Additional Matching Contributions as being subject to the ACP test safe harbor, the Employer may elect: (a) to apply a vesting schedule to the Additional Matching Contributions; and (b) to treat the Additional Matching Contributions Account as not subject to the distribution restrictions under Section 6.01(C)(4)(b). If the Employer wishes to apply the ACP test safe harbor to Additional Matching Contributions, the Employer must not elect eligibility conditions applicable to the Additional Matching Contribution which exceed age 21 and one Year of Service and the Employer must elect eligibility conditions which are the same as it elects for the Safe Harbor Contribution.

          (4) Time period for computing/contributing Additional Matching Contributions.

                    (a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer’s Additional Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Additional Matching Contribution based on the Plan Year.

                    (b) Contribution deadline. This Section 3.05(F)(4)(b) applies if the Employer in its Adoption Agreement elects to apply the ACP test safe harbor under Section 3.05(G) to its Additional Matching Contributions. If the Employer elects to compute its Additional Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Additional Matching Contributions to the Plan no later than the end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Additional Matching Contribution was made. If the Employer fails to contribute by the foregoing deadline, the Employer will correct the operational failure by contributing the Additional Matching Contribution as soon as is possible and will also contribute Earnings on the Contribution. See Section 7.08. If the Employer elects to apply the ACP test safe harbor and elects the Plan Year as the time period for computing the Additional Matching Contribution, the Employer must contribute the Additional Matching Contribution to the Plan no later than twelve months after the end of the Plan Year to which the Additional Matching Contribution is allocated.

(G) ACP test safe harbor. The Employer in its Adoption Agreement will elect whether (i) to apply the amount limitations under this Section 3.05(G) in order to comply with the ACP test safe harbor as described in this Section 3.05(G); or (ii) the Plan Administrator must test all Matching Contributions unless the Plan’s only Matching Contribution is a Basic Matching Contribution. If the Employer elects to test, the Employer will elect whether to perform the ACP test using Current Year or Prior Year Testing. Prior to the Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.

          (1) Amount limitations. Under the ACP test safe harbor: (a) the Employer may not make Matching Contributions as to a Participant’s Elective Deferrals which exceed 6% of the Participant’s Plan Year Compensation; (b) the amount of any Discretionary Additional Matching Contribution allocated to any Participant may not exceed 4% of the Participant’s Plan Year Compensation; (c) the rate of Matching Contributions may not increase as the rate of Elective Deferrals increases; and (d) an HCE may not receive a rate of match greater than any NHCE (taking into account HCE aggregation under Section 4.10(C)(6)). Requirement (d) does not apply prior to the Final 401(k) Regulations Effective Date, where such requirement is failed due to the application of Section 3.06 allocation conditions.

          (2) No partial ACP test safe harbor. If the Employer’s Plan has more than one Matching Contribution formula, each Matching Contribution formula must satisfy the ACP test safe harbor or the Plan Administrator must test all of the Employer’s Matching Contributions together under Section 4.10(C) (ACP test).

          (3) Employee Contributions. If the Employer in its Adoption Agreement has elected to permit Employee Contributions under the Plan: (a) any Employee Contributions do not satisfy the ACP test safe harbor and the Plan Administrator must test the Employee Contributions under Section 4.10(C) (ACP test) using Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement; and (b) if the Employer in its Adoption Agreement elects to match the Employee Contributions, the Plan Administrator in applying the 6% amount limit in Section 3.05(G)(1) must aggregate a Participant’s Elective Deferrals and Employee Contributions which are subject to the 6% limit. Prior to the Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.

(H) Safe Harbor Notice. The Plan Administrator must provide a safe harbor notice to each Participant a reasonable period prior to each Plan Year for which the Employer in its Adoption Agreement has elected to apply the safe harbor provisions.

          (1) Deemed reasonable notice. The Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the safe harbor notice at least 30 days and not more than 90 days prior to the beginning of the safe harbor Plan Year.

          (2) Mid-year notice/new Participant or Plan. If: (a) an Employee becomes eligible to participate in the Plan during a safe harbor Plan Year, but after the Plan Administrator has provided the annual safe harbor notice for that Plan Year; (b) the Employer adopts mid-year a new Safe Harbor 401(k) Plan; or (c) the Employer amends mid-year its existing Profit Sharing Plan to add a 401(k) feature and also elects safe harbor status, the Plan Administrator must provide the safe harbor notice a reasonable period (with 90 days being deemed reasonable) prior to and no later than the Employee’s Entry Date.

          (3) Content. The safe harbor notice must provide comprehensive information regarding the Participants’ rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant. The Plan Administrator’s notice must satisfy the content requirements of Treas. Reg. §1.401(k)-3(d).

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          (4) Election following notice. A Participant may make or modify a Salary Reduction Agreement under the Employer’s Safe Harbor 401(k) Plan for 30 days following receipt of the safe harbor notice, or if greater, for the period the Plan Administrator specifies in the Salary Reduction Agreement.

          (5) Notice failure. If the Plan Administrator for any Plan Year fails to give a timely safe harbor notice or gives a notice which does not satisfy the safe harbor notice content requirements, the Plan is not a Safe Harbor 401(k) Plan for that Plan Year and the Plan Administrator will test the Plan Year Elective Deferrals and Matching Contributions, if any, under Sections 4.10(B) and (C). In such event, notwithstanding the Plan’s failure to attain safe harbor status, any Adoption Agreement elections related to the Safe Harbor Contributions continue to apply unless and until the Employer amends the Plan. Notwithstanding the foregoing, if the Employer corrects the safe harbor notice failure under Section 7.08, the Plan is a Safe Harbor 401(k) Plan for the applicable Plan Year.

(I) Mid-Year Changes in Safe Harbor Status.

          (1) Contingent (“maybe”) notice and supplemental notice-delayed election of Safe Harbor Nonelective Contributions. The Employer during any Plan Year may elect for its Plan to become a Safe Harbor 401(k) Plan under this Section 3.05(I)(1) for that Plan Year, provided: (i) the Plan is using Current Year Testing; (ii) the Employer amends the Plan to add the safe harbor provisions not later than 30 days prior to the end of the Plan Year and to apply the safe harbor provisions for the entire Plan Year; (iii) the Employer elects to satisfy the Safe Harbor Contribution requirement using the Safe Harbor Nonelective Contribution; and (iv) the Plan Administrator provides a notice (“maybe notice”) to Participants prior to the beginning of the Plan Year for which the safe harbor amendment may become effective, that the Employer later may elect to become a Safe Harbor 401(k) Plan for that Plan Year using the Safe Harbor Nonelective Contribution and that if the Employer does so, the Plan Administrator will provide a supplemental notice to Participants at least 30 days prior to the end of that Plan Year informing Participants of the Employer’s election to provide the Safe Harbor Nonelective Contribution for that Plan Year. The Employer elects into the safe harbor by timely giving the supplemental notice and by amending the Plan as described above. Except as otherwise specified, the Participant notices described in this Section 3.05(I)(1) also must satisfy the requirements applicable to safe harbor notices under Section 3.05(H).

                    (a) Effect on Additional Matching Contributions. If the Employer gives a maybe notice under this Section 3.05(I)(1), and then gives the supplemental notice electing into the ADP test safe harbor for the Plan Year, any Additional Matching Contribution the Employer elects in its Adoption Agreement will be subject to the ACP test safe harbor or will be subject to testing under Section 4.10(C) (ACP test) using Current Year Testing, based on the Employer’s Adoption Agreement elections relating to the Additional Matching Contributions. If the Employer does not give a supplemental notice, any Matching Contributions are not Additional Matching Contributions in that Plan Year and the Plan Administrator will test all such Matching Contributions under Section 4.10(C) (ACP test) using Current Year Testing.

          (2) Exiting safe harbor matching. The Employer may amend its Safe Harbor 401(k) Plan during a Plan Year to reduce or eliminate prospectively, any or all Safe Harbor Matching Contributions or Additional Matching Contributions, provided: (a) the Plan Administrator provides a notice to the Participants which explains the effect of the amendment, specifies the amendment’s Effective Date and informs Participants they will have a reasonable opportunity to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; (b) Participants have a reasonable opportunity and period prior to the Effective Date of the amendment to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; and (c) the amendment is not effective earlier than the later of: (i) 30 days after the Plan Administrator gives notice of the amendment; or (ii) the date the Employer adopts the amendment. An Employer which amends its Safe Harbor 401(k) Plan to eliminate or reduce the any Matching Contribution under this Section 3.05(I)(2), effective during the Plan Year, must continue to apply all of the safe harbor requirements of this Section 3.05 until the amendment becomes effective and also must apply for the entire Plan Year, using Current Year Testing, the nondiscrimination test under Section 4.10(B) (ADP test) and the nondiscrimination test under Section 4.10(C) (ACP test). However, any Employer which eliminates only an Additional Matching Contribution does not need to test under the ADP test provided that the Plan still satisfies the ADP test safe harbor.

          (3) Amendment of non-401(k) Plan into safe harbor status. An Employer maintaining a Profit Sharing Plan or pre-ERISA Money Purchase Pension Plan, during a Plan Year, may amend prospectively its Plan to become a Safe Harbor 401(k) Plan provided: (a) the Employer’s Plan is not a Successor Plan; (b) the Participants may make Elective Deferrals for at least 3 months during the Plan Year; (c) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the 401(k) arrangement; and (d) the Plan commencing on the Effective Date of the amendment (or such earlier date as the Employer will specify in its Adoption Agreement), satisfies all of the safe harbor requirements of this Section 3.05.

          (4) New Plan/new Employer. An Employer (including a new Employer) may establish a new Safe Harbor 401(k) Plan which is not a Successor Plan, provided; (a) the Plan Year is at least 3 months long; (b) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the Plan; and (c) the Plan commencing on the Effective Date of the Plan satisfies all of the safe harbor requirements of this Section 3.05. If the Employer is new, the Plan Year may be less than 3 months provided the Plan is in effect as soon after the Employer is established as it is administratively feasible for the Employer to establish the Plan.

          (5) Plan termination. An Employer may terminate its Safe Harbor 401(k) Plan mid-Plan Year in accordance with Article XI and this Section 3.05(I)(5).

                    (a) Acquisition/disposition or substantial business hardship. If the Employer terminates its Safe Harbor 401(k) Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition

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transaction described in Code §410(b)(6)(C), or if termination is on account the Employer’s substantial business hardship, within the meaning of Code §412(d), the Plan remains a Safe Harbor 401(k) Plan for the short Plan Year provided that the Employer satisfies this Section 3.05 through the Effective Date of the Plan termination.

          (b) Other termination. If the Employer terminates its Safe Harbor 401(k) Plan for any reason other than as described in Section 3.05(I)(5)(a), and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Section 3.05(I)(2), except that the Employer need not provide Participants with the right to change their Salary Reduction Agreements.

     3.06 ALLOCATION CONDITIONS. The Employer in its Adoption Agreement will elect the allocation conditions, if any, which the Plan Administrator will apply in allocating Employer Contributions (except for those contributions described below) and in allocating forfeitures allocated as an Employer Contribution under the Plan.

(A) Contributions Not Subject to Allocation Conditions. The Employer may not elect to impose any allocation conditions on: (1) Elective Deferrals; (2) Safe Harbor Contributions; (3) commencing as of the Final 2004 401(k) Regulations Effective Date, Additional Matching Contributions to which the Employer elects to apply the ACP test safe harbor; (4) Employee Contributions; (5) Rollover Contributions; (6) Designated IRA Contributions; (7) SIMPLE Contributions; or (8) Prevailing Wage Contributions, except as may be required by the Prevailing Wage Contract. The Plan Administrator also may elect under Sections 3.03(C)(2) and 3.04(C)(2), not to apply to any Operational QMAC or Operational QNEC any allocation conditions otherwise applicable to Matching Contributions (including QMACs) or to Nonelective Contributions (including QNECs).

(B) Conditions. The Employer in its Adoption Agreement may elect to impose allocation conditions based on Hours of Service or employment at a specified time (or both), in accordance with this Section 3.06(B). The Employer may elect to impose different allocation conditions to different Employer Contribution Types under the Plan. A Participant does not accrue an Employer Contribution or forfeiture allocated as an Employer Contribution with respect to a Plan Year or other applicable period, until the Participant satisfies the allocation conditions for that Employer Contribution Type.

          (1) Hours of Service requirement. Except as required to satisfy the Top-Heavy Minimum Allocation, the Plan Administrator will not allocate any portion of an Employer Contribution for a Plan Year to any Participant’s Account if the Participant does not complete the applicable minimum Hours of Service (or consecutive calendar days of employment under the Elapsed Time Method) requirement the Employer specifies in its Adoption Agreement for the relevant period.

          (a) 1,000 HOS in Plan Year/other HOS requirement. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to require a Participant to complete: (i) 1,000 Hours of Service during the Plan Year (or to be employed for at least 182 consecutive calendar days under the Elapsed Time Method); (ii) a specified number of Hours of Service during the Plan Year which is less than 1,000 Hours of Service; or (iii) a specified number of Hours of Service within the time period the Employer elects in its Adoption Agreement, but not exceeding 1,000 Hours of Service in a Plan Year.

          (b) 501 HOS/terminees. The Employer in its Adoption Agreement may elect to require a Participant to complete during a Plan Year 501 Hours of Service (or to be employed for at least 91 consecutive calendar days under the Elapsed Time Method) to share in the allocation of Employer Contributions for that Plan Year where the Participant is not employed by the Employer on the last day of that Plan Year, including the Plan Year in which the Employer terminates the Plan.

          (c) Short Plan Year or allocation period. This Section 3.06(B)(1)(c) applies to any Plan Year or to any other allocation time period under the Adoption Agreement which is less than 12 months, where in either case, the Employer creates a short allocation period on account of a Plan amendment, the termination of the Plan or the adoption of the Plan with an initial short Plan Year. In the case of any short allocation period, the Plan Administrator will prorate any Hour of Service requirement based on the number of days in the short allocation period divided by the number of days in the normal allocation period, using 365 days in the case of Plan Year allocation period. The Employer in Appendix B may elect not to pro-rate Hours of Service in any short allocation period or to apply a monthly pro-ration method.

          (2) Last day requirement.

                    (a) Standardized Plan. If the Plan is a Standardized Plan, a Participant who is employed by the Employer on the last day of a Plan Year will share in the allocation of Employer Contributions for that Plan Year without regard to the Participant’s Hours of Service completed during that Plan Year.

                    (b) Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to require a Participant to be employed by the Employer on the last day of the Plan Year or other specified period or on a specified date. If the Plan is a Nonstandardized or Volume Submitter Money Purchase Pension Plan or Target Benefit Plan, the Plan expressly conditions Employer Contribution allocations on a Participant’s employment with the Employer on the last day of the Plan Year for the Plan Year in which the Employer terminates or freezes the Plan, even if the Employer in its Adoption Agreement did not elect the “last day of the Plan Year” allocation condition.

(C) Time Period. The Employer in its Adoption Agreement will elect the time period to which the Plan Administrator will apply any allocation condition. The Employer may elect to apply the same time period to all Contribution Types or to elect a different time period based on Contribution Type.

(D) Death, Disability or Normal Retirement Age. The Employer in its Adoption Agreement will elect whether any elected allocation condition applies or is waived for a Plan Year if a Participant incurs a Separation from Service during the Plan Year on account of the Participant’s death, Disability or attainment of Normal Retirement Age in the current Plan Year or on account of the Participant’s Disability or

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attainment of Normal Retirement Age in a prior Plan Year. The Employer’s election may be based on Contribution Type or may apply to all Contribution Types.

(E) No Other Conditions. In allocating Employer Contributions under the Plan, the Plan Administrator will not apply any other allocation conditions except those the Employer elects in its Adoption Agreement or otherwise as the Plan may require.

(F) Suspension of Allocation Conditions in a Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or Volume Submitter Plan will elect whether to apply the suspension provisions of this Section 3.06(F). If: (i) Section 3.06(F) applies; (ii) the Plan (or any component part of the Plan) in any Plan Year must perform coverage testing; and (iii) the Plan (or component part of the Plan) fails to satisfy coverage under the ratio percentage test under Treas. Reg. §1.410(b)-2(b)(2), the Plan suspends for that Plan Year any Plan (or component part of the Plan) allocation conditions in accordance with this Section 3.06(F). If the Plan Administrator must perform coverage testing, the Administrator will apply testing separately as required to each component part of the Plan after applying the aggregation and disaggregation rules under Treas. Reg. §§1.410(b)–6 and –7.

          (1) No average benefit test. If the Employer elects to apply this Section 3.06(F), the Plan Administrator may not apply the average benefit test under Treas. Reg. §1.410(b)-2(b)(3), to determine satisfaction of coverage or to correct a coverage failure, as to the Plan or to the component part of the Plan to which this Section 3.06(F) applies, unless the Plan or component still fails coverage after application of this Section 3.06(F). The restriction in this Section 3.06(F)(1) does not apply as to application of the average benefit test in performing nondiscrimination testing.

          (2) Methodology. If this Section 3.06(F) applies for a Plan Year, the Plan Administrator, in the manner described herein, will suspend the allocation conditions for the NHCEs who are included in the coverage test and who are Participants in the Plan (or component part of the Plan) but who are not benefiting thereunder (within the meaning of Treas. Reg. §1.410(b)-3), such that enough additional NHCEs are benefiting under the Plan (or component part of the Plan) to pass coverage under the ratio percentage test. The ordering of suspension of allocation conditions is in the following priority tiers and if more than one NHCE in any priority tier satisfies the conditions for suspension (but all are not needed to benefit to pass coverage), the Plan Administrator will apply the suspension beginning first with the NHCE(s) in that suspension tier with the lowest Compensation during the Plan Year:

                    (a) Last day. Those NHCE(s) employed by the Employer on the last day of the Plan Year, without regard to the number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(b).

                    (b) Latest Separation. Those NHCE(s) who have the latest Separation from Service date during the Plan Year, without regard to the number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(c).

                    (c) Most Hours of Service (more than 500). Those NHCE(s) with the greatest number of Hours of Service during the Plan Year but who have more than 500 Hours of Service.

          (3) Appendix B. The Employer in Appendix B may elect a different order of the suspension tiers, may elect to use Hours of Service (in lieu of Compensation) as a tiebreaker within any tier or may elect additional or other suspension tiers which are objective and not subject to Employer discretion.

          (4) Separate Application to Nonelective and Matching. If applicable under the Plan, the Employer in its Adoption Agreement will elect whether to apply this Section 3.06(F): (a) to both Nonelective Contributions and to Matching Contributions if both components fail the ratio percentage test; (b) only to Nonelective Contributions if this component fails the ratio percentage test; or (c) only to Matching Contributions if this component fails the ratio percentage test.

(G) Conditions Apply to Re-Hired Employees. If a Participant incurs a Separation from Service and subsequently is re-hired and resumes participation in the same Plan Year as the Separation from Service or in any subsequent Plan Year, the allocation conditions under this Section 3.06, if any, continue to apply to the re-hired Employee/Participant in the Plan Year in which he/she is re-hired, unless the Employer elects otherwise in Appendix B.

          3.07 FORFEITURE ALLOCATION. The amount of a Participant’s Account forfeited under the Plan is a Participant forfeiture. The Plan Administrator, subject to Section 3.06 as applicable, will allocate Participant forfeitures at the time and in the manner the Employer specifies in its Adoption Agreement.

(A) Allocation Method. The Employer in its Adoption Agreement must specify the method the Plan Administrator will apply to allocate forfeitures.

          (1) 401(k) forfeiture source. If the Plan is a 401(k) Plan, the Employer in its Adoption Agreement may elect a different allocation method based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation method to all forfeitures.

                    (a) Attributable to Matching. A Participant’s forfeiture is attributable to Matching Contributions if the forfeiture is: (i) from the non-Vested portion of a Matching Contribution Account forfeited in accordance with Section 5.07 or, if applicable, Section 7.07; (ii) a non-Vested Excess Aggregate Contribution (including Allocable Income) forfeited in correcting for nondiscrimination failures under Section 4.10(C); or (iii) an Associated Matching Contribution.

                    (b) Definition of Associated Matching Contribution. An Associated Matching Contribution includes any Vested or non-Vested Matching Contribution (including Allocable Income) made as to Elective Deferrals or Employee Contributions the Plan Administrator distributes under Section 4.01(E) (Excess Amount), Section 4.10(A) (Excess Deferrals), Section 4.10(B) (ADP test), Section

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4.10(C) (ACP test) or Section 7.08 relating to Plan correction.

                    (c) Forfeiture or distribution of Associated Match. An Employee forfeits an Associated Matching Contribution unless the Matching Contribution is a Vested Excess Aggregate Contribution distributed in accordance with Section 4.10(C) (ACP test). A forfeiture under this Section 3.07(A)(1)(c) occurs in the Plan Year following the Testing Year (unless the Employer in Appendix B elects that the forfeiture occurs in the Testing Year) and the forfeiture is allocated in the Plan Year described in Section 3.07(B). See Section 3.07(B)(1) as to nondiscrimination testing of allocated forfeitures. In the event of correction under Section 7.08 resulting in forfeiture of Associated Matching Contributions, the forfeiture occurs in the Plan Year of correction.

          (2) Application of “reduce” option/excess forfeitures. If the Employer elects to allocate forfeitures to reduce Nonelective or Matching Contributions and the allocable forfeitures for the forfeiture allocation Plan Year described in Section 3.07(B) exceed the amount of the applicable contribution for that Plan Year to which the Plan Administrator would apply the forfeitures (or there are no applicable contributions under the Plan), the Plan Administrator will allocate the remaining forfeitures in the forfeiture allocation Plan Year. In such event, the Plan Administrator will allocate the remaining forfeitures as an additional Discretionary Nonelective Contribution or as a Discretionary Matching Contribution, as the Plan Administrator determines.

          (3) Plan expenses. If the Employer in its Adoption Agreement elects to apply forfeitures to the payment of Plan expenses under Section 7.04(C), which for this purpose may also include any Earnings on the forfeitures, the Employer must elect a secondary allocation method so that if the forfeitures exceed the Plan’s expenses, the Plan Administrator will apply any remaining forfeitures under the secondary method the Employer has elected in its Adoption Agreement.

          (4) Safe harbor-top-heavy exempt fail-safe. If the Employer has a Safe Harbor 401(k) Plan which otherwise qualifies for exemption from the top-heavy requirements of Article X, the Employer in its Adoption Agreement may elect to limit the allocation of all Plan forfeitures in such a manner as to avoid inadvertent application of the top-heavy requirements on account of a forfeiture allocation. If the Employer in its Adoption Agreement elects this “fail-safe” provision, the Plan Administrator will allocate forfeitures in the following order of priority: (a) first to reduce Safe Harbor Contributions; (b) then to reduce Fixed Additional Matching Contributions if any, which satisfy the ACP test safe harbor under Section 3.05(G); (c) then as Discretionary Additional Matching Contributions which satisfy the ACP safe harbor (without regard to whether the Employer in its Adoption Agreement has elected Discretionary Additional Matching Contributions); and (d) then to pay Plan expenses. If the Employer elects to allocate forfeitures under this Section 3.07(A)(4), the Plan Administrator will apply this Section 3.07(A)(4) regardless of whether the Employer in any Plan Year actually satisfies all conditions necessary for the Plan to be top-heavy exempt. The Employer in Appendix B may elect to alter the forfeiture allocation ordering rules of this Section 3.07(A)(4).

          (5) No allocation to Elective Deferral Accounts. The Plan Administrator will not allocate forfeitures to any Participant’s Elective Deferral Account, including his/her Roth Deferral Account.

          (6) Allocation under classifications. If the Employer in its Adoption Agreement has elected to allocate its Nonelective Contributions based on classifications of Participants, the Plan Administrator will allocate any forfeitures which under the Plan are allocated as additional Nonelective Contributions: (a) first to each classification pro rata in relation to the Employer’s Nonelective Contribution to that classification for the forfeiture allocation Plan Year described in Section 3.07(B); and (b) second, the total amount of forfeitures allocated to each classification under (a) are allocated in the same manner as are the Nonelective Contributions to be allocated to that classification.

(B) Timing (forfeiture allocation Plan Year). The Employer in its Adoption Agreement must elect as to forfeitures occurring in a Plan Year, whether the Plan Administrator will allocate the forfeitures in the same Plan Year in which the forfeitures occur or will allocate the forfeitures in the Plan Year which next follows the Plan Year in which the forfeitures occur. See Sections 3.07(A)(1)(c), 5.07 and 7.07 as to when a forfeiture occurs.

          (1) 401(k) Plans/allocation timing and re-testing. If the Plan is a 401(k) Plan, the Employer may elect different allocation timing based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation timing to all forfeitures. If the 401(k) Plan is subject to the ACP test and allocates any forfeiture as a Matching Contribution, the following re-testing rules apply. If, under the Plan, the Plan Administrator will allocate the forfeiture in the same Plan Year in which the forfeiture occurs, the Plan Administrator will not re-run the ACP test. If the Plan Administrator allocates the forfeiture in the Plan Year which follows the Plan Year in which the forfeiture occurs, the Plan Administrator will include the allocated forfeiture in the ACP test for the forfeiture allocation Plan Year. If the Plan allocates any forfeiture as a Nonelective Contribution, the allocation, in the forfeiture allocation Plan Year, is subject to any nondiscrimination testing which applies to Nonelective Contributions for that Plan Year.

           (2) Contribution amount and timing not relevant. The forfeiture allocation timing rules in this Section 3.07(B) apply irrespective of when the Employer makes its Employer Contribution for the forfeiture allocation Plan Year, and irrespective of whether the Employer makes an Employer Contribution for that Plan Year.

(C) Administration of Account Pending/Incurring Forfeiture. The Plan Administrator will continue to hold the undistributed, non-Vested portion of the Account of a Participant who has incurred a Separation from Service solely for his/her benefit until a forfeiture occurs at the time specified in Section 5.07 or if applicable, until the time specified in Section 7.07.

(D) Participant Does Not Share in Own Forfeiture. A Participant will not share in the allocation of a forfeiture of any portion of his/her Account, even if the Participant otherwise is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan

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Year described in Section 3.07(B). If the forfeiting Participant is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan Year, the Plan Administrator only will allocate to the Participant a share of the allocable forfeitures attributable to other forfeiting Participants.

(E) Plan Merger. In the event that the Employer merges another plan into this Plan, and does not fully vest upon merger the participant accounts in the merging plan, the Plan Administrator will allocate any post-merger forfeitures attributable to the merging plan in accordance with the Employer’s elections in its Adoption Agreement. The Employer may elect to limit any such forfeiture allocation only to those Participants who were also participants in the merged plan, but in the absence of such an election, all Participants who have satisfied any applicable allocation conditions under Section 3.06 will share in the forfeiture allocation.

          3.08 ROLLOVER CONTRIBUTIONS. The Plan Administrator will apply this Section 3.08 in administering Rollover Contributions to the Plan, if any.

(A) Policy Regarding Rollover Acceptance. The Plan Administrator, operationally and on a nondiscriminatory basis, may elect to permit or not to permit Rollover Contributions to this Plan or may elect to limit an Eligible Employee’s right or a Participant’s right to make a Rollover Contribution. The Plan Administrator also may adopt, amend or terminate any policy regarding the Plan’s acceptance of Rollover Contributions.

          (1) Rollover documentation. If the Plan Administrator permits Rollover Contributions, any Participant (or as applicable, any Eligible Employee), with the Plan Administrator’s written consent and after filing with the Plan Administrator the form prescribed by the Plan Administrator, may make a Rollover Contribution to the Trust. Before accepting a Rollover Contribution, the Plan Administrator may require a Participant (or Eligible Employee) to furnish satisfactory evidence the proposed transfer is in fact a “rollover contribution” which the Code permits an employee to make to a qualified plan.

          (2) Declination/related expense. The Plan Administrator, in its sole discretion, may decline to accept a Rollover Contribution of property which could: (a) generate unrelated business taxable income; (b) create difficulty or undue expense in storage, safekeeping or valuation; or (c) create other practical problems for the Plan or Trust. The Plan Administrator also may accept the Rollover Contribution on condition that the Participant’s or Employee’s Account is charged with all expenses associated therewith.

(B) Limited Testing. A Rollover Contribution is not an Annual Addition under Section 4.05(A) and is not subject to nondiscrimination testing except as a “right or feature” within the meaning of Treas. Reg. §1.401(a)(4)-4.

(C) Pre-Participation Rollovers. If an Eligible Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan’s eligibility conditions or prior to reaching his/her Entry Date, the Plan Administrator and Trustee must treat the Employee as a limited Participant (as described in Rev. Rul. 96-48 or in any Applicable Law). A limited Participant does not share in the Plan’s allocation of Employer Contributions nor Participant forfeitures and may not make Elective Deferrals if the Plan is a 401(k) Plan, until he/she actually becomes a Participant in the Plan. If a limited Participant has a Separation from Service prior to becoming a Participant in the Plan, the Trustee will distribute his/her Rollover Contributions Account to him/her in accordance with Section 6.01(A).

(D) May Include Employee Contributions and Roth Deferrals. A Rollover Contribution may include Employee Contributions and Roth Deferrals made to another plan, as adjusted for Earnings. In the case of Employee Contributions: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a); and (2) the Plan must account separately for the Rollover Contribution, including the Employee Contribution and the Earnings thereon. In the case of Roth Deferrals: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a) or from a 403(b) plan; (2) the Plan must account separately for the Rollover Contribution, including the Roth Deferrals and the Earnings thereon; and (3) as to rollovers which occur on or after April 30, 2007, this Plan must be a 401(k) Plan which permits Roth Deferrals.

          3.09 EMPLOYEE CONTRIBUTIONS. An Employer must elect in its Adoption Agreement whether to permit Employee Contributions. If the Employer elects to permit Employee Contributions, the Employer also must specify in its Adoption Agreement any limitations which apply to Employee Contributions. If the Employer permits Employee Contributions, the Plan Administrator operationally will determine if a Participant will make Employee Contributions through payroll deduction or by other means.

(A) Testing. Employee Contributions must satisfy the nondiscrimination requirements of Section 4.10(C) (ACP test).

(B) Matching. The Employer in its Adoption Agreement must elect whether the Employer will make Matching Contributions as to any Employee Contributions and, as applicable, the matching formula. Any Matching Contribution must satisfy the nondiscrimination requirements of Section 4.10(C) (ACP test), unless the Matching Contributions satisfy the ACP test safe harbor under a Safe Harbor 401(k) Plan.

          3.10 SIMPLE 401(k) CONTRIBUTIONS. The Employer in its Adoption Agreement may elect to apply to its Plan the SIMPLE 401(k) provisions of this Section 3.10 if the Employer is eligible under Section 3.10(B). The provisions of this Section 3.10 apply to an electing Employer notwithstanding any contrary provision in the Plan.

(A) Plan Year. An Employer electing to apply this Section 3.10 must have a 12 month calendar year Plan Year except that in the case of an Employer adopting a new SIMPLE 401(k) Plan, the Employer must adopt the Plan no later than October 1 with a calendar year Plan Year of at least 3 months.

(B) Eligible Employer. An Employer may elect to apply this Section 3.10 if: (i) the Plan Year is the calendar year; (ii) the Employer (including Related Employers under Section 1.23(C)) has no more than 100 Employees who received Compensation of at least $5,000 in the immediately

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preceding calendar year; and (iii) the Employer (including Related Employers under Section 1.23(C)) does not maintain any other plan as described in Code §219(g)(5), to which contributions were made or under which benefits were accrued for Service by an Eligible Employee in the Plan Year to which the SIMPLE 401(k) provisions apply.

          (1) Loss of eligible employer status. If an electing Employer fails for any subsequent calendar year to satisfy all of the Section 3.10(B) requirements, including where the Employer is involved in an acquisition, disposition or similar transaction under which the Employer satisfies Code §410(b)(6)(C)(i), the Employer remains eligible to maintain the SIMPLE 401(k) Plan for two additional calendar years following the last year in which the Employer satisfied the requirements.

(C) Compensation. For purposes of this Section 3.10, Compensation is limited as described in Section 1.11(E) and: (1) in the case of an Employee, means Code §3401(a) Wages but increased by the Employee’s Elective Deferrals under this Plan or any other 401(k) arrangement, SIMPLE IRA, SARSEP, 403(b) annuity or 457 plan of the Employer; and (2) in the case of a Self-Employed Individual, means Earned Income determined by disregarding contributions made to this Plan.

(D) Participant Elective Deferrals. Each Participant may enter into a Salary Reduction Agreement to make Elective Deferrals in each calendar year to the SIMPLE 401(k) Plan in accordance with this Section 3.10(D).

          (1) Amount Table. A Participant’s annual Elective Deferrals may not exceed the amount in the table below, and, commencing in 2006, such other amount as in effect under Code §408(p)(2)(E) under which Treasury adjusts the limit in $500 increments.

Year	Amount

2002	$7,000
2003	$8,000
2004	$9,000
2005	$10,000

          (2) Catch-Ups. If the Employer in its Adoption Agreement elects to permit Catch-Up Deferrals, a Catch-Up Eligible Participant also may make Catch-Up Deferrals to the SIMPLE 401(k) Plan in accordance with Section 3.02(D).

          (3) Election timing. A Participant may elect to make Elective Deferrals or to modify a Salary Reduction Agreement at any time in accordance with the Plan Administrator’s SIMPLE 401(k) Plan Salary Reduction Agreement form, but the form must be provided at least 60 days prior to the beginning of each SIMPLE Plan Year or at least 60 days prior to commencement of participation for the Participant to make or modify his/her Salary Reduction Agreement. A Participant also may at any time terminate prospectively his/her Salary Reduction Agreement applicable to the Employer’s SIMPLE 401(k) Plan.

(E) Employer SIMPLE 401(k) contributions. An Employer which elects to apply this Section 3.10 must make an annual SIMPLE Contribution to the Plan as described in this Section 3.10(E). The Employer operationally must elect for each SIMPLE Plan Year which type of SIMPLE Contribution the Employer will make.

          (1) Definition of SIMPLE Contribution. A SIMPLE Contribution is one of the following Employer Contribution types: (a) a SIMPLE Matching Contribution equal to 100% of each Participant’s Elective Deferrals but not exceeding 3% of Plan Year Compensation or such lower percentage as the Employer may elect under Code §408(p)(2)(C)(ii)(II); or (b) a SIMPLE Nonelective Contribution equal to 2% of Plan Year Compensation for each Participant whose Compensation is at least $5,000.

(F) SIMPLE 401(k) notice. The Plan Administrator must provide notice to each Participant a reasonable period of time before the 60th day prior to the beginning of each SIMPLE 401(k) Plan Year, describing the Participant’s Elective Deferral rights and the Employer’s SIMPLE Contributions which the Employer will make for the Plan Year described in the notice.

(G) Application of remaining Plan provisions.

          (1) Annual Additions. All contributions to the SIMPLE 401(k) Plan are Annual Additions under Section 4.05(A) and subject to the Annual Additions Limit.

          (2) No allocation conditions. The Employer in its Adoption Agreement may not elect to apply any Section 3.06 allocation conditions to the Plan Administrator’s allocation of SIMPLE Contributions.

          (3) No other contributions. No contributions other than those described in this Section 3.10 or Rollover Contributions described in Section 3.08 may be made to the SIMPLE 401(k) Plan.

          (4) Vesting. All SIMPLE Contributions and Accounts attributable thereto are 100% Vested at all times and in the event of a conversion of a non-SIMPLE 401(k) Plan into a SIMPLE 401(k) Plan, all Account Balances in existence on the first day of the Plan Year to which the SIMPLE 401(k) provisions apply, become 100% Vested.

          (5) No nondiscrimination testing. A SIMPLE 401(k) Plan is not subject to nondiscrimination testing under Section 4.10(B) (ADP test) or Section 4.10(C) (ACP test) of the Plan.

          (6) No top-heavy. A SIMPLE 401(k) Plan is not subject to the top-heavy provisions of Article X.

          (7) Remaining Plan terms. Except as otherwise described in this Section 3.10, if an Employer has elected in its Adoption Agreement to apply the SIMPLE 401(k) provisions of this Section 3.10, the Plan Administrator will apply the remaining Plan provisions to the Employer’s Plan.

          3.11 USERRA CONTRIBUTIONS.

(A) Application. This Section 3.11 applies to an Employee who: (1) has completed Qualified Military Service under USERRA; (2) the Employer has rehired under USERRA; and (3) is a Participant entitled to make-up contributions under Code §414(u).

(B) Employer Contributions. The Employer will make-up any Employer Contribution the Employer would have made

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and which the Plan Administrator would have allocated to the Participant’s Account had the Participant remained employed by the Employer during the period of Qualified Military Service.

(C) Compensation. For purposes of this Section 3.11, the Plan Administrator will determine an effected Participant’s Compensation as follows. A Participant during his/her period of Qualified Military Service is deemed to receive Compensation equal to that which the Participant would have received had he/she remained employed by the Employer, based on the Participant’s rate of pay that would have been in effect for the Participant during the period of Qualified Military Service. If the Compensation during such period would have been uncertain, the Plan Administrator will use the Participant’s actual average Compensation for the 12 month period immediately preceding the period of Qualified Military Service, or if less, for the period of employment.

(D) Elective Deferrals/Employee Contributions. If the Plan provided for Elective Deferrals or for Employee Contributions during a Participant’s period of Qualified Military Service, the Plan Administrator must allow a Participant under this Section 3.11 to make up such Elective Deferrals or Employee Contributions to his/her Account. The Participant may make up the maximum amount of Elective Deferrals or Employee Contributions which he/she under the Plan terms would have been able to contribute during the period of Qualified Military Service (less any such amounts the Participant actually contributed during such period) and the Participant must be permitted to contribute any lesser amount as the Plan would have permitted. The Participant must make up any contribution under this Section 3.11(D) commencing on his/her Re-Employment Commencement Date and not later than 5 years following reemployment (or if less, a period equal to 3 times the length of the Participant’s Qualified Military Service triggering such make-up contribution).

(E) Matching Contributions. The Employer will make-up any Matching Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant’s Account during the period of Qualified Military Service, but based on any make-up Elective Deferrals or make-up Employee Contributions that the Participant makes under Section 3.11(D).

(F) Limitations/Testing. Any contribution made under this Section 3.11 does not cause the Plan to violate and is not subject to testing under: (1) nondiscrimination requirements including under Code §401(a)(4), the ADP test, the ACP test, the safe harbor 401(k) rules or the SIMPLE 401(k) rules; (2) top-heavy requirements under Article X; or (3) coverage under Code §410(b). Contributions under this Section 3.11 are Annual Additions and are tested under Section 4.10(A) (Elective Deferral Limit) in the year to which such contributions are allocated, but not in the year in which such contributions are made.

(G) No Earnings. A Participant receiving any make-up contribution under this Section 3.11 is not entitled to an allocation of any Earnings on any such contribution prior to the time that the Employer actually makes the contribution (or timely deposits the Participant’s own make-up Elective Deferrals or Employee Contributions) to the Trust.

(H) No Forfeitures. A Participant receiving any make-up allocation under this Section 3.11 is not entitled to an allocation of any forfeitures allocated during the Participant’s period of Qualified Military Service.

(I) Allocation Conditions. For purposes of applying any Plan allocation conditions under Section 3.06, the Plan Administrator will treat any period of Qualified Military Service as Service.

(J) Other Rules. The Plan Administrator in applying this Section 3.11 will apply DOL Reg. §1002.259-267, and any other Applicable Law addressing the application of USERRA to the Plan.

          3.12 DESIGNATED IRA CONTRIBUTIONS. The Employer in its Adoption Agreement may elect to permit Participants to make Designated IRA Contributions to its Plan. Designated IRA Contributions are subject to the provisions of this Section 3.12.

(A) Effective Date. The Employer may elect in its Adoption Agreement to apply the Designated IRA Contribution provisions to any Plan Years beginning after December 31, 2002. For Plan Years commencing after 2003, the Employer may accept Designated IRA Contributions during such Plan Year only if the Employer elects to apply the provisions of this Section 3.12 (or otherwise adopted a good faith amendment under Code §408(q)), prior to the Plan Year for which the Designated IRA Contribution provisions will apply.

(B) Traditional or Roth IRA. The Employer in its Adoption Agreement may elect to treat Designated IRA Contributions as traditional IRA contributions, as Roth IRA contributions or as consisting of either type, at the Participant’s election.

(C) Account or Annuity. The Employer in its Adoption Agreement may elect to establish Accounts to receive Designated IRA Contributions either as individual retirement accounts, as individual retirement annuities or as consisting of either type, at the Participant’s election.

          (1) Trustee or Custodian. A trustee or custodian satisfying the requirements of Code §408(a)(2) must hold Designated IRA Contributions Accounts. If the Trustee holding the Designated IRA Contribution assets is a non-bank trustee, the Trustee, upon receipt of notice from the Commissioner of Internal Revenue that substitution is required because the Trustee has failed to comply with the requirements of Treas. Reg. §1.408-2(e), will substitute another trustee in its place.

          (2) Additional IRA requirements. All Designated IRA Contributions: (a) must be made in cash; (b) are subject to the IRA contribution limits under Code §408(a)(1) set forth below, including cost-of living adjustments after 2008 in $500 increments under Code §219(b)(5)(C) and as to Catch-Up Eligible Participants to the IRA Catch-Up limits set forth below; and (c) must be 100% Vested.

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Taxable Year	IRA contribution limit

2003	$3,000
2004	$3,000
2005	$4,000
2006	$4,000
2007	$4,000
2008 and beyond	$5,000

Taxable year	IRA Catch-Up limit

2003	$500
2004	$500
2005	$500
2006 and beyond	$1,000

          (3) Not for deposit of SEP or SIMPLE IRA amounts/no Rollover Contributions. An Employer which maintains a SEP or a SIMPLE IRA may not deposit contributions under these arrangements to the Designated IRA Contribution Accounts under this Section 3.12. A Participant may not make a Rollover Contribution to his/her Designated IRA Contribution Account.

          (4) Designated Roth IRA Contributions.

               (a) Contribution Limit. A Participant’s contribution to the Designated Roth IRA and to all other Roth IRAs for a Taxable Year may not exceed the lesser of the amount described in Section 3.12(C)(2) or the Participant’s Compensation under Section 3.12(C)(4)(c). However, if (i) and/or (ii) below apply, the maximum (non-rollover) contribution that can be made to all the Participant’s Roth IRAs (including to this Designated Roth IRA which must be a non-Rollover Contribution) for a Taxable Year is the smaller amount determined under (i) or (ii).

                    (i) General. The maximum contribution is phased out ratably between certain levels of modified adjusted gross income (“modified AGI,” defined in Section 3.12(C)(4)(b)) as follows:

Filing Status	Full Contribution	Phase-out Range	No Contribution

Single/ Head of Household	$95,000 or less	$95,000- $110,000	$110,000 or more

Joint/Qualifying Widow(er)	$150,000 or less	$150,000- $160,000	$160,000 or more

Married-Separate	$0	$0-$10,000	$10,000 or more

If the Participant’s modified AGI for a Taxable Year is in the phase-out range, the maximum contribution determined above for that Taxable Year is rounded up to the next multiple of $10 and is not reduced below $200.

                    (ii) Roth and non-Roth IRA contributions. If the Participant makes (non-rollover) contributions to both Roth and non-Roth IRAs for a Taxable Year, the maximum contribution that can be made to all of the Participant’s Roth IRAs for that Taxable Year is reduced by the contributions made to the Participant’s non-Roth IRAs for the Taxable Year.

                    (iii) Conversion. A Participant may convert a Designated non-Roth IRA Contributions Account to a Designated Roth IRA Contributions Account in accordance with Treas. Reg. §1.408A-4 unless: (A) the Participant is married and files a separate return, (B) the Participant is not married and has modified AGI in excess of $100,000 or (C) the Participant is married and together the Participant and the Participant’s spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, spouses are not treated as married for a taxable year if they have lived apart at all times during that Taxable Year and file separate returns for the Taxable Year. A Participant may not effect a conversion by means of contributing a Rollover Contribution to his/her Designated IRA under this Plan.

               (b) Modified AGI. For purposes of Section 3.12(C)(4)(a), a Participant’s modified AGI for a Taxable Year is defined in Code §408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a non-Roth IRA conversion.

               (c) Compensation. For purposes of Section 3.12(C)(4)(a), Compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code §401(c)(2) (reduced by the deduction the Self-Employed Individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code §401(c)(2) shall be applied as if the term “trade or business” for purposes of Code §1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. Compensation includes any amount includible in the Participant’s gross income under Code §71 with respect to a divorce or separation instrument described in Code §71(b)(2)(A). In the case of a married Participant filing a joint return, the greater compensation of his or her spouse is treated as the Participant’s Compensation, but only to the extent that such spouse’s compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.

(D) Accounting and Investments. The Plan Administrator may cause Designated IRA Contributions to be held and invested: (1) in a separate trust for each Participant; (2) as a single trust holding all Participant Designated IRA Contributions; or (3) as part of a single trust holding all of the assets of the Plan. If the Plan Administrator establishes a single trust under clause (2) or (3), the Plan Administrator must account separately for each Participant’s Designated IRA Contributions and for the Earnings attributable thereto. If the Designated IRA Contributions are invested in an individual retirement annuity, the Plan Administrator may establish separate annuity contracts for each Participant’s Designated IRA Contributions or may establish a single annuity contract for all Participants, with separate accounting for each Participant. If the Plan Administrator establishes a single annuity contract, such contract must be separate from any other annuity contract under the Plan. The Plan Administrator also may invest Designated IRA Contributions in any common or collective fund under Sections 8.02 or 8.09. The Trust provisions of Article VIII otherwise apply to the investment of Designated IRA Contributions except that no part of such contributions may be invested in life

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insurance contracts and a Participant may not borrow from a Designated IRA Contributions Account or take such amounts into account in determining the maximum amount available for a loan from the Participant’s other Plan assets. The Plan Administrator or Trustee/Custodian may not cause Designated IRA Contribution Accounts to be commingled with any non-Plan assets. Any Designated IRA Contribution Account is established for the exclusive benefit of the affected Participant and his/her Beneficiaries. No part of the Trust attributable to Designated IRA Contributions may be invested in collectibles as described in Code §408(m), except as may be permitted under Code §408(m)(3).

(E) Participant Contribution and Designation. A Participant may make Designated IRA Contributions directly or through payroll withholding as the Plan Administrator may permit. At the time of the Participant’s contribution (or when the Designated IRA Contribution is withheld from payroll), the Participant must designate the contribution as a Designated IRA Contribution and if applicable, also must designate whether the contribution is traditional or Roth and whether the account is an individual retirement account or an individual retirement annuity.

(F) Treatment as IRA. For all purposes of the Code except as otherwise provided in this Section 3.12, Designated IRA Contributions are subject to the IRA rules under Code §§408 and 408A as applicable. Designated IRA Contributions are not Annual Additions under Section 4.05(A) and are not subject to any testing under Article IV.

(G) Reporting. The Designated IRA Contribution Trustee or Custodian must comply with all Code §408(i) reporting requirements, including providing required information regarding RMDs.

(H) Distribution/RMDs. Designated IRA Contribution Accounts are distributable under Section 6.01(C)(4)(g) and are subject to the RMD requirements of Section 6.02 (and to the Adoption Agreement elections described therein) except that: (1) the Participant’s RBD (only as it relates to the Designated IRA Contribution Account) is determined under Section 6.02(E)(7)(a) referencing age 70 1/2 and without regard to 5% owner or continuing employment status; (2) if the Designated IRA Contribution Account is a Roth Account, there are no lifetime RMDs; and (3) to the extent that the provisions of Section 6.02 differ, RMDs from Designated IRA Contribution Accounts otherwise are subject to the required minimum distribution rules applicable to IRAs under Code §§408(a)(6) or 408A(c)(5) as applicable, and under the corresponding Treasury Regulations, which are incorporated by reference herein.

          3.13 DEDUCTIBLE EMPLOYEE CONTRIBUTIONS (DECs). A DEC is a Deductible Employee Contribution made to the Plan for a Taxable Year commencing prior to 1987. If a Participant has made DECs to the Plan, the Plan Administrator must maintain a separate Account for the Participant’s DECs as adjusted for Earnings, including DECs which are part of a Rollover Contribution described in Section 3.08. The DECs Account is part of the Participant’s Account for all purposes of the Plan, except for purposes of determining the Top-Heavy Ratio under Section 10.01. The Plan Administrator may not use a Participant’s DECs Account to purchase life insurance on the Participant’s behalf. DECs are distributable under Section 6.01(C)(4)(e).

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ARTICLE IV
LIMITATIONS AND TESTING

          4.01 ANNUAL ADDITIONS LIMIT – NO OTHER PLANS.

(A) Application of this Section. This Section 4.01 applies only to Participants in this Plan who do not participate, and who have never participated, in another qualified plan, individual medical account (as defined in Code §415(l)(2)), simplified employee pension plan (as defined in Code §408(k)) or welfare benefit fund (as defined in Code §419(e)) maintained by the Employer, which provides an Annual Addition.

(B) Limitation. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant’s Account for a Limitation Year may not exceed the Annual Additions Limit.

(C) Actions to Prevent Excess Annual Additions. If the Annual Additions the Plan Administrator otherwise would allocate under the Plan to a Participant’s Account for the Limitation Year would exceed the Annual Additions Limit, the Plan Administrator will not allocate the Excess Amount, but instead will take any reasonable, uniform and nondiscriminatory action the Plan Administrator determines necessary to avoid allocation of an Excess Amount. Such actions include, but are not limited to, those described in this Section 4.01(C). If the Plan is a 401(k) Plan, the Plan Administrator may apply this Section 4.01 in a manner which maximizes the allocation to a Participant of Employer Contributions (exclusive of the Participant’s Elective Deferrals). Notwithstanding any contrary Plan provision, the Plan Administrator, for the Limitation Year, may: (1) suspend or limit a Participant’s additional Employee Contributions or Elective Deferrals; (2) notify the Employer to reduce the Employer’s future Plan contribution(s) as necessary to avoid allocation to a Participant of an Excess Amount; or (3) suspend or limit the allocation to a Participant of any Employer Contribution previously made to the Plan (exclusive of Elective Deferrals) or of any Participant forfeiture. If an allocation of Employer Contributions previously made (excluding a Participant’s Elective Deferrals) or of Participant forfeitures would result in an Excess Amount to a Participant’s Account, the Plan Administrator will allocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this allocation in accordance with the Plan’s allocation method as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions. If the Plan Administrator allocates to a Participant an Excess Amount, Plan Administrator must dispose of the Excess Amount in accordance with Section 4.01(E).

(D) Estimated and Actual Compensation. Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the Plan Administrator may determine the Annual Additions Limit on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The Plan Administrator must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer Contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior Limitation Years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Annual Additions Limit for the Limitation Year on the basis of the Participant’s actual Compensation for such Limitation Year.

(E) Disposition of Allocated Excess Amount. If a Participant receives an allocation of an Excess Amount for a Limitation Year, the Plan Administrator will dispose of such Excess Amount in accordance with this Section 4.01(E).

          (1) Employee Contributions. The Plan Administrator first will return to the Participant any Employee Contributions (adjusted for Earnings) and will forfeit any Associated Matching Contributions, to the extent necessary to reduce or eliminate the Excess Amount.

          (2) Elective Deferrals. The Plan Administrator next will distribute to the Participant any Elective Deferrals (adjusted for Earnings) and will forfeit any Associated Matching Contributions, to the extent necessary to reduce or eliminate the Excess Amount. If a Participant who will receive a distribution of an Excess Amount has, in the Plan Year for which the corrective distribution is made, contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participants to elect the source(s) from which the corrective distribution will be made. However, the amount of a corrective distribution of an Excess Amount to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.01(E)(2) may not exceed the amount of the Participant’s Pre-Tax Deferrals or Roth Deferrals for the correction year.

          (3) Excess Amount remains/Participant still covered. If, after the application of Sections 4.01(E)(1) and (2), an Excess Amount still exists and the Plan covers the Participant at the end of the Limitation Year, the Plan Administrator then will use the Excess Amount(s) to reduce future Employer Contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. If the Employer’s Plan is a Profit Sharing Plan, a Participant who is an HCE may elect to limit his/her Compensation for allocation purposes to the extent necessary to reduce his/her allocation for the Limitation Year to the Annual Additions Limit and to eliminate the Excess Amount. The Plan Administrator under this Section 4.01(E)(3) will not distribute any Excess Amount(s) to Participants or to former Participants.

          (4) Excess Amount remains/Participant not covered/suspense account. If, after the application of Sections 4.01(E)(1) and (2), an Excess Amount still exists and the Plan does not cover the Participant at the end of the Limitation Year, the Plan Administrator then will hold the Excess Amount unallocated in a suspense account. The Plan Administrator will apply the suspense account to reduce Employer Contributions (including the allocation of forfeitures) for all remaining Participants in the next

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Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this Section 4.01(E)(4). Amounts held unallocated in a suspense account will not share in any allocation of Earnings. The Plan Administrator under this Section 4.01(E)(4) will not distribute any Excess Amount(s) to Participants or to former Participants.

          (5) Applicable Law. In addition to any other method described in this Section 4.01(E), the Plan Administrator may dispose of any allocated Excess Amount in accordance with Applicable Law.

          4.02 ANNUAL ADDITIONS LIMIT — OTHER 415 AGGREGATED PLANS.

(A) Application of this Section. This Section 4.02 applies only to Participants who, in addition to this Plan, participate in one or more Code §415 Aggregated Plans.

          (1) Definition of Code §415 Aggregated Plans. Code §415 Aggregated Plans means M&P Defined Contribution Plans, welfare benefit funds (as defined in Code §419(e)), individual medical accounts (as defined in Code §415(l)(2)), or simplified employee pension plans (as defined in Code §408(k)) maintained by the Employer and which provide an Annual Addition during the Limitation Year.

(B) Combined Plans Limitation. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant’s Account for a Limitation Year may not exceed the Combined Plans Limitation.

          (1) Definition of Combined Plans Limitation. The Combined Plans Limitation is the Annual Additions Limit, reduced by the sum of any Annual Additions allocated to the Participant’s accounts for the same Limitation Year under the Code §415 Aggregated Plans.

          (2) Prevention. If the amount the Employer otherwise would allocate to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this Section 4.02(B) Combined Plans Limitation, the Employer will reduce the amount of its allocation to that Participant’s Account in the manner described in Section 4.01(C), so the Annual Additions under all of the Code §415 Aggregated Plans for the Limitation Year will equal the Annual Additions Limit.

          (3) Correction. If the Plan Administrator allocates to a Participant an amount attributed to this Plan under Section 4.02(D) which exceeds the Combined Plans Limitation, the Plan Administrator must dispose of the Excess Amount in accordance with Section 4.02(E).

(C) Estimated and Actual Compensation. Prior to the determination of the Participant’s actual Compensation for the Limitation Year, the Plan Administrator may determine the Combined Plans Limitation on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The Plan Administrator will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer Contribution (including the allocation of Participant forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Combined Plans Limitation on the basis of the Participant’s actual Compensation for such Limitation Year.

(D) Ordering Rules. If a Participant’s Annual Additions under this Plan and the Code §415 Aggregated Plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Plan Administrator will determine the Amounts last allocated by treating the Annual Additions attributable to a simplified employee pension as allocated first, followed by allocation to a welfare benefit fund or individual medical account, irrespective of the actual allocation date. If the Plan Administrator allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will equal the product of:

          (1) the total Excess Amount allocated as of such date, multiplied by

          (2) the ratio of (a) the Annual Additions allocated to the Participant as of such date for the Limitation Year under the Plan to (b) the total Annual Additions allocated to the Participant as of such date for the Limitation Year under this Plan and the Code §415 Aggregated Plans.

(E) Disposition of Allocated Excess Amount Attributable to Plan. The Plan Administrator will dispose of any allocated Excess Amounts described in and attributed to this Plan under Section 4.02(D) as provided in Section 4.01(E).

          4.03 OTHER DEFINED CONTRIBUTION PLANS LIMITATION.

(A) Application of this Section. This Section 4.03 applies only to Participants who, in addition to this Plan, participate in one or more qualified Defined Contribution Plans maintained by the Employer during the Limitation Year, but which are not M&P plans described in Section 4.02.

(B) Limitation. If a Participant is a participant in another Defined Contribution Plan maintained by the Employer, but which plan is not an M&P plan described in Section 4.02, the Plan Administrator must limit the allocation to the Participant of Annual Additions under this Plan as provided in Section 4.02, as though the other Defined Contribution Plan were an M&P plan.

          4.04 NO COMBINED DCP/DBP LIMITATION. If the Employer maintains a Defined Benefit Plan, or has ever maintained a Defined Benefit Plan which the Employer has terminated, this Plan does not calculate a combined 415 limit based on the Defined Benefit Plan and this Plan.

          4.05 DEFINITIONS: SECTIONS 4.01-4.04. For purposes of Sections 4.01 through 4.04:

(A) Annual Additions. Annual Additions means the sum of the following amounts allocated to a Participant’s Account for a Limitation Year: (1) Employer Contributions (including Elective Deferrals); (2) forfeitures; (3) Employee Contributions; (4) Excess Amounts reapplied to reduce Employer Contributions under Section 4.01(E) or Section

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4.02(E); (5) amounts allocated after March 31, 1984, to an individual medical account (as defined in Code §415(l)(2)) included as part of a pension or annuity plan maintained by the Employer; (6) contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key-employee (as defined in Code §419A(d)(3)) under a welfare benefit fund (as defined in Code §419(e)) maintained by the Employer; (7) amounts allocated under a Simplified Employee Pension Plan; and (8) corrected (distributed) Excess Contributions and corrected (distributed) Excess Aggregate Contributions. Excess Deferrals which the Plan Administrator corrects by distribution by April 15 of the following calendar year, are not Annual Additions. Catch-up Contributions and Designated IRA Contributions are not Annual Additions.

(B) Annual Additions Limit. Annual Additions Limit means the lesser of: (i) $40,000 (or, if greater, the $40,000 amount as adjusted under Code §415(d)), or (ii) 100% of the Participant’s Compensation paid or accrued for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year (other than as a result of the termination of the Plan), the Plan Administrator will multiply the $40,000 (as adjusted) limitation by the following fraction:

Number of months (or fractional parts thereof) in the short Limitation Year
12

The 100% Compensation limitation in clause (ii) above does not apply to any contribution for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) which otherwise is an Annual Addition.

          (1) Single plan treatment of Defined Contribution Plans. For purposes of applying the Annual Additions Limit, the Plan Administrator must treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of Sections 4.01 through 4.04, employee contributions made to a Defined Benefit Plan maintained by the Employer is a separate Defined Contribution Plan. The Plan Administrator also will treat as a Defined Contribution Plan an individual medical account (as defined in Code §415(l)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code §419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code §419A(d)(3)).

          (2) Single plan treatment of Defined Benefit Plans. For purposes of applying the Annual Additions Limit, the Plan Administrator will treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.

(C) Compensation. Compensation for purposes of Code §415 testing means Compensation as defined in Section 1.11(B)(1), (2), (3), or (4), except: (i) Compensation includes Elective Deferrals under Section 1.11(D), irrespective of whether the Employer has elected in its Adoption Agreement to include Elective Deferrals in Compensation for allocation purposes; (ii) Compensation for the entire Limitation Year is taken into account even if the Employer in its Adoption Agreement has elected to include only Participating Compensation for allocation purposes; (iii) Compensation excludes Post-Severance Compensation as defined in Section 1.11(I) unless the Employer in Appendix B elects to include it for purposes of this Section 4.05(C) (and regardless of the Employer’s possible Post-Severance Compensation elections in Appendix B as they relate to allocations); and (iv) any other Compensation adjustment or exclusion the Employer has elected in its Adoption Agreement for allocation purposes does not apply.

          (1) Effective Date 415 Post-Severance Compensation. The Post-Severance Compensation provisions described in clause (iii) of Section 4.05(C) apply effective as of the date the Employer elects in Appendix B, but may not be effective earlier than January 1, 2005.

          (2) “First few weeks rule.” The Plan Administrator operationally, but on a uniform and consistent basis as to similarly situated Participants, may elect to include in Compensation for Code §415 purposes Compensation earned in such Limitation Year but which, solely because of payroll timing, is paid in the first few weeks of the next following Limitation Year as described in Treas. Reg. §1.415-2(d)(5)(i) and in Prop. Treas. Reg. §1.415(c)-2(e)(2). This Section 4.05(C)(2) applies to Code §415 testing Compensation but does not affect Compensation for allocation purposes.

(D) Employer. Employer means the Employer and any Related Employer. Solely for purposes of applying the Annual Additions Limit, the Plan Administrator will determine Related Employer status by modifying Code §§414(b) and (c) in accordance with Code §415(h).

(E) Excess Amount. Excess Amount means the excess of the Participant’s Annual Additions for the Limitation Year over the Annual Additions Limit.

(F) Limitation Year. See Section 1.33.

(G) M&P Plan. M&P Plan means a Prototype Plan or a Master Plan. See Section 1.48.

          4.06 ANNUAL TESTING ELECTIONS. The Plan Administrator may elect to test for coverage and nondiscrimination by applying, as applicable, annual testing elections under this Section 4.06.

(A) Changes and Uniformity. In applying any testing election, the Plan Administrator may elect to apply or not to apply such election in any Testing Year, consistent with this Section 4.06. However, the Plan Administrator will apply the testing elections in effect within a Testing Year uniformly to all similarly situated Participants.

(B) Plan Specific Elections. The Employer in its Adoption Agreement must elect for the Plan Administrator to apply the following annual testing elections: (1) nondiscrimination testing under the ADP and ACP tests as a Traditional 401(k) Plan; (2) no nondiscrimination testing as a Safe Harbor 401(k) Plan or nondiscrimination testing under the ACP test as an ADP only Safe Harbor 401(k) Plan; (3) no nondiscrimination testing as a SIMPLE 401(k) Plan; (4) the top-paid group election under Code §414(q)(1)(B)(ii); (5) the calendar year data election under Notice 97-45 or other Applicable Law; (6) Current or Prior Year Testing as a Traditional 401(k) Plan or as an ADP only Safe Harbor 401(k) Plan under Treas. Reg. §§1.401(k)-2(a)(2)(ii) and 1.401(m)-2(a)(2)(ii) and under Notice 98-1 as applicable; and

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(7) any other testing election which the IRS in the future specifies in written guidance as being subject to a requirement of the Employer making a Plan (versus an operational) election.

(C) Operational Elections. The Plan Administrator operationally may apply any testing election available under Applicable Law, other than those plan specific elections described in 4.06(B), including but not limited to: (i) the “otherwise excludible employees rule” (“OEE rule”) under Code §410(b)(4)(B); (ii) the “early participation rule” (“EP rule”) under Code §§401(k)(3)(F) and 401(m)(5)(C); (iii) except as Section 4.07 may limit, the application of any Code §414(s) nondiscriminatory definition of compensation for nondiscrimination testing, regardless of the Plan’s definitions of Compensation for any other purpose; (iv) application of the general nondiscrimination test under Treas. Reg. §1.401(a)(4)-2(c); (v) application of the “compensation ratio test” under Treas. Reg. §1.414(s)-1(d)(3); (vi) application of imputed permitted disparity under Treas. Reg. §1.401(a)(4)-7; (vii) application of restructuring under Treas. Reg. §1.401(a)(4)-9; (viii) application of the average benefit test under Code §410(b)(2), except as limited under Section 3.06(F); (ix) application of permissive aggregation under Code §410(b)(6)(B); (x) application of the “qualified separate line of business rules” under Code §410(b)(5); (xi) shifting Elective Deferrals from the ADP test to the ACP test; (xii) shifting QMACs from the ACP test to the ADP test; or (xiii) application of the “2 1/2 month rule” in the ADP test under Treas. Reg. §1.401(k)-2(a)(4)(i)(B)(2).

          (1) Application of otherwise excludible employees and early participation rules. In applying the OEE and EP rules in clauses (i) and (ii) of Section 4.06(C) above, the Plan Administrator will apply the following provisions.

                    (a) Definitions of Otherwise Excludible Employees and Includible Employees. For purposes of this Section 4.06(C), an Otherwise Excludible Employee means a Participant who has not reached the Cross-Over Date. For purposes of this Section 4.06(C), an Includible Employee means a Participant who has reached the Cross-Over Date.

                    (b) Satisfaction of coverage. To apply the OEE or EP rules for nondiscrimination testing, the Plan must satisfy coverage as to the disaggregated plans under Code §410(b)(4)(B).

                    (c) Definition of Cross-Over Date. The Cross-Over Date under the OEE rule means when an Employee changes status from the disaggregated plan benefiting the Otherwise Excludible Employees to the disaggregated plan benefiting the Includible Employees. The Cross-Over Date has the same meaning under the EP rule except it is limited only to NHCEs. Under the EP rule, all HCE Participants remain subject to nondiscrimination testing.

                    (d) Determination of Cross-Over Date. The Plan Administrator may elect to determine the Cross-Over Date for an Employee by applying any date which is not later than the maximum permissible entry date under Code §410(a)(4).

                    (e) Amounts in testing in Cross-Over Plan Year. For purposes of the OEE rule, the Plan Administrator will count the total Plan Year Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the Includible Employees plan test for the Employees who become Includible Employees during such Plan Year. For purposes of applying the EP rule, the Plan Administrator will count the Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the single test for the Includible Employees, but only such of these items as are attributable to the period on and following the Cross-Over Date.

                    (f) Application of other conventions. Notwithstanding Sections 4.06(C)(1)(c), (d), and (e): (i) the Plan Administrator operationally may apply Applicable Law; (ii) the Plan Administrator under a Restated Plan operationally may apply the Plan terms commencing in the Plan Year beginning after the Employer executes the Restated Plan in lieu of applying the Plan terms retroactive to the Plan’s restated Effective Date; and (iii) the Plan Administrator operationally may apply any other reasonable conventions, uniformly applied within a Plan Year, provided that any such convention is not inconsistent with Applicable Law.

                    (g) Allocations not effected by testing. The Plan Administrator’s election to apply the OEE or EP rules for testing does not control the Plan allocations, or the Compensation or Elective Deferrals taken into account for Plan allocations. The Plan Administrator will determine Plan allocations, and Compensation and Elective Deferrals for Plan allocations, based on the Employer’s Adoption Agreement elections, including elections relating to Participating Compensation or Plan Year Compensation. For this purpose, an election of Participating Compensation means Compensation and Elective Deferrals on and following the Cross-Over Date as to the allocations for the disaggregated plan benefiting the Includible Employees.

(D) Election Timing. Except where the Plan or Applicable Law specifies another deadline for making a Plan specific annual testing election under Section 4.06(B), the Plan Administrator may make any such testing election, and the Employer must amend the Plan as necessary to reflect the election, by the end of the Testing Year. As to any Plan Year ending before the issuance of Rev. Proc. 2005-66, the Plan Administrator may make any Plan specific testing election under Section 4.06(B) and the Employer may make an amendment reflecting such election, as provided under Applicable Law. The Plan Administrator may make operational testing elections under Section 4.06(C) as provided under Applicable Law. If the Employer is correcting an operational Plan failure under EPCRS, the Employer may make an annual testing election for any Testing Year at the time the Employer makes the correction.

(E) Coverage Transition Rule. The Plan Administrator in determining the Plan’s compliance with the coverage requirements of Code §410(b), in the case of certain acquisitions or dispositions described in Code §410(b)(6)(C) and in the regulations thereunder, will apply the “coverage transition rule” described therein.

          4.07 TESTING BASED ON BENEFITS. In applying the general nondiscrimination test under Section 4.06(C) to any non-uniform Plan allocation, the Plan Administrator may elect to test using allocation rates or using equivalent accrual (benefit) rates (“EBRs”) as defined in Treas. Reg. §1.401(a)(4)-(8)(b)(2). In the event that the Plan

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Administrator elects to test using EBRs, the Plan must comply with this Section 4.07.

(A) Gateway Contribution. Except as provided in Section 4.07(A)(2), if the Employer in its Nonstandardized Plan or Volume Submitter Plan elects an allocation of its Nonelective Contribution which is: (i) based on classifications under Section 3.04(B)(3); (ii) super integrated under Section 3.04(B)(4); or (iii) age-based under Section 3.04(B)(5), and the Plan Administrator will perform nondiscrimination testing using EBRs, the Employer must make a Gateway Contribution. Except as provided in Section 4.07(A)(2), the Employer also must make a Gateway Contribution where the Employer in its Adoption Agreement has elected a non-uniform allocation and the Plan Administrator performs nondiscrimination testing using EBRs.

          (1) Definition of Gateway Contribution. A Gateway Contribution is an additional Employer Contribution or Nonelective Contribution in an amount necessary to satisfy the minimum allocation gateway requirement described in Treas. Reg. §1.401(a)(4)-8(b)(1)(vi).

          (2) Exception to Gateway Contribution requirement. An Employer is not required to make any Gateway Contribution in the event that the Employer’s elected allocation under Section 4.07(A) satisfies; (a) the “broadly available allocation rate” requirements; (b) the “age-based allocation with a gradual age or service schedule” requirements; or (c) the uniform target benefit allocation requirements each as described in Treas. Reg. §1.401(a)(4)-8(b)(1)(B).

(B) Eligibility for Gateway Contribution. The Plan Administrator will allocate any Gateway Contribution for a Plan Year to each NHCE Participant who receives an allocation of any Employer Contribution or Nonelective Contribution for such Plan Year. The Plan Administrator will allocate the Gateway Contribution without regard to any allocation conditions under Section 3.06 otherwise applicable to Employer Contributions or Nonelective Contributions under the Plan. However, if the Plan Administrator disaggregates the Plan for testing pursuant to the OEE rule under Section 4.06(C), the Otherwise Excludible Employees will not receive an allocation of any Gateway Contribution unless such an allocation is necessary to satisfy Code §401(a)(4).

(C) Amount of Gateway Contribution. The Plan Administrator will allocate any Gateway Contribution pro rata based on the Compensation of each Participant who receives a Gateway Contribution allocation for the Plan Year, but in no event will an allocation of the Gateway Contribution to any Participant exceed the lesser of: (1) 5% of Compensation; or (2) one-third (1/3) of the Highest Allocation Rate for the Plan Year. The Plan Administrator will reduce (offset) the Gateway Contribution allocation for a Participant under either the 5% or the 1/3 Gateway Contribution alternative, by the amount of any other Employer Contributions or Nonelective Contributions the Plan Administrator allocates (including forfeitures allocated as an Employer Contribution or Nonelective Contribution and Safe Harbor Nonelective Contributions, but excluding other QNECs, as defined under Section 1.37(C)) for the same Plan Year to such Participant; provided that if an NHCE is receiving only a QNEC and the QNEC amount equals or exceeds the Gateway Contribution, the QNEC satisfies the Gateway Contribution requirement as to that NHCE. Notwithstanding the foregoing, the Employer may increase the Gateway Contribution to satisfy the provisions of Treas. Reg. §1.401(a)(4)-9(b)(2)(v)(D) if the Plan consists (for nondiscrimination testing purposes) of one or more Defined Contribution Plans and one or more Defined Benefit Plans.

(D) Compensation for 5% Gateway Contribution. For allocation purposes under the 5% Gateway Contribution alternative, “Compensation” means as the Employer elects in the Adoption Agreement, except that the Plan Administrator: (1) will include Elective Deferrals; (2) will limit Compensation to Participating Compensation; and (3) will disregard any other modifications to Compensation the Employer elects in its Adoption Agreement.

(E) Compensation for Determination of Highest Rate and 1/3 Gateway Contribution. The Plan Administrator under the 1/3 Gateway Contribution alternative: (i) will determine the Highest Allocation Rate and the resulting Gateway Contribution rate for the NHCE Participants entitled to the Gateway Contribution; and (ii) will allocate the Gateway Contribution, based on Compensation the Employer elects in its Adoption Agreement, provided that such definition satisfies Code §414(s) and if it does not, the Plan Administrator will allocate the Gateway Contribution based on a Code §414(s) definition which the Plan Administrator operationally selects.

          (1) Definition of Highest Allocation Rate. The Highest Allocation Rate means the greatest allocation rate of any HCE Participant and is equal to the Participant’s total Employer Contribution or Nonelective Contribution allocation (including any QNECs, Safe Harbor Nonelective Contributions and forfeitures allocated as a Nonelective Contribution or forfeitures allocated as a Money Purchase Pension Contribution) divided by his/her Compensation, as described in this Section 4.07(E).

(F) Employer Contribution Excludes Match. For purposes of this Section 4.07, an Employer Contribution excludes Matching Contributions.

          4.08 AMENDMENT TO PASS TESTING. In the event that the Plan fails to satisfy Code §§410 or 401(a)(4) in any Plan Year, the Employer may elect to amend the Plan consistent with Treas. Reg. §1.401(a)(4)-11(g) to correct the failure. The Employer may make such an amendment in any form or manner as the Employer deems reasonable, but otherwise consistent with Section 11.02. Any amendment under this Section 4.08 will not affect reliance on the Plan’s Opinion Letter or Advisory Letter.

          4.09 APPLICATION OF COMPENSATION LIMIT. The Plan Administrator in performing any nondiscrimination testing under this Article IV will limit each Participant’s Compensation to the amount described in Section 1.11(E).

          4.10 401(k) (OR OTHER PLAN) TESTING. The Plan Administrator will test Elective Deferrals, Matching Contributions and Employee Contributions under the Employer’s 401(k) Plan or other Plan as applicable, in accordance with this Section 4.10. The Plan Administrator, in applying this Section 4.10 will apply the Final 401(k) Regulations Effective Date.

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(A) Annual Elective Deferral Limitation. A Participant’s Elective Deferrals for a Taxable Year may not exceed the Elective Deferral Limit.

          (1) Definition of Elective Deferral Limit. The Elective Deferral Limit is the Code §402(g) limitation on each Participant’s Elective Deferrals for each Taxable Year. If the Participant’s Taxable Year is not a calendar year, the Plan Administrator must apply the Code §402(g) limitation in effect for the calendar year in which the Participant’s Taxable Year begins.

          (2) Definition of Excess Deferral. A Participant’s Excess Deferral is the amount of Elective Deferrals for a Taxable Year which exceeds the Elective Deferral Limit.

          (3) Elective Deferral Limit amount. The Elective Deferral Limit is the following amount for each Taxable Year:

Year	Amount

2002	$11,000
2003	$12,000
2004	$13,000
2005	$14,000
2006	$15,000

          (4) COLA after 2006. After the 2006 Taxable Year, the Elective Deferral Limit is subject to adjustment in multiples of $500 under Code §402(g)(4).

          (5) Suspension after reaching limit. If, pursuant to a Salary Reduction Agreement or pursuant to a CODA election, the Employer determines a Participant’s Elective Deferrals to the Plan for a Taxable Year would exceed the Elective Deferral Limit, the Employer will suspend the Participant’s Salary Reduction Agreement, if any, until the following January 1 and will pay to the Participant in cash the portion of the Elective Deferrals which would result in the Participant’s Elective Deferrals for the Taxable Year exceeding the Elective Deferral Limit.

          (6) Correction. If the Plan Administrator determines a Participant’s Elective Deferrals already contributed to the Plan for a Taxable Year exceed the Elective Deferral Limit, the Plan Administrator will distribute the Excess Deferrals as adjusted for Allocable Income, no later than April 15 of the following Taxable Year (or if later, the date permitted under Code §§7503 or 7508A). See Section 4.11(C)(1) as to Gap Period income.

          (7) 415 interaction. If the Plan Administrator distributes the Excess Deferrals by the April 15 deadline under Section 4.10(A)(6), the Excess Deferrals are not an Annual Addition under Section 4.05, and the Plan Administrator may make the distribution irrespective of any other provision under this Plan or under the Code. Elective Deferrals distributed to a Participant as an Excess Amount in accordance with Sections 4.01 through 4.03 are not taken into account in determining the Participant’s Elective Deferral Limit.

          (8) ADP interaction. The Plan Administrator will reduce the amount of Excess Deferrals for a Taxable Year distributable to a Participant by the amount of Excess Contributions (as determined in Section 4.10(B)), if any, previously distributed to the Participant for the Plan Year beginning in that Taxable Year.

          (9) More than one plan. If a Participant participates in another plan subject to the Code §402(g) limitation under which he/she makes elective deferrals pursuant to a 401(k) Plan, elective deferrals under a SARSEP, elective contributions under a SIMPLE IRA or salary reduction contributions to a tax-sheltered annuity (irrespective of whether the Employer maintains the other plan), the Participant may provide to the Plan Administrator a written claim for Excess Deferrals made to the Plan for a Taxable Year. The Participant must submit the claim no later than the March 1 following the close of the particular Taxable Year and the claim must specify the amount of the Participant’s Elective Deferrals under this Plan which are Excess Deferrals. The Plan Administrator may require the Participant to provide reasonable evidence of the existence of and the amount of the Participant’s Excess Deferrals. If the Plan Administrator receives a timely claim which it approves, the Plan Administrator will distribute the Excess Deferrals (as adjusted for Allocable Income under Section 4.11(C)(1)) the Participant has assigned to this Plan, in accordance with this Section 4.10(A). If a Participant has Excess Deferrals because of making Elective Deferrals to this Plan and other plans of the Employer (but where the Elective Deferral Limit is not exceeded based on Deferrals to any single plan), the Participant for purposes of this Section 4.10(A)(9) is deemed to have notified the Plan Administrator of this Plan of the Excess Deferrals.

          (10) Roth and Pre-Tax Deferrals. If a Participant who will receive a distribution of Excess Deferrals, in the Taxable Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Deferrals to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(A)(10) may not exceed the amount of the Participant’s Pre-Tax Deferrals or Roth Deferrals for the Taxable Year of the correction.

(B) Actual Deferral Percentage (ADP) Test. If the Employer in its Adoption Agreement has elected to test its 401(k) Plan as a Traditional 401(k) Plan, a Participant’s Elective Deferrals for a Plan Year may not exceed the ADP Limit.

          (1) Definition of ADP Limit. The ADP Limit is the maximum dollar amount of Elective Deferrals each HCE Participant may defer under the Plan such that the Plan passes the ADP test for that Plan Year.

          (2) Definition of Excess Contributions. Excess Contributions are the amount of Elective Deferrals made by the HCEs which exceed the ADP Limit and which may not be recharacterized as Catch-Up Contributions.

          (3) ADP test. For each Plan Year, Elective Deferrals satisfy the ADP test if they satisfy either of the following tests:

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                    (a) 1.25 test. The ADP for the HCE Group does not exceed 1.25 times the ADP of the NHCE Group; or

                    (b) 2 percent test. The ADP for the HCE Group does not exceed the ADP for the NHCE Group by more than two percentage points and the ADP for the HCE Group is not more than twice the ADP for the NHCE Group.

          (4) Calculation of ADP. The ADP for either group is the average of the separate ADRs calculated to the nearest one-hundredth of one percent for each ADP Participant who is a member of that group. The Plan Administrator will include in the ADP test as a zero an ADP Participant who elects not to make Elective Deferrals to the Plan for the Testing Year.

                    (a) Definition of ADR (actual deferral ratio). An ADP Participant’s ADR for a Plan Year is the ratio of the ADP Participant’s Elective Deferrals, but excluding Catch-Up Contributions, for the Plan Year to the ADP Participant’s Compensation for the Plan Year.

                    (b) Definitions of ADP Participant and HCE and NHCE Groups. See Sections 4.11(B), (G), and (H).

                    (c) Excess Deferrals interaction. In determining the ADP, the Plan Administrator must include any HCE’s Excess Deferrals (whether or not corrected), as described in Section 4.10(A), to this Plan or to any other Plan of the Employer and the Plan Administrator will disregard any NHCE’s Excess Deferrals.

                    (d) QNECs and QMACs. The Plan Administrator operationally may include in the ADP test, QNECs and QMACs the Plan Administrator does not use in the ACP test, provided that the Plan passes the ACP test before and after the shifting of any amount from the ACP test to the ADP test. The Plan Administrator may use QNECs or QMACs in the ADP test provided such amounts are not impermissibly targeted under Section 4.10(D).

                    (e) Shifting Elective Deferrals to ACP. The Plan Administrator will not count in the ADP test any Elective Deferrals the Plan Administrator operationally elects to shift to the ACP test; provided that the Plan must pass the ADP test both taking into account and disregarding the Elective Deferrals the Plan Administrator shifts to the ACP test.

                    (f) Current/Prior Year Testing.

                              (i) Election. In determining whether the Plan’s 401(k) arrangement satisfies the ADP test, the Plan Administrator will use Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer elects in the case of a Restated Plan).

                              (ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section 4.06(D). The Employer under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.

                              (iii) Deferrals and QNEC/QMAC deadline/limitation under Prior Year Testing. The Plan Administrator may include Elective Deferrals, QNECs or QMACs in determining the HCE or NHCE ADP only if the Employer makes such contribution to the Plan within 12 months following the end of the Plan Year to which the Elective Deferral relates or to which the Plan Administrator will allocate the QNEC or QMAC. Under Prior Year Testing, to count the QNEC or QMAC in the ADP test, the Employer must contribute a QNEC or QMAC by the end of the Testing Year. If the Employer’s adoption of this Plan is a new Plan (and in the case of a Restated Plan for Testing Years which begin after the date the Employer executes the Restated Plan), the Employer may not make an Operational QNEC or QMAC if the Plan uses Prior Year Testing.

                              (iv) First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Elective Deferrals, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ADP for the NHCE Group is equal to the greater of 3% or the actual ADP for the NHCE Group in the first Plan Year. If the Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ADP for the NHCE Group in the ADP test for the second Plan Year.

                              (v) Plan coverage changes under Prior Year Testing. If the Employer’s Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(k)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs’ ADP for the prior year.

                              (vi) Shifting contributions and switching from Current Year to Prior Year. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator switched to Prior Year Testing, the Plan Administrator in applying Prior Year Testing must disregard the shifted amount. As of the Final 401(k) Regulations Effective Date, the Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the original test without regard to the shift in the previous Testing Year.

          (5) Special aggregation rule for HCEs. To determine the ADR of any HCE, the Plan Administrator must take into account any Elective Deferrals made by the HCE (and if used in the ADP test, any QNECs and QMACs allocated to the HCE) under any other 401(k) Plan maintained by the Employer, unless the Elective Deferrals are to an ESOP before the Final 401(k) Regulations Effective Date. If the 401(k) Plans have different Plan Years, the Plan Administrator will determine the combined Elective Deferrals on the basis of the Plan Years ending in the same

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calendar year. For Plan Years beginning on or after the Final 401(k) Regulations Effective Date, if the 401(k) Plans have different Plan Years, all Elective Deferrals made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(B)(5) to plans which may not be aggregated under Treas. Reg. §1.401(k)-2(a)(3)(ii)(B).

          (6) Aggregation of certain 401(k) plans. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(k) Plans to determine whether the plans satisfy the ADP test. This aggregation rule applies to the ADR determination for all ADP Participants (and ADP participants under the other plans), irrespective of whether an ADP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different Plan Years; (b) a Safe Harbor 401(k) Plan with a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year Testing); or (d) any other plans which must be disaggregated under Treas. Reg. §1.401(k)-1(b)(4)(iv). For Plan Years prior to the Final 401(k) Regulations Effective Date, the Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(k) Plans under this Section 4.10(B)(6) is using Prior Year Testing, the Plan Administrator must adjust the NHCE Group ADP for the prior year as provided in Section 4.10(B)(4)(f)(v).

          (7) Characterization of Excess Contributions. If, pursuant to Section 4.10(B)(4)(d), the Plan Administrator has elected to include QMACs in the ADP test, any Excess Contributions are attributable proportionately to Elective Deferrals and to QMACs in the ADP test allocated on the basis of those Elective Deferrals. The Plan Administrator will reduce the amount of Excess Contributions for a Plan Year distributable to an HCE by the amount of Excess Deferrals (as determined in Section 4.10(A)), if any, previously distributed to that Employee for the Employee’s Taxable Year ending in that Plan Year.

          (8) Distribution of Excess Contributions. If the Plan Administrator determines the Plan fails to satisfy the ADP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Excess Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).

                    (a) Calculation of total Excess Contributions. The Plan Administrator will determine the total amount of the Excess Contributions to the Plan by starting with the HCE(s) who has the greatest ADR, reducing his/her ADR (but not below the next highest ADR), then, if necessary, reducing the ADR of the HCE(s) at the next highest ADR, including the ADR of the HCE(s) whose ADR the Plan Administrator already has reduced (but not below the next highest ADR), and continuing in this manner until the ADP for the HCE Group is equal to the ADP Limit. All reductions under this Section 4.10(B)(8)(a) are to the ADR only and do not result in any actual distributions.

                    (b) Apportionment and distribution of Excess Contributions. After the Plan Administrator has determined the total Excess Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute to each HCE his/her respective share of the Excess Contributions. The Plan Administrator will determine each HCE’s share of Excess Contributions by starting with the HCE(s) who has the highest dollar amount of Elective Deferrals, reducing his/her Elective Deferrals (but not below the next highest dollar amount of Elective Deferrals), then, if necessary, reducing the Elective Deferrals of the HCE(s) at the next highest dollar amount of Elective Deferrals including the Elective Deferrals of the HCE(s) whose Elective Deferrals the Plan Administrator already has reduced (but not below the next highest dollar amount of Elective Deferrals), and continuing in this manner until the Trustee has distributed all Excess Contributions.

                    (c) Roth and Pre-Tax Deferrals. If an HCE who will receive a distribution of Excess Contributions, in the Plan Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Contributions to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(B)(8)(c) may not exceed the amount of the Participant’s Pre-Tax Deferrals or Roth Deferrals for the Testing Year.

                    (d) Catch-Up Deferrals re-characterized. If the Plan permits Catch-Up Contributions and a Catch-Up Eligible Participant exceeds his/her ADP Limit and the Plan Administrator otherwise would distribute the Participant’s Excess Contributions, the Plan Administrator instead will re-characterize as a Catch-Up Deferral the portion of such Excess Contributions as is equal to the Participant’s unused Catch-Up Deferral Limit applicable to the Testing Year. Any such re-characterized Excess Contribution, plus Allocable Income, will remain in the Participant’s Account and the Plan Administrator, for purposes of determining ADP test correction, will treat the re-characterized amount, including Allocable Income, as having been distributed. If the Employer in its Adoption Agreement has elected to match Catch-Up Deferrals, the Plan Administrator will retain in the affected Participant’s Account any Matching Contributions made with respect to any Excess Contributions which the Plan Administrator re-characterizes under this Section 4.10(B)(8)(d).

          (9) Allocable Income/Testing Year and Gap Period. A corrective distribution under Section 4.10(B)(8) must include Allocable Income. See Section 4.11(C)(2).

          (10) Treatment as Annual Additions. Distributed Excess Contributions are Annual Additions under Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.

          (11) Re-characterization as Employee Contributions. In addition to the other correction methods under this Section 4.10(B), the Plan Administrator operationally may elect to correct an ADP test failure by re-characterizing the Elective Deferrals in excess of the ADP Limit as Employee Contributions in accordance with Treas. Reg. §1.401(k)-2(b)(3).

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          (C) Actual Contribution Percentage (ACP) Test. If: (i) the Employer in its Adoption Agreement has elected to test its Plan as a traditional 401(k) Plan; (ii) the Employer under its 401(k) Plan has elected only ADP safe harbor plan status and the Employer makes Matching Contributions; or (iii) under any Plan there are Employee Contributions or Matching Contributions (not exempted from ACP testing), a Participant’s Aggregate Contributions may not exceed the ACP Limit.

               (1) Definition of ACP Limit. The ACP Limit is the maximum dollar amount of Aggregate Contributions that each HCE may receive or may make under the Plan such that the Plan passes the ACP test.

               (2) Definition of Aggregate Contributions. Aggregate Contributions are Matching Contributions and Employee Contributions. Aggregate Contributions also include any QMACs, QNECs and Elective Deferrals the Plan Administrator includes in the ACP test.

               (3) Definition of Excess Aggregate Contributions. Excess Aggregate Contributions are the amount of Aggregate Contributions allocated on behalf of the HCEs which cause the Plan to fail the ACP test.

               (4) ACP test. For each Plan Year, Aggregate Contributions satisfy the ACP test if they satisfy either of the following tests:

                         (a) 1.25 test. The ACP for the HCE Group does not exceed 1.25 times the ACP of the NHCE Group; or

                         (b) 2 percent test. The ACP for the HCE Group does not exceed the ACP for the NHCE Group by more than two percentage points and the ACP for the HCE Group is not more than twice the ACP for the NHCE Group.

               (5) Calculation of ACP. The ACP for either group is the average of the separate ACRs calculated to the nearest one-hundredth of one percent for each ACP Participant who is a member of that group. The Plan Administrator will include in the ACP test as a zero an ACP Participant who for the Testing Year: (i) is eligible to make Employee Contributions but who does not do so; or (ii) is eligible to make Elective Deferrals and to receive an allocation of any Matching Contributions based on Elective Deferrals but who does not make any Elective Deferrals. An Employee who fails to satisfy an allocation condition applicable to Matching Contributions is excluded from the ACP test unless the Employee is eligible to make Employee Contributions or the Plan Administrator re-characterizes any of the Employee’s Elective Deferrals as Employee Contributions.

                         (a) Definition of ACR (actual contribution ratio). An ACP Participant’s ACR for a Plan Year is the ratio of the ACP Participant’s Aggregate Contributions for the Plan Year to the ACP Participant’s Compensation for the Plan Year.

                         (b) Definitions of ACP Participant and HCE and NHCE Groups. See Section 4.11(A), (G), and (H).

                         (c) QNECs and Elective Deferrals. The Plan Administrator operationally may include in the ACP test QNECs and Elective Deferrals the Plan Administrator does not use in the ADP test, provided that the Plan passes the ADP test before and after the shifting of any amount from the ADP test to the ACP test. The Plan Administrator may use QNECs in the ACP test provided such amounts are not impermissibly targeted under Section 4.10(D).

                         (d) Shifting QMACs to ADP. The Plan Administrator will not count in the ACP test any QMACs the Plan Administrator operationally elects to shift to the ADP test; provided that the Plan must pass the ACP test both taking into account and disregarding the QMACs the Plan Administrator shifts to the ADP test.

                         (e) Current/Prior Year Testing.

                              (i) Election. In determining whether the Plan’s 401(k) arrangement satisfies the ACP test, the Plan Administrator will use Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer elects in the case of a Restated Plan).

                              (ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section 4.06(D). The Employer, under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.

                               (iii) Employee Contribution, Matching and QNEC deadline/limitation under Prior Year Testing. The Plan Administrator includes Employee Contributions in the ACP test in the Testing Year in which the Employer withholds the Employee Contributions from the Participant’s pay, provided such contributions are contributed to the Trust within a reasonable period thereafter. The Plan Administrator may include Matching Contributions and QNECs in determining the HCE or NHCE ACP only if the Employer makes such contribution to the Plan within 12 months following the end of the Plan Year to which the Plan Administrator will allocate the Matching Contribution or QNEC. Under Prior Year Testing, to count the QNEC in the ACP test, the Employer must contribute a QNEC by the end of the Testing Year. If the Employer’s adoption of this Plan is a new Plan (and in the case of a restated Plan effective for Testing Years which begin after the date the Employer executes the restated Plan), the Employer may not make an Operational QNEC if the Plan uses Prior Year Testing.

                              (iv) First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Matching Contributions or Employee Contributions, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ACP for the NHCE Group is equal to the greater of 3% or the actual ACP for the NHCE Group in the first Plan Year. If the

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Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ACP for the NHCE Group in the ACP test for the second Plan Year.

                              (v) Plan coverage changes under Prior Year Testing. If the Employer’s Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(m)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs’ ACP for the prior year.

                              (vi) Shifting contributions and switching from Current Year to Prior Year. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator switched to Prior Year Testing, the Plan Administrator in applying Prior Year Testing must disregard the shifted amount. As of the Final 401(k) Regulations Effective Date, the Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the original test without regard to the shift in the previous Testing Year.

          (6) Special aggregation rule for HCEs. To determine the ACR of any HCE, the Plan Administrator must take into account any Aggregate Contributions allocated to the HCE under any other 401(m) Plan maintained by the Employer, unless the Aggregate Contributions are to an ESOP before the Final 401(k) Regulations Effective Date. If the 401(m) Plans have different Plan Years, the Plan Administrator will determine the combined Aggregate Contributions on the basis of the Plan Years ending in the same calendar year. For Plan Years beginning on or after the Final 401(k) Regulations Effective Date, if the 401(m) Plans have different Plan Years, all Aggregate Contributions made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(C)(6) to plans which may not be aggregated under Treas. Reg. §1.401(m)-2(a)(3)(ii)(B).

          (7) Aggregation of certain 401(m) plans. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(m) Plans under such plans to determine whether the plans satisfy the ACP test. This aggregation rule applies to the ACR determination for all ACP Participants (and ACP participants under the other plans), irrespective of whether an ACP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different Plan Years; (b) a Safe Harbor 401(k) Plan with a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year Testing); or (d) any other plans which must be disaggregated under Treas. Reg. §1.401(k)-1(b)(4)(iv). For Plan Years prior to the Final 401(k) Regulations Effective Date, the Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(m) Plans under this Section 4.10(C)(7) is using Prior Year Testing, the Plan Administrator must adjust the NHCE Group ACP for the prior year as provided in Section 4.10(C)(5)(e)(v).

          (8) Distribution of Excess Aggregate Contributions. If the Plan Administrator determines the Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Vested Excess Aggregate Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).

                    (a) Calculation of total Excess Aggregate Contributions. The Plan Administrator will determine the total amount of the Excess Aggregate Contributions by starting with the HCE(s) who has the greatest ACR, reducing his/her ACR (but not below the next highest ACR), then, if necessary, reducing the ACR of the HCE(s) at the next highest ACR level, including the ACR of the HCE(s) whose ACR the Plan Administrator already has reduced (but not below the next highest ACR), and continuing in this manner until the ACP for the HCE Group satisfies the ACP test. All reductions under this Section 4.10(C)(8)(a) are to the ACR only and do not result in any actual distributions.

                    (b) Apportionment and distribution of Excess Aggregate Contributions. After the Plan Administrator has determined the total Excess Aggregate Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute (to the extent Vested) to each HCE his/her respective share of the Excess Aggregate Contributions. The Plan Administrator will determine each HCE’s share of Excess Aggregate Contributions by starting with the HCE(s) who has the highest dollar amount of Aggregate Contributions, reducing the amount of his/her Aggregate Contributions (but not below the next highest dollar amount of the Aggregate Contributions), then, if necessary, reducing the amount of Aggregate Contributions of the HCE(s) at the next highest dollar amount of Aggregate Contributions, including the Aggregate Contributions of the HCE(s) whose Aggregate Contributions the Plan Administrator already has reduced (but not below the next highest dollar amount of Aggregate Contributions), and continuing in this manner until the Trustee has distributed all Excess Aggregate Contributions.

          (9) Allocable Income/Testing Year and Gap Period. The Plan Administrator will calculate and will distribute Excess Aggregate Contribution Allocable Income in the same manner as described in Section 4.10(B)(9) for Excess Contributions.

          (10) Testing and correction ordering. If the Plan Administrator must perform both the ADP and ACP tests in a given Plan Year, the Plan Administrator may perform the tests and undertake correction of a failed test in any order that the Plan Administrator determines and which is not inconsistent with Applicable Law, with a view toward preserving Plan benefits, maximizing Employer Contributions in the Plan versus Employee Contributions or Elective Deferrals, and minimizing forfeitures. Toward this end, the Plan Administrator may treat an HCE’s allocable share of Excess Aggregate Contributions in the following priority: (a) first as attributable to his/her Employee Contributions and Matching Contributions thereon, if any; (b) then as attributable to Matching Contributions allocable as to Excess Contributions determined under the ADP test such that the Plan Administrator distributes any Vested Excess Aggregate Contribution to reduce the amount of Associated Matching Contribution subject to forfeiture (irrespective of vesting). See Section 3.07(B)(1) as to testing or re-testing related to forfeiture allocations. To the extent that distributed

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Excess Aggregate Contributions include Elective Deferrals, and the Participant in that Testing Year made both Pre-Tax Deferrals and Roth Deferrals, the ordering rules under Sections 4.10(A)(10) and 4.10(B)(8)(c) apply.

          (11) Vesting/forfeiture of non-Vested Excess Aggregates. To the extent an HCE’s Excess Aggregate Contributions are attributable to Matching Contributions, and he/she is not 100% Vested in his/her Matching Contribution Account, the Plan Administrator will distribute only the Vested portion and will forfeit the non-Vested portion. The Vested portion of the HCE’s Excess Aggregate Contributions attributable to Employer Matching Contributions is the total amount of such Excess Aggregate Contributions (as adjusted for allocable income) multiplied by his/her Vested percentage (determined as of the last day of the Plan Year for which the Employer made the Matching Contribution).

          (12) Treatment as Annual Addition. Distributed Excess Aggregate Contributions are Annual Additions under Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.

(D) QNEC, Matching and QMAC Targeting Restrictions. The Plan Administrator in performing the ADP or ACP tests may not include in the tests any impermissibly targeted QNEC or Matching Contribution as described in this Section 4.10(D). These targeting restrictions apply as of the Final 401(k) Regulations Effective Date to Matching Contributions, to Plan-Designated and Operational QNECs and to Plan-Designated and Operational QMACs. The Employer will not contribute Operational QNECs or QMACs which would violate the targeting restrictions.

          (1) QNEC targeting rules. The Plan Administrator may include in the ADP test or in the ACP test only such amounts of any QNEC as are not impermissibly targeted. A QNEC is impermissibly targeted if the QNEC amount allocated to any NHCE exceeds the greater of: (a) 5% of Compensation; or (b) 2 times the Plan’s Representative Contribution Rate.

(a)	Definition of Representative Contribution Rate.

                              (i) ADP. The Plan’s ADP Representative Contribution Rate is the lowest ADP Applicable Contribution Rate of any ADP Participants who are NHCEs in a group consisting of: (A) any one-half of the ADP Participants who are NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ADP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.

                               (ii) ACP. The Plan’s ACP Representative Contribution Rate is the lowest ACP Applicable Contribution Rate of any ACP Participants who are NHCEs in a group consisting of: (A) any one-half of the ACP Participants who are NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ACP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.

                    (b) Definition of Applicable Contribution Rate.

                              (i) ADP. The Applicable Contribution Rate of an ADP Participant who is an NHCE for the ADP test is the sum of the NHCE’s QNECs and QMACs used in the ADP test, divided by the NHCE’s Compensation.

                              (ii) ACP. The Applicable Contribution Rate of an ACP Participant who is an NHCE for the ACP test is the sum of the NHCE’s Matching Contributions and QNECs used in the ACP test, divided by the NHCE’s Compensation.

                    (c) QNEC in ACP test. The Plan Administrator may not use in the ADP test or take into account in determining the Plan’s Representative Contribution Rate, any QNEC the Plan Administrator applies to the ACP test.

                    (d) Prevailing Wage Contribution. Notwithstanding Section 4.10(D)(1), the Plan Administrator may count in the ADP test QNECs which are Prevailing Wage Contributions to the extent that such QNECs do not exceed 10% of Compensation. The Plan Administrator also may count in the ACP test a QNEC which is a Prevailing Wage Contribution up to an additional 10% of Compensation, such that the combined QNEC amount does not exceed 20% of Compensation and not more than 10% in either test.

          (2) Matching Contribution targeting rules. The Plan Administrator may include in the ACP test only such Matching Contribution amounts (including QMACs) as are not impermissibly targeted. A Matching Contribution is impermissibly targeted if the Matching Contribution amount allocated to any NHCE exceeds the greatest of: (i) 5% of Compensation; (ii) the amount of the NHCE’s Elective Deferrals; or (iii) the product of 2 times the Plan’s Representative Matching Rate and the NHCE’s Elective Deferrals for the Plan Year.

                    (a) Definition of Representative Matching Rate. The Plan’s Representative Matching Rate is the lowest Matching Rate for any ACP Participants who are NHCEs in a group consisting of: (i) any one-half of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year; or if it would result in a greater Representative Matching Rate, (ii) all of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year and who are employed by the Employer on the last day of the Plan Year.

                    (b) Definition of Matching Rate. The Matching Rate for an NHCE is the NHCE’s Matching Contributions divided by his/her Elective Deferrals; provided that if the Matching Rate is not the same for all levels of Elective Deferrals, the Plan Administrator will determine each NHCE’s Matching Rate by assuming an Elective Deferral equal to 6% of Compensation.

                    (c) Employee Contributions. If the Plan permits Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by adding together an NHCE’s Employee Contributions and Elective Deferrals. If the Plan provides a Matching Contribution only as to Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by substituting the Employee Contributions for Elective Deferrals.

          (3) Accrued fixed contributions. The Employer must contribute any accrued fixed contribution, even if any or all of such contribution is impermissibly targeted under this Section 4.10(D).

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          4.11 DEFINITIONS: SECTIONS 4.06-4.10. For purposes of Sections 4.06 through 4.10:

(A) ACP Participant. ACP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II and the allocation conditions under Section 3.06 applicable to Matching Contributions such that the Participant would be entitled to a Matching Contribution allocable to the Testing Year if he/she makes an Elective Deferral. An ACP Participant also includes an Eligible Employee who has satisfied the eligibility requirements under Article II applicable to Employee Contributions and who has the right at any time during the Testing Year to make Employee Contributions. Any Employee with zero Compensation for the Testing Year is not an ACP Participant.

(B) ADP Participant. ADP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II applicable to any Elective Deferrals and who has the right at any time during the Testing Year to make Elective Deferrals. Any Employee with zero Compensation for the Testing Year is not an ADP Participant. A Participant is an ADP Participant even if he/she may not make Elective Deferrals for all or any part of the Testing Year because of the Annual Additions Limit or suspension based on a hardship distribution under Section 6.07.

(C) Allocable Income. Allocable Income means as follows:

          (1) Excess Deferrals. For purposes of making a distribution of Excess Deferrals pursuant to Section 4.10(A), Allocable Income means Earnings allocable to the Excess Deferrals for the Taxable Year in which the Participant made the Excess Deferral. The Plan Administrator also will distribute Gap Period income with respect to Excess Deferrals in Taxable Years which began on or after January 1, 2007, if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant’s Account. The Plan Administrator will not distribute Gap Period income with respect to Excess Deferrals occurring before the above date unless the Employer elects otherwise in Appendix B.

                    (a) Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Taxable Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants’ Accounts; or (ii) the “alternative method” under Treas. Reg. §1.402(g)-1(e)(5)(iii). See Section 4.11(C)(2)(a) as to the alternative method except the Plan Administrator will apply such modifications as are necessary to determine Taxable Year Allocable Income with respect to the Excess Deferrals.

                    (b) Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(1)(a) methods, or may apply the “safe harbor method” under Treas. Reg. §1.402(g)-1(e)(5)(iv). See Section 4.11(C)(2)(b) as to the safe harbor method except the Plan Administrator will apply such modifications as are necessary to determine Gap Period Allocable Income with respect to the Excess Deferrals. Under a reasonable method described in Section 4.11(C)(1)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.

          (2) Excess Contributions/Aggregates. For purposes of making a distribution of Excess Contributions under Section 4.10(B) and Excess Aggregate Contributions under Section 4.10(C), Allocable Income means Earnings allocable to such amounts. For Plan Years beginning on or after the Final 401(k) Regulations Effective Date, the Plan Administrator must calculate Allocable Income for the Testing Year and also for the Gap Period; provided that the Plan Administrator will calculate and distribute the Gap Period Allocable Income only if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant’s Account. For Plan Years beginning prior to the Final 401(k) Regulations Effective Date, the Plan Administrator will not distribute Gap Period income with respect to Excess Contributions or Excess Aggregate Contributions occurring before the above date unless the Employer elects otherwise in Appendix B.

                    (a) Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Testing Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants’ Accounts; or (ii) the “alternative method” under Treas. Reg. §§1.401(k)-2(b)(2)(iv)(C) and 1.401(m)-2(b)(2)(iv)(C). Under the alternative method, the Plan Administrator will determine the Allocable Income for the Testing Year by multiplying the Testing Year income with respect to Participant’s Excess Contributions (or Excess Aggregate Contributions) by a fraction, the numerator of which is the Participant’s Excess Contributions (or Excess Aggregate Contributions) and the denominator of which is the Participant’s end of the Testing Year Account Balance attributable to Elective Deferrals (or Matching Contributions and Employee Contributions) and any other amounts included in the ADP test (or ACP test), but disregarding Earnings on such amounts for the Testing Year.

                    (b) Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(2)(a) “reasonable method” or “alternative method” (but as modified to include the Gap Period), or may apply the “safe harbor method” under Treas. Reg. §§1.401(k)-2(b)(2)(iv)(D) and 1.401(m)-2(b)(2)(iv)(D). Under the safe harbor method, the Gap Period Allocable Income is equal to 10% of the Testing Year income determined under alternative method, multiplied by the number of calendar months in the Gap Period. If a corrective distribution is made on or before the 15th day of a month, that month is disregarded in determining the number of months in the Gap Period. If the corrective distribution is made after the 15th day of the month, that month is included in such calculation. Under a reasonable method described in Section 4.11(C)(2)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.

(D) Compensation. Compensation means, except as otherwise provided in this Article IV, Compensation as defined for nondiscrimination purposes in Section 1.11(F).

(E) Current Year Testing. Current Year Testing means for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data

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from the Testing Year in determining the ADP or ACP for the NHCE Group.

(F) Gap Period. Gap Period means the period commencing on the first day of the next Plan Year following the Testing Year and ending on the date the Plan Administrator distributes Excess Contributions or Excess Aggregate Contributions for the Testing Year. As to Excess Deferrals, Gap Period means the period commencing on the first day of the next Taxable Year following the Taxable Year in which the Participant made the Excess Deferrals and ending on the date the Plan Administrator distributes the Excess Deferrals.

(G) HCE Group. HCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are HCEs for the Testing Year.

(H) NHCE Group. NHCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are NHCEs for the Testing Year, or for the immediately prior Plan Year under Prior Year Testing, except as the Testing Year may apply in the first Plan Year.

(I) Prior Year Testing. Prior Year Testing means for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data from the Plan Year immediately prior to the Testing Year in determining the ADP or ACP for the NHCE Group.

(J) Testing Year. Testing Year means the Plan Year for which the Plan Administrator is performing coverage or nondiscrimination testing including the ADP test or the ACP test.

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ARTICLE V
VESTING

          5.01 NORMAL/EARLY RETIREMENT AGE. The Employer in its Adoption Agreement must specify the Plan’s Normal Retirement Age. If the Employer fails to specify the Plan’s Normal Retirement Age in its Adoption Agreement, the Employer is deemed to have elected age 65 as the Plan’s Normal Retirement Age. The Employer in its Adoption Agreement may specify an Early Retirement Age. A Participant’s Account Balance derived from Employer contributions is 100% Vested upon and after his/her attaining Normal Retirement Age (or if applicable, Early Retirement Age) if the Participant is employed by the Employer on or after that date and regardless of the Participant’s Years of Service for vesting or the Employer’s Adoption Agreement elected vesting schedules.

          5.02 PARTICIPANT DEATH OR DISABILITY. The Employer must elect in its Adoption Agreement whether a Participant’s Account Balance derived from Employer Contributions is 100% Vested if the Participant’s Separation from Service is a result of his/her death or Disability.

          5.03 VESTING SCHEDULE.

(A) General. Except as provided in Sections 5.01 and 5.02, or unless the Employer in its Adoption Agreement elects immediate vesting, for each Year of Service as described in Section 5.05, a Participant’s Vested percentage of his/her Account Balance derived from Nonelective Contributions, Regular Matching Contributions, Additional Matching Contributions, Money Purchase Pension Contributions or Target Benefit Contributions equals the percentage under the appropriate vesting schedule the Employer has elected in its Adoption Agreement.

          (1) Matching/ top-heavy schedule. The Employer must elect to apply a top-heavy (or modified top-heavy) vesting schedule to the Regular Matching Contributions and to the Additional Matching Contributions. The top-heavy vesting schedule applies to all Regular Matching Contributions Accounts and Additional Matching Contributions Accounts of all Participants who have at least one Hour of Service in a Plan Year beginning after December 31, 2001, regardless of when the Matching Contributions were made. However, the Employer in Appendix B: (a) may elect to apply the top-heavy vesting schedule only to Regular Matching Contributions and Additional Matching Contributions made in Plan Years beginning after December 31, 2001 and to the associated Earnings; and (b) may elect to apply top-heavy vesting to the affected Matching Contributions for all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2001. If the Employer elects in its Adoption Agreement to apply a non-top-heavy schedule to Employer Contributions other than Matching Contributions, the Employer must also elect in its Adoption Agreement, that in the event that the Plan becomes top-heavy and then later becomes non-top-heavy, whether to return to the elected non-top-heavy schedule commencing in the non-top-heavy Plan Year. If the Employer elects a non-compliant top-heavy schedule, the Plan Administrator will apply a top-heavy schedule under the Plan which most closely approximates the Employer’s elected schedule (graded or cliff).

          (2) Election of different schedules. Subject to Section 5.03(A)(1), the Employer in its Adoption Agreement must elect whether the Plan will apply the same vesting schedule or a different vesting schedule to Employer Contributions (other than Matching Contributions), Regular Matching Contributions and Additional Matching Contributions.

(B) Vesting Schedules. For purposes of the Employer’s elections under its Adoption Agreement, “6-year graded,” “3-year cliff,” “7-year graded” or “5-year cliff” means an Employee’s Vested percentage, based on each included Year of Service, under the following applicable schedule:

6-year graded	7-year graded

0-1 year / 0%	0-2 years / 0%
2 years / 20%	3 years / 20%
3 years / 40%	4 years / 40%
4 years / 60%	5 years / 60%
5 years / 80%	6 years / 80%
6 years / 100%	7 years / 100%

3-year cliff	5-year cliff

0-2 years / 0%	0-4 years / 0%
3 years / 100%	5 years / 100%

(C) “Grossed-Up” Vesting Formula. If the Trustee makes a distribution (other than a Cash-Out Distribution described in Section 5.04) to a Participant from an Account which is not fully Vested, and the Participant has not incurred a Forfeiture Break in Service, the provisions of this Section 5.03(C) apply to the Participant’s Account Balance.

          (1) Separate Account/formula. The Plan Administrator will establish a separate account for the Participant’s Account Balance at the time of the distribution. At any relevant time following the distribution, the Plan Administrator will determine the Participant’s Vested Account Balance in such separate account derived from Employer Contributions in accordance with the following formula: P(AB + D) - D. To apply this formula, “P” is the Participant’s current vesting percentage at the relevant time, “AB” is the Participant’s Employer-derived Account Balance at the relevant time and “D” is the amount of the earlier distribution. If, under a Restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant’s remaining Account Balance.

          (2) Alternative formula. The Employer, in Appendix B, may elect to modify this formula to read as follows: P(AB + (R x D)) - (R x D). For purposes of this alternative formula, “R” is the ratio of “AB” to the Participant’s Employer-derived Account Balance immediately following the earlier distribution.

          (3) Application to Contribution Type. If a Participant will receive a distribution from a particular Contribution Type, the Plan Administrator in applying this Section 5.03(C) will determine the Participant’s Vested

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Account Balance for the Participant’s Contribution Type separately.

(D) Special Vesting Elections. The Employer in its Adoption Agreement may elect other specified vesting provisions which are consistent with Code §411 and Applicable Law.

(E) Fully Vested Amounts. A Participant has a 100% Vested interest at all times in his/her Accounts attributable to Elective Deferrals, Employee Contributions, QNECs, QMACs, Safe Harbor Contributions, SIMPLE Contributions, Rollover Contributions, DECs and Designated IRA Contributions. A Participant has a 100% Vested interest at all times in his/her Account attributable to Prevailing Wage Contributions unless the Prevailing Wage Contract does not provide for 100% vesting in which event vesting is in accordance with the Prevailing Wage Contract. However, a Participant has a 100% Vested interest at all times in his/her Account attributable to Prevailing Wage Contributions which are used as QNECs or which are used to offset QNECs, QMACs, Safe Harbor Contributions, or SIMPLE Contributions.

(F) Mergers/Transfers. A merger or Transfer of assets from another Defined Contribution Plan to this Plan does not result, solely by reason of the merger or Transfer, in 100% vesting of the merged or transferred assets. The Plan Administrator operationally and on a uniform and nondiscriminatory basis will determine in the case of a merger or other Transfer to the Plan whether: (1) to vest immediately all transferred assets; (2) to vest the transferred assets in accordance with the Plan’s vesting schedule applicable to the Contribution Type being transferred but subject to the requirements of Section 5.08; or (3) to vest the transferred assets in accordance with the transferor plan’s vesting schedule(s) applicable to the Contribution Types being transferred, as such schedules existed on the date of the Transfer. The Employer may elect to record such information in its Adoption Agreement as a special vesting election.

          5.04 CASH-OUT DISTRIBUTION/POSSIBLE RESTORATION.

(A) Effect of Cash-Out Distribution. If, pursuant to Article VI, a partially-Vested Participant receives a Cash-Out Distribution before he/she incurs a Forfeiture Break in Service the Participant will incur an immediate forfeiture of the non-Vested portion of his/her Account Balance.

          (1) Definition of Cash-Out Distribution. A Cash-Out Distribution is a distribution to the Participant or a Direct Rollover for the Participant (whether a Mandatory Distribution or a Distribution Requiring Consent as described in Article VI), of his/her entire Vested Account Balance (including Elective Deferrals and Employee Contributions if any) due to the Participant’s Separation from Service or Severance from Employment.

          (2) Allocation in Cash-Out Year. If a partially-Vested Participant’s Account is entitled to an allocation of Employer Contributions or Participant forfeitures for the Plan Year in which he/she otherwise would incur a forfeiture by reason of a Cash-Out Distribution, the Plan Administrator will make the additional allocation of Employer Contributions and forfeitures without regard to whether the Participant previously received a Cash-Out Distribution; provided, that the Plan Administrator, in accordance with Section 3.07(D), will not allocate to such Participant any of his/her own forfeiture resulting from the Cash-Out Distribution. A partially-Vested Participant is a Participant whose Vested percentage determined under Section 5.03 is more than 0% but is less than 100%.

(B) Forfeiture Restoration and Conditions for Restoration. A partially-Vested Participant re-employed by the Employer after receiving a Cash-Out Distribution of the Vested percentage of his/her Account Balance may repay to the Trust the entire amount of the Cash-Out Distribution (including Elective Deferrals and Employee Contributions if any) without any adjustment for Earnings, unless the Participant no longer has a right to restoration under this Section 5.04(B).

          (1) Restoration. If a re-employed Participant repays his/her Cash-Out Distribution, the Plan Administrator, subject to the conditions of this Section 5.04(B), must restore the Participant’s Account Balance to the same dollar amount as the dollar amount of his/her Account Balance on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-Out Distribution, unadjusted for any Earnings occurring subsequent to that Accounting Date (and prior to the Participant’s repayment or the Employer’s restoration) or other Valuation Date.

          (2) Source of repayment. A re-employed Participant may make repayment from any source, including an IRA Rollover Contribution, permissible under Applicable Law.

          (3) No restoration. The Plan Administrator will not restore a re-employed Participant’s Account Balance under this Section 5.04 (B) if:

               (a) 5 Years. 5 years have elapsed since the Participant’s first re-employment date with the Employer following the Cash-Out Distribution;

               (b) Not employed. The Employer does not employ the Participant on the date the Participant repays his/her Cash-Out Distribution; or

               (c) Forfeiture Break. The Participant has incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he/she incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.

          (4) Restoration timing. If none of the conditions in Section 5.04(B)(3) preventing restoration of the Participant’s Account Balance apply, the Plan Administrator will restore the Participant’s Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment.

          (5) Source of restoration. To restore the Participant’s Account Balance, the Plan Administrator, to the extent necessary, will allocate to the Participant’s Account:

               (a) Forfeitures. First, from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate in that Plan Year under Section 3.07;

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               (b) Earnings. Second, from the amount, if any, of the Earnings for the Plan Year, except to the extent Earnings are allocable to specific Participant-Directed Accounts under Section 7.04(A)(2)(b); and

               (c) Employer Contribution. Third, from the amount of a discretionary Employer Contribution for the Plan Year.

               The Employer in Appendix B may eliminate as a source of restoration any of the amounts described in clauses (a), (b), and (c) or may change the order of priority of these amounts.

          (6) Multiple restorations. If, for a particular Plan Year, the Plan Administrator must restore the Account Balance of more than one re-employed Participant, the Plan Administrator will make the restoration allocations from the amounts described in Section 5.04(B)(5), clauses (a), (b) and (c) to each such Participant’s Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants.

          (7) Employer must make-up shortfall. To the extent the amounts described in Section 5.04(B)(5) are insufficient to enable the Plan Administrator to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Article III, the additional amount necessary to enable the Plan Administrator to make the required restoration.

          (8) Not an Annual Addition. A cash-out restoration allocation is not an Annual Addition under Article IV.

(C) Deemed Cash-Out of 0% Vested Participant. Except as the Employer may elect in Appendix B, the “deemed cash-out rule” of this Section 5.04(C) applies to any 0% Vested Participant. Under a deemed cash-out, a Participant does not receive an actual Plan distribution but the Plan Administrator treats the Participant as having received an actual Cash-Out Distribution. A Participant is not 0% Vested if, at the time that the Plan Administrator applies the deemed cash-out rule: (i) the Participant has any existing Account Balance attributable to Elective Deferrals, Employee Contributions, Safe Harbor Contributions, Prevailing Wage Contributions (unless the Prevailing Wage Contributions are not immediately Vested), QNECs, QMACs or DECs; or (ii) the Participant has any vesting in accordance with the vesting schedule applicable to any other Contribution Type, even if the Participant has a zero balance in that Account. A Participant is 0% Vested if the Participant is eligible to make or to receive any of the contributions described in clause (i) above, but has not made or received such contributions and if the Participant has no vesting as to Contribution Types described in clause (ii) above.

          (1) If not entitled to allocation. If a 0% Vested Participant’s Account is not entitled to an allocation of Employer Contributions for the Plan Year in which the Participant has a Severance from Employment, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a Cash-Out Distribution on the date of the Participant’s Severance from Employment.

          (2) If entitled to allocation. If a 0% Vested Participant’s Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which the Participant has a Severance from Employment, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a Cash-Out Distribution on the first day of the first Plan Year beginning after his/her Severance from Employment.

          (3) Timing of “deemed repayment.” For purposes of applying the restoration provisions of this Section 5.04, the Plan Administrator will treat a re-employed 0% Vested Participant as repaying his/her cash-out “distribution” on the date of the Participant’s re-employment with the Employer.

          (4) Pension plans. If the Plan is a Money Purchase Pension Plan or a Target Benefit Plan, all references in this Section 5.04(C) to “Severance from Employment” mean “Separation from Service.”

(D) Accounting for Cash-Out Repayment.

          (1) Pending restoration. As soon as is administratively practicable, the Plan Administrator will credit to the Participant’s Account the Cash-Out Distribution amount a Participant has repaid to the Plan. Pending the restoration of the Participant’s Account Balance, the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to place the Participant’s Cash-Out Distribution repayment in a Segregated Account.

          (2) Accounting by contribution source. The Plan Administrator will account for a Participant’s restored balance by treating the Account as consisting of the same Contribution Types and amounts as existed on the date of the Cash-Out Distribution. The Employer in Appendix B may elect an alternative accounting for a restored Account, either under the “nonelective rule” or under the “rollover rule.” Under the nonelective rule, the Plan Administrator will treat the portion of the Participant’s restored balance attributable to the Participant’s cash-out repayment as a Nonelective Contribution (or other Employer Contributions as applicable) for purposes of any subsequent distribution. Under the rollover rule, the Plan Administrator will treat the portion of the Participant’s restored balance attributable to the Participant’s cash-out repayment as a Rollover Contribution for purposes of any subsequent distribution; provided however that if the cash-out repayment does not qualify as a Rollover Contribution or if the Plan does not permit Rollover Contributions, the Plan Administrator will apply the nonelective rule. Under either the nonelective rule or the rollover rule. the portion of the Participant’s restored balance attributable to the Plan Administrator’s restoration under Section 5.04(B)(1), consists of the same Contribution Types and amounts as existed as of the date of the Cash-out Distribution.

          (3) Return if failed repayment. Unless the cash-out repayment qualifies as a Participant Rollover Contribution, the Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable, the full amount of the Participant’s Cash-Out Distribution repayment if the Plan Administrator determines any of the conditions of Section 5.04(B)(3) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant’s repayment.

          5.05 YEAR OF SERVICE - VESTING.

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(A) Definition of Year of Service. A Year of Service, for purposes of determining a Participant’s vesting under Section 5.03, means the Vesting Computation Period during which an Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Vesting Computation Period.

(B) Definition of Vesting Computation Period. A Vesting Computation Period is a 12-consecutive month period the Employer elects in its Adoption Agreement.

(C) Counting Years of Service. For purposes of a Participant’s vesting in the Plan, the Plan counts all of an Employee’s Years of Service except:

          (1) Forfeiture Break in Service; Cash-Out. For the sole purpose of determining a Participant’s Vested percentage of his/her Account Balance derived from Employer Contributions which accrued for his/her benefit prior to a Forfeiture Break in Service or receipt of a Cash-Out Distribution, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service or receives a Cash-Out Distribution (except where the Plan Administrator restores the Participant’s Account under Section 5.04(B)).

          (2) Rule of parity and one-year hold-out rule. If the rule of parity under Section 5.06(C) or the one-year hold-out rule under Section 5.06(D) applies, the Plan disregards pre-break Service as described therein.

          (3) Other exclusions. Consistent with Code §411(a)(4), any Year of Service the Employer elects to exclude under its Adoption Agreement, including Service during any period for which the Employer did not maintain the Plan or a Predecessor Plan. See Section 1.44(B).

(D) Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Elapsed Time Method in applying the Plan’s vesting schedule, the Plan Administrator will credit Service in accordance with Section 1.31(A)(3).

          5.06 BREAK IN SERVICE AND FORFEITURE BREAK IN SERVICE - VESTING.

(A) Definition of Break in Service. For purposes of this Article V, a Participant incurs a Break in Service if during any Vesting Computation Period he/she does not complete more than 500 Hours of Service. If the Plan applies the Elapsed Time Method of crediting Service, a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months. If, pursuant to Section 5.05(A), the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a Vesting Computation Period in which he/she fails to complete a Year of Service.

(B) Definition of Forfeiture Break in Service. A Participant incurs a Forfeiture Break in Service when he/she incurs 5 consecutive Breaks in Service.

(C) Rule of Parity-Vesting. The Employer in its Adoption Agreement may elect to apply the “rule of parity” under Code §411(a)(6)(D) for purposes of determining vesting Years of Service. Under the rule of parity, the Plan Administrator excludes a Participant’s Years of Service before a Break in Service if: (1) the number of the Participant’s consecutive Breaks in Service equals or exceeds 5; and (2) the Participant is 0% Vested in his/her Account Balance at the time he/she has the Breaks in Service. A Participant is not 0% Vested if at the time that the Plan Administrator applies the rule of parity the Participant is not 0% vested as described in Section 5.04(C).

(D) One-Year Hold-out Rule-Vesting. The “one-year hold-out rule” under Code §411(a)(6)(B) will not apply to this Article V unless the Employer elects otherwise. in Appendix B. If the one-year hold-out rule applies, an Employee who has a one-year Break in Service will not be credited for vesting purposes with any Years of Service earned before such one-year Break in Service, until the Employee has completed a Year of Service after the one-year Break in Service.

          5.07 FORFEITURE OCCURS.

(A) Timing. A Participant’s forfeiture of his/her non-Vested Account Balance derived from Employer Contributions occurs under the Plan on the earlier of:

          (1) Forfeiture Break. The last day of the Vesting Computation Period in which the Participant first incurs a Forfeiture Break in Service; or

          (2) Cash-Out. The date the Participant receives a Cash-Out Distribution.

(B) Vesting Schedule/Plan Correction/Lost Participants. The Plan Administrator determines the percentage of a Participant’s Account Balance forfeiture, if any, under this Section 5.07 solely by reference to the vesting schedule the Employer elected in its Adoption Agreement. A Participant does not forfeit any portion of his/her Account Balance for any other reason or cause except as expressly provided by this Section 5.07 or as provided under Sections 3.07 or 7.07.

          5.08 AMENDMENT TO VESTING SCHEDULE. The Employer under Section 11.02 may amend the Plan’s vesting schedule(s) under Section 5.03 at any time, subject to this Section 5.08. For purposes of this Section 5.08, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of a Participant’s Account Balance. In addition, any shift in the Plan’s vesting schedule under Article X, due to a change in the Plan’s top-heavy status, is an amendment to the vesting schedule for purposes of this Section 5.08.

(A) No Reduction. The Plan Administrator will not apply the amended vesting schedule to reduce any Participant’s existing Vested percentage (determined on the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) in the Participant’s existing and future Account Balance attributable to Employer Contributions, to a percentage less than the Vested percentage computed under the Plan without regard to the amendment.

(B) Hour of Service Required. Except as the Plan otherwise expressly provides, an amended vesting schedule will apply to a Participant only if the Participant receives

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credit for at least one Hour of Service after the new vesting schedule becomes effective.

(C) Election. If the Employer amends the Plan’s vesting schedule, each Participant having completed at least 3 Years of Service (as described in Section 5.05) with the Employer prior to the expiration of the election period described below, may elect irrevocably to have the Plan Administrator determine the Vested percentage of his/her Account Balance without regard to the amendment.

          (1) Notice of amendment. The Plan Administrator will forward an appropriate notice of any amendment to the vesting schedule to each affected Participant, together with the appropriate form upon which the Participant may make an election to remain under the pre-amendment vesting schedule and notice of the time within which the Participant must make an election to remain under the pre-amendment vesting schedule.

          (2) Election timing. The Participant must file his/her election with the Plan Administrator within 60 days of the latest of: (a) the Employer’s adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant’s receipt of a notice of the amendment.

          (3) No election if no adverse effect. The election described in this Section 5.08(C) does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at any time as the vesting schedule in effect prior to the amendment.

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ARTICLE VI
DISTRIBUTIONS

          6.01 TIMING OF DISTRIBUTION. The Plan Administrator will direct the Trustee to commence distribution of a Participant’s Vested Account Balance in accordance with this Section 6.01 upon the Participant’s Separation from Service (or Severance from Employment) for any reason, upon the Participant’s death, or if the Participant exercises an In-Service Distribution right under the Plan. The Trustee may make Plan distributions on any administratively practical date during the Plan Year, consistent with the Employer’s elections in its Adoption Agreement. For purposes of this Article VI, the Plan applies Severance from Employment in place of Separation from Service where distribution is of Restricted 401(k) Accounts. Section 6.01(A) is controlling as to distribution of all Accounts upon Separation from Service or Severance from Employment. Section 6.01(B) is controlling as to distribution of all Accounts upon death (whether death occurs before or after Separation from Service or Severance from Employment). Section 6.01(C) applies only while a Participant remains employed by the Employer and only to such Accounts described in the Plan and as the Employer elects in its Adoption Agreement.

(A) Distribution upon Separation from Service/Severance from Employment (other than death).

          (1) Mandatory Distributions. The Employer in its Adoption Agreement will elect whether the Plan will make Mandatory Distributions and will elect the timing of the Mandatory Distribution. If the Employer elects no Mandatory Distributions, then all distributions require consent under Section 6.01(A)(2). The timing of any Mandatory Distribution must comply with Code §401(a)(14).

                    (a) Definition of Mandatory Distribution. A Mandatory Distribution is a Plan required distribution without the Participant’s consent upon the Participant’s Separation from Service. A Mandatory Distribution does not include a distribution based on the Participant’s death or on account of Plan termination.

                              (i) Distribution after 62/NRA; unlimited amount. A Mandatory Distribution in the case of a Participant who will receive the distribution after the Participant attains the later of age 62 or Normal Retirement Age includes a distribution of any amount.

                              (ii) Distribution before 62/NRA; amount limit and Rollovers. A Mandatory Distribution in the case of a Participant who will receive the distribution before the Participant attains the later of age 62 or Normal Retirement Age may not exceed the amount (not exceeding $5,000) the Employer elects in its Adoption Agreement. In applying the elected Mandatory Distribution amount, the Plan Administrator will include or exclude a Participant’s Rollover Contributions Account as the Employer elects in its Adoption Agreement. The Plan Administrator will disregard accumulated DECs.

                              (iii) Remaining Installments. A Mandatory Distribution does not include the remaining balance of any Installment distribution (originally subject to Participant consent), but where the remaining Account Balance presently is less than the Mandatory Distribution amount.

                    (b) Distribution of Mandatory Distribution before 62/NRA; method and timing. If a Participant will receive a Mandatory Distribution before attaining the later of age 62 or Normal Retirement Age, the Plan Administrator will direct the Trustee to distribute the Mandatory Distribution to the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant’s entire Vested Account Balance (including any Rollover Contribution Account even if the Plan disregards a Rollover Contribution Account in determining Mandatory Distribution status). The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age or age 65 if earlier. See Section 6.08(D) regarding potential Automatic Rollover of Mandatory Distributions. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive a Mandatory Distribution. The notice will explain the Automatic Rollover under Section 6.08(D) as applicable in the case of the Participant’s failure to respond timely to the rollover notice.

                    (c) Distribution of Mandatory Distribution if 62/NRA; method and timing.

                              (i) Balance not exceeding $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62 or Normal Retirement Age, and the Participant’s Vested Account Balance (including any Rollover Contributions Account) does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B), the Plan Administrator will direct the Trustee to distribute a Mandatory Distribution to the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant’s entire Vested Account Balance. The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which the Participant incurs a Separation from Service.

                              (ii) Balance exceeds $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62 or Normal Retirement Age, and the Participant’s Vested Account Balance (including any Rollover Contributions Account) exceeds $5,000 (or such lesser amount the Employer elects in Appendix B), the Participant may elect any method or form of distribution available under the Plan and the Plan Administrator in accordance with Section 6.01(A)(2)(c) will provide the Participant with a distribution notice. If under Section 6.01(A)(2)(f) the Plan permits a Participant receiving a Distribution Requiring Consent to postpone distribution to any specified date (not beyond the Participant’s DCD as described in Section 6.02), a Participant receiving a Mandatory Distribution under this Section 6.01(A)(1)(c)(ii) also may elect to postpone distribution. If a Participant may not elect to postpone distribution or fails to elect to postpone distribution, the Plan Administrator will direct the Trustee to distribute the

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Participant’s Account at the time the Employer elects in its Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which the Participant incurs a Separation from Service.

                              (iii) Rollover notice but no Automatic Rollover. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive a Mandatory Distribution under this Section 6.01(A)(1)(c). However, the Automatic Rollover under Section 6.08(D), in the case of the Participant’s failure to respond timely to the rollover notice, does not apply under this Section 6.01(A)(1)(c).

          (2) Distributions Requiring Consent.

                    (a) Definition of Distribution Requiring Consent. A Distribution Requiring Consent is a distribution upon the Participant’s Separation from Service other than on account of death and which is not a Mandatory Distribution,

                    (b) Distribution of Distribution Requiring Consent. The Plan Administrator, subject to this Section 6.01(A)(2) regarding Participant elections or the absence thereof, will direct the Trustee to commence or make a Distribution Requiring Consent, at the time or times and in the form the Adoption Agreement specifies.

                    (c) Distribution notice. At least 30 days and not more than 90 days prior to the Participant’s Annuity Starting Date, the Plan Administrator must provide a written distribution notice (or a summary notice as permitted under Treasury regulations) to a Participant who is eligible to receive a Distribution Requiring Consent. The distribution notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant’s right to postpone distribution until the applicable date described in Section 6.01(A)(2)(f). Also see Section 6.08(B) for provisions relating to a rollover notice.

                    (d) Consent requirements. A Participant must consent, in writing, following receipt of the distribution notice, to any Distribution Requiring Consent, The Participant’s spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse’s consent. The consent requirements of this Section 6.01(A)(2)(d) do not apply to defaulted loans described in Section 7.06(B), to RMDs under Section 6.02 or to corrective distributions under Article IV. See Section 11.05(D) as to consent requirements related to distributions following Plan termination.

                    (e) Distribution election/reconsideration. A Participant eligible to receive a Distribution Requiring Consent, consistent with the Adoption Agreement and subject to Sections 6.02, 6.03 and 6.04, may elect the time and method of distribution of his/her Account (or portion thereof) following receipt of the distribution notice. Unless the Plan Administrator in a distribution form, notice, or other Plan disclosure indicates otherwise, a Participant may reconsider his/her distribution election at any time prior to the Annuity Starting Date and may elect to commence distribution as of any other distribution date permitted under the Plan or under the Adoption Agreement. A Participant may elect to receive a distribution at any administratively practical time which is earlier than 30 days following the Participant’s receipt of the distribution notice, by waiving in writing the balance of the 30 days. However, if the requirements of Section 6.04 apply, the Participant may not elect to commence distribution during the 7 days immediately following the date of the Participant’s receipt of the distribution notice.

                    (f) Election to postpone. A Participant eligible to receive a Distribution Requiring Consent prior to his/her Annuity Starting Date, may elect to postpone distribution beyond the time the Employer has elected in its Adoption Agreement, to any specified date including, but not beyond the Participant’s RBD as described in Section 6.02, unless the Employer, in its Adoption Agreement, specifically limits a Participant’s right to postpone distribution of his/her Account Balance only to the later of the date the Participant attains age 62 or Normal Retirement Age. The Plan Administrator will reapply the notice and consent requirements of Section 6.01(A)(2) to any distribution a Participant postpones under this Section 6.01(A)(2)(f).

                    (g) No election/deemed elected distribution date. In the absence of a Participant’s consent and distribution election (as described in Sections 6.01(A)(2)(d) and (e)) or in the absence of the Participant’s election under Section 6.01(A)(2)(f), made prior to his/her Annuity Starting Date, to postpone distribution, the Plan Administrator, consistent with the Employer’s elections in its Adoption Agreement, will treat the Participant as having elected (in accordance with the Treasury Regulations under Code §§411 and 401(a)(14)) to postpone his/her distribution until the later of the date the Participant attains age 62 or Normal Retirement Age. At the applicable date, the Plan Administrator then will direct the Trustee to distribute the Participant’s Vested Account Balance in a Lump-Sum (or, if applicable, the annuity form of distribution required under Section 6.04). The provisions Section 6.01(A)(2)(e) regarding reconsideration of distribution elections apply to any election or deemed election in this Section 6.01(A)(2)(g).

                    (h) Definition of Annuity Starting Date. See Section 1.06(A).

          (3) Disability. If the Participant’s Separation from Service is because of his/her Disability, except to the extent the Employer elects in its Adoption Agreement to accelerate distribution, the Plan Administrator will direct the Trustee to distribute the Participant’s Vested Account Balance at the same time and in the same form as if the Participant had incurred a Separation from Service without Disability.

          (4) Determination of Vested Account Balance. For purposes of the consent requirements under this Article VI and of determining whether a distribution is a Mandatory Distribution, the Plan Administrator determines a Participant’s Vested Account Balance as of the most recent Valuation Date immediately prior to the distribution date, and takes into account the Participant’s entire Account Balance, including Elective Deferrals, but including or excluding the Participant’s Rollover Contributions Account as the Employer elects in its Adoption Agreement. The Plan Administrator in determining the Participant’s Vested Account Balance at the relevant time, will disregard a Participant’s Vested Account Balance existing on any prior date, except as related to Installment distributions under Section 6.01(A)(1)(a)(iii).

          (5) Consent to cash-out/forfeiture. If a Participant is partially Vested in his/her Account Balance, a Participant’s

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election under Section 6.01(A)(2) to receive distribution prior to the Participant’s incurring a Forfeiture Break in Service, must be in the form of a Cash-Out Distribution.

          (6) Return to employment. A Participant may not receive a distribution based on Separation from Service, or continue any Installment distribution based on a prior Separation from Service, if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Employer.

(B) Distribution upon Death. In the event of the Participant’s death (whether death occurs before or after Separation from Service or Severance from Employment), the Plan Administrator will direct the Trustee, in accordance with this Section 6.01(B) to distribute to the Participant’s Beneficiary the Participant’s Vested Account Balance remaining in the Trust at the time of the Participant’s death.

          (1) Timing of commencement. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant’s Vested Account Balance following the date on which the Plan Administrator receives notification of, or otherwise confirms, the Participant’s death. The actual timing of distribution will be in accordance with: (a) the Employer’s Adoption Agreement elections; (b) any Participant or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Section 6.02.

          (2) Distribution method. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant’s Vested Account Balance under a method which is in accordance with: (a) the Employer’s Adoption Agreement elections; (b) any Participant or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Section 6.04.

(C) In-Service Distribution. The Employer in its Adoption Agreement must elect the Participants’ In-Service Distribution rights, if any. If the Employer elects to permit any In-Service Distributions, the Employer will elect the eligible Contribution Type or Contribution Type Accounts and the age or other events which entitle a Participant to an In-Service Distribution. The Employer’s elections under this Section 6.01(C) are subject to the restrictions of Section 6.01(C)(4) and any other restrictions under Applicable Law.

          (1) Definition of In-Service Distribution. An In-Service distribution means distribution of a Participant’s Account or any portion thereof prior to his/her Separation from Service.

          (2) Conditions.

                    (a) Vesting. The Employer must elect in its Adoption Agreement whether a partially-Vested Participant may receive an In-Service Distribution. If a Participant receives an In-Service Distribution as to a partially-Vested Account, and the Participant has not incurred a Forfeiture Break in Service, the Plan Administrator will apply the vesting provisions of Section 5.03(C).

                    (b) Other Conditions. The Employer in its Adoption Agreement may elect other conditions applicable to In-Service Distributions as are not inconsistent with Applicable Law.

          (3) Administration.

                    (a) Participant election. A Participant must make any permitted In-Service Distribution election under this Section 6.01(C) in writing and on a form prescribed by the Plan Administrator which specifies the percentage or dollar amount of the distribution and the Participant’s Contribution Type or Account to which the election applies.

                    (b) Frequency, timing and method. If the Plan permits In-Service Distributions: (i) the Plan Administrator may adopt a policy imposing frequency limitations or other reasonable administrative conditions; and (ii) a Participant may elect as many In-Service Distributions per Plan Year as the election form prescribed by the Plan Administrator allows, or as any In-Service Distribution policy permits, with a minimum of one In-Service Distribution permitted each Plan Year. If the Plan Administrator’s form or policy does not specify the permitted number of Plan Year In-Service Distributions, the number is not limited. The Trustee, as directed by the Plan Administrator and subject to Section 6.04, will distribute the amount(s) a Participant elects in a single distribution, as soon as administratively practical after the Participant files his/her properly completed In-Service Distribution election with the Plan Administrator. The Trustee will distribute the Participant’s remaining Account Balance in accordance with the other provisions of this Article VI.

          (4) Account restrictions.

                    (a) Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution distribution events. The Employer in its Adoption Agreement may elect to permit an In-Service Distribution of the Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution Accounts upon a Participant’s attainment of a stated age, based on a fixed number of years or based upon some other specified event, such as hardship under Section 6.07. Such Adoption Agreement elections include, but are not limited to, the following:

                              (i) Two year “seasoned” contributions. The contributions which the Plan Administrator will distribute were made at least 2 years (or such other greater period as the Employer elects in its Adoption Agreement) prior to the date on which the distribution will occur. Such distributions may include Earnings on the “seasoned” contributions.

                              (ii) 60 months of participation. The Participant has been a Participant for at least 60 months (or for such other greater period as the Employer elects in its Adoption Agreement) prior to the date on which the Plan Administrator will make the distribution. This election applies to all applicable contributions, regardless of when made.

                    (b) 401(k) Plans.

                              (i) Limitation. A Participant may not receive a distribution of the Participant’s Restricted 401(k) Accounts except in the event of the Participant’s death, Disability, Severance from Employment, attainment of age 59 1/2, hardship in accordance with Section 6.07 or Plan termination (as limited under Section 11.05(F)).

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                              (ii) Definition of Restricted 401(k) Accounts. A Participant’s Restricted 401(k) Accounts are the Participant’s Elective Deferral Account, QNEC Account, QMAC Account and Safe Harbor Contributions Account.

                    (c) Money Purchase Pension/Target Benefit Plans.

                              (i) Limitation. A Participant may not receive an In-Service Distribution of a Participant’s Restricted Pension Accounts except in the event of the Participant’s attainment of Normal Retirement Age (or any later age), the Participant’s Disability or Plan termination under Section 11.05.

                              (ii) Definition of Restricted Pension Accounts. A Participant’s Restricted Pension Accounts are the Participant’s Money Purchase Pension Plan or Target Benefit Plan Accounts.

                    (d) Prevailing Wage Contributions. For purposes of In-Service Distributions, a Participant’s Prevailing Wage Contribution Account is treated as a Nonelective or other Employer Contribution Account as applicable, unless the Prevailing Wage Contract provides for other In-Service Distribution rights. However, if the Employer in its Adoption Agreement elects to offset other Contribution Types with the Prevailing Wage Contribution, for purposes of In-Service Distributions, the Plan Administrator will treat that portion of the Prevailing Wage Contribution Account which offsets another Contribution Type, as the other Contribution Type.

                    (e) Rollover Contributions, Employee Contributions and DECs. A Participant may elect to receive an In-Service Distribution of his/her Accounts attributable to Rollover Contributions, Employee Contributions and DECs at any time subject to Section 6.01(C)(3). Distribution of a Rollover Contribution is subject to Section 6.04 if Section 6.04 otherwise applies to the Participant.

                    (f) Transferred amounts/distribution restrictions and Protected Benefits.

                              (i) Distribution restrictions: transfers from pension plans to non-pension plans. Except in the case of certain Elective Transfers, if this Plan is a Profit Sharing Plan or a 401(k) Plan, the Plan, except in accordance with Section 6.01(C)(4)(c), may not make any In-Service Distribution to the Participant of his/her Restricted Pension Accounts (including post-transfer Earnings on those Accounts) previously transferred, within the meaning of Code §414(l), to this Plan from a Money Purchase Pension Plan or from a Target Benefit Plan. This limitation applies only to such transferred balances consisting of Restricted Pension Accounts.

                              (ii) Distribution restrictions: transfers from 401(k) Plans to other plans. Except in the case of certain Elective Transfers, if this Plan is a Profit Sharing Plan, Money Purchase Pension Plan or a Target Benefit Plan, the Plan, except in accordance with Section 6.01(C)(4)(b), may not make any In-Service Distribution to the Participant of his/her Restricted 401(k) Accounts (including post-transfer Earnings on those Accounts) previously transferred, within the meaning of Code §414(l), to this Plan from a 401(k) Plan. This limitation applies only to such transferred balances consisting of Restricted 401(k) Accounts.

                              (iii) Protected Benefit/Separate Accounting. See Section 11.06 regarding preservation of Protected Benefits with regard to transferred amounts. The Plan Administrator must apply proper separate accounting of transferred amounts to comply with this Section 6.01(C)(4)(f).

                    (g) Designated IRA. A Participant may request and receive distribution of his/her Designated IRA Account at any time, subject the requirements of Code §401(a)(9) and the regulations thereunder as applicable to IRAs. Section 6.04 does not apply to Designated IRA Contributions.

          (5) Hardship. See Section 6.07 regarding requirements for In-Service Distributions and for post-Separation from Service or Severance from Employment distribution accelerations, based on hardship.

          6.02 REQUIRED MINIMUM DISTRIBUTIONS.

(A) Lifetime RMDs.

          (1) RBD. The Plan Administrator will direct the Trustee to distribute or to commence distribution to the Participant of the Participant’s entire Vested Account Balance no later than the Participant’s RBD.

          (2) Amount of RMD for each DCY. During the Participant’s lifetime, the RMD that will be distributed for each DCY is the lesser of:

                    (a) ULT amount. The quotient obtained by dividing the Participant’s RMD Account Balance by the distribution period in the ULT, using the Participant’s age as of the Participant’s birthday in the DCY; or

                    (b) SLT/younger spouse. If the Participant’s sole Designated Beneficiary for the DCY is the Participant’s spouse who is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant’s RMD Account Balance by the distribution period in the JLT using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the DCY.

          (3) Lifetime RMDs continue through year of Participant’s death. RMDs will be determined under this Section 6.02(A) beginning with the first DCY and up to and including the DCY that includes the Participant’s date of death or until the Participant’s Vested Account Balance is completely distributed.

(B) Death RMDs.

          (1) Death of Participant before DCD. If the Participant dies before the DCD, the Plan Administrator will direct the Trustee to distribute or commence distribution to the Participant of the Participant’s Vested Accrued Benefit no later than as follows:

                    (a) Spouse sole Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year

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immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                              (i) Death of spouse. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, then this Section 6.02(B)(1) (other than Section 6.02(B)(1)(a)) will apply as if the surviving spouse were the Participant.

                    (b) Other Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                    (c) No Designated Beneficiary/“5-year rule.” If there is no Designated Beneficiary as of September 30 of the year following the calendar year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

                    (d) Participant survived by Designated Beneficiary/“Life Expectancy rule.” If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant’s death is the quotient obtained by dividing the Participant’s RMD Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.02(B)(2)(a).

                    (e) 5-year or Life Expectancy rule; possible election. The Employer in its Adoption Agreement will elect whether distribution of the Participant’s Account in the case of death before the DCD will be made in accordance with the Life Expectancy rule under Section 6.02(B)(1)(d) or the 5-year rule under Section 6.02(B)(1)(c). The Employer’s election may permit a Designated Beneficiary to elect which of these rules will apply or may specify which rule applies. However, the Life Expectancy rule (whether subject to election or not) applies only in the case of a Designated Beneficiary. The 5-year rule applies as to any Beneficiary who is not a Designated Beneficiary. A permitted election under this Section 6.02(B)(1)(e) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.02(B)(1), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. In the absence of a timely election, the Life Expectancy rule applies unless the Employer in Appendix B elects to apply the 5-year rule.

          (2) Death on or after DCD. This Section 6.02(B)(2) applies if the Participant dies on or after his/her DCD.

                    (a) Participant survived by Designated Beneficiary. If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant’s death is the quotient obtained by dividing the Participant’s RMD Account Balance by the longer of the Participant’s remaining Life Expectancy or the Designated Beneficiary’s remaining Life Expectancy, determined as follows:

                              (i) Participant’s life expectancy. The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                              (ii) Spouse as sole Designated Beneficiary. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each DCY after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For DCYs after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

                              (iii) Non-Spouse Designated Beneficiary. If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

                    (b) No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the RMD for each DCY after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(C) Distribution Methods. Nothing in this Section 6.02 gives any Participant or any Beneficiary the right to receive a distribution of the Participant’s Account under any method or at a time which the Plan does not permit. Unless the Participant’s Vested Account Balance is distributed in the form of an annuity purchased from an insurance company or in a Lump Sum on or before the RBD, as of the first DCY, distributions will be made in accordance with Section 6.02(A) and (B), but subject to the Employer’s Adoption Agreement elections regarding the method of distribution. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the applicable Treasury regulations. If the Adoption Agreement limits distributions to a Lump Sum, the Plan will distribute the Participant’s entire Vested Account Balance in the form of a Lump Sum on or before the Participant’s RBD, or if applicable, at the time determined in Section 6.02(B), but subject to the Employer’s Adoption Agreement elections regarding timing of the distribution. See Section 6.03(B) regarding Participant and Beneficiary elections.

(D) Operating Rules.

          (1) Precedence. The requirements of this Section 6.02 will take precedence over any inconsistent provisions of the Plan.

          (2) Requirements of Treasury regulations incorporated. All distributions required under this Section 6.02 will be determined and made in accordance with the Treasury regulations under Code §401(a)(9) and the

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minimum distribution incidental benefit requirement of Code §401(a)(9)(G).

          (3) TEFRA Section 242(b)(2) elections. Notwithstanding the other provisions of this Section 6.02, distributions may be made under Section 6.10.

          (4) 2002 DCY election. This Section 6.02 applies to RMDs for the 2002 DCY unless the Employer in Appendix B elects that 2002 RMDs are to be determined in accordance with the RMD rules in effect under the 1987 or 2001 proposed Treasury regulations under Code §401(a)(9), in lieu of this Section 6.02. Any such election applies to the 2002 DCY only and the provisions of this Section 6.02 apply for DCYs beginning after 2002.

(E) Definitions. The following definitions apply to this Section 6.02.

          (1) Designated Beneficiary. A “Designated Beneficiary” means an individual who is a Beneficiary under Section 7.05 and who is a designated beneficiary under Code §401(a)(9) of the Internal Revenue Code and Treas. Reg. §1.401(a)(9)-4, Q&As-4 and -5.

          (2) DCY. A DCY is a distribution calendar year for which an RMD is required. For RMDs beginning before the Participant’s death, the first DCY is the calendar year immediately preceding the calendar year which contains the Participant’s RBD. For RMDs beginning after the Participant’s death, the first DCY is the calendar year in which distributions are required to begin under Section 6.02(B). The RMD for the Participant’s first DCY will be made on or before the Participant’s RBD. The RMD for other DCYs, including the RMD for the DCY in which the Participant’s RBD occurs, will be made on or before December 31 of that DCY.

          (3) DCD. A DCD is a distribution commencement date and generally means the Participant’s RBD. However, if Section 6.02(B)(1)(a)(i) applies, the DCD is the date distributions are required to begin to the surviving spouse under Section 6.02(B)(1)(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the otherwise applicable DCD, then the DCD is the date distributions actually commence.

          (4) JLT. The JLT is the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-3.

          (5) Life Expectancy. Life Expectancy refers to life expectancy as computed under the SLT.

          (6) Participant’s RMD Account Balance. A Participant’s RMD Account Balance is the account balance as of the last Valuation Date in the VCY increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the VCY after the Valuation Date and decreased by distributions made in the VCY after the Valuation Date. The Account Balance for the VCY includes any amounts rolled over or transferred to the Plan either in the VCY or in the DCY if distributed or transferred in the VCY.

          (7) RBD. A Participant’s RBD is his/her required beginning date determined as follows:

                    (a) More than 5% owner. A Participant’s RBD is the April 1 of the calendar year following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant is a more than 5% owner (as defined in Code §416(i)(B)) as to the Plan Year ending in that calendar year. If a Participant is a more than 5% owner at the close of the relevant calendar year, the Participant may not discontinue RMDs notwithstanding the Participant’s subsequent change in ownership status.

                    (b) Other Participants. If the Participant is not a more than 5% owner, his/her RBD is the April 1 of the calendar year following the close of the calendar year in which the Participant incurs a Separation from Service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

                    (c) Election as to RBD. The Employer in Appendix B may elect that the Plan Administrator continue to apply (indefinitely or to a specified date) the RBD definition in effect prior to 1997 (“pre-SBJPA RBD”). A Participant’s pre-SBJPA RBD (if applicable) is April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

          (8) RMD. An RMD is the required minimum distribution the Plan must make to a Participant or Beneficiary for a DCY. The Plan Administrator determines an RMD without regard to vesting, but in accordance with Treas. Reg. §1.401(a)(9)-5, the Plan only will distribute an RMD to the extent that the amount distributed is Vested.

          (9) SLT. The SLT is the Single Life Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-1.

          (10) ULT. The ULT is the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-2.

          (11) VCY. A VCY is a valuation calendar year, which is the calendar year immediately preceding a DCY.

          6.03 POST-SEPARATION (SEVERANCE), LIFETIME RMD, AND BENEFICIARY DISTRIBUTION METHODS. Distribution of a Participant’s Account: (i) after Separation from Service (or Severance from Employment); (ii) during employment but where the lifetime RMD requirements under Section 6.02(A) apply; and (iii) to a Beneficiary after the Participant’s death, are subject to the distribution methods in this Section 6.03.

(A) Plan Available Methods.

          (1) Participant methods. The Employer in its Adoption Agreement will elect one or more of the following distribution methods applicable to a Participant: (i) Lump-Sum; (ii) Installments; (iii) Installments but only if the Participant is required to receive RMDs under Section 6.02; (iv) Alternative Annuity; (v) Ad-Hoc; or (vi) any other method the Employer describes in its Adoption Agreement which is not inconsistent with Applicable Law. If Section 6.04 applies, the distribution must be a QJSA unless waived. In the event of a QJSA waiver, the distribution will be made under the alternative method the Participant elects, in accordance with this Section 6.03.

          (2) Beneficiary Methods. The Employer in its Adoption Agreement will elect one or more of the following

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distribution methods applicable to a Beneficiary: (i) Lump-Sum; (ii) Installments, provided any Installment is in an amount at least equal to the RMD for a DCY; (iii) Ad-Hoc, provided the Beneficiary must receive a distribution in an amount at least equal to the RMD for a DCY; or (iv) QPSA if the Plan is subject to Section 6.04. Under a Plan subject to Section 6.04, a surviving spouse Beneficiary may elect to waive the QPSA in favor of another Beneficiary distribution method the Plan permits. See Section 6.04(B)(5). See Sections 6.02(B)(1)(e) and 6.02(C) as to distribution timing elections and elections relating to death of the Participant before the DCD.

          (3) Definition of Lump–Sum. A Lump–Sum means a single payment and includes, but is not limited to, a “lump-sum distribution” under Code §402(d)(4). If the Employer in its Adoption Agreement elects to limit distributions to a Lump-Sum, all Plan distributions must be made in this form, including all RMDs under Section 6.02.

          (4) Definition of Installments. Installments means payment in monthly, quarterly, semi-annual, annual or other installments over a fixed reasonable period of time, not exceeding the Life Expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his/her designated Beneficiary. To facilitate an Installment distribution the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to place all or any part of the Participant’s Account Balance in a Segregated Account.

                    (a) Installments only for Lifetime RMDs. If the Employer in its Adoption Agreement elects Installments only if a Participant is subject to lifetime RMDs under Section 6.02(A), and does not elect Installments generally, only the affected Participants are entitled to an Installment distribution under the Plan. Any such Installment must satisfy Section 6.02(A).

                    (b) Installment acceleration. A Participant or Beneficiary receiving an Installment distribution may, at any time, elect to accelerate the payment of all, or any portion, of the Participant’s unpaid Vested Account Balance.

          (5) Definition of Alternative Annuity. An Alternative Annuity means distribution of an Annuity Contract which is not a QJSA or a QPSA. The Alternative Annuity must be based on the life of the Participant or upon the joint lives of the Participant and a Designated Beneficiary. The Employer in its Adoption Agreement will describe the material characteristics of any Alternative Annuity available under the Plan. If Section 6.04 does not apply to the overall Plan, the Employer will not elect an Alternative Annuity.

          (6) Definition of Ad-Hoc. Ad-Hoc means the Participant or Beneficiary may at any time after Separation from Service (or Severance from Employment) elect distribution of all or any part of his/her Account or of specified Accounts under the Plan. The Plan Administrator may adopt a policy regarding Ad-Hoc distributions imposing a reasonable minimum distribution amount, frequency limitations or other reasonable administrative conditions.

(B) Participant and Beneficiary Elections. Subject to any contrary requirements imposed by Sections 6.01, 6.02, this Section 6.03 or 6.04, and also subject to Section 8.04 as to the form of distribution (cash or property), a Participant or Beneficiary may elect any method or timing of distribution the Plan permits.

          (1) Participant election as to Beneficiary. The Participant, on a form prescribed by the Plan Administrator, may elect the distribution method which will apply to any Beneficiary, including his/her surviving spouse. The Participant’s election may limit any Beneficiary’s right to increase or to reduce the frequency or the amount of any payments.

          (2) If no election. If a Participant or Beneficiary does not make a timely election as to the distribution method and timing as the Plan may permit, the Plan Administrator will direct the Trustee to distribute a Lump-Sum as soon as is practical and at the earliest date the Plan permits distribution but not later than the date the Plan requires distribution. If the Plan does not permit a Lump-Sum distribution, the Plan Administrator will direct distribution under any other method the Plan permits. If the Plan permits an election as to cash or property, in the absence of an election, the Plan Administrator will direct the Trustee to distribute cash, subject to Section 8.04.

          (3) Combination of methods. If the Employer in its Adoption Agreement elects to permit more than one distribution method under this Section 6.03, a Participant or Beneficiary may elect any combination of the available methods either as to different Accounts or as to specified amounts subject to distribution.

          (4) No third party discretion. No third party, including the Employer, the Plan Administrator and the Trustee, may exercise discretion over any Participant or Beneficiary election of the method of distribution, provided the election is made in accordance with the Plan.

          (5) Lump-Sum only if Account does not exceed $5,000. Any distribution elections permitted under this Section 6.03 are available only if the Participant’s Vested Account Balance, as determined under Section 6.01(A)(4), exceeds $5,000, unless the Employer elects to apply any lesser amount in Appendix B. If the Participant’s Vested Account Balance does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B), the Trustee will distribute the balance in a Lump-Sum (which will be a Cash-Out Distribution if the Participant’s Account Balance is not 100% Vested) without regard to Section 6.04.

          (6) Sourcing election. If a Participant or Beneficiary who will receive a partial (non-corrective) distribution of his/her Plan Account has both a Roth Deferral Account (or some other Account with tax basis) and one or more pre-tax Accounts including a Pre-Tax Deferral Account, the Participant or Beneficiary may elect the Account source(s) and composition (contributions or Earnings) of the distribution unless such elections are contrary to Applicable Law. This Section 6.03(B)(6) as to election of Account sources from among multiple sources does not apply to the extent that a Participant or Beneficiary is eligible under the Plan terms to receive a distribution only from one specific Account source. In the absence of a Participant or Beneficiary election, the Plan Administrator operationally will determine the Account source(s) from which the Trustee will make the distribution and will determine whether such amounts distributed consist of the Account contributions or

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of Account Earnings or both, unless such Plan Administrator determinations are contrary to Applicable Law.

          (7) Application to alternate payees. This Section 6.03 applies to an alternate payee in the same manner as if the alternate payee were the Participant. See Section 6.05 as to the right of a QDRO alternate payee to elect the distribution method applicable to the alternate payee’s distribution.

(C) Modification. The Employer in its Adoption Agreement may elect to modify the methods of payment available under the Plan, consistent with this Section 6.03. If the Employer’s Plan is a Restated Plan, the Employer in its Adoption Agreement and in accordance with Treas. Reg. §1.411(d)-4, may elect to eliminate from the prior Plan certain Protected Benefits.

          6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND TO SURVIVING SPOUSES.

(A) Qualified Joint and Survivor Annuity (QJSA). The Plan Administrator must direct the Trustee to distribute a married or unmarried Participant’s Vested Account Balance in the form of a QJSA, unless the Participant, and spouse if the Participant is married, waive the QJSA in accordance with this Section 6.04(A) or unless Section 6.04(G) applies.

          (1) Definition of QJSA if married. If, as of the Annuity Starting Date, the Participant is married (even if the Participant has not been married throughout the one year period ending on the Annuity Starting Date), a QJSA is an immediate Annuity Contract which is purchasable with the Participant’s Vested Account Balance and which provides a Life Annuity for the Participant and a Survivor Annuity payable for the remaining life of the Participant’s surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant.

          (2) Definition of QJSA if not married. If, as of the Annuity Starting Date, the Participant is not married, a QJSA is an immediate Life Annuity Contract for the Participant which is purchasable with the Participant’s Vested Account Balance.

          (3) Modification of QJSA benefit. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the Survivor Annuity.

          (4) Definitions of Life/Survivor Annuity. A Life Annuity means an Annuity Contract payable to the Participant in equal installments for the life of the Participant that terminates upon the Participant’s death. A Survivor Annuity means an Annuity Contract payable to the Participant’s surviving spouse in equal installments for the life of the surviving spouse that terminates upon the death of the surviving spouse.

          (5) QJSA notice/timing. A Participant may elect distribution of the QJSA at the earliest retirement age under the Plan, which is the earliest date on which the Participant could elect to receive retirement benefits. At least 30 days and not more than 90 days before the Participant’s Annuity Starting Date, the Plan Administrator must provide the Participant a written explanation of the terms and conditions of the QJSA, the Participant’s right to make, and the effect of, an election to waive the QJSA benefit, the rights of the Participant’s spouse regarding the waiver election and the Participant’s right to make, and the effect of, a revocation of a waiver election.

          (6) Waiver frequency and timing. The Plan does not limit the number of times the Participant may revoke a waiver of the QJSA or make a new waiver during the election period. The Participant (and his/her spouse, if the Participant is married), may revoke an election to receive a particular form of benefit at any time until the Annuity Starting Date.

          (7) Married Participant waiver. A married Participant’s QJSA waiver election is not valid unless: (i) the Participant’s spouse (to whom the Survivor Annuity is payable under the QJSA), after the Participant has received the QJSA notice, has consented in writing to the waiver election, the spouse’s consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his/her representative) witnesses the spouse’s consent; (ii) the spouse consents to the alternative method of payment designated by the Participant or to any change in that designated method of payment; and (iii) unless the spouse is the Participant’s sole primary Beneficiary, the spouse consents to the Participant’s Beneficiary designation or to any change in the Participant’s Beneficiary designation.

                    (a) Effect of spousal consent/blanket waiver. The spouse’s consent to a waiver of the QJSA is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to the Participant’s future payment form election or Beneficiary designation, if the spouse acknowledges the right to limit his/her consent to a specific designation but, in writing, waives that right.

                    (b) Spousal consent not required. The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Administrator establishes: (i) the Participant does not have a spouse; (ii) the spouse cannot be located; (iii) the Participant is legally separated or has been abandoned (within the meaning of applicable state law) and the Participant has a court order to that effect; or (iv) other circumstances exist under which Applicable Law excuses the spousal consent requirement. If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

(B) Qualified Preretirement Survivor Annuity (QPSA). If a married Participant dies prior to his/her Annuity Starting Date, the Plan Administrator will direct the Trustee to distribute a portion of the Participant’s Vested Account Balance to the Participant’s surviving spouse in the form of a QPSA, unless the Participant has a valid waiver election in effect. The Employer in its Adoption Agreement will elect whether to apply the “one-year marriage rule.” If the Employer elects to apply the one-year marriage rule, the QPSA benefit does not apply unless the Participant and his/her spouse were married throughout the one year period ending on the date of the Participant’s death.

          (1) Definition of QPSA. A QPSA is an Annuity Contract which is purchasable with 50% of the Participant’s Vested Account Balance (determined as of the date of the Participant’s death) and which is payable for the life of the Participant’s surviving spouse.

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          (2) Modification of QPSA. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the QPSA.

          (3) Ordering rule. The value of the QPSA is attributable to Employer Contributions, to Pre-Tax Deferrals, to Roth Deferrals, and to Employee Contributions in the same proportion as the Participant’s Vested Account Balance is attributable to those contributions.

          (4) Disposition of remaining balance. The portion of the Participant’s Vested Account Balance not payable as a QPSA is payable to the Participant’s Beneficiary, in accordance with the remaining provisions of this Article VI.

          (5) Surviving spouse elections. If the Participant’s Vested Account Balance which the Trustee would apply to purchase the QPSA exceeds $5,000, the Participant’s surviving spouse may elect to have the Trustee commence payment of the QPSA at any time following the date of the Participant’s death, but not later than Section 6.02 requires, and may elect any of the methods of payment described in Section 6.03, in lieu of the QPSA. In the absence of an election by the surviving spouse, the Plan Administrator must direct the Trustee to distribute the QPSA on the earliest administratively practicable date following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant’s death; (b) the date the Plan Administrator receives notification of or otherwise confirms the Participant’s death; (c) the date the Participant would have attained Normal Retirement Age; or (d) the date the Participant would have attained age 62.

          (6) QPSA notice/timing. The Plan Administrator must provide a written explanation of the QPSA to each married Participant within the following period which ends last: (a) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (b) a reasonable period after an Employee becomes a Participant; or (c) a reasonable period after Section 6.04 of the Plan becomes applicable to the Participant. A “reasonable period” described in clauses (b) and (c) is the period beginning one year before and ending one year after the applicable event. If the Participant incurs a Separation from Service before attaining age 35, clauses (a), (b), and (c) do not apply and the Plan Administrator must provide the QPSA notice within the period beginning one year before and ending one year after the Separation from Service. If the Participant thereafter returns to employment with the Employer, the Plan Administrator will redetermine the applicable period. The QPSA notice must describe, in a manner consistent with Treasury regulations, the terms and conditions of the QPSA and of the waiver of the QPSA, comparable to the QJSA notice required under Section 6.04(A)(5).

          (7) Waiver frequency and timing. The Plan does not limit the number of times the Participant may revoke a waiver of the QPSA or make a new waiver during the election period. The election period for waiver of the QPSA ends on the date of the Participant’s death. A Participant’s QPSA waiver election is not valid unless the Participant makes the waiver election after the Participant has received the QPSA notice and no earlier than the first day of the Plan Year in which he/she attains age 35. However, if the Participant incurs a Separation from Service prior to the first day of the Plan Year in which he/she attains age 35, the Plan Administrator will accept a waiver election as to the Participant’s Account Balance attributable to his/her Service prior to his/her Separation from Service. In addition, if a Participant who has not incurred a Separation from Service makes a valid waiver election, except for the age 35 Plan Year timing requirement above, the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35.

          (8) Spousal consent to waiver. A Participant’s QPSA waiver is not valid unless the Participant’s spouse (to whom the QPSA is payable) satisfies or is excused from the consent requirements as described in Section 6.04(A)(7), except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse’s consent to the waiver of the QPSA is irrevocable, unless the Participant revokes the waiver election. The spouse also may execute a blanket consent as described in Section 6.04(A)(7)(a).

(C) Effect of Waiver. If the Participant has in effect a valid waiver election regarding the QJSA or the QPSA, the Plan Administrator must direct the Trustee to distribute the Participant’s Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.

(D) Loan Offset. The Plan Administrator will reduce the Participant’s Vested Account Balance by any security interest (pursuant to any offset rights authorized by Section 6.06) held by the Plan by reason of a Participant loan, to determine the value of the Participant’s Vested Account Balance distributable in the form of a QJSA or QPSA, provided the loan satisfied the spousal consent requirement described in Section 7.06(D).

(E) Effect of QDRO. For purposes of applying this Article VI, a former spouse (in lieu of the Participant’s current spouse) is the Participant’s spouse or surviving spouse to the extent provided under a QDRO described in Section 6.05. The provisions of this Section 6.04 apply separately to the portion of the Participant’s Vested Account Balance subject to a QDRO and to the portion of the Participant’s Vested Account Balance not subject to the QDRO.

(F) Vested Account Balance Not Exceeding $5,000. The Trustee must distribute in a Lump-Sum a Participant’s Vested Account Balance which the Trustee otherwise under Section 6.04 would apply to provide a QJSA or QPSA benefit, where the Participant’s Vested Account Balance determined under Section 6.01(A)(4) does not exceed $5,000, unless the Employer elects to apply any lesser amount in Appendix B.

(G) Profit Sharing Plan Exception. If this Plan is a Profit Sharing Plan, the Employer in its Adoption Agreement must elect whether the preceding provisions of Section 6.04 apply to all Participants or only to Participants who are not Exempt Participants.

          (1) Definition of Exempt Participants. All Participants are Exempt Participants except the following Participants to whom Section 6.04 must be applied: (a) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code §417 requirements and the Plan received the Transfer after December 31, 1984, unless the Transfer is an Elective Transfer described in Section 11.06(E); (b) a Participant who elects a Life Annuity distribution (if Section 11.02(C)(3) of the Plan requires the

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Plan to provide a Life Annuity distribution option); or (c) a Participant whose benefits under a Defined Benefit Plan maintained by the Employer are offset by benefits provided under this Plan.

          (2) Transfers. If a Participant receives a Transfer under Section 6.04(G)(1), clause (a) above, the Plan Administrator may elect to apply Section 6.04 only to the Participant’s transferred balance and not to the Participant’s remaining Account Balance provided that the Plan Administrator accounts properly for such balances.

          (3) Distribution to Exempt Participant. The Plan Administrator must direct the Trustee to distribute the Exempt Participant’s Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.

           (4) Exempt Participant Beneficiary designation. See Section 7.05(A)(3) as to requirements relating to a married Exempt Participant’s Beneficiary designation.

          6.05 QDRO DISTRIBUTIONS. Notwithstanding any other provision of this Plan, the Trustee, in accordance with the direction of the Plan Administrator, must comply with the provisions of a QDRO, as defined in Code §414(p)(1)(A), which is issued with respect to the Plan.

(A) Distribution at Any Time. This Plan specifically permits distribution to an alternate payee under a QDRO at any time, irrespective of whether the Participant has attained his/her earliest retirement age (as defined under Code §414(p)(4)(B)) under the Plan. However, a distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if: (1) the QDRO specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee’s benefits under the Plan exceeds $5,000, and the QDRO requires the alternate payee’s consent to any distribution occurring prior to the Participant’s attainment of earliest retirement age, the alternate payee gives such consent.

(B) Plan Terms Otherwise Apply. Except as to timing of distribution commencement under Section 6.05(A), nothing in this Section 6.05 gives a Participant or an alternate payee a right to receive a type or method of distribution, to receive any option, or to increase benefits in a manner that the Plan does not permit.

(C) QDRO Procedures. The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order (as defined under Code §414(p)(1)(B).

          (1) Notices and order status. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of the Plan Administrator’s determination. The Plan Administrator must provide notice under this Section 6.05(C)(1) by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with DOL regulations.

          (2) Interim amounts payable. If any portion of the Participant’s Vested Account Balance is payable under the domestic relations order during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must maintain a separate accounting of the amounts payable. If the Plan Administrator determines the order is a QDRO within 18 months of the date amounts first are payable following receipt of the domestic relations order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a QDRO.

           (3) Segregated Account. To the extent it is not inconsistent with the provisions of the QDRO, the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to segregate the QDRO amount in a Segregated Account. The Trustee will make any payments or distributions required under this Section 6.05 by separate benefit checks or other separate distribution to the alternate payee(s).

          6.06 DEFAULTED LOAN – TIMING OF OFFSET. If a Participant or a Beneficiary defaults on a Plan loan, the Plan Administrator will determine the timing of the reduction (offset) of the Participant’s Vested Account Balance in accordance with this Section 6.06 and the Plan Administrator’s loan policy.

(A) Offset if Distributable Event. If, under the loan policy a loan default also is a distributable event under the Plan, the Trustee, at the time of the loan default, will offset the Participant’s Vested Account Balance by the lesser of the amount in default (including accrued interest) or the Plan’s security interest in that Vested Account Balance.

(B) Restricted Accounts. If the loan is from a Restricted Pension Account and the loan default is a distributable event under the loan policy, the Trustee will offset the Participant’s Account Balance in the manner described in Section 6.06(A) only if the Participant has incurred a Separation from Service or has attained Normal Retirement Age. If a 401(k) Plan makes the loan, to the extent the loan is attributable to the Participant’s Restricted 401(k) Accounts, the Trustee will not offset the Participant’s Vested Account Balance prior to the earlier of the date the Participant incurs a Severance from Employment or the date the Participant attains age 59 1/2. Consistent with its loan policy, the Plan Administrator also may offset a Participant’s defaulted loan upon Plan termination, provided the Participant’s Account Balance is distributable upon Plan termination.

          6.07 HARDSHIP DISTRIBUTIONS. The Employer in its Adoption Agreement may elect to permit a hardship distribution to an electing Participant. If the Employer elects to permit hardship distributions, the Employer, consistent with the Adoption Agreement and Applicable Law, will elect: (i) which Accounts are available for a hardship distribution; (ii) whether the Plan Administrator will administer the hardship distributions in accordance with the

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safe harbor provisions of Section 6.07(A) or, as may be permitted by Applicable Law, under the non-safe harbor provisions of Section 6.07(B); and (iii) whether the hardship distribution is an In-Service Distribution, an acceleration of a distribution occurring after Severance from Employment/Separation from Service, or both. The Employer in its Profit Sharing Plan Adoption Agreement may elect to apply the safe harbor rules.

(A) Safe Harbor Need/Necessity.

          (1) Deemed immediate and heavy need. For purposes of this Plan, a safe harbor hardship distribution is a distribution on account of one or more of the following immediate and heavy financial needs: (a) expenses for (or necessary to obtain) medical care for the Participant, for the Participant’s spouse, or for any of the Participant’s dependents that would be deductible under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant; (c) payment of post-secondary education tuition and related educational fees (including room and board), for the next 12-month period, for the Participant, for the Participant’s spouse, for the Participant’s children, or for any of the Participant’s dependents; (d) payments necessary to prevent the eviction of the Participant from his/her principal residence or the foreclosure of the mortgage on the Participant’s principal residence; (e) payments for the funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent; or (f) expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income). Clauses (e) and (f) only apply as of the Final 401(k) Regulations Effective Date. As used in this Section 6.07(A)(1), the term “dependent” means a dependent as defined in Code §152 but for Taxable Years beginning after 2004 as applied to clause (e), means without regard to Code §152(d)(1)(B) and, for purposes of clause (c), means as applied without regard to Code §§152(b)(1) or (2) and 152(d)(1)(B). Notwithstanding the immediately preceding sentence, the Plan Administrator in applying this Section 6.07 may elect to limit the term “dependent” to those persons whom the Participant may claim as a dependent on IRS Form 1040. The administrative forms related to hardship distributions will reflect which of these definitions of “dependent” the Plan Administrator has elected to apply.

          (2) Deemed necessity. The following restrictions apply to a Participant who receives a safe harbor hardship distribution: (a) the Participant may not make Elective Deferrals or Employee Contributions to the Plan and other plans (described below) maintained by the Employer for the 6-month period (or any longer period the Plan Administrator may specify in a hardship distribution policy) following the date of his/her hardship distribution; (b) the distribution may not exceed the amount of the Participant’s immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and (c) the Participant must have obtained all distributions (including distribution of Code §404(k) ESOP dividends), other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under the Plan and all other plans (described below) maintained by the Employer. “Other plans” for purposes of clauses (a) and (c) means all other qualified plans and all nonqualified plans of deferred compensation maintained by the Employer including a cash or deferred arrangement that is part of a cafeteria plan under Code §125 (but excluding the mandatory employee contribution portion of a Defined Benefit Plan or a health or welfare benefit plan, including one that is part of a cafeteria plan). For purposes of clause (a), “other plans” also includes stock option, stock purchase and other similar plans maintained by the Employer.

(B) Non-safe Harbor Need/Necessity. For purposes of this Plan, a non-safe harbor hardship distribution is a distribution on account of an immediate and heavy financial need. The distribution cannot exceed the amount necessary to satisfy the need (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution). The Plan will not make a non-safe harbor hardship distribution if the Participant may relieve the need from other resources that are reasonably available to the Participant. The Plan Administrator will administer a hardship distribution under this Section 6.07(B) in accordance with Treas. Reg. §1.401(k)-1(d)(3)(iv), but excluding paragraph (E) thereof.

(C) Policy/Reliance. The Plan Administrator may adopt a uniform and nondiscriminatory policy regarding hardship distributions including objective standards for determining whether a Participant has an immediate and heavy financial need and for substantiating the extent of the Participant’s need. The Plan Administrator, absent actual contrary knowledge, may rely on a Participant’s written representation that the distribution is on account of hardship (as defined in Section 6.07(A)(1)), that the distribution satisfies Section 6.07(B) and/or that the distribution satisfies clause (b) under 6.07(A)(2).

(D) No Counterproductive Actions. A Participant, to establish necessity under either Sections 6.07(A)(2) or 6.07(B) need not take counterproductive actions as would increase the financial need. Such actions include, but are not limited to, being required to first take a Participant loan to purchase a principal residence where such a loan would result in the Participant’s disqualification from obtaining other necessary financing.

(E) Restrictions on Amount; Grandfathered Amounts. The maximum amount distributable from Elective Deferrals as a hardship distribution may not exceed the amount equal to the Participant’s total Elective Deferrals as of the hardship distribution date, reduced by the amount of any Elective Deferrals previously distributed to the Participant based on hardship or otherwise. QMACs and QNECs, and any Earnings on such contributions, and Earnings on the Participant’s Elective Deferrals, credited as of December 31, 1988 (collectively, “grandfathered amounts”), increase the amount of the maximum available hardship distribution only if the Employer in Appendix B elects to include such amounts. The restrictions of this Section 6.07(E) do not apply to hardship distributions from Nonelective Contributions, Regular Matching Contributions or Additional Matching Contributions and such distributions also may include Earnings on such Accounts. No hardship distribution is available from Safe harbor Contribution Accounts.

(F) Ordering. If the Plan permits a hardship distribution from more than one Account type, the Participant or the Plan Administrator in accordance with Section 6.03(B)(6) will

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determine the ordering of a Participant’s hardship distribution from the hardship distribution eligible Accounts, including ordering as between the Participant’s Pre-Tax Deferral Account and Roth Deferral Account, if any, provided that any ordering is consistent with any restriction on hardship distributions under this Section 6.07.

(G) Prototype and Volume Submitter Plans. A Participant’s hardship distribution made from Elective Deferrals under a Prototype Plan must comply with the safe harbor rules of Section 6.07(A). A Participant’s hardship distribution made from the Nonelective Contribution, Regular Matching Contribution or Additional Matching Contribution Accounts under a Prototype Plan, as the Employer elects in its Adoption Agreement, may comply with the safe harbor rules of Section 6.07(A) or the non-safe harbor rules of Section 6.07(B). A Volume Submitter Plan, as the Employer elects in its Adoption Agreement, may provide hardship distributions under the safe harbor rules of Section 6.07(A) or under the non-safe harbor hardship distribution rules of Section 6.07(B).

          6.08 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

(A) Participant Election. A Participant (including for this purpose, a former Employee) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of his/her Eligible Rollover Distribution from the Plan paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. For purposes of this Section 6.08, a Participant includes as to their respective interests, a Participant’s surviving spouse and the Participant’s spouse or former spouse who is an alternate payee under a QDRO.

(B) Rollover and Withholding Notice. At least 30 days but not more than 90 days prior to the Trustee’s distribution of an Eligible Rollover Distribution, the Plan Administrator must provide a written notice (including a summary notice as permitted under applicable Treasury regulations) explaining to the distributee the rollover option, the applicability of mandatory 20% federal withholding to any amount not directly rolled over, and the recipient’s right to roll over the distribution within 60 days after the date of receipt of the distribution (“rollover notice”). If applicable, the rollover notice also must explain the availability of income averaging and the exclusion of net unrealized appreciation. A recipient of an Eligible Rollover Distribution (whether he/she elects a Direct Rollover or elects to receive the distribution), also may elect to receive distribution at any administratively practicable time which is earlier than 30 days (but more than 7 days if Section 6.04 applies) following receipt of the rollover notice.

(C) Default Rollover. The Plan Administrator, in the case of a Participant who does not respond timely to the rollover notice, may make a Direct Rollover of the Participant’s Account (as described in Revenue Ruling 2000-36 or in any successor guidance, or in any DOL guidance) in lieu of distributing the Participant’s Account.

(D) Automatic Rollover. If the Employer elects in its Adoption Agreement to provide for Mandatory Distributions described in Section 6.01(A), the Plan Administrator will apply this Section 6.08(D) to all Mandatory Distributions made before the Participant attains the later of age 62 or Normal Retirement Age. The Employer in its Adoption Agreement will elect whether the Plan Administrator will apply this Section 6.08(D) regardless of amount or will apply this Section only to such Mandatory Distributions which exceed $1,000. In the event of any Mandatory Distribution subject to this Section 6.08(D) and made on or after March 28, 2005, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan the Participant specifies in a Direct Rollover or to receive the distribution directly in accordance with Section 6.01(A), then the Plan Administrator will pay the distribution in a Direct Rollover to an Individual Retirement Plan the Plan Administrator designates (“Automatic Rollover”). In the case of a Restated Plan with a restated Effective Date before March 29, 2005, as to any Mandatory Distribution which otherwise would be subject to this Section 6.08(D) except that the distribution occurred before March 29, 2005, the terms of the prior plan document control as to the disposition of the Account.

          (1) Determination of Mandatory Distribution amount.

                    (a) Rollovers count. The Plan Administrator, in determining whether a Mandatory Distribution is greater than $1,000 for purposes of this Section 6.08(D), will include the portion of the Participant’s distribution attributable to any Rollover Contribution, regardless of the Employer’s Adoption Agreement election to include or exclude Rollover Contributions in determining a Mandatory Distribution.

                    (b) Roth and Pre-Tax Deferrals. In determining the Mandatory Distribution amount under this Section 6.08(D), the Plan Administrator will aggregate a Participant’s Roth Deferral and Pre-Tax Deferral Accounts if each Account Balance exceeds $200. If either the Roth Deferral Account or the Pre-Tax Deferral Account is less than $200, the Plan Administrator will apply this Section 6.08(D) only to the other Account and will not aggregate the Account Balance under $200 with the other Account Balance.

          (2) Beneficiaries, alternate payees and termination. The Automatic Rollover provisions of this Section 6.08(D) do not apply to spousal Beneficiaries, to alternate payees under a QDRO or to distributions upon Plan termination.

(E) Limitation on Employee Contribution and Roth Rollovers.

          (1) Employee Contributions. A Participant’s Employee Contribution Account only may be transferred by means of a Direct Rollover to a qualified Defined Contribution Plan described in Code §§401(a) or 403(a) that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income. A Participant’s Employee Contributions also may be transferred by a Direct Rollover or by a 60-day rollover to an Individual Retirement Plan. For purposes of a rollover of a distribution which includes both Employee Contributions and pre-tax amounts, the Plan Administrator will treat the first amounts rolled over as attributable to the pre-tax amounts.

          (2) Roth Deferrals. A Participant’s Roth Deferral Account only may be transferred by means of a Direct Rollover to a qualified Defined Contribution Plan described

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in Code §401(k), or to a Code §403(b) plan that permits Roth deferrals. A Participant also may transfer the taxable portion of his/her Roth Deferral Account by a 60-day rollover to a qualified Defined Contribution Plan under Code §401(k) or to a Code §403(b) plan. A Participant’s Roth Deferral Account Contributions also may be transferred by a Direct Rollover or by a 60-day rollover to a Roth Individual Retirement Plan.

(F) Definitions. The following definitions apply to this Section 6.08:

          (1) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan the distributee specifies in his/her Direct Rollover election or in the case of an Automatic Rollover, to the Individual Retirement Plan that the Plan Administrator designates.

          (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), a qualified trust described in Code §401(a), an arrangement described in Code §403(b), or an eligible deferred compensation plan described in Code §457(b) sponsored by a governmental employer which accepts the Participant’s or alternate payee’s Eligible Rollover Distribution. However, with regard to a Participant’s Roth Deferral Account, an Eligible Retirement Plan is a Roth IRA described in Code §408A, a Roth account in another 401(k) plan which permits Roth deferrals or a Roth account in a 403(b) plan which permits Roth deferrals.

          (3) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the Participant’s Vested Account Balance, except: (a) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s Designated Beneficiary, or for a specified period of ten years or more; (b) any RMD under Section 6.02; (c) the portion of any distribution which is not includible in gross income (except for Roth Deferral Accounts, Employee Contributions and determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); (d) any hardship distribution; (e) a corrective distribution made under Article IV; (f) a deemed distribution resulting from a defaulted Participant loan which is not also an offset distribution; (g) any other distributions described in Treas. Reg. §1.402(c)-2; and (h) as to a Direct Rollover, any distribution which otherwise would be an Eligible Rollover Distribution, but where the total distributions to the Participant during that calendar year are reasonably expected to be less than $200. For purposes of clause (h), a Participant’s Roth Deferral Account is deemed to constitute a separate plan that is subject to a separate $200 limit. The Plan Administrator, in a form on which a Participant may elect a Direct Rollover, may restrict a Participant from directly rolling over only a part of an Eligible Rollover Distribution where the distribution amount does not exceed $500. In the case of such distribution exceeding $500, the Plan Administrator’s form may require that any amount the Participant elects to directly roll over be equal to $500 or a lesser specified amount.

          (4) Individual Retirement Plan. An Individual Retirement Plan is an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b).

          6.09 REPLACEMENT OF $5,000 AMOUNT. If the Employer in its Adoption Agreement under Section 6.01(A)(1) elects no Mandatory Distributions or elects a Mandatory Distribution amount which is less than $5,000, all other Plan references to “$5,000” remain unchanged unless the Employer in Appendix B elects to apply any lesser amount. However, any such override election does not apply to Sections 3.02(D) (relating to Catch-Up Deferrals, 3.10 (relating to SIMPLE Plans) and 3.12(C)(2) (relating to Designated IRAs) and references therein remain at $5,000. If this Plan is a Restated Plan, any Employer election under this Section 6.09 must be consistent with the Plan Administrator’s operation of the Plan prior to the Employer’s execution of its Restated Plan.

          6.10 TEFRA ELECTIONS.

(A) Application of Election in Lieu of Other Provisions. Notwithstanding the provisions of Sections 6.01, 6.02 and 6.03, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984 (“TEFRA election”), the Plan Administrator must direct the Trustee to distribute the Participant’s Vested Account Balance in accordance with that election, subject however, to the Survivor Annuity requirements, if applicable, of Section 6.04.

(B) Non-application. This Section 6.10 does not apply to a TEFRA election, and the Plan Administrator will not comply with that election, if any of the following applies: (1) the elected method of distribution would have disqualified the Plan under Code §401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the election does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the distribution payment period; or, (5) the Participant (or Beneficiary) modifies or revokes the election. In the event of a revocation, the Trustee must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02 if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02 if the distribution designation had not been in effect. The Plan Administrator will apply this Section 6.10 to rollovers and Transfers in accordance with Treasury Reg. §1.401(a)(9)-8.

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ARTICLE VII
ADMINISTRATIVE PROVISIONS

          7.01 EMPLOYER ADMINISTRATIVE PROVISIONS.

(A) Information to Plan Administrator. The Employer must supply current information to the Plan Administrator, including the name, date of birth, date of employment, Compensation, leaves of absence, Years of Service and date of Separation from Service of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary to administer the Plan. The Employer’s records as to the information the Employer furnishes to the Plan Administrator are conclusive as to all persons.

(B) Plan Contributions. The Employer is solely responsible to determine the proper amount of any Employer Contribution it makes to the Plan and for the timely deposit to the Trust of the Employer Contributions.

(C) Employer Action. The Employer must take any action under the Plan in accordance with applicable Plan provisions and with proper authority such that the action is valid under Applicable Law and is binding upon the Employer.

(D) No Responsibility for Others. Except as required under ERISA, the Employer has no responsibility or obligation under the Plan to Employees, Participants or Beneficiaries for any act required of the Plan Administrator, the Trustee, the Custodian, or any other service provider to the Plan (unless the Employer also serves in such capacities).

(E) Indemnity of Certain Fiduciaries. The Employer will indemnify, defend and hold harmless the Plan Administrator from and against any and all loss, damages or liability to which the Plan Administrator may be subjected by reason of any act or omission (except willful misconduct or gross negligence) in its official capacities in the administration of this Plan or Trust or both, including attorneys’ fees and all other expenses reasonably incurred in the Plan Administrator’s defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.01(E) do not relieve the Plan Administrator from any liability the Plan Administrator may have under ERISA for breach of a fiduciary duty. The Plan Administrator and the Employer may execute a written agreement further delineating the indemnification agreement of this Section 7.01(E), provided the agreement does not violate ERISA or other Applicable Law. The indemnification provisions of this Section 7.01(E) do not extend to any Trustee, third party administrator, Custodian or other Plan service provider unless so provided in a written agreement executed by such persons and the Employer.

(F) Settlor Expenses. The Employer will pay all reasonable Plan expenses that the Plan Administrator under Section 7.04(C) determines are “settlor expenses” under ERISA.

          7.02 PLAN ADMINISTRATOR.

(A) Compensation and Expenses. The Plan Administrator (and any individuals serving as Plan Administrator) will serve without compensation for services as such (unless the Plan Administrator is not the Employer or an Employee), but the Employer or the Plan will pay all reasonable expenses of the Plan Administrator, in accordance with Section 7.04(C)(2).

(B) Resignation and Removal. If the Employer, under Section 1.41, appoints one or more persons to serve as Plan Administrator, such person(s) shall serve until they resign by written notice to the Employer or until the Employer removes them by written notice. In case of a vacancy in the position of Plan Administrator, the Employer will exercise any and all of the powers, authority, duties and discretion conferred upon the Plan Administrator pending the filling of the vacancy.

(C) General Powers and Duties. The Plan Administrator has the following general powers and duties which are in addition to those the Plan otherwise accords to the Plan Administrator:

          (1) Eligibility/benefit determination. To determine the rights of eligibility of an Employee to participate in the Plan, all factual questions that arise in the course of administering the Plan, the value of a Participant’s Account Balance (based on the value of the Trust assets, as determined by the Trustee, the Custodian or the Named Fiduciary) and the Vested percentage of each Participant’s Account Balance.

          (2) Rules/policies. To adopt rules of procedure and regulations or policies the Plan Administrator considers reasonable or necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of the Plan, the Code, ERISA or other Applicable Law. The Plan Administrator may, but is not required to reduce such rules, regulations or policies to writing, unless otherwise required under Applicable Law. The Plan Administrator at any time may amend or terminate prospectively any Plan policy without the requirement of a formal Plan amendment. The Employer or Plan Administrator also may create and modify from time to time one or more administrative checklists which are not part of the Plan, but which are for the purpose of tracking certain plan operational features, to generate written policies and plan forms, and to facilitate proper administration of the Plan.

          (3) Construction/enforcement. To construe and enforce the terms of the Plan and the rules, regulations and policies the Plan Administrator adopts, including discretion to interpret the basic plan document, the Adoption Agreement and any document related to the Plan’s operation.

          (4) Distribution/valuation. To direct the Trustee regarding the crediting and distribution of the Trust Fund, to establish additional Valuation Dates, and to direct the Trustee to conduct interim valuations on such Valuation Dates under Section 8.02(C)(4).

          (5) Claims. To review and render decisions regarding a claim for (or denial of a claim for) a benefit under the Plan.

          (6) Information to Employer. To furnish the Employer with information which the Employer may require for tax or other purposes.

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          (7) Service providers. To engage the service of agents whom the Plan Administrator may deem advisable to assist it with the performance of its duties.

          (8) Investment Manager. If the Plan Administrator is the Named Fiduciary (or the Named Fiduciary otherwise designates the Plan Administrator to do so), to engage the services of an Investment Manager or Managers (as defined in ERISA §3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under such Investment Manager’s control.

          (9) Funding. As the Code or ERISA may require, to establish and maintain a funding policy and a funding standard account and to make credits and charges to that account. The Plan Administrator will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Plan Administrator must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan’s short-term and long-term financial needs for the coordination of the Plan’s investment policy with Plan financial requirements.

          (10) Records. To maintain Plan records and records of the Plan Administrator’s activities, as necessary or appropriate for the proper administration of the Plan.

          (11) Tax returns and other filings. To file with DOL or IRS as may be required, the Plan’s informational tax return, and to make such other filings as the Plan Administrator deems necessary or appropriate.

          (12) Notices and disclosures. To give and to make to Participants and to other parties, all Plan related notices and disclosures required by Applicable Law.

          (13) Overpayment. To seek return from a Participant or Beneficiary of any distributed amount which exceeds the distributable Vested Account Balance (or exceeds the amount which otherwise should have been distributed) and to allocate any recovered overpayment in accordance with the Plan terms.

          (14) Catch-all. To make any other determinations and undertake any other actions the Plan Administrator in its discretion believes are necessary or appropriate for the administration of the Plan (except to the extent that the Employer provides express contrary direction) and to otherwise administer the Plan in accordance with the Plan terms and Applicable Law.

(D) 401(k) Plan Elective Deferrals. If the Plan is a 401(k) Plan, the Plan Administrator may adopt such policies regarding Elective Deferrals as it deems necessary or appropriate to administer the Plan. The Plan Administrator also will prescribe a Salary Reduction Agreement form for use by Participants. See Section 1.54.

(E) Limitations on Plan Administrator Responsibility.

          (1) Acts of others. Except as required under ERISA, the Plan Administrator has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act required of the Employer, the Trustee, the Custodian or any other service provider to the Plan (unless the Plan Administrator also serves in such capacities).

          (2) Plan contributions. The Plan Administrator is not responsible for collecting any required Plan contribution or to determine the correctness or deductibility of any Employer Contribution.

          (3) Reliance on information. The Plan Administrator in administering the Plan is entitled to, but is not required to rely upon, information which a Participant, Beneficiary, Trustee, Custodian, the Employer, a Plan service provider or representatives thereof provide to the Plan Administrator.

          7.03 DIRECTION OF INVESTMENT.

(A) Employer Direction of Investment. The Employer has the right to direct the discretionary Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if and to the extent the discretionary Trustee consents in writing to permit such direction. The Employer will direct a nondiscretionary Trustee as to the Trust Fund investments in accordance with Article VIII unless an Investment Manager, the Participants or the Named Fiduciary are directing the nondiscretionary Trustee as to such investments.

(B) Participant Direction of Investment. The Plan Administrator may adopt a policy to permit Participants to direct the investment of one or more of their Plan Accounts, subject to the provisions of this Section 7.03(B). The Plan Administrator may impose reasonable and nondiscriminatory administrative conditions on the Participants’ ability to direct their Account investments. For purposes of this Section 7.03(B), a Participant includes a Beneficiary where the Beneficiary has succeeded to the Participant’s Account and where the Plan Administrator’s policy affords the Beneficiary self-direction rights. However, under the Plan Administrator’s policy a Beneficiary may or may not have the same direction of investment rights as a Participant.

          (1) Trustee authorization and procedures. Under any Plan Administrator policy permitting Participant direction of investment, the Trustee must consent in writing to permit such direction. If the Employer, in its Adoption Agreement, designates the Trustee as a nondiscretionary Trustee, the Employer may direct the Trustee to consent to Participant direction of investment. If the Trustee consents to Participant direction of investment, the Trustee only will accept direction from each Participant (or from the Participant’s properly appointed independent investment adviser, financial planner or legal representative) on a written direction of investment form the Plan Administrator or Trustee provides or otherwise approves for this purpose. The Trustee may establish written procedures relating to Participant direction of investment under this Section 7.03(B) as are not inconsistent with the Plan Administrator’s policy regarding Participant direction, including procedures or conditions for electronic transfers or for changes in investments by Participants or by their properly appointed independent investment advisers, financial planners or legal representatives. The Plan Administrator will maintain, or direct the Trustee to maintain, an appropriate Account designated in the name of the Plan or Trust and for the benefit of the Participant, to the extent a Participant’s Account is subject to Participant self-direction. Such an Account is a Participant–Directed Account under Section 7.04(A)(2)(b).

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          (2) ERISA §404(c). No Plan fiduciary (including the Employer and Trustee) is liable for any loss or for any breach resulting from a Participant’s or Beneficiary’s direction of the investment of any part of his/her directed Account to the extent the Participant’s or Beneficiary’s exercise of his/her right to direct the investment of his/her Account satisfies the requirements of ERISA §404(c).

          (3) Participant loans. As part of any loan policy the Plan Administrator establishes under Section 7.06, the Plan Administrator under Section 7.06(E) may treat a Plan loan made to a Participant as a Participant direction of investment, even if the Plan Administrator has not adopted a policy permitting Participants to direct their own Account investments.

          (4) Investment services programs. The Plan Administrator, as part of its Participant direction policy under this Section 7.03(B), may permit Participants to appoint an Investment Manager or Managers, which may be the Trustee, Custodian or an affiliate thereof, to render investment allocation services, investment advice or management services (collectively, an “investment services program”) to the appointing Participants, provided that any such appointment and the operation of any such investment services program are not in violation of Applicable Law.

(C) Direction Consistent with Plan and ERISA. To constitute a proper direction, any direction of investment given to the Trustee or Custodian under the Plan must be in accordance with the Plan terms and must not be contrary to Applicable Law.

     7.04 ACCOUNT ADMINISTRATION, VALUATION AND EXPENSES.

(A) Individual Accounts. The Plan Administrator, as necessary for the proper administration of the Plan, will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant’s Account Balance under the Plan. The Plan Administrator will make its allocations of Employer Contributions and of Earnings, or will request the Trustee to make such allocations, to the Accounts of the Participants as necessary to maintain proper Plan records and in accordance with the applicable: (i) Contribution Types under Section 7.04(A)(1); (ii) allocation conditions under Section 3.06; (iii) investment account types under Section 7.04(A)(2); and (iv) Earnings allocation methods under Section 7.04(B).

          (1) By Contribution Type. The Plan Administrator, will establish Plan Accounts for each Participant to reflect his/her Accounts attributable to the following Contribution Types and the Earnings attributable thereto: Pre-Tax Deferrals, Roth Deferrals, Regular Matching Contributions, Nonelective and other Employer Contributions, QNECs, QMACs, Safe Harbor Contributions, Additional Matching Contributions, Rollover Contributions (including Roth versus pre-tax amounts), Transfers, SIMPLE Contributions, Prevailing Wage Contributions, Employee Contributions, DECs and Designated IRA Contributions.

          (2) By investment account type. The Plan Administrator will establish separate Accounts for each Participant to reflect his/her investment account types as described below:

                    (a) Pooled Accounts. A Pooled Account is an Account which for investment purposes is not a Segregated Account or a Participant-Directed Account. If any or all Plan investment Accounts are Pooled Accounts, each Participant’s Account has an undivided interest in the assets comprising the Pooled Account. In a Pooled Account, the value of each Participant’s Account Balance consists of that proportion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his/her Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant’s life.

                    (b) Participant-Directed Accounts. A Participant-Directed Account is an Account that the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant to invest in one or more assets that are not pooled assets held by the Trust, such as assets in a brokerage account or other property in which other Participants do not have any interest. As the Plan Administrator determines, a Participant-Directed Account may provide for a limited number and type of investment options or funds, or may be open-ended and subject only to any limitations imposed by ERISA or other Applicable Law. A Participant may have one or more Participant-Directed Accounts in addition to Pooled or Segregated Accounts. A Participant-Directed Account is credited and charged with the Earnings under Section 7.04(B)(4)(e). As of each Valuation Date, the Plan Administrator must reduce a Participant-Directed Account for any forfeiture arising from Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the valuation period.

                    (c) Segregated Accounts. A Segregated Account is an Account the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant: (i) as the result of a cash-out repayment under Section 5.04; (ii) to facilitate installment payments under Section 6.03; (iii) to hold a QDRO amount under Section 6.05; (iv) to prevent a distortion of Plan Earnings allocations; or (v) for such other purposes as the Plan Administrator may direct. A Segregated Account receives all income it earns and bears all expense or loss it incurs. The Trustee will invest the assets of a Segregated Account consistent with the purpose for which the Plan Administrator or Trustee established the Account. As of each Valuation Date, the Plan Administrator must reduce a Segregated Account for any forfeiture arising under Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the Valuation Period.

          (3) Value of Account/distributions. The value of a Participant’s Account is equal to the sum of all contributions, Earnings and other additions credited to the Account, less all distributions (including distributions to Beneficiaries and to alternate payees and also including disbursement of Plan loan proceeds), expenses and other charges against the Account as of a Valuation Date or other relevant date. For purposes of a distribution under the Plan, the value of a Participant’s Account Balance is its value as of the Valuation Date

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immediately preceding the date of the distribution. If any or all Plan investment Accounts are Participant-Directed Accounts, the directing Participant’s Account Balance consists of the assets held within the Participant-Directed Account and the value of the Account is the fair market value of such assets.

          (4) Account statements. As soon as practicable after the Accounting Date of each Plan Year and any other date that ERISA requires, the Plan Administrator will deliver within any time prescribed by ERISA, to each Participant (and to each Beneficiary) a statement reflecting the amount of his/her Account Balance in the Trust as of the statement date or most recent Valuation Date. The statement will also include any and all other information as of that date that ERISA may require. No Participant, except the Plan Administrator/Participant or Trustee/Participant, has the right to inspect the records reflecting the Account of any other Participant.

(B) Allocation of Earnings. This Section 7.04(B) applies solely to the allocation of Earnings of the Trust Fund. The Plan Administrator will allocate Employer Contributions and Participant forfeitures, if any, in accordance with Article III.

          (1) Allocate as of Valuation Date. As of each Valuation Date, the Plan Administrator must adjust Accounts to reflect Earnings for the Valuation Period since the last Valuation Date.

          (2) Definition of Valuation Date. A Valuation Date under this Plan is each: (a) Accounting Date; (b) Valuation Date the Employer elects in its Adoption Agreement; or (c) Valuation Date the Plan Administrator establishes under Section 7.02(C)(4). The Employer in its Adoption Agreement or the Plan Administrator may elect alternative Valuation Dates for the different Contribution Types which the Plan Administrator maintains under the Plan.

          (3) Definition of Valuation Period. The Valuation Period is the period beginning on the day after the last Valuation Date and ending on the current Valuation Date.

          (4) Allocation methods. The Plan Administrator will allocate Earnings to the Participant Accounts in accordance with the daily valuation method, balance forward method, balance forward with adjustment method, weighted average method, Participant-directed Account method, or other method the Employer elects under its Adoption Agreement. The Employer in its Adoption Agreement may elect alternative methods under which the Plan Administrator will allocate the Earnings to the Accounts reflecting different Contribution Types or investment Account types which the Plan Administrator maintains under the Plan. The Plan Administrator first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current Valuation Period, by reducing the Accounts for any forfeitures arising under the Plan, for amounts charged during the Valuation Period to the Accounts in accordance with Section 7.04(C)(2)(b) (relating to distributions and to loan disbursement payments) and Section 9.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Plan Administrator then, subject to the restoration allocation requirements of the Plan, will allocate Earnings under the applicable valuation method.

                    (a) Daily valuation method. If the Employer in its Adoption Agreement elects to apply the daily valuation method, the Plan Administrator will allocate Earnings on each day of the Plan Year for which Plan assets are valued on an established market and the Trustee is conducting business.

                    (b) Balance forward method. If the Employer in its Adoption Agreement elects to apply the balance forward method, the Plan Administrator will allocate Earnings pro rata to the adjusted Participant Accounts, since the last Valuation Date.

                    (c) Balance forward with adjustment method. If the Employer in its Adoption Agreement elects to apply the balance forward with adjustment method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat as part of the relevant Account at the beginning of the Valuation Period the percentage of the contributions made as the Employer elects in its Adoption Agreement, during the Valuation Period the Employer elects in its Adoption Agreement.

                    (d) Weighted average method. If the Employer in its Adoption Agreement elects to apply a weighted average allocation method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat a weighted portion of the applicable contributions as if includible in the Participant’s Account as of the beginning of the Valuation Period. The weighted portion is a fraction, the numerator of which is the number of months in the Valuation Period, excluding each month in the Valuation Period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the Valuation Period. The Employer in its Adoption Agreement may elect to substitute a weighting period other than months for purposes of this weighted average allocation.

                    (e) Participant-Directed Account method. The Employer in its Adoption Agreement must elect to apply the Participant-Directed Account method to any Participant-Directed Account under the Plan. See Sections 7.03(B) and 7.04(A)(2)(b). Under the Participant-Directed Account method: (i) each Participant-directed Account is credited and charged with the Earnings such Account generates; (ii) the Employer’s election, if any, in its Adoption Agreement of another method for the allocation of Earnings will not apply to any Participant-Directed Account; and (iii) the Participant-Directed Account will be valued at least annually.

          (5) Special Earnings allocation rules.

                    (a) Code §415 Excess Amounts. An Excess Amount or suspense account described in Article IV does not share in the allocation of Earnings described in this Section 7.04(B).

                    (b) Contributions prior to accrual or precise determination. If the Employer in its Adoption Agreement elects to impose one or more allocation conditions under Section 3.06 and the Employer contributes to the Plan amounts which at the time of the contribution have not accrued under the Plan terms (“pre-accrual contributions”), the Trustee may hold the pre-accrual contributions in the Trust and may invest such contributions as the Trustee determines, pending accrual and allocation to Participant Accounts. When the Plan Administrator allocates to

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Participants who have satisfied the Plan’s allocation conditions the Employer’s pre-accrual contributions, the Plan Administrator also will allocate the Earnings thereon pro rata in relation to each Participant’s share of the pre-accrual contribution. The Plan Administrator also may elect to apply this Section 7.04(B)(5)(b) to any other situation in which the Plan Administrator cannot determine precisely the amount a Participant’s allocation as of the date that the Employer makes an Employer Contribution (excluding Elective Deferrals) to the Trust. The Employer in Appendix B may elect an alternative nondiscriminatory method to allocate the Earnings attributable to contributions described in this Section 7.04(B)(5)(b).

                    (c) Forfeitures prior to accrual. The Plan Administrator may maintain, or may direct the Trustee to maintain, a separate temporary forfeiture Account in the name of the Plan to account for Participant forfeitures which occur during the Plan Year. The Trustee will direct the investment of any separate temporary forfeiture Account. As of each Accounting Date, or interim Valuation Date, if applicable, the Plan Administrator will allocate the Earnings from the temporary forfeiture Account, if any, to the Accounts of the Participants in accordance with the provisions of Section 7.04(B)(4), or will allocate such Earnings in the same manner as Earnings on pre-accrual contributions under Section 7.04(B)(5)(b).

                    (d) Accounting after Forfeiture Break in Service. If a Participant re-enters the Plan subsequent to his/her having a Forfeiture Break in Service (as defined in Section 5.06(B)), the Plan Administrator, or the Trustee, must maintain a separate Account for the Participant’s pre-Forfeiture Break in Service Account Balance and a separate Account for his post-Forfeiture Break in Service Account Balance, unless the Participant’s entire Account Balance under the Plan is 100% Vested.

                    (e) Coordination of allocation and valuation elections. If the Plan is a 401(k) Plan that provides for Elective Deferrals, if the Plan permits Employee Contributions, or if the Plan allocates Nonelective or Matching Contributions as of any date other than the last day of the Plan Year, the Employer in its Adoption Agreement must elect the method the Plan Administrator will apply to allocate Earnings to such contributions made during the Plan Year and must elect any alternative Valuation Dates for the different Account types which the Plan Administrator maintains under the Plan.

(C) Plan Expenses. The Plan Administrator consistent with ERISA and Applicable Law must determine whether a particular Plan expense is a settlor expense which the Employer must pay.

          (1) Employer election as to non-settlor expenses. The Employer will direct the Plan Administrator as to whether the Employer will pay any or all non-settlor reasonable Plan expenses or whether the Plan must bear the expense.

          (2) Allocation of Plan expense. As to any and all non-settlor reasonable Plan expenses, including Trustee fees, which the Employer determines that the Plan will pay, the Plan Administrator has discretion: (i) to determine which of such expenses will charged to the Plan as a whole and the method of allocating such Plan expenses under Section 7.04(C)(2)(a); (ii) to determine which of such expenses the Plan will charge to an individual Participant’s Account under Section 7.04(C)(2)(b); and (iii) to adopt an expense policy regarding the foregoing. The Plan Administrator must exercise its discretion under this Section 7.04(C)(2) in a reasonable, uniform and nondiscriminatory manner. The Plan Administrator will direct the Trustee to pay from the Trust and to charge to the overall Plan or to particular Participant Accounts the expenses under this Section 7.04(C)(2) in accordance with the Plan Administrator’s election of expense charging method or policy.

                    (a) Charge to overall Plan (pro rata or per capita). If the Plan Administrator charges a Plan expense to the Accounts of all Participants, the Plan Administrator may allocate the Plan expense either pro rata in relation to the total balance in each Account on the date the expense is allocated (using the balance determined as of the most recent Valuation Date) or per capita (an equal amount) to each Participant’s Account.

                    (b) Charge to individual Participant Accounts. The Plan Administrator, except as prohibited by Applicable Law, may charge a Participant’s Account for any reasonable Plan expenses directly related to that Account, including, but not limited to the following categories of fees or expenses: distribution, loan, acceptance of rollover, QDRO, “lost Participant” search, account maintenance, brokerage accounts, investment management and benefit calculations. The Plan Administrator may charge a Participant’s Account for the reasonable expenses incurred in connection with the maintenance of or a distribution from that Account even if the charging of such expenses would result in the elimination of the Participant’s Account or in the Participant’s not receiving an actual distribution. However, if the actual Account expenses exceed the Participant’s Account Balance, the Plan Administrator will not charge the Participant outside of the Plan for such excess expenses.

                     (c) Participant’s direct payment of investment expenses. The Plan Administrator may permit Participants to pay directly to the service provider, outside the Plan, Plan expenses such as investment management fees, provided such expenses: (i) would be properly payable either by the Employer or the Plan and are not “settlor” expenses payable exclusively by the Employer; (ii) are not paid by the Employer or by the Plan; and (iii) are not intrinsic to the value of the Plan assets as described in Rev. Rul. 86-142 or in any successor ruling. This Section 7.04(C)(2)(c) does not permit a Participant to reimburse the Plan for expenses the Plan previously has paid. To the extent a Participant does not pay an expense the Participant may pay according to this Section 7.04(C)(2)(c), the Plan Administrator will charge the expense under Sections 7.04(C)(2)(a) or 7.04(C)(2)(b) in accordance with the Plan Administrator’s expense policy.

                     (d) Charges to former Employee-Participants. The Plan Administrator may charge reasonable Plan expenses to the Accounts of former Employee- Participants, even if the Plan Administrator does not charge Plan expenses to the Accounts of current Employee-Participants. The Plan Administrator may charge the Accounts of former Employee- Participants by applying one of the Section 7.04(C)(2)(a) or (b) methods.

                    (e) ERISA compliance. This Section 7.04(C) does not authorize the Plan to charge a Participant for

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information that ERISA requires the Plan to furnish free of charge upon the Participant’s request. In addition, the Plan Administrator as ERISA or other Applicable Law may require, must disclose the nature of any Plan expenses and the manner of charging of any Plan expenses to the Plan or to particular Participant Accounts and must apply its expense policy in a manner which is consistent with ERISA and other Applicable Law.

          7.05 PARTICIPANT ADMINISTRATIVE PROVISIONS.

(A) Beneficiary Designation. A Participant from time to time may designate, in writing, any person(s) (including a trust or other entity), contingently or successively, to whom the Trustee will pay all or any portion of the Participant’s Vested Account Balance (including any life insurance proceeds payable to the Participant’s Account) in the event of death. A Participant under Section 6.03(B)(1) also may designate the method of distribution of his/her Account to the Beneficiary. The Plan Administrator will prescribe the form for the Participant’s written designation of Beneficiary and, upon the Participant’s proper completion and filing of the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant. This Section 7.05(A) also applies to the interest of a deceased Beneficiary or a deceased alternate payee where the Beneficiary or alternate payee has designated a Beneficiary.

          (1) Automatic revocation of spousal designation. A divorce decree, or a decree of legal separation, revokes the Participant’s prior designation, if any, of his/her spouse or former spouse as his/her Beneficiary under the Plan unless: (a) a QDRO provides otherwise; or (b) the Employer in Appendix B elects otherwise. This Section 7.05(A)(1) applies solely to a Participant whose divorce or legal separation becomes effective on or after the date the Employer executes this Plan unless: (i) the Plan is a Restated Plan and the prior Plan contained a provision to the same effect; or (ii) regardless of the application of (i), the Employer in Appendix A provides for a special Effective Date for this Section 7.05(A)(1).

          (2) Coordination with QJSA/QPSA requirements. If Section 6.04 applies to the Participant, this Section 7.05 does not impose any special spousal consent requirements on the Participant’s Beneficiary designation unless the Participant waives the QJSA or QPSA benefit. If the Participant waives the QJSA or QPSA benefit without spousal consent to the Participant’s Beneficiary designation: (a) any waiver of the QJSA or of the QPSA is not valid; and (b) if the Participant dies prior to his/her Annuity Starting Date, the Participant’s Beneficiary designation will apply only to the portion of the death benefit which is not payable as a QPSA. Regarding clause (b), if the Participant’s surviving spouse is a primary Beneficiary under the Participant’s Beneficiary designation, the Trustee will satisfy the spouse’s interest in the Participant’s death benefit first from the portion which is payable as a QPSA.

          (3) Profit Sharing Plan exception. If the Plan is a Profit Sharing Plan which the Employer under Section 6.04(G) has elected in its Adoption Agreement to exempt all Exempt Participants from the QJSA and QPSA requirements of Section 6.04, the Beneficiary designation of a married Exempt Participant, as described in Section 6.04(G), is not valid unless the Participant’s spouse consents (in a manner described in Section 6.04(A)(7)) to the Beneficiary designation. The spousal consent requirement in this Section 7.05(A)(3) does not apply if the Participant’s spouse is the Participant’s sole primary Beneficiary. The Employer in its Adoption Agreement will elect whether to apply the “one-year marriage rule”. If the Employer elects to apply the one-year marriage rule, the spousal consent requirement of this Section 7.05(A)(3) does not apply unless the Exempt Participant and his/her spouse were married throughout the one year period ending on the date of the Participant’s death. If the Employer elects to apply the one-year marriage rule under this Section 7.05(A)(3), but the Participant is not an Exempt Participant (such that the QJSA and QPSA requirements apply to the Participant), the one-year marriage rule under Section 6.04(B) applies to the QPSA.

          (4) Limitation on frequency of Designated Beneficiary changes. A Participant may change his/her Designated Beneficiary in accordance with this Section 7.05(A) as often as the Participant wishes, unless the Employer in Appendix B elects to impose a minimum time interval between changes, but with an exception for certain major life events, such as death of a Beneficiary, divorce and other such events as the Plan Administrator reasonably may determine.

          (5) Definition of spouse. The Employer in Appendix B may define the term “spouse” for all Plan purposes provided such definition is consistent with Applicable Law. In the absence of such an Appendix B definition, the Plan Administrator will interpret and apply the term “spouse” in a manner which is consistent with Applicable Law.

(B) Default Beneficiary. If: (i) a Participant fails to name a Beneficiary in accordance with Section 7.05(A); or (ii) the Beneficiary (and all contingent or successive Beneficiaries) whom the Participant designates predecease the Participant, are invalid for any reason, or disclaim the Participant’s Vested Account Balance and the Plan Administrator has accepted the disclaimers as valid under Applicable Law, then the Trustee (subject to any contrary provision in Appendix B under Section 7.05(C)) will distribute the Participant’s Vested Account Balance in accordance with Section 6.03 in the following order of priority to:

          (1) Spouse. The Participant’s surviving spouse (without regard to the one-year marriage rule of Sections 6.04(B) and 7.05(A)(3)); and if no surviving spouse to

          (2) Descendants. The Participant’s children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendents); and if none to

          (3) Parents. The Participant’s surviving parents, in equal shares; and if none to

          (4) Estate. The Participant’s estate.

(C) Administration of Default Provision. The Employer in Appendix B may specify a different list or ordering of the list of default beneficiaries than under Section 7.05(B); provided however, that if the Plan is a Profit Sharing Plan, and the Plan includes Exempt Participants, as to such Exempt Participants, the Employer may not specify a different default Beneficiary

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list or order unless the Participant’s surviving spouse will be the sole primary Beneficiary. The Plan Administrator will direct the Trustee as to the distribution method and to whom the Trustee will make the distribution under Section 7.05(B).

(D) Death of Beneficiary. If the Beneficiary survives the Participant, but dies prior to distribution of the Participant’s entire Vested Account Balance, the Trustee will distribute the remaining Vested Account Balance in the same manner as described in Section 7.05(B) and (C) (applied as though the Beneficiary were the Participant) unless: (1) the Participant’s Beneficiary designation provides otherwise; or (2) the Beneficiary has properly designated a beneficiary. A Beneficiary only may designate a beneficiary for the Participant’s Account Balance remaining at the Beneficiary’s death if the Participant has not previously designated a successive contingent beneficiary and the Beneficiary’s designation otherwise complies with the Plan terms.

(E) Simultaneous Death of Participant and Beneficiary. If a Participant and his/her Beneficiary should die simultaneously, or under circumstances that render it difficult or impossible to determine who predeceased the other, then unless the Participant’s Beneficiary designation otherwise specifies, the Plan Administrator will presume conclusively that the Beneficiary predeceased the Participant.

(F) Incapacitated Participant or Beneficiary. If, in the opinion of the Plan Administrator, a Participant or Beneficiary entitled to a Plan distribution is not able to care for his/her affairs because of a mental condition, a physical condition, or by reason of age, at the direction of the Plan Administrator, the Trustee will make the distribution to the Participant’s or Beneficiary’s guardian, conservator, trustee, custodian (including under a Uniform Transfers or Gifts to Minors Act) or to his/her attorney-in-fact or to other legal representative, upon furnishing evidence of such status satisfactory to the Plan Administrator and to the Trustee. The Plan Administrator and the Trustee do not have any liability with respect to payments so made and neither the Plan Administrator nor the Trustee has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.

(G) Assignment or Alienation. Except as provided in Code §414(p) relating to QDROs (or a domestic relations order entered into before January 1, 1985) and in Code §401(a)(13) relating to certain voluntary, revocable assignments, judgments and settlements, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Except as provided by Code §401(a)(13) or other Applicable Law, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

(H) Information Available. Any Participant or Beneficiary without charge may examine the Plan description, copy of the latest annual report, any bargaining agreement, this Plan and Trust, and any contract or any other instrument which relates to the establishment or administration of the Plan or Trust. The Plan Administrator will maintain all of the items listed in this Section 7.05(H) in its office, or in such other place or places as it may designate from time to time in order to comply with ERISA, for examination during reasonable business hours. Upon the written request of a Participant or a Beneficiary, the Plan Administrator must furnish the Participant or Beneficiary with a copy of any item listed in this Section 7.05(H). The Plan Administrator may impose a reasonable copying charge upon the requesting person.

(I) Claims Procedure for Denial of Benefits. A Participant or a Beneficiary may file with the Plan Administrator a written claim for benefits, if the Participant or the Beneficiary disputes the Plan Administrator’s determination regarding the Participant’s or Beneficiary’s Plan benefit. However, the Plan will distribute only such Plan benefits to Participants or Beneficiaries as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to receive. The Plan Administrator will maintain a separate written document as part of (or which accompanies) the Plan’s summary plan description explaining the Plan’s claims procedure. This Section 7.05(I) specifically incorporates the written claims procedure as from time to time published by the Plan Administrator as a part of the Plan. If the Plan Administrator pursuant to the Plan’s written claims procedure makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, the Participant or Beneficiary to preserve the claim must file an action with respect to the denied claim not later than 180 days following the date of the Plan Administrator’s final determination.

(J) Inability to Determine Beneficiary. In the event that the Plan Administrator is unable to determine the identity of a Participant’s Beneficiary under circumstances of competing claims or otherwise, the Plan Administrator may file an interpleader action seeking an order of the court as to the determination of the Beneficiary. The Plan Administrator, the Trustee and other Plan fiduciaries may act in reliance upon any proper order issued under this Section 7.05(J) in maintaining, distributing or otherwise disposing of a Participant’s Account under the Plan terms, to any Beneficiary specified in the court’s order.

          7.06 PLAN LOANS.

(A) Loan Policy. The Plan Administrator, at any time and in its sole discretion, may establish, amend or terminate a policy which the Trustee must observe in making Plan loans, if any, to Participants and to Beneficiaries. If the Plan Administrator adopts a loan policy, the loan policy must be nondiscriminatory and must be in writing. The policy must include: (1) the identity of the person or positions authorized to administer the Participant loan program; (2) the procedure for applying for a loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. A loan policy the Plan Administrator adopts under this Section 7.06(A) is part of the Plan, except that the Plan Administrator may amend or terminate the policy without regard to Section 11.02.

(B) Requirements for Plan Loans. The Trustee, as directed by the Plan Administrator will make a Plan loan to a Participant or to a Beneficiary in accordance with the loan policy, under Section 7.06(A), provided: (1) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for HCEs than for NHCEs; (2) any loan is adequately secured and bears a reasonable rate of interest; (3) the loan provides for

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repayment within a specified time (except that the loan policy may suspend loan payments pursuant to Code §414(u)(4) or otherwise in accordance with Applicable Law); (4) the default provisions of the note permit offset of the Participant’s Vested Account Balance only at the time when the Participant has a distributable event under the Plan, but without regard to whether the Participant consents to distribution as otherwise may be required under Section 6.01(A)(2); (5) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant’s Vested Account Balance; and (6) the loan otherwise conforms to the exemption provided by Code §4975(d)(1).

(C) Default as Distributable Event. The loan policy may provide a Participant’s loan default is a distributable event with respect to the defaulted amount, irrespective of whether the Participant otherwise has incurred a distributable event at the time of default, except as to Restricted 401(k) Accounts or Restricted Pension Accounts under Section 6.01(C)(4) which the Participant used to secure his/her loan and which are not then distributable at the time of default. See Section 6.06.

(D) QJSA/QPSA Requirements. If the QJSA/QPSA requirements of Section 6.04 apply to the Participant, the Participant may not pledge any portion of his/her Account Balance that is subject to such requirements as security for a loan unless, within the 90 day period ending on the date the pledge becomes effective, the Participant’s spouse, if any, consents (in a manner described in Section 6.04 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. See Section 6.04(D) regarding the affect of an outstanding loan pledge on the QJSA or QPSA benefit.

(E) Treatment of Loan as Participant-Directed. The Plan Administrator, to the extent provided in a written loan policy and consistent with Section 7.03(B)(3), will treat a Plan loan made to a Participant as a Participant-directed investment, even if the Plan otherwise does not permit a Participant to direct his/her Account investments. Where a loan is treated as a directed investment, the borrowing Participant’s Account alone shares in any interest paid on the loan, and the Account alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant’s loan in a Segregated Account (as described in Section 7.04(A)(2)(c)) on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the loan payments to the Participant’s Account under the Plan.

          7.07 LOST PARTICIPANTS. If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable under the Plan or if the Plan has made a distribution, but the Participant for any reason does not cash the distribution check (a “lost Participant”), the Plan Administrator will apply the provisions of this Section 7.07. The provisions of this Section 7.07 no longer apply if the Plan Administrator, prior to taking action to dispose of the lost Participant’s Account under Section 7.07(A)(2) or 7.07(B)(2), is able to complete the distribution.

(A) Ongoing Plan. The provisions of this Section 7.07(A) apply if the Plan is ongoing.

          (1) Attempt to Locate. The Plan Administrator must conduct a reasonable and diligent search for the Participant, using one or more of the search methods described in Section 7.07(C).

          (2) Failure to locate/disposition of Account. If a lost Participant remains unlocated after 6 months following the date the Plan Administrator first attempts to locate the lost Participant using any of the search methods described in Section 7.07(C), the Plan Administrator may forfeit the lost Participant’s Account, provided the Account is not subject to the Automatic Rollover rules of Section 6.08(D), unless forfeiture is contrary to Applicable Law. If the Plan Administrator forfeits the lost Participant’s Account, the forfeiture occurs at the end of the above-described 6-month period and the Plan Administrator will allocate the forfeiture in accordance with Section 3.07. The Plan Administrator under this Section 7.07(A)(2) will forfeit the entire Account of the lost Participant, including Elective Deferrals and Employee Contributions.

          (3) Subsequent restoration of forfeiture. If a lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Plan Administrator will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for Earnings occurring subsequent to the forfeiture. The Plan Administrator will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, and then from the amount or additional amount the Employer contributes to the Plan for the Plan Year. The Employer in Appendix B may provide that the Plan Administrator will use Trust Fund Earnings for the Plan Year, if any, as a source of the restoration, or may modify the order of priority of the sources of restoration described in the previous sentence. The Plan Administrator will distribute the restored Account to the lost Participant not later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account.

(B) Terminating plan. The provisions of this Section 7.07(B) apply if the Plan is terminating.

          (1) Attempt to locate. The Plan Administrator, to attempt to locate a lost Participant when the plan is terminating, must conduct a reasonable and diligent search for the Participant, using all four search methods described in clauses (1) through (4) of Section 7.07(C). In addition, the Plan Administrator may use a search method described in clause (5) of Section 7.07(C).

          (2) Failure to locate/disposition of Account. If a lost Participant remains unlocated after a reasonable period the Plan Administrator will distribute the Participant’s Account under Sections 7.07(B)(2)(a), (b) or (c) as applicable.

                    (a) No Annuity Contract/no other Defined Contribution Plan. If the terminating Plan does not provide for an Annuity Contract as a method of distribution and the Employer does not maintain another Defined Contribution Plan, the Plan Administrator will distribute the lost Participant’s Account in an Automatic Rollover to an individual retirement plan under Section 6.08(D), unless the Plan Administrator determines it is impractical to complete an Automatic Rollover or is unable to locate an individual retirement plan provider willing to accept the rollover distribution. In such event, the Plan Administrator may: (i)

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distribute the Participant’s Account to an interest-bearing insured bank account the Plan Administrator establishes in the Participant’s name; or (ii) distribute the Participant’s Account to the unclaimed property fund of the state of the Participant’s last known address.

                    (b) Plan provides Annuity Contract/no other Defined Contribution Plan. If the terminating Plan provides for an Annuity Contract as a method of distribution and the Employer does not maintain another Defined Contribution Plan, the Plan Administrator will purchase an Annuity Contract payable to the lost Participant for delivery to the Participant’s last known address reflected in the Plan’s records.

                    (c) Employer maintains another Defined Contribution Plan. If the Employer maintains another Defined Contribution Plan, the Plan Administrator may, in lieu of taking the actions described in Sections 7.07(B)(2)(a) or (b), transfer the lost Participant’s Account to the other Defined Contribution Plan.

(C) Search methods. The search methods described in this Section 7.07 are: (1) provide a distribution notice to the lost Participant at the Participant’s last known address by certified or registered mail; (2) check with other employee benefit plans of the Employer that may have more up-to-date information regarding the Participant’s whereabouts; (3) identify and contact the Participant’s designated Beneficiary under Section 7.05; (4) use the IRS letter forwarding program under Rev. Proc. 94-22 or the Social Security Administration search program; and (5) use a commercial locator service, credit reporting agencies, the internet or other search method. Regarding search methods (2) and (3) above, if the Plan Administrator encounters privacy concerns, the Plan Administrator may request that the Employer or other plan fiduciary (under (2)), or the designated Beneficiary (under (3)), contact the Participant or forward a letter requesting that the Participant contact the Plan Administrator.

(D) Uniformity. The Plan Administrator will apply Section 7.07 in a reasonable, uniform and nondiscriminatory manner, but in determining a specific course of action as to a particular Account, reasonably may take into account differing circumstances such as the amount of a lost Participant’s Account, the expense in attempting to locate a lost Participant, the Plan Administrator’s ability to establish and the expense of establishing a rollover IRA, and other factors.

(E) Expenses of search. The Plan Administrator, in accordance with Section 7.04(C)(2)(b), may charge to the Account of a Participant the reasonable expenses incurred under this Section 7.07 and which are associated with the Participant’s Account, without regard to whether or when the Plan Administrator actually locates or makes a distribution to the Participant.

(F) Alternative Disposition. The Plan Administrator under Sections 7.07(A) or (B) operationally may dispose of a lost Participant’s Account in any reasonable manner which is not inconsistent with Applicable Law. The Plan Administrator may adopt a policy under this Section 7.07 as it deems reasonable or appropriate to administer the Accounts of lost Participants, provided that: (1) the terms of any such policy must be uniform and nondiscriminatory; (2) the Plan Administrator must administer the policy in a uniform and nondiscriminatory manner; and (3) the policy must not be inconsistent with Applicable Law. The Plan Administrator also may administer lost Participant Accounts consistent with Applicable Law which is contrary to any provision of Section 7.07, unless such Applicable Law requires a Plan amendment, in which case the Employer within any required deadline will amend the Plan to comply.

          7.08 PLAN CORRECTION. The Plan Administrator, in conjunction with the Employer and Trustee, as applicable, may undertake such correction of Plan failures as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code §401(a), to correct a fiduciary breach under ERISA or to unwind (correct) a prohibited transaction under the Code or ERISA. Without limiting the Plan Administrator’s authority under the prior sentence, the Plan Administrator, as it determines to be reasonable and appropriate, may undertake or assist the Employer in undertaking correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Plan Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the Employer, the Trustee of other appropriate Plan fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the Voluntary Fiduciary Correction Program (“VFCP”) or any successor program to VFCP. If the Plan is a 401(k) Plan, the Plan Administrator to correct an operational failure other than a failure of Code §415 or Code §402(g) limitations or a failure of the ADP or ACP tests (or to correct such listed failures beyond the time permitted under regulations), may require the Trustee to distribute from the Plan Elective Deferrals, including Earnings thereon, and the Plan Administrator will treat any Matching Contributions and Earnings thereon relating to the distributed Elective Deferrals, as an Associated Matching Contribution under Section 3.07(A)(1).

          7.09 PROTOTYPE/VOLUME SUBMITTER PLAN STATUS. If the Plan fails initially to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of the Plan (other than a proper completion of an elective provision under the Adoption Agreement or an Appendix), the Employer no longer may participate under this Prototype or Volume Submitter Plan. The Employer also may not participate (or continue to participate) in this Prototype or Volume Submitter Plan if the Trustee or Custodian is not the Sponsor or Practitioner and does not have the written consent of the Sponsor or Practitioner required under Section 1.65, if any, to serve in the capacity of Trustee or Custodian. If the Employer is not entitled to participate under this Prototype or Volume Submitter Plan, the Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer apply.

          7.10 PLAN COMMUNICATIONS, INTERPRETATION, AND CONSTRUCTION.

(A) Plan Administrator’s Discretion/Nondiscriminatory Administration. The Plan Administrator has total and complete discretion to interpret and construe the Plan and to determine all questions arising in the administration, interpretation and application of the Plan. Any determination the Plan Administrator makes under the Plan is final and

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binding upon any affected person. The Plan Administrator must exercise all of its Plan powers and discretion, and perform all of its duties in a uniform and nondiscriminatory manner.

(B) Written Communications. All Plan-related communications by any party must be in writing (which subject to Section 7.10(C) may include an electronic communication). All Participant or Beneficiary notices, designations, elections, consents or waivers must be made in a form the Plan Administrator (or, as applicable, the Trustee) specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period unless such actions are contrary to Applicable Law.

(C) Use of Electronic Media. The Plan Administrator using any electronic medium may give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible under Applicable Law. A Participant or a Participant’s spouse, to the extent authorized by the Plan Administrator, may use any electronic medium to provide any Beneficiary designation, election, notice, consent or waiver under the Plan, to the extent permissible under Applicable Law. Any reference in this Plan to a “form,” a “notice,” an “election,” a “consent,” a “waiver,” a “designation,” a “policy” or to any other Plan-related communication includes an electronic version thereof as permitted under Applicable Law.

(D) Evidence. Anyone, including the Employer, required to give data, statements or other information relevant under the terms of the Plan (“evidence”) may do so by certificate, affidavit, document or other form which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator and the Trustee are protected fully in acting and relying upon any evidence described under the immediately preceding sentence.

(E) Plan Terms Binding. The Plan is binding upon the Employer, Trustee, Plan Administrator, Custodian (and all other service providers to the Plan), upon Participants, Beneficiaries and all other persons entitled to benefits, and upon the successors and assigns of the foregoing persons. See Section 8.11(C) as to the Trust where the Employer in its Adoption Agreement elects to use a separate trust agreement.

(F) Employment Not Guaranteed. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or any amendment to the Plan or Trust, or in the creation of any Account, or with respect to the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to employment or to continued employment by the Employer, or any legal or equitable right against the Employer, the Trustee, the Plan Administrator or any employee or agent thereof, except as expressly provided by the Plan, the Trust, or Applicable Law.

(G) Word Usage. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural. Titles of Plan and Adoption Agreement sections are for reference only.

(H) State Law. The law of the state of the Employer’s principal place of business will determine all questions arising with respect to the provisions of the Plan and Trust, except to the extent superseded by Applicable Law. The Employer in Appendix B and subject to Applicable Law, may elect to apply the law of another state or appropriate legal jurisdiction.

(I) Parties to Litigation. Except as otherwise provided by Applicable Law, a Participant or a Beneficiary is not a necessary party or required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment (not subject to further appeal) entered in any such proceeding will be binding upon the Employer, the Plan Administrator, the Trustee, Custodian, Participants and Beneficiaries and upon their successors and assigns.

(J) Fiduciaries Not Insurers. The Trustee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Employer, the Plan Administrator and the Trustee to make any distribution from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

(K) Construction/Severability. The Plan, the Adoption Agreement, the Trust and all other documents to which they refer, will be interpreted consistent with and to preserve tax qualification of the Plan under Code §401(a) and tax exemption of the Trust under Code §501(a) and also consistent with ERISA and other Applicable Law. To the extent permissible under Applicable Law, any provision which a court (or other entity with binding authority to interpret the Plan) determines to be inconsistent with such construction and interpretation, is deemed severed and is of no force or effect, and the remaining Plan terms will remain in full force and effect.

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ARTICLE VIII
TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

          8.01 ACCEPTANCE. By its signature on the Adoption Agreement, the Trustee or Custodian accepts the Trust created under the Plan and agrees to perform the obligations the Plan imposes on the Trustee or Custodian.

          8.02 INVESTMENT POWERS AND DUTIES.

(A) Discretionary Trustee Powers. If the Employer in its Adoption Agreement designates the Trustee as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except as to a Plan asset: (i) properly under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; (ii) subject to proper Employer or Named Fiduciary direction of investment; or (iii) subject to proper Participant direction of investment. The Trustee is authorized and empowered, but not by way of limitation, with the following powers:

          (1) General powers. To invest consistent with and subject to Applicable Law any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including proprietary funds), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to open and to maintain margin accounts, to engage in short sales, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate.

          (2) Cash/liquidity. To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest or without interest if the Trustee determines that such deposits are reasonable or necessary to facilitate a Plan transaction or for other purposes, but consistent with the Trustee’s duties under Section 8.02(C).

          (3) Trustee’s common/collective funds. To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a state, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code §414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code §584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code §1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as Trustee and which conforms to the rules of the Comptroller of the Currency.

          (4) Transact in real/personal property. To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

          (5) Borrowing. To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

          (6) Claims. To compromise, contest, arbitrate or abandon claims and demands affecting the investment of Trust assets, in the Trustee’s discretion. However, nothing in this Section 8.02(A)(6) requires a Participant or Beneficiary to arbitrate any claim under the Plan.

          (7) Voting/tender/exercise. To have with respect to the Trust all of the rights of an individual owner, including the power to exercise any and all voting rights associated with Trust assets, to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights.

          (8) Mineral rights. To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

          (9) Title. To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship. However, any securities held in a nominee or street name must be held on behalf of the Plan by: (a) a bank or trust company that is subject to supervision by the United States or a State or a nominee of such bank or trust company; (b) a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer; or (c) a clearing agency as defined in Securities Exchange Act of 1934, Section 3(a)(23), or its nominee.

          (10) Hold pending dispute resolution. To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

          (11) Litigation. To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except the Trustee is not obliged nor required to do so unless indemnified to its satisfaction.

          (12) Agents/reliance. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee reasonably may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act reasonably or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

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          (13) Employer stock/real property. The Trustee (or as applicable, Investment Manager, Employer or Participant) may invest in qualifying Employer securities or in qualifying Employer real property, as defined in and as limited by ERISA.

                    (a) Profit Sharing Plans/401(k) Plans. If the Employer’s Plan is a Profit Sharing Plan or a 401(k) Plan, the aggregate investments in (acquisitions and holdings of) qualifying Employer securities and in qualifying Employer real property may comprise up to 100% of the value of Plan assets, unless the Employer in Appendix B elects to restrict such investments to 10% of the value of Plan assets determined immediately after the acquisition (or to some other percentage of value which is less than 100%). Notwithstanding the foregoing, except where permitted under ERISA §407(b)(2), if the Plan includes a 401(k) arrangement, a Participant’s Elective Deferral Account accumulated in Plan Years beginning after December 31, 1998, including earnings thereon, may not be invested more than 10% by value in qualifying employer securities and qualifying employer real property, unless such investments are directed by the Participant or the Participant’s Beneficiary.

                    (b) Voting/distribution. If the Plan invests in qualifying Employer securities, the Plan Administrator may adopt a uniform and nondiscriminatory policy providing for the exercise of voting rights, distribution restrictions, repurchase, put, call or right of first refusal rules, or other rights and restrictions affecting the qualifying Employer securities. Any such policy may not be contrary to Applicable Law.

          (14) Orphaned plan. If the Trustee in accordance with Applicable Law determines that the Employer has abandoned the Plan, the Trustee (if qualified to so act) may appoint itself as a Qualified Termination Administrator (“QTA”) under Section 11.05(B) for purposes of terminating the Plan and distributing all Plan Accounts. As a QTA, the Trustee may undertake all acts authorized under Applicable Law to wind-up the Plan, including causing the Trust to pay from Trust assets to the QTA and to other service providers a reasonable fee for services rendered.

          (15) Catch-all. To perform any and all other acts which in the Trustee’s judgment are necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust and which are not contrary to Applicable Law.

(B) Nondiscretionary (directed) Trustee/Custodian Powers. The Employer in its Adoption Agreement may designate the Trustee as a nondiscretionary Trustee. The Employer in its Adoption Agreement in addition to designating a discretionary or nondiscretionary Trustee, may appoint a Custodian to hold all or any portion of the Trust Assets. Except as otherwise provided herein: (i) a Custodian has all of the same powers and duties as a nondiscretionary Trustee; (ii) the nondiscretionary Trustee or Custodian has all of the same powers as a discretionary Trustee in Section 8.02(A) except that the nondiscretionary Trustee or Custodian only may exercise such powers pursuant to a proper written direction; and (iii) the nondiscretionary Trustee or Custodian has all the same duties as a discretionary Trustee under Section 8.02(C). A “proper written direction” means the written direction of a Plan fiduciary or of a Participant with authority over the Trust asset which is the subject of the direction and which is consistent with the Plan terms and Applicable Law.

          (1) Modification of powers/duties. The Employer and the nondiscretionary Trustee (or the Custodian) in a Nonstandardized Plan or Volume Submitter Adoption Agreement, on Appendix C may limit the powers or duties of the Custodian or the nondiscretionary Trustee to any combination of powers under Section 8.02(A) and to any combination of duties under Section 8.02(C) or otherwise may amend the Trust as described in Section 8.11.

          (2) Limited responsibility. If there is a Custodian or a nondiscretionary Trustee under the Plan, then the Employer, in adopting this Plan, acknowledges and agrees:

                    (a) No discretion over Trust assets. The nondiscretionary Trustee or Custodian does not have any discretion as to the investment or the re-investment of the Trust Fund and the nondiscretionary Trustee or Custodian is acting solely as a directed fiduciary as to the assets comprising the Trust Fund.

                    (b) No review or recommendations. The nondiscretionary Trustee or the Custodian does not have any duty to review or to make recommendations regarding investments made pursuant to a proper written direction, except in accordance with Applicable Law.

                    (c) No action unless direction. The nondiscretionary Trustee or the Custodian must retain any investment obtained upon a proper written direction until receipt of another proper written direction to dispose of such investment, except as may be contrary to Applicable Law.

                    (d) No liability for following orders. The nondiscretionary Trustee or the Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any proper written direction.

                    (e) Indemnity. The Employer will indemnify, defend and hold the nondiscretionary Trustee or the Custodian harmless from any damages, costs or expenses, including reasonable attorneys’ fees, which the nondiscretionary Trustee or the Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee’s or Custodian’s full and timely compliance with any proper written direction.

          (3) Limitation of powers of certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then Sections 8.02(A)(1), (3) as it relates to common trust funds or collective investment funds, Sections 8.02(A)(4), (5), (7), and (8), Section 8.09 and Article IX do not apply and the Custodian only has the power and the authority to exercise the remaining powers under Section 8.02(A) and to perform the duties under Section 8.02(C).

          (4) QTA. Notwithstanding any other provision of this Section 8.02(B), a nondiscretionary Trustee or a Custodian, in accordance with Applicable Law, may serve as a QTA under Section 8.02(A)(14) without regard to receipt of any proper written direction.

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          (5) Trustee references. Except as the Plan or the context otherwise require, “Trustee” includes nondiscretionary Trustee and Custodian.

(C) Duties. The Trustee or Custodian has the following duties:

          (1) ERISA. If ERISA applies to the Plan and to the extent that ERISA so requires, to act: (a) solely in the interest of Participants and Beneficiaries for the exclusive purposes of providing benefits under the Plan and defraying the reasonable expenses of Plan administration; (b) with the care, skill, prudence and diligence under the circumstances then prevailing as would a prudent person acting in a like capacity and familiar with such matters; (c) by diversifying Trust investments so as to minimize the risk of large losses unless not prudent under the circumstances to do so; and (d) in accordance with the Plan to the extent that the Plan is consistent with ERISA.

          (2) Investment policy. To coordinate its investment policy with Plan financial needs as communicated to it by the Plan Administrator.

          (3) Trust accounting. To furnish to the Employer and to the Plan Administrator an annual (or more frequently as required by Applicable Law) statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer and the Plan Administrator, except as to any act or transaction concerning which the Employer or the Plan Administrator files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object. The Trustee also may agree with the Employer or Plan Administrator to provide the information described in this Section 8.02(C) more frequently than annually.

          (4) Trust valuation. If the Trustee is a discretionary Trustee, to value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant’s Account Balance in the Trust. The Trustee also must value the Trust Fund on such other Valuation Dates as directed in writing by the Plan Administrator or as the Adoption Agreement or Applicable Law may require. If the Trustee is a nondiscretionary Trustee (or in the case of Trust assets held by a Custodian) the Named Fiduciary will value the assets and will provide the valuation to the Trustee (Custodian) unless the Trustee (Custodian) and the Named Fiduciary agree that the Trustee (Custodian) will conduct the valuation. The Trustee (Custodian) may reasonably rely on any valuation the Named Fiduciary conducts and provides.

          (5) Distributions. To credit and distribute the Trust Fund as the Plan Administrator directs. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator. The Trustee must promptly notify the Plan Administrator of any unclaimed Plan payment or distribution and then dispose of the distribution in accordance with the Plan Administrator’s subsequent direction.

          (6) Fees/expenses. To pay from the Trust Fund all reasonable Plan fees and expenses, and to allocate the fees and expenses to Plan Accounts, both as the Plan Administrator directs under Section 7.04(C)(2). Any fee or expense that the Employer pays, directly or indirectly, is not an Employer contribution to the Plan, provided the fee or the expense relates to the ordinary and necessary administration of the Trust Fund.

          (7) Loans. To make loans to a Participant or to a Beneficiary in accordance with the Plan Administrator’s direction under Section 7.06.

          (8) Records/statements. To keep the Trustee’s Plan records open to the inspection of the Plan Administrator and the Employer at all reasonable times and to permit the review or audit of such records from time to time by any person or persons as the Employer or Plan Administrator may specify in writing. The Trustee must furnish the Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator considers necessary to perform its duties as Plan Administrator.

          (9) Tax returns. To file all information and tax returns required of the Trustee under Applicable Law.

          (10) Incapacity. To follow the direction of the Plan Administrator with regard to distributions in the latter’s determination of any Participant or Beneficiary incapacity under Section 7.05(F). The Trustee also will provide any reasonable information and take any reasonable action that the Plan Administrator requests relating to a determination of incapacity or otherwise pertaining to the administration of the Account of any incapacitated person.

          (11) Bond. The Trustee must provide a bond for the faithful performance of its duties under the Trust to the extent required by Applicable Law.

(D) Limitations Applicable to all Trustees.

          (1) Receipt of contributions. The Trustee is accountable to the Employer for the Plan contributions made by the Employer, but the Trustee does not have any duty to ensure that the contributions received comply with the provisions of the Plan. Except as may be required by Applicable Law, the Trustee is not obliged to collect any contributions from the Employer, nor is the Trustee obliged to ensure that funds deposited with it are deposited according to the provisions of the Plan.

          (2) Co-fiduciary liability. Each fiduciary under the Plan is responsible solely for his/her or its own acts or omissions. A fiduciary does not have any liability for another fiduciary’s breach of fiduciary responsibility with respect to the Plan and the Trust unless the fiduciary: (a) participates knowingly in or undertakes to conceal the breach; (b) has actual knowledge of the breach and fails to take reasonable remedial action to remedy the breach; or (c) through negligence in performing his/her or its own specific fiduciary responsibilities that give rise to fiduciary status, the fiduciary has enabled the other fiduciary to commit a breach of the latter’s fiduciary responsibility.

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          (3) Limitation of Trustee liability.

                    (a) Apportionment of duties. The Named Fiduciary, the Trustee(s) and any properly appointed Investment Manager may execute a written agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager or Trustee(s) with respect to any part of the Trust Fund under the control of the Investment Manager or the Trustee(s).

                    (b) If Investment Manager. The Trustee is not liable for the acts or omissions of any Investment Manager the Named Fiduciary may appoint, nor is the Trustee under any obligation to invest or otherwise to manage any asset of the Trust Fund which is subject to the management of a properly appointed Investment Manager.

                    (c) If other appointed fiduciaries. The Trustee is not liable for the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 8.07. However, if a discretionary Trustee, pursuant to the delegation described in Section 8.07, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee’s actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA.

                    (d) Indemnity. The Employer and any Trustee may execute a written agreement as a part of this Plan and which is not contrary to Applicable Law, delineating any indemnification agreement among the parties.

(E) Multiple Trustees.

          (1) Majority decisions. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or the investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. If there is more than one Trustee, the Trustees jointly will manage and control the assets of the Trust Fund (or those Trust assets as to which they act as Trustee).

          (2) Allocation. Multiple Trustees may allocate among themselves specific responsibilities or obligations or may authorize one or more of them, either individually or in concert, to exercise any or all of the powers granted to the Trustee, or to perform any or all of the duties assigned to the Trustee under Article VIII.

          (3) Signature. The signature of only one Trustee is necessary to effect any transaction on behalf of the Trust (or as to those Trust assets as to which the signatory acts as Trustee).

          8.03 NAMED FIDUCIARY.

(A) Definition of Named Fiduciary. See Section 1.36.

(B) Duty of Named Fiduciary. The Named Fiduciary under the Plan has the sole responsibility to control and to manage the operation and administration of the Plan. If the Named Fiduciary is also the Trustee, the Named Fiduciary is solely responsible for the management and the control of the Trust Fund, except Trust assets properly: (1) under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; or (2) subject to Employer or Participant direction of investment.

(C) Appointment of Investment Manager. The Named Fiduciary may appoint an Investment Manager.

          8.04 DISTRIBUTION OF CASH OR PROPERTY. The Trustee will make Plan distributions in the form of cash except where: (1) the required form of distribution is a QJSA or QPSA which has not been waived; (2) the Plan is a Restated Plan and under the prior Plan, distribution in the form of property (“in-kind distribution”) is a Protected Benefit which the Employer has not eliminated by a Plan amendment under Section 11.02(C); (3) the Plan Administrator adopts a written policy which provides for in-kind distribution; or (4) the Employer is terminating the Plan, and in the reasonable judgment of the Trustee, some or all Plan assets, within a reasonable time for making final distribution of Plan assets, may not be liquidated to cash or may not be so liquidated without undue loss in value. The Plan Administrator’s policy under clause (3) may restrict in-kind distributions to certain types of Trust investments or specify any other reasonable and nondiscriminatory condition or restriction applicable to in-kind distributions. Under clause (4), the Trustee will make Plan termination distributions to Participants and Beneficiaries in cash, in-kind or in a combination of these forms, in a reasonable and nondiscriminatory manner which may take into account the preferences of the distributees. All in-kind distributions will be made based on the current fair market value of the property, as determined by the Trustee, Custodian or Named Fiduciary.

          8.05 TRUSTEE/CUSTODIAN FEES AND EXPENSES. A Trustee or a Custodian will receive reasonable compensation and reimbursement for reasonable Trust expenses actually incurred as Trustee or Custodian, as may be agreed upon from time to time by the Employer and the Trustee or the Custodian. No person who is receiving full pay from the Employer may receive compensation (except for reimbursement of Plan expenses) for services as Trustee or as Custodian. As the Plan Administrator directs following direction from the Employer under Section 7.04(C), such fees and expenses will be paid by the Employer, or the Trustee or Custodian will charge the Trust for the fees or expenses. If, within a reasonable time after a Plan related fee or expense is incurred (or if within the time specified in any agreement between the Plan and the Trustee regarding payment of a fee or expense) the Plan Administrator does not communicate the Employer’s decision regarding payment or if the Employer does not pay the fee or expense, the Trustee or Custodian may charge the Trust for such reasonable fees and expenses as are not settlor expenses.

          8.06 THIRD PARTY RELIANCE. A person dealing with the Trustee is not obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee’s duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan is conclusive in favor of any person relying on the certificate.

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          8.07 APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY.

(A) Appointment. The Employer, in writing, may appoint any qualified person in any state to act as ancillary trustee with respect to a designated portion of the Trust Fund, subject to any consent required under Section 1.65. An ancillary trustee must acknowledge in a writing separate from the Employer’s Adoption Agreement its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA.

(B) Powers. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the agreement appointing the ancillary trustee and to the terms of the Plan or of ERISA. The Employer may delegate its responsibilities under this Section 8.07 to a discretionary Trustee under the Plan (subject to the acceptance by such discretionary Trustee of that delegation), but the Employer may not delegate its responsibilities to a nondiscretionary Trustee or to a Custodian. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 8.02. The delegated investment powers may include the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code §584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a state and the ancillary trustee (or its affiliate, as defined in Code §1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 8.09.

(C) Resignation/Removal. The ancillary trustee may resign its position and the Employer may remove an ancillary trustee as provided in Section 8.08 regarding resignation and removal of the Trustee or Custodian. In the event of such resignation or removal, the Employer may appoint another ancillary trustee or may return the assets to the control and management of the Trustee.

(D) Independent Fiduciary. If the DOL requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the DOL. The independent fiduciary will have the duties, responsibilities and powers prescribed by the DOL and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the DOL and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

          8.08 RESIGNATION AND REMOVAL.

(A) Resignation. The Trustee or the Custodian may resign its position by giving written notice to the Employer and to the Plan Administrator. The Trustee’s notice must specify the effective date of the Trustee’s resignation, which date must be at least 30 days following the date of the Trustee’s notice, unless the Employer consents in writing to shorter notice.

(B) Removal. The Employer may remove a Trustee or a Custodian by giving written notice to the affected party. The Employer’s notice must specify the effective date of removal which date must be at least 30 days following the date of the Employer’s notice, except where the Employer reasonably determines a shorter notice period or immediate removal is necessary to protect Plan assets.

(C) Successor Appointment. In the event of the resignation or the removal of a Trustee, where no other Trustee continues to serve, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

          (1) Default Successor Trustee. If the Employer fails to appoint a successor Trustee as of the effective date of the Trustee resignation or removal and no other Trustee remains, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed the Employer’s acceptance of appointment as successor Trustee with the former Trustee. If state law prohibits the Employer from serving as successor Trustee, the appointed successor Trustee is the president of a corporate Employer, the managing partner of a partnership Employer, the managing member of a limited liability company Employer, the sole proprietor of a proprietorship Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing.

          (2) Default Successor Custodian. If the Employer removes and does not replace a Custodian, the Trustee will assume possession of Plan assets held by the former Custodian.

(D) Acceptance. Each successor Trustee succeeds its predecessor Trustee by accepting in writing its appointment as successor Trustee and by filing the acceptance with the former Trustee and the Plan Administrator without the signing or filing of any further statement.

(E) Outgoing Trustee. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and must perform all acts necessary to vest the title to Plan assets of record in any successor Trustee. In addition, to the extent reasonably necessary for the ongoing administration of the Plan, at the request of the Plan Administrator and the successor Trustee, the resigning or removed Trustee must transfer records, provide information and otherwise cooperate in effecting the change of Trustees.

(F) Successor Powers. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under the Plan upon its predecessor.

(G) No Liability for Predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Plan Administrator, a successor Trustee, with respect to the Plan, may accept the

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account rendered and the property delivered to it by a predecessor Trustee without liability.

          8.09 INVESTMENT IN GROUP TRUST FUND. The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code §401(a), including a group trust fund that also permits the pooling of qualified plan assets with assets of an individual retirement account that is exempt from taxation under Code §408(e) or assets of an eligible governmental plan under Code §457(b) that is exempt from taxation under Code §457(g). This authorization applies solely to a group trust fund exempt from taxation under Code §501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100 (as modified and clarified by Revenue Ruling 2004-67), or any successor thereto. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. To comply with Code §4975(d)(8) as to any group trust fund maintained by a disqualified person, including the Trustee, the following provisions apply: (A) a discretionary Trustee or a nondiscretionary Trustee may invest in any such fund at the direction of the Named Fiduciary who is independent of the Trustee and the Trustee’s affiliates; (B) a discretionary Trustee or a nondiscretionary Trustee (the latter as directed) may invest in any such fund which the Employer specifies in Appendix C; and (C) notwithstanding (A) and (B) a discretionary Trustee may invest in its own funds as described in Section 8.02(A)(3).

          8.10 COMBINING TRUSTS OF EMPLOYER’S PLANS. At the Employer’s direction, the Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant’s Account Balance under the qualified plans in which he/she is a participant.

          8.11 AMENDMENT/SUBSTITUTION OF TRUST.

(A) Amendment/Standardized Plan. The Employer in its Standardized Plan may not amend any provision of Article VIII (or any other provision of the Plan related to the Trust) except the Employer in Appendix C (or in its Adoption Agreement as applicable) may specify the Trust year, the names of the Plan, the Employer, the Trustee, the Custodian, the Plan Administrator, other fiduciaries or the name of any pooled trust in which the Trust will participate.

(B) Amendment/Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized or Volume Submitter Plan, in Appendix C (or in its Adoption Agreement as applicable): (1) may amend the Plan or Trust as described in Section 8.11(A); or (2) may amend or override the administrative provisions of Article VIII (or any other provision of the Plan related to the Trust), including provisions relating to Trust investment and Trustee powers or duties.

          (1) Limitation. Any Trust amendment under clause (2) of Section 8.11(B): (a) must not conflict with any other provisions of the Plan (except as expressly are intended to override an existing Trust provision); (b) must not cause the Plan to violate Code §401(a); and (c) must be made in accordance with Rev. Proc. 2005-16 or any successor thereto.

(C) Substitution of Approved Trust. The Employer subject to the conditions under Section 8.11(B)(1), may elect to substitute in place of Article VIII and the remaining trust provisions of the basic plan document, any other trust or custodial account agreement that the IRS has approved for use with this Plan. If the Employer elects to substitute an approved trust, the Trustee will not execute the Adoption Agreement but will instead execute the substituted trust. The Trustee of the substituted trust agrees to be bound by all remaining Plan terms, other than those terms which the substituted trust governs.

(D) Formalities. All Section 8.11 Trust amendments or substitutions are subject to Section 11.02 and require the written consent or signature of the Trustee.

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ARTICLE IX
PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

          9.01 INSURANCE BENEFIT.

(A) General. The Employer may elect to provide incidental life insurance benefits for Insurable Participants who consent to life insurance benefits by executing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to a contribution allocation to the Participant’s Account. At an insured Participant’s written direction, the Trustee will use all or any portion of the Participant’s Employee Contributions, if any, to pay insurance premiums covering the Participant’s life.

(B) Insurance on Others. Unless the Plan is a Money Purchase Pension Plan, the Trustee may purchase life insurance for the benefit of the Participant on the life of a family member of the Participant.

(C) Amount and Type of Coverage. The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the Contracts, the amount of the coverage and the applicable Dividend plan.

(D) Ownership. Each application for a Contract, and the Contracts themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the Contracts, subject to the terms and provisions of this Plan. The Trustee must be the Contract named beneficiary for the Account of the insured Participant. The Trustee will hold all Contracts issued under the Plan as Trust assets.

(E) Distribution. Proceeds of Contracts paid to the Participant’s Account under this Article IX are subject to the distribution requirements of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.

(F) Premiums/Directed Investment. The Trustee will charge the premiums on any Contract covering the life of a Participant against the Account of that Participant and will treat the Contract as a directed investment of the Participant’s Account, even if the Plan otherwise does not permit a Participant to direct the investment of his/her own Account.

(G) Uniformity. The Trustee must arrange, where possible, for all Contracts issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance Contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain.

(H) Custodians. The provisions of this Article IX are not applicable, and the Plan may not invest in Contracts, if a Custodian signatory to the Adoption Agreement is a bank which does not have trust powers from its governing state banking authority.

          9.02 LIMITATIONS ON COVERAGE.

(A) Incidental Insurance Benefits. The aggregate of life insurance premiums paid for the benefit of a Participant, at all times, may not exceed the following percentages of the aggregate of the Employer Contributions (including Elective Deferrals and forfeitures) allocated to any Participant’s Account: (1) 49% in the case of the purchase of ordinary life insurance Contracts; or (2) 25% in the case of the purchase of term life insurance or universal life insurance Contracts. If the Trustee purchases a combination of ordinary life insurance Contract(s) and term life insurance or universal life insurance Contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance Contract(s) and the premiums paid for the term life insurance or universal life insurance Contract(s) may not exceed 25% of the Employer Contributions allocated to any Participant’s Account.

(B) Exception for Certain Profit Sharing Plans. If the Plan is a Profit Sharing Plan or a 401(k) Plan, the incidental insurance benefits requirement of Section 9.02(A) does not apply to the Plan if the Plan purchases life insurance benefits only from Employer Contributions accumulated in the Participant’s Account for at least two years, measured from the allocation date.

(C) Exception for Other Amounts. The incidental insurance benefit requirement of Section 9.02(A) does not apply to Contracts purchased: (1) with Employee Contributions; (2) with Rollover Contributions; or (3) with Earnings on Employer Contributions.

          9.03 DISPOSITION OF LIFE INSURANCE PROTECTION.

(A) Timing. The Trustee will not continue any life insurance protection beyond the later of the Participant’s: (1) Annuity Starting Date under Section 6.01(A)(2)(h), or (2) Separation from Service. The Trustee, at the direction of the Plan Administrator, will make any transfer of Contract(s) as soon as administratively practicable after the date specified under this Section 9.03(A).

(B) Method. The Trustee may not transfer any Contract under this Section 9.03 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the QJSA requirements, if applicable, of Section 6.04. In this regard, the Trustee either must convert such a Contract to cash and distribute the cash instead of the Contract, or before making the transfer, must require the Issuing Company to delete the unauthorized method of payment option from the Contract.

          9.04 DIVIDENDS. Dividends are applied to the Participant’s Account on whose life the Issuing Company has issued the Contract. Dividends are applied to premium reduction unless the Plan Administrator directs the Trustee to purchase insurance benefits or additional insurance benefits for the Participant.

          9.05 LIMITATIONS ON INSURANCE COMPANY DUTIES.

(A) Not a Party to Plan. An insurance company, solely in its capacity as an Issuing Company: (1) is not a party to the Plan; and (2) is not responsible for the Plan’s validity.

(B) No Responsibility for Others. Except as required by Applicable Law, an Issuing Company has no responsibility or obligation under the Plan to Participants or Beneficiaries for

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any act required of the Employer, the Plan Administrator, the Trustee, the Custodian or any other service provider to the Plan (unless the Issuing Company also serves in such capacities).

(C) Plan Terms. No insurance company, solely in its capacity as an Issuing Company, need examine the terms of this Plan.

(D) Reliance/Discharge. For the purpose of making application to an Issuing Company and in the exercise of any right or option contained in any Contract, the Issuing Company may rely upon the signature of the Trustee and is held harmless and completely discharged in acting at the direction and authorization of the Trustee. An Issuing Company is discharged from all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, and is not obliged to see to the distribution or further application of any amounts the Issuing Company so pays.

          9.06 RECORDS/INFORMATION. An Issuing Company must keep such records and supply to the Plan Administrator or Trustee such information regarding its Contracts as may be reasonably necessary for the proper administration of the Plan.

          9.07 CONFLICT WITH PLAN. In the event of any conflict between the provisions of this Plan and the terms of any Contract issued in accordance with this Article IX, the provisions of the Plan control.

          9.08 APPENDIX B OVERRIDE. The Employer in Appendix B may amend the provisions of this Article IX in any manner except as would be inconsistent with any other Plan provision or with Applicable Law.

          9.09 DEFINITIONS. For purposes of this Article IX:

(A) Contract(s). Contract or Contracts means an ordinary life, term life or universal life insurance contract issued by an Issuing Company on the life of a Participant or other person as authorized under this Article IX.

(B) Dividends. Dividends means Contract dividends, refunds of premiums and other credits.

(C) Insurable Participant. Insurable Participant means a Participant to whom an insurance company, upon an application being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.

(D) Issuing Company. Issuing Company is any life insurance company which has issued a policy upon application by the Trustee under the terms of this Plan.

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ARTICLE X
TOP-HEAVY PROVISIONS

          10.01 DETERMINATION OF TOP-HEAVY STATUS.

(A) Only Employer Plan. If this Plan is the only qualified plan maintained by the Employer, the Plan is top-heavy for a Plan Year if the Top-Heavy Ratio as of the Determination Date exceeds 60%.

(B) If Other Plans. If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan now terminated, this Plan is top-heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%.

          (1) Count all aggregated plans. The Plan Administrator will calculate the Top-Heavy Ratio in the same manner as required by Section 10.06(K) taking into account all plans within the Aggregation Group. The Plan Administrator will calculate the Top-Heavy Ratio with reference to the Determination Dates that fall within the same calendar year. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Plan Administrator must value the Account Balance in the aggregated plan as of the most recent Valuation Date falling within the twelve-month period ending on the Determination Date, except as Code §416 and applicable Treasury regulations require for the first and for the second plan year of a Defined Benefit Plan.

          (2) Terminated plans. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date.

          (3) Defined Benefit Plans/SEPs. The Plan Administrator will calculate the present value of accrued benefits under Defined Benefit Plans or the account balances under simplified employee pension plans included within the Aggregation Group in accordance with the terms of those plans and Code §416 and the applicable Treasury regulations.

(C) Defined Benefit Plans.

          (1) Use of uniform accrual. If a Participant in a Defined Benefit Plan is a Non-Key Employee, the Plan Administrator will determine his/her accrued benefit under the accrual method, if any, which is applicable uniformly to all Defined Benefit Plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code §411(b)(1)(C).

          (2) Actuarial assumptions. If the Employer maintains a Defined Benefit Plan, the Plan Administrator will use the actuarial assumptions (interest and mortality only) stated in that plan to calculate the present value of benefits from the Defined Benefit Plan.

(D) Application of Top-Heavy Rules. The top-heavy provisions of the Plan apply only for Plan Years in which Code §416 requires application of the top-heavy rules. If applicable, the provisions of this Article X supersede any conflicting Plan or Adoption Agreement provisions, except as the context may otherwise require.

          10.02 TOP-HEAVY MINIMUM ALLOCATION. The Top-Heavy Minimum Allocation requirement applies to the Plan only in a Plan Year for which the Plan is top-heavy.

(A) Allocation to Non-Keys. If the Plan is top-heavy in any Plan Year each Non-Key Employee who is a Participant (as described in Section 10.06(H)) and employed by the Employer on the last day of the Plan Year will receive a Top-Heavy Minimum Allocation for that Plan Year.

(B) Additional Contribution/Allocation as Required. The Plan Administrator first will allocate the Employer Contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of its Adoption Agreement. The Employer then will contribute an additional amount for the Account of any Participant entitled under Section 10.02(A) to a Top-Heavy Minimum Allocation and whose contribution rate for the Plan Year is less than the Top-Heavy Minimum Allocation. The additional amount is the amount necessary to increase the Participant’s allocation rate to the Top-Heavy Minimum Allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

(C) No Plan Allocations. If, for a Plan Year, there are no allocations of Employer Contributions or of forfeitures for any Key Employee, the Plan does not require any Top-Heavy Minimum Allocation for the Plan Year, unless a Top-Heavy Minimum Allocation applies because of the maintenance by the Employer of more than one plan.

          10.03 PLAN WHICH WILL SATISFY TOP-HEAVY. If the Plan is top-heavy, the Plan Administrator will determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement under this Section 10.03.

(A) Aggregation of Plans to Satisfy. The Plan Administrator will aggregate all qualified plans the Employer maintains to determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement.

(B) More Than One Defined Contribution Plan. If the Employer maintains more than one Defined Contribution Plan in which a Non-Key Employee participates and the Non-Key Employee receives less than the Top-Heavy Minimum Allocation for a Plan Year in which the Plan is top-heavy, the Plan Administrator operationally will determine to which plan the Employer will make the necessary additional contribution. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan Administrator elects for the Employer to make the additional

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contribution to another plan, the Plan Administrator must determine that the additional contribution is sufficient to satisfy the Top-Heavy Minimum Allocation.

(C) Defined Benefit Plan(s). If the Employer maintains one or more Defined Benefit Plans in addition to this Plan and a Non-Key Employee participates in both types of plans, the Plan Administrator operationally will determine if the Employer will make the necessary additional contribution to the Plan to satisfy the top-heavy Minimum Allocation Rate or if the Employer will provide a required top-heavy minimum benefit in the Defined Benefit Plan. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Top-Heavy Minimum Allocation is 5%, irrespective of the Highest Contribution Rate, and the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan Administrator elects for the Employer to satisfy the top-heavy minimum benefit in a Defined Benefit Plan, the Plan Administrator must determine that such top-heavy minimum benefit is sufficient to satisfy the top-heavy requirements in the Plan.

          10.04 TOP-HEAVY VESTING. If the Employer in its Adoption Agreement does not elect immediate vesting, the Employer must elect a top-heavy (or modified top-heavy) vesting schedule. The specified top-heavy vesting schedule applies to all Accounts and Contribution Types not already subject to greater vesting and applies to the Plan’s first top-heavy Plan Year and to all subsequent Plan Years, except as the Employer in its Adoption Agreement otherwise elects. If the Employer elects in its Adoption Agreement to apply the specified top-heavy vesting schedule only in Plan Years in which the Plan is top-heavy, any change in the Plan’s vesting schedule resulting from this election is subject to Section 5.08, relating to vesting schedule amendments. As such, a Participant’s vested percentage may not decrease as a result of a change in the Plan’s top-heavy status in a subsequent Plan Year. When applicable, the relevant top-heavy vesting schedule applies to a Participant’s entire Account Balance except as to those amounts which are already 100% Vested, and applies to such amounts accrued before the Plan became top-heavy.

          10.05 SAFE HARBOR/SIMPLE PLAN EXEMPTION.

(A) Safe Harbor 401(k) Plan. If in any Plan Year: (1) the Plan Administrator allocates only Safe Harbor Contributions, Additional Matching Contributions and Elective Deferrals to the Plan; and (2) there are no forfeitures to allocate for the Plan Year or the Plan Administrator allocates forfeitures in the manner Section 3.07(A)(4) describes, the Plan will not be subject to the top-heavy requirements of this Article X for that Plan Year. In accordance with Section 3.07(A)(4), the Employer in its Adoption Agreement may elect to apply forfeitures in such a manner so as to preserve the top-heavy exemption under this Section 10.05(A). This Section 10.05(A) does not apply if the Employer in its Adoption Agreement elects eligibility for Elective Deferrals which is earlier than the one Year of Service and age 21 eligibility requirements the Employer elects to apply for the Safe Harbor Contributions, using the OEE rule under Section 4.06(C).

(B) SIMPLE 401(k) Plan. A SIMPLE 401(k) Plan under Section 3.10 is not subject to the provisions of this Article X.

          10.06 DEFINITIONS. For purposes of applying the top-heavy provisions of the Plan:

(A) Compensation. Compensation means Compensation as determined under Section 4.05(C) for Code §415 purposes and includes Compensation for the entire Plan Year.

(B) Determination Date. Determination Date means for any Plan Year, the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of the first Plan Year.

(C) Determination (look-back) Period. Determination Period means the 1‑year period ending on the Determination Date. In the case of distributions made for a reason other than Severance from Employment, death or Disability, the determination period means the 5-year period ending on the Determination Date.

(D) Employer. Employer means the Employer that adopts this Plan and any Related Employer.

(E) Highest Contribution Rate. Highest Contribution Rate means for any Key Employee, all Employer Contributions (including Elective Deferrals, but not including Employer contributions to Social Security and not including Catch-Up Deferrals) and forfeitures allocated to the Participant’s Account for the Plan Year, divided by his/her Compensation for the entire Plan Year. To determine a Key Employee’s contribution rate, the Plan Administrator must treat all qualified top‑heavy Defined Contribution Plans maintained by the Employer (or by any Related Employer) as a single plan.

(F) Key Employee. Key Employee means, as of any Determination Date, any Employee or former Employee (including a deceased former Employee) who, at any time during the Determination Period: (i) has annual Compensation exceeding $130,000 (as adjusted under Code §416(i)(1)(A)) and is an officer of the Employer; (ii) is a more than 5% owner of the Employer; or (iii) is a more than 1% owner of the Employer and has annual Compensation exceeding $150,000.

          (1) Attribution. The constructive ownership rules of Code §318 as modified by Code §416(i)(1)(B)(i) (or the principles of that Code section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer.

          (2) Maximum Officers. The number of officers taken into account under Section 10.06(F) clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code §414(q) exclusions) of Employees, and in no event will exceed 50 officers.

          (3) Applicable Law. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code §416(i)(1), the applicable Treasury regulations and other Applicable Law.

(G) Non-Key Employee. Non-Key Employee means an Employee who is not a Key Employee.

(H) Participant. Participant means any Employee otherwise eligible to participate in the Plan, even if the Participant

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would not be entitled to other Plan allocations or would receive a lesser allocation under the Plan terms.

(I) Permissive Aggregation Group. Permissive Aggregation Group means the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the nondiscrimination requirements of Code §401(a)(4) and the coverage requirements of Code §410. The Plan Administrator will determine the Permissive Aggregation Group.

(J) Required Aggregation Group. Required Aggregation Group means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (including terminated plans); and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code §401(a)(4) or of Code §410.

(K) Top-Heavy Ratio. Top‑Heavy Ratio means a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and the denominator of which is the sum of the Account Balances for all Employees as of the Determination Date. The Plan Administrator will include Catch-Up Deferrals and will disregard DECs in determining the Top-Heavy Ratio.

          (1) Amounts included. The Plan Administrator must include in the Top-Heavy Ratio, as part of the Account Balances, any contribution not made as of the Determination Date but includible under Code §416 and the applicable Treasury regulations, and distributions made within the Determination Period.

          (2) Former Key Employees. The Plan Administrator must calculate the Top-Heavy Ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee.

          (3) No Service during 1‑year look-back. The Plan Administrator must calculate the Top‑Heavy Ratio by disregarding the Account Balance (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period, which for purposes of this Section 10.06(K)(3), means the 1-year period described in Section 10.06(C).

          (4) Distributions, Rollover Contributions and Transfers. The Plan Administrator must calculate the Top‑Heavy Ratio, including the extent to which it must take into account distributions, Rollover Contributions and Transfers, in accordance with Code §416 and the applicable Treasury regulations.

(L) Top-Heavy Minimum Allocation. Top‑Heavy Minimum Allocation means an allocation equal to the lesser of 3% of the Non‑Key Employee’s Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee multiplied by the Non-Key Employee’s Plan Year Compensation. For purposes of satisfying the Employer’s Top-Heavy Minimum Allocation requirement, the Plan Administrator disregards the Elective Deferrals allocated to a Non-Key Employee’s Account in determining the Non-Key Employee’s allocation rate. To determine a Non-Key Employee’s allocation rate, the Plan Administrator must treat all qualified top‑heavy Defined Contribution Plans maintained by the Employer (or by any Related Employer) as a single plan. If a Defined Benefit Plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code §401(a)(4) or the coverage rules of Code §410 (or another plan benefiting the Key Employee so depends on such Defined Benefit Plan), the top‑heavy minimum allocation is 3% of the Non‑Key Employee’s Compensation regardless of the contribution rate for the Key Employees.

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ARTICLE XI
EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION

          11.01 EXCLUSIVE BENEFIT.

(A) No Reversion/Diversion. Except as provided under Section 3.01(H), the Employer does not have any beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to the Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and for defraying reasonable expenses of administering the Plan.

(B) Initial Qualification. If the IRS, upon the Employer’s application for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, the Trustee, upon written notice from the Employer, will return the Employer Contributions and the Earnings thereon to the Employer. This Section 11.01(B) applies only if the Employer makes the application for the determination by the time prescribed by law for filing the Employer’s tax return for the Taxable Year in which the Employer adopted the Plan, or by such later date as the Secretary of the Treasury may prescribe. The Trustee must make the return of the Employer contribution under this Section 11.01(B) within one year of a final disposition of the Employer’s request for initial approval of the Plan. The Employer’s Plan and Trust will terminate upon the Trustee’s return of the Employer Contributions.

          11.02 AMENDMENT BY EMPLOYER.

(A) Permitted Amendments. The Employer, consistent with this Section 11.02 and other applicable Plan provisions, has the right, at any time to amend or to restate the Plan including the Trust.

          (1) Adoption Agreement/Appendix B overrides. The Employer may: (a) restate its Adoption Agreement (including converting the Plan to another type of plan using a different Adoption Agreement approved for use with the Prototype or Volume Submitter Plan and as not inconsistent with Applicable Law); (b) amend the elective provisions of the Adoption Agreement (changing an existing election or making a new election) in any manner the Employer deems necessary or advisable and as not inconsistent with Applicable Law; and (c) elect in Appendix B any or all of the basic plan overrides specified therein, including adding language to satisfy Code §§415 or 416 because of the required aggregation of multiple plans.

          (2) Model amendments. The Employer may adopt model amendments published by the IRS (the adoption of which the IRS provides will not cause the Plan to be individually designed).

          (3) Interim amendments. The Employer may make such good faith amendments as the Employer considers necessary to maintain the Plan’s tax-qualified status or to otherwise keep the Plan in compliance with Applicable Law.

          (4) Corrections. The Employer may amend the Plan to correct typographical errors and cross-references, provided that these corrections do not change the original intended meaning or impact any qualification requirements.

(B) Amendment Formalities.

          (1) Writing. The Employer must make all Plan amendments in writing. Each amendment must specify the amendment execution date and, if different from its execution date, must specify the amendment’s retroactive, current or prospective Effective Date.

          (2) Restatement. An Employer may amend its Plan by means of a complete restatement of its Adoption Agreement. To restate its Plan, the Employer must complete, and the Employer and Trustee or Custodian must execute, a new Adoption Agreement. See Section 8.11(C) if the Employer elects in its Adoption Agreement to adopt a separate approved trust agreement.

          (3) Amendment (without restatement). An Employer may amend its Plan without completion of a new Adoption Agreement by either: (a) completion and substitution of one or more Adoption Agreement pages including a new Adoption Agreement Execution Page executed by the Employer and if applicable, executed by the Trustee or Custodian; or (b) other written instrument amending the Adoption Agreement executed by the Employer and if applicable, executed by the Trustee or Custodian. Except under Sections 4.08 or 8.11, to preserve the Plan’s pre-approved status under Section 7.09, the substantive language of any amendment under Section 11.02(B)(3), clause (b) (amendment other than by substituted Adoption Agreement page) must reproduce without alteration, the relevant portion(s) of the Adoption Agreement text and elections which the Employer is amending or must have the substantive effect of doing so such as incorporating by reference the Adoption Agreement text into the amendment.

          (4) Effect of certain alterations. Any restatement or amendment which is not permitted under this Section 11.02 or elsewhere in the Plan may result in the IRS treating the Plan as an individually designed plan. See Section 7.09 for the effect of certain amendments adopted by the Employer which will result in the Employer’s Plan losing Prototype Plan or Volume Submitter Plan status.

          (5) Operational discretion and policy not an amendment. A Plan amendment does not include the Plan Administrator’s exercise of any operational discretion the Plan accords to the Administrator, including but not limited to, the Plan Administrator’s adoption, modification or termination of any policy, rule or regulation in accordance with the Plan or any change to any Adoption Agreement Administrative checklist.

          (6) Trustee/Custodian signature to amendment. The Trustee or Custodian must execute any Adoption Agreement for a Restated Plan and also must execute any Plan amendment which alters the Trust provisions of Article VIII

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or which otherwise affects the Trustee’s or Custodian’s duties under the Plan.

          (7) Signatory Employer authority. If the Plan has Participating Employers, only the Signatory Employer need execute any Plan amendment under this Section 11.02. See Section 1.23(A).

(C) Impermissible Amendment/Protected Benefits.

          (1) Exclusive benefit/no reversion. The Employer may not amend the Plan to permit any of the Trust Fund (other than as required to pay any Trust taxes and reasonable Plan administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants and Beneficiaries. An amendment may not cause any portion of the Trust Fund to revert to the Employer or to become the Employer’s property.

          (2) Alteration of Plan Administrator or Trustee/Custodian duties. The Employer may not amend the Plan in any manner which affects the powers, duties or responsibilities of the Plan Administrator, the Trustee or the Custodian without the written consent of the affected party. See Section 11.02(B)(6).

          (3) No cut-backs. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant’s Account Balance, except to the extent permitted under Code §412(c)(8), and except as provided under Applicable Law, may not reduce or eliminate Protected Benefits determined immediately prior to the adoption date (or, if later, the Effective Date) of the amendment. An amendment reduces or eliminates Protected Benefits if the amendment has the effect of either: (a) eliminating or reducing an early retirement benefit or a retirement‑type subsidy (as defined in Treasury regulations); or (b) except as provided under Applicable Law, eliminating an optional form of benefit. An amendment does not impermissibly eliminate a Protected Benefit relating to the method of distribution if after the amendment a Participant may receive a single sum payment at the same time or times as the method of distribution eliminated by the amendment and such payment is based on the same or a greater portion of the Participant’s Account as the eliminated method of distribution. This Section 11.02(C)(3) applies to Transfers under 11.06 except as to certain Elective Transfers under 11.06(E).

          (4) Disregard of amendment/Tracking Protected Benefits. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this Section 11.02(C). The Plan Administrator, in an Adoption Agreement Administrative checklist, may maintain a list of Protected Benefits it must retain.

     11.03 AMENDMENT BY PROTOTYPE SPONSOR/VOLUME SUBMITTER PRACTITIONER.

(A) General. The Sponsor (or the M&P Mass Submitter under Section 4.08 of Rev. Proc. 2005-16) or the Practitioner, without the Employer’s consent, may amend the Plan and Trust, from time to time: (1) to conform the Plan and Trust to any changes to the Code, regulations, revenue rulings, other statements published by the IRS (including adoption of model, sample or other required good faith amendments that specifically provide that their adoption will not cause such plan to be individually designed); or (2) to make corrections to the approved Plan.

(B) Notice to Employers. The Sponsor or Practitioner must make reasonable and diligent efforts to ensure adopting Employers have actually received and are aware of all Sponsor or Practitioner generated Plan amendments and that such Employers complete and sign new Adoption Agreements when necessary.

(C) Prohibited Amendments. Except under Section 11.03(A), the Sponsor or Practitioner may not amend the Plan in any manner which would modify any adopting Employer’s Plan existing Adoption Agreement election without the Employer’s written consent. In addition, the Sponsor or Practitioner may not amend the Plan in any manner which would violate Section 11.02(C).

(D) Volume Submitter Practitioner limitations. A Practitioner may no longer amend the Plan as to any adopting Employer which has amended its Plan in a manner as would result in the type of plan not permitted under the Volume Submitter program or which would render the Plan an individually designed plan not entitled to the Volume Submitter remedial amendment period cycle. If an Employer, because of a modification to the Plan is required to obtain a favorable determination letter to have reliance, the Practitioner may not amend the Plan on behalf of the adopting Employer unless the Employer obtains such a letter. If the Employer adopts this Plan as a restated Plan, the provisions of this Section 11.03 permitting a Practitioner to amend the Plan apply on and after the date the Employer executes the restated Plan; provided that such provisions may have applied on an earlier date (but not before February 17, 2005) if the prior Plan document provided for such Practitioner amendments.

(E) Mass Submitter Amendment. If the Sponsor does not adopt the amendments made by the Mass Submitter, the Sponsor will no longer be the sponsor of an identical or minor modifier Prototype Plan of the Mass Submitter.

     11.04 FROZEN PLAN.

(A) Employer Action to Freeze. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to suspend or discontinue all contributions under the Plan and thereafter to continue to maintain the Plan as a Frozen Plan (subject to such suspension or discontinuance) until the Employer terminates the Plan. During any period while the Plan is frozen, the Plan Administrator will continue to: (1) allocate forfeitures, if any, in accordance with Section 3.07, irrespective of when the forfeitures occur; and (2) operate the Plan in accordance with its terms other than those related to the making and allocation of additional (new) contributions. If the Employer under a Profit Sharing Plan or a 401(k) Plan completely discontinues contributions (including Elective Deferrals), the Plan Administrator will treat the Plan as a Frozen Plan.

(B) Vesting. Upon the Employer’s freezing under Section 11.04(A) of the Plan which is a Profit Sharing Plan or 401(k) Plan, an affected Participant’s right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

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(C) Not a Termination. A resolution or an amendment to discontinue all future contributions, but otherwise to continue maintenance of this Plan, is not a Plan termination for purposes of Section 11.05.

          11.05 PLAN TERMINATION.

(A) Employer Action to Terminate. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to terminate this Plan and the Trust created and maintained under the Plan. Any termination of the Plan under this Section 11.05(A) is not effective until compliance with applicable notice requirements under ERISA, if any. The Plan will terminate upon the first to occur of the following:

          (1) Specified date. The Effective Date of termination specified by proper Employer action; or

          (2) Employer no longer exists. The Effective Date of dissolution or merger of the Employer, unless a successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan.

(B) QTA Action to Terminate Abandoned Plan.

          (1) Definition of Qualified Termination Administrator (QTA). A QTA is an entity which: (a) is eligible to serve as trustee or issuer of an individual retirement account or of an individual retirement annuity; and (b) holds the assets of the abandoned Plan.

          (2) QTA procedure. A QTA, after making reasonable efforts to contact the Employer, may make a determination that the Employer has abandoned the Plan and give notice thereof to the DOL. The QTA then may: (i) update Plan records; (ii) calculate benefits; (iii) allocate assets and expenses; (iv) report to DOL any delinquent contributions; (v) engage service providers and pay reasonable Plan expenses; (vi) provide required notice to Participants and Beneficiaries regarding the Plan termination; (vii) distribute Plan benefits; (viii) file the Form 5500 terminal report and give notice to DOL of completion of the termination; and (ix) take all other reasonable and necessary actions to wind-up and terminate the Plan. A QTA will undertake all actions under this Section 11.05(B) in accordance with Applicable Law, including Prohibited Transaction Class Exemption 2006-06, relating to the QTA’s services and compensation for services.

(C) Vesting. Upon either full or partial termination of the Plan, an affected Participant’s right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

(D) General Procedure upon Termination. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

          (1) If no consent required. If the Participant’s Vested Account Balance does not exceed $5,000 (or exceeds $5,000 but the Participant has attained the later of age 62 or Normal Retirement Age), the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) the Participant’s Vested Account Balance to him/her in a Lump-Sum as soon as administratively practicable after the Plan terminates.

          (2) If consent required. If the Participant’s Vested Account Balance exceeds $5,000 and the Participant has not attained the later of age 62 or Normal Retirement Age, the Participant or the Beneficiary may elect to have the Trustee commence distribution in cash (subject to Section 8.04) of his/her Vested Account Balance in a Lump-Sum as soon as administratively practicable after the Plan terminates. If a Participant with consent rights under this Section 11.05(D)(2) does not elect an immediate Lump-Sum distribution with spousal consent if required, to liquidate the Trust, the Plan Administrator will instruct the Trustee or Custodian to purchase a deferred Annuity Contract for the Participant which protects the Participant’s distribution rights under the Plan.

          (3) Lower dollar amount. As provided in Section 6.09, the Employer in Appendix B may provide for a lower dollar threshold than $5,000 under this Section 11.05(D).

(E) Profit Sharing Plan. If the Plan is a Profit Sharing Plan, in lieu of applying Section 11.05(D) and the distribution provisions of Article VI, the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) each Participant’s Vested Account Balance, in a Lump-Sum, as soon as administratively practicable after the termination of the Plan, irrespective of the amount of the Participant’s Vested Account Balance, the Participant’s age and whether the Participant consents to the distribution.

          (1) Limitations. This Section 11.05(E) does not apply if: (a) the Plan at termination provides for distribution of an Annuity Contract which is a Protected Benefit and which the Employer may not (or does not) eliminate by Plan amendment; or (b) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other Defined Contribution Plan (other than an ESOP). If clause (b) applies, the Plan Administrator to facilitate Plan termination may direct the Trustee to transfer the Account of any non-consenting Participant to the other Defined Contribution Plan.

(F) 401(k) Plan Distribution Restrictions. If the Plan is a 401(k) Plan or if the Plan as the result of a Transfer holds Restricted 401(k) Accounts under Section 6.01(C)(4)(b), a Participant’s Restricted 401(k) Accounts are distributable on account of Plan termination, as described in this Section 11.05, only if: (i) the Employer (including any Related Employer, determined as of the Effective Date of Plan termination) does not maintain an Alternative Defined Contribution Plan and the Plan Administrator distributes the Participant’s entire Vested Account Balance in a Lump-Sum; or (ii) the Participant otherwise is entitled under the Plan to a distribution of his/her Vested Account Balance.

          (1) Definition of Alternative Defined Contribution Plan. An Alternative Defined Contribution Plan is a Defined Contribution Plan (other than an ESOP, simplified employee pension plan, 403(b) plan, SIMPLE IRA or 457 plan) the Employer (or a Related Employer) maintains beginning at the Plan termination Effective Date of the Plan and ending twelve months after the final distribution of assets. However, a plan is not an Alternative Defined Contribution Plan if less than 2% of the Employees eligible to participate in the

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terminating Plan are eligible to participate (beginning 12 months prior to and ending 12 months after the Plan’s termination Effective Date) in the potential Alternative Defined Contribution Plan.

(G) Continuing Trust Provisions. The Trust will continue until the Trustee in accordance with the direction of the Plan Administrator has distributed all of the benefits under the Plan. On each Valuation Date, the Plan Administrator will credit any part of a Participant’s Account Balance retained in the Trust with its share of Earnings. Upon termination of the Plan, any suspense account under Section 4.01 will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion.

(H) Lost Participants. The Trustee will distribute the Accounts of lost Participants in a terminating Plan in accordance with the Plan Administrator’s direction under Section 7.07(B).

          11.06 MERGER/DIRECT TRANSFER.

(A) Authority. The Trustee, at the direction of the Plan Administrator, possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code §401(a), and to accept the direct transfer of plan assets to the Trust, or to transfer Plan assets, as a party to any such agreement. This authority includes Nonelective Transfers described in Section 11.06(D) and Elective Transfers described in Section 11.06(E).

(B) Code §414(l) Requirements. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan (or from the other plan to this Plan), unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater in amount than the benefit each Participant would have received had the transferring plan terminated immediately before the merger or the consolidation or the transfer; provided that 100% immediate vesting is not required upon merger, consolidation or transfer, except if an Elective Transfer is made under Section 11.06(E)(3).

(C) Administration of Transferred Amount. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the Transfer in order to reflect the value of the transferred assets and as necessary to preserve Protected Benefits.

(D) Nonelective Transfers. The Trustee may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as a Nonelective Transfer all or a portion of the Account(s) of one or more Participants to the other plan, or to receive Nonelective Transfers into the Plan. A Nonelective Transfer is a Transfer without the consent or election of the affected Participant(s). In the event of a Nonelective Transfer, the trustee of the transferee plan must preserve all Protected Benefits under the transferor plan, unless the trustee or other appropriate party takes proper action to eliminate any of such Protected Benefits as Applicable Law may permit.

(E) Elective Transfers. The Trustee may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as an Elective Transfer all or a portion of the Account of a Participant or if applicable a Beneficiary who elects to transfer his/her Account or a portion thereof to the other plan or to receive Elective Transfers into the Plan. The specific requirements for an Elective Transfer depend upon the type of Elective Transfer that the Trustee will utilize to effect the Transfer, as described herein.

          (1) Code §411(d)(6)(D) Transfer. A Code §411(d)(6)(D) Transfer means a Transfer under Code §411(d)(6)(D) between Defined Contribution Plans, and which a Participant or Beneficiary elects following required statutory notice. Under this Section 11.06(E)(1), the Account need not be distributable at the time of Transfer and Protected Benefits specifically relating to distribution methods do not carry over to the transferee plan, except under Section 6.04 if applicable.

          (2) Acquisition or employment change Transfer. An acquisition or employment change Transfer means a Transfer under Treas. Reg. §1.411(d)-4 Q/A-3(b), between such Defined Contribution Plans as described therein, and which a Participant elects. Under this Section 11.06(E)(2), the Account need not be distributable at the time of Transfer and Protected Benefits do not carry over to the transferee plan, except under Section 6.04 if applicable.

          (3) Distributable event Transfer. A distributable event Transfer means a Transfer under Treas. Reg. §1.411(d)-4 Q/A-3(c), between Code §401(a) plans, and which a Participant elects. Under this Section 11.06(E)(3), the Account must be distributable at the time of Transfer, but not entirely as a Lump-Sum which is an Eligible Rollover Distribution. Protected Benefits do not carry over to the transferee plan.

(F) Pre-Participation Transfers. The Trustee under this Section 11.06 may accept a Transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions or prior to reaching the Entry Date. If the Trustee accepts such a direct Transfer of plan assets, the Plan Administrator and the Trustee must treat the Employee as a limited Participant as described in Section 3.08(C).

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ARTICLE XII
MULTIPLE EMPLOYER PLAN
[VOLUME SUBMITTER ONLY]

          12.01 ELECTION/OVERRIDING EFFECT. This Article XII does not apply unless the Employer establishes the Plan as a Multiple Employer Plan described in Code §413(c) under a Volume Submitter Adoption Agreement. Article XII does not apply if the Plan is a Prototype Plan. If the Employer elects in its Adoption Agreement that the Plan is a Multiple Employer Plan, then the provisions of this Article XII will apply as of the Effective Date the Employer elects in its Adoption Agreement to apply this Article XII. The provisions of Article XII, if in effect, supersede any contrary provisions in the Plan or the Employer’s Adoption Agreement.

          12.02 DEFINITIONS. The following definitions apply to this Article XII and supersede any conflicting definition in the Plan.

(A) Employee. Employee means any common law employee, Self‑Employed Individual, Leased Employee or other person the Code treats as an employee of a Participating Employer for purposes of the Participating Employer’s qualified plan. The Employer in its Adoption Agreement or in a Participation Agreement may designate any Employee, or class or group of Employees, as an Excluded Employee under Section 1.21(D).

(B) Lead Employer. The Lead Employer means the Signatory Employer to the Adoption Agreement Execution Page, and does not include any Related Employer or Participating Employer except as described in the next sentence. The Lead Employer will be a Participating Employer only if the Lead Employer executes a Participation Agreement to the Adoption Agreement. The Lead Employer has the same meaning as the Signatory Employer for purposes of making Plan amendments and other purposes as described in Section 1.23(A) regardless of whether the Lead Employer is also a Participating Employer under this Article XII. As to the right of a Lead Employer to terminate the participation of a Participating Employer, see Section 12.12.

(C) Participating Employer. A “Participating Employer” is a trade or business which, with the consent of the Lead Employer, executes a Participation Agreement to the Adoption Agreement. A Participating Employer is an Employer for all purposes of the Plan except as provided in Section 1.23. A Participating Employer may, but need not be a Related Employer.

(D) Professional Employer Organization (PEO). A Professional Employer Organization (PEO) means an organization described in Rev. Proc. 2002-21. Plan references to Rev. Proc. 2002-21 also include any successor thereto. The Employer in its Adoption Agreement will specify whether the Lead Employer is a PEO, and in such event, the term PEO is synonymous with the Lead Employer. If the Lead Employer is a PEO, then:

          (1) Client Organization (“CO”). Each Participating Employer (other than the PEO) is a Client Organization as that term is used in Rev. Proc. 2002-21.

          (2) Worksite Employee. A Worksite Employee means a person on the PEO’s payroll who receives amounts from the PEO for providing services to a CO pursuant to a service agreement between the PEO and the CO. For all purposes of this Plan, a Worksite Employee will be deemed to be the Employee of the CO for whom the Worksite Employee performs services, and not an Employee of the PEO.

          12.03 PARTICIPATING EMPLOYER ELECTIONS. In its Adoption Agreement, the Lead Employer will specify: (A) whether a Participating Employer may modify any of the Adoption Agreement elections; (B) which elections the Participating Employer may modify; and (C) any restrictions on the modifications. Any such modification will apply only to the Employees of that Participating Employer. The Participating Employer will make any such modification by election on its Participation Agreement to the Lead Employer’s Adoption Agreement. To the extent that the Adoption Agreement does not permit modification of an election, any attempt by a Participating Employer to modify the election has no effect on the Plan and the Participating Employer is bound by the Adoption Agreement terms as completed by the Lead Employer.

          12.04 HCE STATUS. The Plan Administrator will determine HCE status under Section 1.21(E) separately with respect to each Participating Employer.

          12.05 TESTING.

(A) Separate Status. The Plan Administrator will perform the tests listed in this Section 12.05(A) separately for each Participating Employer, with respect to the Employees of that Participating Employer. For this purpose, the Employees of a Participating Employer, and their allocations and Accounts, will be treated as though they were in separate plan. Any Plan correction under Section 7.08 will only affect the Employees of the Participating Employer. The tests subject to this separate treatment are:

          (1) ADP. The ADP test in Section 4.10(B).

          (2) ACP. The ACP test in Section 4.10(C).

          (3) Nondiscrimination. Nondiscrimination testing as described in Code §401(a)(4), the applicable Treasury regulations, and Sections 4.06 and 4.07.

          (4) Coverage. Coverage testing as described in Code §410(b), the applicable Treasury regulations, and Sections 3.06(F) and 4.06.

(B) Joint Status. The Plan Administrator will perform the following tests for the Plan as whole, without regard to an Employee’s employment by a particular Participating Employer:

          (1) Annual Additions Limit. Applying the Annual Additions Limit in Section 4.05(B).

          (2) Elective Deferral Limit. Applying the Elective Deferral Limit in Section 4.10(A).

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          (3) Catch-Up Limit. Applying the limit on Catch-Up Deferrals in Section 3.02(D).

          12.06 TOP-HEAVY. The Plan will apply the provisions of Article X separately to each Participating Employer. The Plan will be considered separate plans for each Participating Employer and its Employees for purposes of determining whether such a separate plan is top-heavy or is entitled to the exemption described in Section 10.05. For purposes of applying Article X to a Participating Employer, the Participating Employer and any business which is a Related Employer to that Participating Employer are the “Employer.” For purposes of Article X, the terms “Key Employee” and “Non-Key Employee” will refer only to the Employees of that Participating Employer and/or its Related Employers. If such a Participating Employer’s separate Plan is top-heavy, then:

(A) Highest Contribution Rate. The Plan Administrator will determine the Highest Contribution Rate under Section 10.06(E) by reference to the Key Employees and their allocations in the separate plan of that Participating Employer;

(B) Top-Heavy Minimum Allocation. The Plan Administrator will determine the amount of any required Top-Heavy Minimum Allocation under Section 10.06(L) separately for that separate plan; and

(C) Plan Which Will Satisfy. The Participating Employer will make any additional contributions Section 10.03 requires.

          12.07 COMPENSATION.

(A) Separate Determination. For the following purposes, described in this Section 12.07(A), the Plan Administrator will determine separately a Participant’s Compensation for each Participating Employer. Under this determination, except as provided below, Compensation from a Participating Employer includes Compensation paid by a Related Employer of that Participating Employer.

          (1) Nondiscrimination and coverage. All of the separate tests listed in Section 12.05(A).

          (2) Top-Heavy. Application of the top-heavy rules in Article X.

          (3) Allocations. Application of allocations under Article III. However, the Employer’s Adoption Agreement elections control the extent to which Compensation for this purpose includes Compensation of Related Employers.

          (4) HCE determination. The determination of an Employee’s status as an HCE.

(B) Joint Status. For all Plan purposes other than those described in Section 12.07(A), including but not limited to determining the Annual Additions Limit in Section 4.05(B), Compensation includes all Compensation paid by or for any Participating Employer or Related Employer.

          12.08 SERVICE. An Employee’s Service includes all Hours of Service and Years of Service with any and all Participating Employers and their Related Employers. An Employee who terminates employment with one Participating Employer and immediately commences employment with another Participating Employer has not incurred a Separation from Service or a Severance from Employment.

          12.09 REQUIRED MINIMUM DISTRIBUTIONS. If a Participant is a more than 5% Owner (under Code §416(i) and Section 6.02(E)(7)(a)) of any Participating Employer for which the Participant is an Employee in the Plan Year the Participant attains age 70 1/2, then the Participant’s RBD under Section 6.02(E)(7) will be the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

          12.10 COOPERATION AND INDEMNIFICATION.

(A) Cooperation. Each Participating Employer agrees to timely provide to the Plan Administrator upon request all information the Plan Administrator deems necessary to ensure the Plan is operated in accordance with Applicable Law. Each Participating Employer will cooperate fully with the Plan Administrator, the Lead Employer, and with Plan fiduciaries and other proper Plan representatives in maintaining the qualified status of the Plan. Such cooperation will include payment of such amounts into the Plan, to be allocated to Employees of the Participating Employer, which are reasonably required to maintain the tax-qualified status of the Plan.

(B) Indemnity. Each Participating Employer will indemnify and hold harmless the Plan Administrator, the Lead Employer, the Plan, the Trustee, other Plan fiduciaries, other Participating Employers, Participants and Beneficiaries, and as applicable, their subsidiaries, officers, directors, shareholders, employees, and agents, and their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney’s fees and costs, whether or not suit is brought, as well as all IRS or DOL Plan disqualification, fiduciary breach or other sanctions, compliance fees or penalties) arising out of or relating to: (1) the Participating Employer’s noncompliance with any of the Plan’s terms or requirements; or (2) the Participating Employer’s intentional or negligent act or omission with regard to the Plan.

          12.11 PEO TRANSITION RULES. If the Lead Employer is a PEO, and the Article XII Effective Date is after the later of the Plan’s Effective Date or Restated Effective Date, then the following transition rules will apply to the Transition Year:

(A) Definition of Transition Year. The Transition Year is the Plan Year which includes the Article XII Effective Date.

(B) Definition of Look-Back Year. The Look-Back Year is the Plan Year immediately prior to the Transition Year.

(C) Employee Status. Unless the PEO designates otherwise in Appendix B, for Plan Years ending prior to the Transition Year the Worksite Employees will be deemed to be Employees of the PEO, except as otherwise specified in this Article XII.

(D) Distribution. The limitations of Section 6.01(C)(4) will not prohibit making any distribution required by Rev. Proc. 2002-21.

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(E) Top-heavy. The Determination Date under Section 10.06(B) for the Transition Year is the last day of the Transition Year. In its Adoption Agreement, the PEO will specify whether Employer Contributions for Worksite Employees for Plan Years prior to the Transition Year will be treated as contributions by the PEO, or as contributions by the CO. If the contributions are treated as PEO contributions, then the Plan Administrator will disregard Account Balances relating to those contributions (i.e., Employer Contribution Account Balances prior to the Transition Year and Earnings thereon) in determining whether the separate plan of a Participating Employer is top-heavy for the Transition Year and later Plan Years under Section 12.06.

(F) ADP/ACP Testing. The Plan Administrator will treat the Transition Year as the first Plan Year of the Plan for purposes of ADP and ACP testing of a CO’s separate plan under Section 12.05.

(G) HCE Determination. If the Worksite Employee performed services for the CO during the Look-Back Year, then only for purposes of determining HCE status, the Worksite Employee will be deemed to be an Employee of the CO for the Transition Year and the CO will be deemed to have paid to the Worksite Employee any Compensation the PEO paid to the Worksite Employee during the Transition Year.

(H) Required Minimum Distributions. The following rules apply with regard to each Worksite Employee who, prior to January 1, 2004: (i) attained age 70 1/2 (ii) was still on the payroll of the PEO, and (iii) had not commenced receiving RMDs under Section 6.02.

          (1) Determination of 5% owner status. The Plan Administrator will determine whether such a Worksite Employee is a more than 5% owner under Section 6.02(E)(7)(a) based on whether the Worksite Employee is a more than 5% owner on the first day of the Transition Year. Alternatively, in Appendix B, the PEO may specify that the determination is made with reference to the Plan Year ending in the calendar year the Worksite Employee attained age 70 1/2.

          (2) Required Beginning Date. The Required Beginning Date under Section 6.02(E)(7) of a more than 5% owner under Section 12.11(H)(1) will be April 1, 2005.

          12.12 INVOLUNTARY TERMINATION. Unless the Lead Employer provides otherwise in Appendix B, the Lead Employer may terminate the participation of any Participating Employer (hereafter, “Terminated Employer”) in this Plan. If the Lead Employer acts under this Section 12.12, the following will occur:

(A) Notice. The Lead Employer will give the Terminated Employer a notice of the Lead Employer’s intent to terminate the Terminated Employer’s status as a Participating Employer of the Plan. The Lead Employer will provide such notice not less than 30 days prior to the Effective Date of termination unless the Lead Employer determines that the interests of Plan Participants requires earlier termination.

(B) Spin-off. The Lead Employer will establish a new Defined Contribution Plan, using the provisions of this Plan with any modifications contained in the Terminated Employer’s Participation Agreement, as a guide to establish a new Defined Contribution Plan (the “Spin-off Plan”). The Lead Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to the Spin-off Plan. The Terminated Employer will be the Employer, Plan Administrator, and Sponsor of the Spin-off Plan. The Trustee of the Spin-off Plan will be the person or entity designated by the Terminated Employer, or, in the absence of any such designation, the Terminated Employer itself. If state law prohibits the Terminated Employer from serving as Trustee, the Trustee is the president of a corporate Terminated Employer, the managing partner of a partnership Terminated Employer, the managing member of a limited liability company Terminated Employer, the sole proprietor of a proprietorship Terminated Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing. Notwithstanding the preceding sentence, the Lead Employer may designate a financial institution as Trustee if the Lead Employer, in its sole discretion, deems it necessary to protect the interests of the Participants. The Lead Employer may charge the Terminated Employer or the Accounts of the Employees of the Terminated Employer with the reasonable expenses of establishing the Spin-off Plan.

(C) Alternatives. The Terminated Employer, in lieu of the Lead Employer’s creation of the Spin-off Plan under Section 12.12(B), may elect one of the two other alternatives under Sections 12.12(C)(1) or (2) to effect the termination of its status as a Participating Employer. To elect an alternative, the Terminated Employer must give notice to the Lead Employer of its choice, and must supply any documentation which the Lead Employer reasonably may require as soon as is practical and before the Effective Date of termination. If the Lead Employer has not received such notice and any required documentation within 5 days prior to the Effective Date of termination, the Lead Employer may proceed with the Spin-off Plan under Section 12.12(B).

          (1) Distribution. The Lead Employer will direct the Trustee to distribute the Account Balances of the Employees of the Terminated Employer as soon as practical after termination. However, if such an Employee also is employed by another Participating Employer, the Trustee will not distribute, but will continue to hold that Employee’s Account Balance pursuant to the terms of the Plan. All Account Balances distributed under this Section 12.12(C)(1) will be 100% Vested. However, no such distribution may violate the restrictions of Sections 6.01(C)(4)(b) and (c). If this Plan includes Restricted 401(k) Accounts under Section 6.01(C)(4)(b), the termination of the Participating Employer’s sponsorship of this Plan will be deemed to be a termination of the Plan and the Plan Year as to the Employees receiving distributions under this Section 12.12(C)(1); however, the Terminated Employer must deliver to the Lead Employer such documentation or other assurances that the Plan Administrator reasonably requires to affirm that the Terminated Employer has neither established nor will establish a Alternative Defined Contribution Plan in violation of Section 11.05(F).

          (2) Transfer. The Lead Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to a qualified plan the Terminated Employer maintains. Under this Section

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12.12(C)(2), the Terminated Employer must deliver to the Lead Employer in writing such identifying and other relevant information regarding the transferee plan and must provide such assurances as the Lead Employer may reasonably require that the transferee plan is a qualified plan.

(D) Participants. The Employees of the Terminated Employer will cease to be eligible to accrue additional benefits under the Plan with respect to Compensation paid by the Terminated Employer, as of the Effective Date of the termination. To the extent that these Employees have accrued but unpaid contributions as of such Effective Date, the Terminated Employer will pay such amounts to the Plan or to the Spin-off Plan no later than 30 days after the Effective Date of termination, unless the Terminated Employer has elected the transfer alternative under Section 12.12(C)(2).

(E) Consent. By its execution of the Participation Agreement, the Terminated Employer specifically consents to the provisions of this Article XII, and in particular, this Section 12.12 and agrees to perform its responsibilities with regard to the Spin-off Plan, if necessary.

          12.13 VOLUNTARY TERMINATION. A Participating Employer (hereafter “Withdrawing Employer”) may voluntarily withdraw from participation in the Plan at any time. If and when a Withdrawing Employer wishes to withdraw, the following will occur:

(A) Notice. The Withdrawing Employer will inform the Lead Employer and the Plan Administrator of its intention to withdraw from the Plan. The Withdrawing Employer must give the notice not less than 30 days prior to the Effective Date of its withdrawal.

(B) Procedure. The Withdrawing Employer and the Lead Employer will agree upon procedures for the orderly withdrawal of the Withdrawing Employer from the Plan. Such procedures, as they relate to the Accounts of the Employees of the Withdrawing Employer, may include any alternative described in Sections 12.12(B) and (C).

(C) Costs. The Withdrawing Employer will bear all reasonable costs associated with withdrawal and transfer under this Section 12.13.

(D) Participants. The Employees of the Withdrawing Employer will cease to be eligible to accrue additional benefits under the Plan as to Compensation paid by the Withdrawing Employer, as of the Effective Date of withdrawal. To the extent that such Employees have accrued but unpaid contributions as of such Effective Date, the Withdrawing Employer will contribute such amounts to the Plan or the Spin-off Plan promptly after the Effective Date of withdrawal, unless the Accounts are transferred to a qualified plan the Withdrawing Employer maintains.

*   *   *   *   *   *   *   *   *   *   *   *   *   *

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DEFINITIONS
MASTER LIST

Account. 1.01

Account Balance. 1.02

Accounting Date. 1.03

Accrued Benefit. 1.02

ACP Limit. 4.10(C)(1)

ACP Participant. 4.11(A)

ACR (actual contribution ratio). 4.10(C)(5)(a)

Actual Method. 1.31(A)(1)

Actuarial Factor. 3.04(B)(5)(b)

Additional Matching Contribution. 1.34(G), 3.05(F)(1).

Ad-Hoc. 6.03(A)(6)

Administrative Checklist. 7.02(C)(2)

Adoption Agreement. 1.04

ADP Limit. 4.10(B)(1)

ADP Participant. 4.11(B)

ADR (actual deferral ratio). 4.10(B)(4)(a)

Advisory Letter. 1.05

Aggregate Contributions. 4.10(C)(2)

Allocable Income. 4.11(C)

Alternative Annuity. 1.06(B), 6.03(A)(5)

Alternative Defined Contribution Plan. 11.05(F)(1)

Alternative (general) 415 Compensation. 1.11(B)(4)

Anniversary Year. 2.02(C)(3)

Annual Additions. 4.05(A)

Annual Additions Limit. 4.05(B)

Annuity Contract. 1.06

Annuity Starting Date. 1.06(A), 6.01(A)(2)(h)

Appendix. 1.07

Applicable Contribution Rate. 4.10(D)(1)(b)

Applicable Law. 1.08

Associated Matching Contribution. 3.07(A)(1)(b)

Automatic Deferral. 1.20(C), 3.02(B)(1)

Automatic Deferral Amount/Increases. 3.02(B)(2)

Automatic Rollover. 6.08(D)

Basic Matching Contribution. 1.34(E), 3.05(E)(4)

Beneficiary. 1.09

Benefit Factor. 3.04(B)(5)(a)

Break in Service. 1.31(A)(3)(i), 2.03(A), 5.06(A)

Cash or Deferred Arrangement (CODA). 3.02(C)

Cash-Out Distribution. 5.04(A)(1)

Catch-Up Deferral. 1.20(D), 3.02(D)(2).

Catch-Up Eligible Participant. 3.02(D)(1)

Client Organization (“CO”). 12.02(D)(1)

Code. 1.10

Code §415 Aggregated Plan. 4.02(A)(1)

Code §415 Compensation. 1.11(B)(3)

Code §3401(a) Wages. 1.11(B)(2)

Collective Bargaining Employees. 1.21(D)(1)

Combined Plans Limitation. 4.02(B)(1)

Compensation. 1.11, 1.21(E)(3), 3.05(C), 3.11(C), 3.12(C)(4)(c), 4.05(C), 4.07(D), 4.07(E), 4.11(D), 10.06(A)

Contract(s). 9.09(A)

Contrary Election. 3.02(B)(4)

Contribution Types. 1.12

Cross-Over Date. 4.06(C)(1)(c)

Current Year Testing. 4.11(E)

Custodian. 1.65

DCD. 6.02(E)(3)

DCY. 6.02(E)(2)

Deductible Employee Contributions (DECs). 1.22, 3.13

Deemed Disability Compensation. 1.11(K)

Deemed 125 Compensation. 1.11(C)

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Defined Benefit Plan. 1.14

Defined Contribution Plan. 1.13

Designated Beneficiary. 6.02(E)(1)

Designated IRA Contribution. 1.16

Determination Date. 10.06(B)

Determination (look-back) Period. 10.06(C)

Direct Rollover. 6.08(F)(1)

Disability. 1.15

Discretionary Matching Contribution. 1.34(B)

Discretionary Nonelective Contribution. 1.37(B)

Distribution Requiring Consent. 6.01(A)(2)(a)

Dividends. 9.09(B)

DOL. 1.17

Early Retirement Age. 5.01

Earned Income. 1.11(J)

Earnings. 1.18

Effective Date. 1.19

Elapsed Time Method. 1.31(A)(3)

Elective Deferrals. 1.20

Elective Deferral Limit. 4.10(A)(1)

Elective Transfer. 11.06(E)

Eligible Employee. 1.21(C)

Eligible Retirement Plan. 6.08(F)(2)

Eligible Rollover Distribution. 6.08(F)(3)

Eligibility Computation Period. 2.02(C)(1)

Employee. 1.21, 12.02(A)

Employee Contribution. 1.22

Employer. 1.23, 4.05(D), 10.06(D)

Employer Contribution. 1.24

Employment Commencement Date. 2.02(C)(4)

Enhanced Matching Contribution. 1.34(F), 3.05(E)(5).

Entry Date. 1.25, 2.02(D)(1).

EPCRS. 1.26

Equivalency Method. 1.31(A)(2)

ERISA. 1.27

Excess Aggregate Contributions. 4.10(C)(3)

Excess Amount. 4.05(E)

Excess Contributions. 4.10(B)(2)

Excess Deferral. 4.10(A)(2)

Excluded Compensation. 1.11(G)

Excluded Employee. 1.21(D)

Exempt Participants. 6.04(G)(1)

Final 401(k) Regulations Effective Date. 1.28

Fixed Matching Contribution. 1.34(A)

Fixed Nonelective Contribution. 1.37(A)

Forfeiture Break in Service. 5.06(B)

Frozen Plan. 1.40(B)

401(k) Plan. 1.29

401(m) Plan. 1.30

Gap Period. 4.11(F)

Gateway Contribution. 4.07(A)(1)

HCE. 1.21(E)

HCE Group. 4.10(B)(4)(b), 4.10(C)(5)(b), 4.11(G)

Highest Allocation Rate. 4.07(E)(1)

Highest Contribution Rate. 10.06(E)

Hour of Service. 1.31

Includible Employees. 4.06(C)(1)(a)

Individual Retirement Plan. 6.08(F)(4)

Initial Eligibility Computation Period. 2.02(C)(2)

In-Service Distribution. 6.01(C)(1)

Installments. 6.03(A)(4)

Insurable Participant. 9.09(C)

Investment Manager(s). 7.02(C)(8)

IRS. 1.32

Issuing Company. 9.09(D)

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JLT. 6.02(E)(4)

Key Employee. 10.06(F)

Lead Employer. 1.23(B), 12.02(B)

Leased Employee. 1.21(B)

Life Annuity. 6.04(A)(4)

Life Expectancy. 6.02(E)(5)

Limitation Year. 1.33, 4.05(F)

Lookback Year. 12.11(B)

Lump–Sum. 6.03(A)(3)

M&P Plan. 1.48, 4.05(G)

Mandatory Distribution. 6.01(A)(1)(a)

Mass Submitter. 11.03(A)

Master Plan. 1.48

Matching Contribution. 1.34

Matching Rate. 4.10(D)(2)(b)

Modified AGI. 3.12(C)(4)(b)

Money Purchase Pension Contribution. 1.35

Money Purchase Pension Plan. 1.35

Multiple Employer Plan. 1.40(A)

Named Fiduciary. 1.36, 8.03(A)

NHCE. 1.21(F)

NHCE Group. 4.10(B)(4)(b), 4.10(C)(5)(b), 4.11(H)

Nonelective Contribution. 1.37

Nonelective Transfer. 11.06(D)

Non-Key Employee. 10.06(G)

Nonresident Aliens. 1.21(D)(2)

Nonstandardized Plan. 1.04(A)

Nontransferable Annuity. 1.06(C)

Normal Retirement Age. 5.01

Operational QNEC. 3.03(C)(2)

Opinion Letter. 1.38

Otherwise Excludible Employees. 4.06(C)(1)(a)

Participant. 1.39, 10.06(H)

Participant-Directed Accounts. 7.04(A)(2)(b)

Participant’s RMD Account Balance. 6.02(E)(6)

Participating Compensation. 1.11(H)(1)

Participating Employer. 1.23(D), 12.02(C)

Participation Agreement. 1.04(C)

Part-Time/Temporary/Seasonal Employees. 1.21(D)(4)

Period of Severance. 1.31(A)(3)(ii)

Permissive Aggregation Group. 10.06(I)

Plan. 1.40

Plan Administrator. 1.41

Plan Designated QNEC. 3.03(C)(1)

Plan Year. 1.42

Plan Year Compensation. 1.11(H)(2)

Pooled Accounts. 7.04(A)(2)(a)

Post-Severance Compensation. 1.11(I)

Practitioner. 1.43

Predecessor Employer. 1.44(A)

Predecessor Employer Service. 1.56(B)

Predecessor Plan. 1.44(B)

Predecessor Plan Service. 1.56(B)

Pre-Entry Compensation. 1.11(H)

Pre-Tax Deferral. 1.20(A)

Prevailing Wage Contract/Contribution. 1.45

Prior Year Testing. 4.11(I)

Professional Employer Organization (PEO). 12.02(D)

Profit Sharing Plan. 1.46

Protected Benefit. 1.47

Prototype Plan/Master Plan (M&P Plan). 1.48

QDRO. 1.49

QJSA. 1.06(D), 6.04(A)(1), 6.04(A)(2)

QMAC. 1.34(C)

QNEC. 1.37(C)

QPSA. 1.06(E), 6.04(B)(1)

Qualified Military Service. 1.50

© Copyright 2008 PRUDENTIAL RETIREMENT	98

Defined Contribution Prototype Plan

Qualified Termination Administrator (QTA). 11.05(B)(1)

RBD. 6.02(E)(7)

Reclassified Employees. 1.21(D)(3)

Re-Employment Commencement Date. 2.02(C)(4)

Regular Matching Contribution. 1.34(D)

Related Employer. 1.23(C)

Related Employer Service. 1.56(A)

Related Group. 1.23(C)

Representative Contribution Rate. 4.10(D)(1)(a)

Representative Matching Rate. 4.10(D)(2)(a)

Required Aggregation Group. 10.06(J)

Restated Plan. 1.51

Restricted 401(k) Accounts. 6.01(C)(4)(b)(ii)

Restricted Pension Accounts. 6.01(C)(4)(c)(ii)

RMD. 6.02(E)(8)

Rollover Contribution. 1.52

Roth Deferral. 1.20(B)

Safe Harbor Contribution. 1.53, 3.05(E)(1)

Safe Harbor 401(k) Plan. 1.29(B)

Safe Harbor Matching Contribution. 1.34(I), 3.05(E)(3).

Safe Harbor Nonelective Contribution. 1.37(E), 3.05(E)(2)

Salary Reduction Agreement. 1.54

Self-Employed Individual. 1.21(A)

Segregated Accounts. 7.04(A)(2)(c)

Separation from Service. 1.55

Service. 1.56

Severance from Employment. 1.55

Signatory Employer. 1.23(A)

SIMPLE Contribution. 1.57, 3.10(E)(1)

SIMPLE 401(k) Plan. 1.29(C)

SIMPLE Matching Contribution. 1.34(H), 3.10(E)(1).

SIMPLE Nonelective Contribution. 1.37(D), 3.10(E)(1)

SLT. 6.02(E)(9)

Sponsor. 1.58

Spouse. 7.05(A)(5)

Standardized Plan. 1.04(A)

Subsequent Eligibility Computation Period. 2.02(C)(5)

Successor Plan. 1.59

Survivor Annuity. 6.04(A)(4)

Target Benefit Contribution. 1.60

Target Benefit Plan. 1.60

Taxable Year. 1.61

Testing Year. 4.11(J)

Top-Heavy Minimum Allocation. 10.06(L)

Top-Heavy Ratio. 10.06(K)

Traditional 401(k) Plan. 1.29(A)

Transfer. 1.62

Transition Year. 12.11(A)

Trust. 1.63

Trust Fund. 1.64

Trustee. 1.65

ULT. 6.02(E)(10)

USERRA. 1.68

Valuation Date. 1.66, 7.04(B)(2)

Valuation Period. 7.04(B)(3)

VCY. 6.02(E)(11)

Vested/Vesting. 1.67

Vesting Computation Period. 5.05(B)

Volume Submitter Plan. 1.69

W-2 Wages. 1.11(B)(1)

Worksite Employee. 12.02(D)(2)

Year of Service. 2.02(A), 5.05(A)

99	© Copyright 2008 PRUDENTIAL RETIREMENT

EACA/QACA Amendment

EXHIBIT 10.12.1, DOCUMENT 2 OF 3, State Bank of Long Island 401(k) Retirement Plan and Trust, as amended, Basic Plan, as amended

AMENDMENT FOR
EACA AND/OR QACA PROVISIONS

ARTICLE I
PREAMBLE

1.1

Effective date of Amendment. The Employer adopts this Amendment to the Plan to include Eligible Automatic Contribution Arrangement (EACA) and/or Qualified Automatic Contribution Arrangement (QACA) provisions. This Amendment is effective as indicated below for the respective provisions.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3

Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to the Plan article, section or other numbering designations.

1.4

Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment will remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates PPA provisions).

ARTICLE II
EMPLOYER ELECTIONS

2.1	Automatic Deferral Provisions (for EACA and/or QACA)

Does the plan already include automatic deferral provisions that satisfy the elections in this Section 2.1.b? (If unsure, complete this Section 2.1.b. to supersede any inconsistent provisions - restating an existing provision will not have any adverse effect on the Plan.)

	a.	[ ]	Yes (skip to 2.2)
	b.	[X]	No (complete automatic deferral provisions below)

Participants subject to the Automatic Deferral Provisions. The Automatic Deferral Provisions apply to Employees who become Participants after the Effective Date of the EACA or QACA (except as provided in b.4. below). Employees who became Participants prior to such Effective Date are subject to the following (if a QACA, must select one of 1. – 3.; if an EACA and not a QACA, then 1. – 4. are optional (see the note below)):

			1.	[ ]	All Participants. All Participants, regardless of any prior Salary Reduction Agreement, unless and until a Participant makes an Affirmative Election after the Effective Date of the EACA or QACA.
			2.	[ ]

Election of at least Automatic Deferral amount. All Participants, except those who, on the Effective Date of the EACA or QACA, are deferring an amount which is at least equal to the Automatic Deferral Percentage.

			3.	[X]

No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the effective date of the EACA or QACA regardless of the Elective Deferral amount under the Agreement.

			4.	[ ]	Describe (EACA only): _____________________________________________________.

Note:

If an EACA and not a QACA and one of 1. – 3. are not elected (i.e., EACA does not apply to existing Participants), then the six-month period for relief from the excise tax under code Section 4979(f)(1) will not apply. In addition, effective for Plan Years beginning on or after January 1, 2010, the six-month period for relief from the excise tax will only apply if all highly compensated employees and nonhighly compensated employees (both as defined in Treasury Regulations Section 1.401(k)-2(a)(6)) are covered Employees under the EACA for the entire Plan Year (or for the portion of the Plan Year that such Employees are Eligible Employees under the Plan within the meaning of Code Section 410(b)).

Automatic Deferral Percentage. Unless a Participant makes an Affirmative Election, the Employer will withhold the following Automatic Deferral Percentage (select 5. or 6.):
5.	[X]	Constant. The Employer will withhold 3% (if a QACA, must be no less than 3% with escalation, or 6% without escalation, and no more than 10%) of Compensation each payroll period.
Escalation of deferral percentage (select one of a. through c. and complete d., or leave blank if not applicable)
		a.	[ ]	Scheduled increases. This initial percentage will increase by _______% of Compensation per year up to a maximum of _______% of Compensation. (This option may not be selected if a QACA).

© 2009 The Prudential Insurance Company of America (PICA)

EACA/QACA Amendment

b.	[ ]	QACA scheduled increases. This initial percentage will increase as follows:

Participation Period	Deferral Percentage

2nd year	______ (minimum = 4%, maximum = 10%)
3rd year	______ (minimum = 5%, maximum = 10%)
4th year	______ (minimum = 6%, maximum = 10%)
5th year	______ (maximum = 10%)
6th year	______ (maximum = 10%)
7th year	______ (maximum = 10%)
8th year	______ (maximum = 10%)

		c.	[X]

Other (described Automatic Deferral Percentage): This initial percentage will increase by 1% (up to a maximum deferral of 10%) each Plan Year beginning after the Plan Year following the Plan Year in which the first contributions are made pursuant to a default election. (in order to satisfy the QACA requirements (if applicable), an alternative Automatic Deferral amount schedule must require, for each Plan Year, an Automatic Deferral Percentage that is at least equal to the Automatic Deferral Percentage described in Section 4.3).

		d.	[X]	Escalation date. The scheduled increases will apply with the first payroll period following (choose one if a, b, or c was selected above):
			1.	[ ]	Each anniversary of the Participant’s date of hire.
			2.	[ ]	Each anniversary of the Participant’s plan entry date.
			3.	[ ]	Each anniversary of the Plan Year as follows (choose one):
				a.	[ ]	Apply the scheduled increase starting with the first plan anniversary.
				b.	[ ]	Apply the scheduled increase starting with the second plan anniversary.
			4.	[X]	The first of January (date) (Choose one of the following options)
				a.	[X] For Participants automatically enrolled before this date in the calendar year, apply the scheduled increase starting in the current calendar year.
				b.	[ ] For Participants automatically enrolled before this date in the calendar year, apply the scheduled increase starting in the next calendar year.
6.	[ ]	QACA Statutory scheduled increases. The Employer will withhold from a Participant’s Compensation each payroll period the minimum QACA automatic deferral amount as described in Section 4.3.
Automatic Deferral Optional Elections
7.	[ ]	Optional elections (select all that apply or leave blank if not applicable)
Type of Elective Deferral. The automatic deferral is a Pre-Tax Elective Deferral unless selected below:
		a.	[ ]	The automatic deferral is a Roth Elective Deferral (may only be selected if the Plan permits Roth Elective Deferrals).

Suspended Deferrals. If a Participant’s Elective Deferrals are suspended pursuant to a provision of the Plan (e.g., due to a hardship distribution or distribution due to military leave covered by the HEART Act), then a Participant’s Affirmative Election will expire on the date the period of suspension begins unless otherwise elected below.

		b.	[ ]	A Participant’s Affirmative Election will resume after the suspension period.
Special Effective Date. Provisions will be effective as of the earlier of the Effective Date of the EACA or QACA provisions of Sections 2.2 or 2.3 unless otherwise specified below.
		c.	[ ]	Special Effective Date: _____

2.2	EACA. (Eligible Automatic Contribution Arrangement)
	a.	[ ]	N/A (skip to 2.3)
	b.	[X]	Applies (also select if plan is a QACA and the Employer wants to permit EACA withdrawal rights)
Effective Date (enter date)
			1.	EACA Effective Date: January 1, 2008 (not earlier than December 31, 2007)
EACA Termination Date (leave blank if not applicable)
				a.	[ ]	EACA provisions no longer apply. The EACA provisions applied as of the Effective Date specified in 1. but the provisions no longer apply effective as of: ______.
Permissible Withdrawals. Does the Plan permit Participant permissible withdrawals (as defined in Amendment Section 3.4) within 90 days (or less) of first automatic deferral? (select one)
			2.	[ ]	No
			3.	[X]	Yes, within 90 days of first automatic deferral
			4.	[ ]	Yes, within: ______days (may not be less than 30 nor more than 90 days)

Affirmative Election. For Plan Years beginning on or after January 1, 2010, will Participants who make an Affirmative Election continue to be covered by the EACA provisions (i.e., their Affirmative Election will remain intact but they must receive an annual notice)? (select one; leave blank if a QACA)

			5.	[ ]	Yes (if selected, then the annual notice must be provided to Participants).
			6.	[ ]	No (if selected, then the Plan cannot use the six-month period for relief from the excise tax of Code Section 4979(f)(1)).

© 2009 The Prudential Insurance Company of America (PICA)

EACA/QACA Amendment

2.3	QACA. (Qualified Automatic Contribution Arrangement)
	a.	[ ]	N/A
	b.	[X]	Applies
Effective Date (enter date)
			1.	QACA Effective Date: January 1, 2008 (not earlier than December 31, 2007)
QACA Termination Date (leave blank if not applicable)
				a.	[ ]	QACA provisions no longer apply. The QACA provisions applied as of the effective date specified in 1. but the provisions no longer apply effective as of: _____.
QACA Safe Harbor Contribution (select c. or d.)
	c.	[X]	Safe Harbor matching contribution equal to (select 1. or 2. AND one of 3. - 6.)
			1.	[X]

Basic match. The sum of 100% of a Participant’s Elective Deferrals that do not exceed 1% of Participant’s Compensation, plus 50% of the Participant’s Elective Deferrals that exceed 1% of the Participant’s Compensation but do not exceed 6% of the Participant’s Compensation.

			2.	[ ]	Enhanced match. The sum of:
					a.	[ ]	_____% (may not be less than 100%) of a Participant’s Elective Deferrals that do not exceed _____% of the Participant’s Compensation, plus
					b.	[ ]	_____% of the Participant’s Elective Deferrals that exceed _____% of the Participant’s Compensation but do not exceed ______% of the Participant’s Compensation.
			Note:		To be an ACP safe harbor, cannot match deferrals exceeding 6% of Compensation.
			Note:		The matching rate may not increase as the Elective Deferral percentage increases.

AND, the safe harbor matching contribution will be based on Elective Deferrals and Compensation during:
			3.	[X]	the entire Plan Year.
			4.	[ ]	each payroll period.
			5.	[ ]	each month.
			6.	[ ]	each Plan Year quarter.
	d.	[ ]	Safe Harbor nonelective contribution (select one)
			1.	[ ]	3% contribution. 3% of each Participant’s Compensation.
			2.	[ ]	Stated contribution _____% (may not be less than 3%) of each Participant’s Compensation.
			3.	[ ]

“Maybe” election. In connection with the Employer’s provision of the safe harbor notice under the Plan’s delayed safe harbor adoption provisions pursuant to Treasury Regulations Section 1.401(k)-3(f), the Employer elects into safe harbor status by giving the supplemental notice and by amending the Plan to provide for a Safe Harbor nonelective contribution.

Vesting (select one)
	e.	[ ]	100% immediate vesting
	f.	[ ]	100% after two years
	g.	[X]	Modified:

Years of Service	Vested %

Less than 1	0%

1	100%

2	100%

For purposes of the QACA Safe Harbor Contribution, the term Participant means any Participant who is eligible to make Elective Deferrals with the following exclusions: (select h. or i.)
h.	[X]	N/A. No exclusions.
i.	[ ]	Exclusions (select all that apply):
		1.	[ ]	Highly Compensated Employees.
		2.	[ ]

Employees who have not satisfied the greatest minimum age and service conditions permitted under Code Section 410(a) (i.e., age 21 and 1 Year of Service) with the following effective date of participation:

				a.	[ ]	The earlier of the first day of the first month or the first day of the seventh month of the Plan Year immediately following such conditions are satisfied.
				b.	[ ]	The first day of the Plan Year in which the requirements are met.
				c.	[ ]	Other: ________(no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied).
		3.	[ ]

Other: ______ (must be a Highly Compensated Employee or an Employee who can be excluded under the permissive or mandatory disaggregation rules of Regulations Sections 1.401(k)-1(b)(4) and 1.401(m)-1(b)(4)).

© 2009 The Prudential Insurance Company of America (PICA)

EACA/QACA Amendment

AND, if the Plan includes matching contributions (other than any QACA safe harbor matching contribution selected above), will such matching contributions be made during any Plan Year in which the QACA provisions are used? (select one)

j.	[X]	N/A. There are no other matching contributions.
k.	[ ]	Other matching contributions will not be made for any Plan Year in which the QACA provisions apply.
l.	[ ]	Other matching contributions will continue to be made.
If selected, will the Plan use the ACP test safe harbor provisions? (select one)
		1.	[ ]	No.
		2.	[ ]

Yes. Elective Deferrals in excess of 6% of Compensation will not be taken into account in applying the match; the total amount of any discretionary matching contribution is limited to 4% of Compensation; and no allocation conditions will apply to the matching contribution in such year.

ARTICLE III
ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT

3.1

Eligible Automatic Contribution Arrangement (“EACA”). If elected in Amendment Section 2.2, then effective as of the date specified therein, the Employer maintains a Plan with automatic enrollment provisions as an Eligible Automatic Contribution Arrangement (“EACA”). Accordingly, the Plan will satisfy the (1) uniformity requirements under Amendment Section 3.2, and (2) notice requirements under Amendment Section 3.3.

3.2

Uniformity. The Automatic Deferral Percentage must be a uniform percentage of Compensation. All Participants in the EACA, as defined in Amendment Section 2.1, are subject to Automatic Deferrals, except to the extent otherwise provided in Amendment Section 2.2. If a Participant’s Affirmative Election expires or otherwise ceases to be in effect, the Participant will immediately thereafter be subject to Automatic Deferrals, except to the extent otherwise provided in Amendment Section 2.2. However, the Plan does not violate the uniform Automatic Deferral Percentage merely because the Plan applies any of the following provisions:

	(a)	Years of participation. The Automatic Deferral Percentage varies based on the number of plan years the Participant has participated in the Plan while the Plan has applied EACA provisions;

(b)

No reduction from prior default percentage. The Plan does not reduce an Automatic Deferral Percentage that, immediately prior to the EACA’s effective date was higher (for any Participant) than the Automatic Deferral Percentage;

(c)

Applying statutory limits. The Plan limits the Automatic Deferral amount so as not to exceed the limits of Code Sections 401(a)(17), 402(g) (determined without regard to Age 50 Catch-Up Deferrals), or 415;

(d)

No deferrals during hardship suspension. The Plan does not apply the Automatic Deferral during the period of suspension, under the Plan’s hardship distribution provisions, of Participant’s right to make Elective Deferrals to the Plan following a hardship distribution; or

(e)

Disaggregated groups. The Plan applies different default percentages to different groups if the groups can be disaggregated under Regulations Section 1.401(k)-1(b)(4) (e.g., collectively bargained employees or different employers in a multiple employer plan).

3.3	EACA notice. The Plan Administrator annually will provide a notice to each Participant a reasonable period prior to each plan year the Employer maintains the Plan as an EACA (“EACA Plan Year”).

(a)

Deemed reasonable notice/new Participant. The Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the EACA notice at least 30 days and not more than 90 days prior to the beginning of the EACA Plan Year.

(b)

Mid-year notice/new Participant or Plan. If: (a) an Employee becomes eligible to make Elective Deferrals in the Plan during an EACA Plan Year but after the Plan Administrator has provided the annual EACA notice for that plan year; or (b) the Employer adopts mid-year a new Plan as an EACA, the Plan Administrator must provide the EACA notice no later than the date the Employee becomes eligible to make Elective Deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice will nonetheless be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(c)

Content. The EACA notice must provide comprehensive information regarding the Participants’ rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant in accordance with applicable guidance.

© 2009 The Prudential Insurance Company of America (PICA)

EACA/QACA Amendment

3.4

EACA permissible withdrawal. If elected in Amendment Section 2.2, a Participant who has Automatic Deferrals under the EACA may elect to withdraw all the Automatic Deferrals (and allocable earnings) under the provisions of this Amendment Section 3.4. Any distribution made pursuant to this Section will be processed in accordance with normal distribution provisions of the Plan.

(a)

Amount. If a Participant elects a permissible withdrawal under this Section, then the Plan must make a distribution equal to the amount (and only the amount) of the Automatic Deferrals made under the EACA (adjusted for allocable gains and losses to the date of the distribution). The Plan may separately account for Automatic Deferrals, in which case the entire account will be distributed. If the Plan does not separately account for the Automatic Deferrals, then the Plan must determine earnings or losses in a manner similar to the refund of excess contributions for a failed actual deferral percentage test.

(b)

Fees. Notwithstanding the above, the Plan Administrator may reduce the permissible distribution amount by any generally applicable fees. However, the Plan may not charge a greater fee for distribution under this Section than applies to other distributions. The Plan Administrator may adopt a policy regarding charging such fees consistent with this paragraph.

(c)

Timing. The Participant may make an election to withdraw the Automatic Deferrals under the EACA no later than 90 days, or such shorter period as specified in Amendment Section 2.2, after the date of the first Automatic Deferral under the EACA. For this purpose, the date of the first Automatic Deferral is the date that the Compensation subject to the Automatic Deferral otherwise would have been includible in the Participant’s gross income. For this purpose, EACAs under the Plan are aggregated, except that the mandatory disaggregation rules of Code Section 410(b) apply. Furthermore, a Participant’s withdrawal right is not restricted due to the Participant making an Affirmative Election during the 90 day period (or shorter period as specified in Amendment Section 2.2).

(d)

Rehired Employees. For purposes of Amendment Section 3.4(c) above, an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the EACA will be treated as having not had such contributions for any prior Plan Year as well.

(e)

Effective date of the actual withdrawal election. The effective date of the permissible withdrawal will be as soon as practicable, but in no event later than the earlier of (1) the pay date of the second payroll period beginning after the election is made, or (2) the first pay date that occurs at least 30 days after the election is made. The election will also be deemed to be an Affirmative Election to have no Elective Deferrals made to the Plan.

(f)

Related matching contributions. The Plan Administrator will not take any deferrals withdrawn pursuant to this section into account in computing the contribution and allocation of matching contributions. If the Employer has already allocated matching contributions to the Participant’s account with respect to deferrals being withdrawn pursuant to this Section, then the matching contributions, as adjusted for gains and losses, must be forfeited. Except as otherwise provided, the Plan will use the forfeited contributions to reduce future contributions or to reduce plan expenses.

(g)

Treatment of withdrawals. With regard to deferrals withdrawn pursuant to this Section: (1) the Plan Administrator will disregard such deferrals in the Actual Deferral Percentage Test (if applicable); (2) the Plan Administrator will disregard such deferrals for purposes of the limitation on deferrals under Code Section 402(g); (3) such deferrals are not subject to the consent requirements of Code Sections 401(a)(11) or 417. The Plan Administrator will disregard any matching contributions forfeited under paragraph 3.4(f) in the Actual Contribution Percentage Test (if applicable).

3.5	Compensation. Compensation for purposes of determining the amount of Automatic Deferrals has the same meaning as Compensation with regard to Elective Deferrals in general.

3.6

Excise tax on Excess Contributions and Excess Aggregate Contributions. Any Excess Contributions and Excess Aggregate Contributions which are distributed more than six months (rather than 2 1/2 months) after the end of the Plan Year will be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979. However, effective for Plan Years beginning on or after January 1, 2010, the preceding sentence will apply only where all highly compensated employees and nonhighly compensated employees (both as defined in Treasury Regulations Section 1.401(k)-2(a)(6)) are covered Employees under the EACA for the entire Plan Year (or for the portion of the Plan Year that such Employees are eligible Employees under the plan within the meaning of Code Section 410(b)).

3.7	Definitions.

(a)

Definition of Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of this Article III. Under the Automatic Deferral, the Employer automatically will reduce by the Automatic Deferral Percentage elected in this Amendment the Compensation of each Participant subject to the EACA, as specified in Amendment Section 2.2. The Plan Administrator will cease to apply the Automatic Deferral to a Participant who makes an Affirmative Election as defined in this Amendment Section 3.7.

(b)

Definition of Automatic Deferral Percentage/Increases. The Automatic Deferral Percentage is the percentage of Automatic Deferral which the Employer elects in Amendment Section 2.1 or elsewhere in the Plan (including any scheduled increase to the Automatic Deferral Percentage the Employer may elect).

© 2009 The Prudential Insurance Company of America (PICA)

EACA/QACA Amendment

(c)

Effective date of EACA Automatic Deferral. The effective date of an Employee’s Automatic Deferral will be as soon as practicable after the Employee is subject to Automatic Deferrals under the EACA, consistent with (a) applicable law, and (b) the objective of affording the Employee a reasonable period of time after receipt of the notice to make an Affirmative Election (and, if applicable, an investment election).

(d)

Definition of Affirmative Election. An Affirmative Election is a Participant’s election made after the EACA’s effective date not to defer any Compensation or to defer more or less than the Automatic Deferral Percentage.

(e)

Effective Date of Affirmative Election. A Participant’s Affirmative Election generally is effective as of the first payroll period which follows the payroll period in which the Participant made the Affirmative Election. However, a Participant may make an Affirmative Election which is effective: (a) for the first payroll period in which he or she becomes a Participant if the Participant makes an Affirmative Election within a reasonable period following the Participant’s entry date and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the EACA’s effective date, if the Participant makes an Affirmative Election not later than the EACA’s effective date.

ARTICLE IV
QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT

4.1

Qualified Automatic Contribution Arrangement (“QACA”). Effective for Plan Years beginning on or after the date specified in Amendment Section 2.3, the Employer maintains a Plan with automatic enrollment provisions as a Qualified Automatic Contribution Arrangement (“QACA”). Accordingly, the Plan will satisfy the automatic enrollment provisions of this Article IV regarding: (1) the Participants subject to the QACA, as described in Amendment Section 4.2; (2) the Automatic Deferral amount requirements described in Amendment Section 4.3; and (3) the uniformity requirements as described in Amendment Section 4.4. Except as modified in this Article IV, the Plan’s safe harbor 401(k) plan provisions apply to this QACA. The Employer will provide Safe Harbor Contributions as specified in Amendment Section 2.3, to the Participants specified in Amendment Section 2.3.

4.2

Participants subject to the QACA. The QACA will apply the Automatic Deferral Percentage to all Participants as elected in Amendment Section 2.1. If a Participant’s Affirmative Election expires or otherwise ceases to be in effect, the Participant will immediately thereafter be subject to Automatic Deferrals.

4.3	QACA Automatic Deferral amount.

Automatic Deferral limits. Except as provided in Amendment Section 4.4 (relating to uniformity requirements), the Plan must apply to all Participants subject to the QACA as described in Amendment Section 4.2, a uniform Automatic Deferral amount, as a percentage of each Participant’s Compensation, which does not exceed 10%, and which is at least the following minimum amount:

	(a)	Initial period. 3% for the period that begins when the Participant first has contributions made pursuant to a default election under the QACA and ends on the last day of the following Plan Year;

	(b)	Third Plan Year. 4% for the third Plan Year of the Participant’s participation in the QACA;

	(c)	Fourth Plan Year. 5% for the fourth Plan Year of the Participant’s participation in the QACA; and

	(d)	Fifth and later Plan Years. 6% for the fifth Plan Year of the Participant’s participation in the QACA and for each subsequent Plan Year.

For purposes of the above, the Plan will treat an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the QACA as not having made such contributions for any prior Plan Year.

4.4

Uniformity. The Plan satisfies the uniformity requirement if the Plan provides an Automatic Deferral Percentage that is a uniform percentage of Compensation. However, the Plan does not violate the uniform Automatic Deferral Percentage merely because:

	(a)	Years of participation. The Automatic Deferral Percentage varies based on the number of plan years the Participant has participated in the Plan while the Plan has applied QACA provisions; or

(b)

No reduction from prior default percentage. The Plan does not reduce an Automatic Deferral Percentage that, immediately prior to the QACA’s effective date provisions was higher (for any Participant) than the Automatic Deferral Percentage.

(c)

Applying statutory limits. The Plan limits the Automatic Deferral amount so as not to exceed the limits of Code §§401(a)(17), 402(g) (determined without regard to Age 50 Catch-Up Deferrals), or 415; or

(d)

No deferrals during hardship suspension. The Plan does not apply the Automatic Deferral during the period of suspension, under the Plan’s hardship distribution provisions, of Participant’s right to make Elective Deferrals to the Plan following a hardship distribution.

© 2009 The Prudential Insurance Company of America (PICA)

EACA/QACA Amendment

4.5

Safe harbor notice. The Plan’s safe harbor notice provisions apply, except the Employer must provide the initial QACA safe harbor notice sufficiently early so that an Employee has a reasonable period after receiving the notice and before the first Automatic Deferral to make an Affirmative Election. In addition, the notice will state: (i) the Automatic Deferral amount that will apply in absence of the Employee’s affirmative election; (ii) the Employee’s right to elect not to have any Automatic Deferral amount made on the Employee’s behalf or to elect to make Elective Deferrals in a different amount or percentage of Compensation; and (iii) how the Plan will invest the Automatic Deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice nonetheless will be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

4.6

Distributions. A Participant’s Account Balance attributable to QACA Safe Harbor Contributions is subject to the distribution restrictions described in the Plan that apply to any safe harbor contributions. If the Plan does not have distribution provisions for safe harbor contributions, then the distribution provisions applicable to Elective Deferrals will apply. However, QACA Safe Harbor Contributions are not distributable on account of a Participant’s hardship.

4.7

Vesting. A Participant’s Account Balance attributable to QACA Safe Harbor Contributions is vested in accordance with the vesting schedule election at Amendment Section 2.3. If the Plan already defines Year of Service for purposes of vesting, then that definition applies to this QACA vesting schedule.

4.8

Compensation. Compensation for purposes of determining the QACA Automatic Deferral Percentage has the same meaning as Compensation with regard to Elective Deferrals in general, and Compensation for purposes of allocating the QACA Safe Harbor Contributions means Compensation as defined under the Plan for purposes of safe harbor contributions.

4.9	Definitions.

(a)

Definition of Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of this Article IV. Under the Automatic Deferral, the Employer automatically will reduce by the Automatic Deferral Percentage elected in this Amendment the Compensation of each Participant subject to the QACA, as specified in this Article IV. The Plan Administrator will cease to apply the Automatic Deferral to a Participant who makes an Affirmative Election as defined in this Amendment Section 4.9.

(b)

Definition of Automatic Deferral Percentage/Increases. The Automatic Deferral Percentage is the percentage of Automatic Deferral which the Employer elects in Amendment Section 2.1 (including any scheduled increase to the Automatic Deferral Percentage the Employer may elect).

(c)

Effective date of QACA Automatic Deferral. The effective date of an Employee’s Automatic Deferral will be as soon as practicable after the Employee is subject to Automatic Deferrals under the QACA, consistent with (a) applicable law, and (b) the objective of affording the Employee a reasonable period of time after receipt of the notice to make an Affirmative Election (and, if applicable, an investment election). However, in no event will the Automatic Deferral be effective later than the earlier of (a) the pay date for the second payroll period that begins after the date the QACA safe harbor notice (described in Section 4.5) is provided to the Employee, or (b) the first pay date that occurs at least 30 days after the QACA safe harbor notice is provided to the Employee.

(d)

Definition of Affirmative Election. An Affirmative Election is a Participant’s election made after the QACA’s Effective Date not to defer any Compensation or to defer more or less than the Automatic Deferral Percentage.

(e)

Effective Date of Affirmative Election. A Participant’s Affirmative Election generally is effective as of the first payroll period which follows the payroll period in which the Participant made the Affirmative Election. However, a Participant may make an Affirmative Election which is effective: (a) for the first payroll period in which he/she becomes a Participant if the Participant makes an Affirmative Election within a reasonable period following the Participant’s Entry Date and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the QACA’s effective date, if the Participant makes an Affirmative Election not later than the QACA’s effective date.

4.10

Incorporation by reference. The Plan’s safe harbor 401(k) plan provisions apply to the QACA established under this Amendment in the same manner as the Plan’s safe harbor provisions would apply to a safe harbor plan for a plan year beginning in 2007 (whether or not the employer has elected to adopt a safe harbor 401(k) in 2007 or any other year), but substituting QACA Safe Harbor Matching Contribution for pre-2008 safe harbor matching contribution, and otherwise making the modifications described in this Article.

*  *  *  *  *  *

© 2009 The Prudential Insurance Company of America (PICA)

EACA/QACA Amendment

This Amendment has been executed this _____ day of _________________________, _______.

Name of Plan: State Bank of Long Island 401(k) Retirement Plan and Trust

Name of Employer: State Bank of Long Island

By:

EMPLOYER

© 2009 The Prudential Insurance Company of America (PICA)

HEART/WRERA - Sponsor

EXHIBIT 10.12.1, DOCUMENT 3 OF 3, State Bank of Long Island 401(k) Retirement Plan and Trust, as amended, Basic Plan, as amended

AMENDMENT FOR
HEART AND WRERA
(Defined Contribution Plan)

ARTICLE I
PREAMBLE

1.1

Effective date of Amendment. The Employer, or if applicable, the sponsor on behalf of the Employer, adopts this Amendment to the Plan to reflect recent law changes. This Amendment is effective as indicated below for the respective provisions.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Employer’s election. The Employer adopts all the default provisions of this Amendment except as otherwise elected in Article II.

1.4

Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.5

Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates these HEART and WRERA provisions).

1.6

Adoption by prototype sponsor. Except as otherwise provided herein, pursuant to the provisions of the Plan, the prototype sponsor hereby adopts this Amendment on behalf of all adopting employers. The adoption by the sponsor becomes applicable with respect to an adopting Employer’s Plan as of the last day of the first Plan Year beginning after December 31, 2009, unless the Employer individually adopts this Amendment, or an alternative amendment, prior to such date.

ARTICLE II
EMPLOYER ELECTIONS

The Employer only needs to complete the questions in Sections 2.2 through 2.3 below in order to override the default provisions set forth below. If the Plan will use all of the default provisions, then nothing needs to be checked below and the Employer does not need to execute this Amendment.

2.1	Default Provisions. Unless the Employer elects otherwise in this Article, the following defaults will apply:

	a.	Continued benefit accruals pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) are not provided.

	b.	Differential wage payments are treated as Compensation for all Plan benefit purposes.

	c.	The Plan does not permit distributions pursuant to the HEART Act on account of “deemed” severance of employment.

d.

For those Participants and Beneficiaries who had been receiving Required Minimum Distributions (RMDs) prior to 2009, RMDs were continued unless a Participant or Beneficiary elected to suspend such distributions. For those Participants and Beneficiaries who had not been receiving RMDs prior to 2009, RMDs were suspended unless a Participant or Beneficiary elected to receive such distributions.

2.2	HEART ACT provisions (Article III).

Continued benefit accruals. Amendment Section 3.2 will not apply unless elected below:

a.	[ ]	The provisions of Amendment Section 3.2 apply effective as of: (select one)
		1.	[ ]	the first day of the 2007 Plan Year.
		2.	[ ]	_____________________ (may not be earlier than the first day of the 2007 Plan Year).

However, the provisions no longer apply effective as of: (select if applicable)
		3.	[ ]	_____________________.

© 2010 The Prudential Insurance Company of America (PICA)

HEART/WRERA - Sponsor

Differential pay. Differential wage payments (as described in Amendment Section 3.3) will be treated, for Plan Years beginning after December 31, 2008, as compensation for all Plan benefit purposes unless b. is elected below:

	b.	[ ]	In lieu of the above default provision, the employer elects the following (select all that apply; these selections do not affect the operation of Amendment Section 3.3(ii)):
			1.	[ ]	the inclusion is effective for Plan Years beginning after ____________ (may not be earlier than December 31, 2008).
			2.	[ ]	the inclusion only applies to Compensation for purposes of Elective Deferrals.

Distributions for deemed severance of employment. The Plan does not permit distributions pursuant to Amendment Section 3.4 unless otherwise elected below:
	c.	[ ]	The Plan permits distributions pursuant to Amendment Section 3.4.
	d.	[ ]	The Plan permits such distributions effective as of ____________ (may not be earlier than January 1, 2007).

2.3	WRERA (RMD waivers for 2009). The provisions of Amendment Sections 4.1 and 4.2 apply unless otherwise elected below:
	a.	[ ]	Other: ____________ (specify rule applied to RMDs)

For purposes of Amendment Section 4.3, the Plan will also treat the following as eligible rollover distributions in 2009: (If no election is made, then a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code §401(a)(9)(H)):

	b.	[ ]	2009 RMDs and Extended 2009 RMDs (both as defined in Article IV of this Amendment).
	c.	[ ]	2009 RMDs (as defined in Article IV of this Amendment) but only if paid with an additional amount that is an eligible rollover distribution without regard to Code §401(a)(9)(H).

ARTICLE III
HEART ACT PROVISIONS

3.1

Death benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code §414(u)), the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant’s death.

3.2

Benefit accrual. If the Employer elects in Amendment Section 2.2 to apply this Section 3.2, then effective as of the date specified in Amendment Section 2.2, for benefit accrual purposes, the Plan treats an individual who dies or becomes disabled (as defined under the terms of the Plan) while performing qualified military service with respect to the Employer as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

a.

Determination of benefits. The Plan will determine the amount of employee contributions and the amount of elective deferrals of an individual treated as reemployed under this Section 3.2 for purposes of applying paragraph Code §414(u)(8)(C) on the basis of the individual’s average actual employee contributions or elective deferrals for the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service; or (ii) the actual length of continuous service with the Employer.

3.3

Differential wage payments. For years beginning after December 31, 2008: (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment; (ii) the differential wage payment is treated as compensation for purposes of Code §415(c)(3) and Treasury Reg. §1.415(c)-2 (e.g., for purposes of Code §415, top-heavy provisions of Code §416, determination of highly compensated employees under Code §414(q), and applying the 5% gateway requirement under the Code §401(a)(4) Regulations); and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) (or corresponding plan provisions, including, but not limited to, Plan provisions related to the ADP or ACP test) by reason of any contribution or benefit which is based on the differential wage payment. The Plan Administrator operationally may determine, for purposes of the provisions described in Code §414(u)(1)(C), whether to take into account any deferrals, and if applicable, any matching contributions, attributable to differential wages. Differential wage payments (as described herein) will also be considered compensation for all Plan purposes unless otherwise elected at Amendment Section 2.2.

Section 3.3(iii) above applies only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

3.4

Deemed Severance. This paragraph applies only if the Employer elected Amendment Section 2.2c or 2.2d. Notwithstanding Section 3.3(i), if a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code §412. However, the Plan will not distribute such a Participant’s account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an elective deferral or employee

© 2010 The Prudential Insurance Company of America (PICA)

HEART/WRERA - Sponsor

contribution during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.

ARTICLE IV
WAIVER OF 2009 REQUIRED DISTRIBUTIONS

4.1

Continuation of RMDs unless otherwise elected by Participant. This paragraph does not apply if the Employer elected Amendment Section 2.3a. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

4.2

Suspension of RMDs unless otherwise elected by Participant. This paragraph does not apply if the Employer elected Amendment Section 2.3a. Notwithstanding the preceding paragraph and the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), a Participant whose required beginning date is April 1, 2010 or a Beneficiary whose required beginning date is December 31, 2009 and such Participant or Beneficiary would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

4.3

Direct Rollovers. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009, as elected by the Employer in Amendment Section 2.3, will be treated as eligible rollover distributions. If no election is made by the Employer in Amendment Section 2.3, then a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code §401(a)(9)(H).

ARTICLE V
DIVESTMENT OF EMPLOYER SECURITIES

5.1	Application and Effective Date of Article.

a.

Application. This Article V only applies to a Plan that is an “applicable defined contribution plan.” Except as provided herein or in Treas. Reg. §1.401(a)(35)-1, an “applicable defined contribution plan” means a defined contribution plan that holds employer securities (within the meaning of Treas. Reg. §1.401(a)(35)-1(f)(3)) that are publicly traded (within the meaning of Treas. Reg. §1.401(a)(35)-1(f)(5)). An “applicable defined contribution” does not include a one-participant plan, as defined in Code §401(a)(35)(E)(iv) or an employee stock ownership plan (“ESOP”) as defined in Code §4975(e)(7) if: (i) the ESOP holds no contributions (or related earnings) that are (or were ever) subject to Code §§401(k) or 401(m); and (ii) the ESOP is a separate plan, for purposes of Code §414(l), from any other defined benefit plan or defined contribution plan maintained by the same employer or employers. Except as provided in Treas. Reg. §1.401(a)(35)-1(f)(2)(iv) or in Code §401(a)(35)(F)(ii) (relating to certain controlled groups), the Plan is treated as holding publicly traded Employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code §401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded Employer security.

b.

Effective date. The provisions of Code §401(a)(35) generally apply to Plan Years beginning after December 31, 2006. However, the effective date of the provisions relating to Treas. Reg. §1.401(a)(35)-1 are applicable to Plan Years beginning on or after January 1, 2011.

5.2

Rule applicable to elective deferrals and employee contributions. If any portion of an “applicable individual’s” account attributable to elective deferrals or employee contributions is invested in publicly-traded Employer securities, then, except as otherwise provided herein, the “applicable individual” may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 5.4. For purposes of this Section 5.2, an “applicable individual” means: (i) a Participant; (ii) an alternate payee who has an account under the Plan; or (iii) a Beneficiary of a deceased Participant.

5.3

Rule applicable to Employer contributions. If any portion of an “applicable individual’s” account attributable to nonelective or matching contributions is invested in publicly-traded Employer securities, then, except as otherwise provided herein, the “applicable

© 2010 The Prudential Insurance Company of America (PICA)

HEART/WRERA - Sponsor

individual” may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 5.4.

a.

Definition of “Applicable individual.” For purposes of this Section 5.3, an “applicable individual” means: (i) a Participant who has completed at least three (3) years of service; (ii) an alternate payee who has an account under the Plan with respect to a Participant who has completed at least three (3) years of service; or (iii) a Beneficiary of a deceased Participant. For this purpose, a Participant completes three (3) years of service on the last day of the vesting computation period provided for under the Plan that constitutes the completion of the third year of service under Code §411(a)(5). However, if the Plan uses the elapsed time method of crediting service for vesting purposes (or the Plan provides for immediate vesting without using a vesting computation period or the elapsed time method of determining vesting), a Participant completes three (3) years of service on the day immediately preceding the third anniversary of the Participant’s date of hire.

b.

Three-year phase-in applicable to Employer contributions. For Employer securities acquired with nonelective or matching contributions during a Plan Year beginning before January 1, 2007, the rule described in this Section 5.3 only applies to the percentage of the Employer securities (applied separately for each class of securities) as follows:

Plan Year	Percentage

2007	33
2008	66
2009	100

c.

Exception to phase-in for certain age 55 Participants. The 3-year phase-in rule of Section 5.3.b does not apply to a Participant who has attained age 55 and who has completed at least three (3) years of service (as defined in Section 5.3.a above) before the first Plan Year beginning after December 31, 2005.

5.4

Investment options. For purposes of this Article V, other investment options must include not less than three (3) investment options, other than Employer securities, to which the individual who has the right to divest under Amendment Section 5.2 or 5.3 may direct the proceeds from the divestment of Employer securities. Each of the three (3) investment options must be diversified and have materially different risk and return characteristics. For this purpose, investment options that constitute a broad range of investment alternatives within the meaning of Department of Labor Regulation §2550.404c–1(b)(3) are treated as being diversified and having materially different risk and return characteristics.

5.5

Restrictions or conditions on investments in Employer securities. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Furthermore, except as permitted by Treas. Reg. §1.401(a)(35)-1(e), the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets.

* * * * * * *

Except with respect to any election made by the employer in Article II, this amendment is hereby adopted by the prototype sponsor on behalf of all adopting employers.

(signature and date)

Sponsor Name: The Prudential Insurance Company of America (PICA)

NOTE: The Employer only needs to execute this Amendment if an election has been made in Article II.

This Amendment has been executed this _____________________ day of _______________________, ______________.

Name of Plan: State Bank of Long Island 401(k) Retirement Plan and Trust

Name of Employer: State Bank of Long Island

By:

EMPLOYER

© 2010 The Prudential Insurance Company of America (PICA)